Exhibit 99.17

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AND RELATED DISCLOSURES AT 30 SEPTEMBER 2015

TOGETHER WITH LIMITED REVIEW REPORT

(Convenience Translation of Publicly Announced Consolidated

Financial Statements and Limited Review Report

Originally Issued in Turkish,

See in Note I. of Section Three)

INTERIM REVIEW REPORT ON INTERIM FINANCIAL INFORMATION

Başaran Nas Bağımsız Denetim ve

Serbest Muhasebeci Mali Müşavirlik A.Ş.

a member of

PricewaterhouseCoopers

Zeynep Uras, SMMM

Partner

Istanbul, 19 November 2015

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS AND LIMITED REVIEW REPORT

ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

CONSOLIDATED INTERIM FINANCIAL REPORT

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

Address	: Sultan Selim Mahallesi, Eski Büyükdere Caddesi
No:59, Kağıthane / İstanbul
Telephone	: 0212 398 15 15- 0 212 398 10 00
Fax	: 0212 398 11 55
Electronic web site	: www.vakifbank.com.tr
Electronic mail address	: posta@vakifbank.com.tr

The consolidated  interim financial report as at and for the nine-month period ended 30 September 2015 prepared in accordance with the Communiqué of Financial Statements and Related Disclosures and Footnotes to be Announced to Public by Banks as regulated by Banking Regulation and Supervision Agency, is comprised of the following sections.

•                                GENERAL INFORMATION ABOUT THE PARENT BANK

•                                CONSOLIDATED INTERIM FINANCIAL STATEMENTS

•                                DISCLOSURES ON ACCOUNTING POLICIES APPLIED IN THE YEAR

•                                INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP

•                                DISCLOSURES AND FOOTNOTES ON CONSOLIDATED FINANCIAL STATEMENTS

•                                OTHER DISCLOSURES AND FOOTNOTES

•                                REVIEW REPORT

The subsidiaries and associates included in the consolidated financial report are as follows:

SUBSIDIARIES	ASSOCIATES
Güneş Sigorta A.Ş.	Kıbrıs Vakıflar Bankası Ltd.
Vakıf Emeklilik A.Ş.	Türkiye Sınai Kalkınma Bankası A.Ş.
Vakıf Factoring A.Ş.
Vakıf Finansal Kiralama A.Ş.
Vakıf Portföy Yönetimi A.Ş.
Vakıf Yatırım Menkul Değerler A.Ş.
Vakıfbank International AG
Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş.
Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş.

The consolidated interim financial statements and related disclosures and footnotes as at and for the nine-month period ended 30 September 2015 that were subject to limited review, are prepared in accordance with the Regulation on Accounting Applications for Banks and Safeguarding of Documents, Turkish Accounting Standards, Turkish Financial Reporting Standards and the related statements and guidance and in compliance with the financial records of our Bank. Unless otherwise stated, the accompanying consolidated interim financial report is presented in thousands of Turkish Lira (TL), and has been subjected to limited review.

19 November 2015

Ramazan GÜNDÜZ	Mehmet Emin ÖZCAN	Sabahattin BİRDAL
Chairman of	Deputy Chairman of the Board	Board Member and
the Board of Directors	and Audit Committee Member	Audit Committee Member

Halil AYDOĞAN	Metin Recep ZAFER	Ferkan MERDAN
General Manager and	Assistant General Manager	Director of Accounting and
Board Member		Financial Affairs

The authorized contact person for questions on this consolidated financial report:

Name-Surname/Title: S. Buğra SÜRÜEL / Manager		Name-Surname/Title: Burcu Sütcü AKDAĞ / Manager Ast.
Phone no	: 0312 591 11 48	Phone no	: +90 312 591 11 93
Fax no	: 0312 591 20 01	Fax no	: +90 312 591 20 01

		Page No:
	SECTION ONE
	General Information
I.	History of the Parent Bank including its incorporation date, initial legal status, amendments to legal status	1
II.	The Parent Bank’s shareholder structure, management and internal audit, direct and indirect shareholders, change in shareholder structure during the period and information on Bank’s risk group	1
III.	Information on the Parent Bank’s chairman and members of the board of directors, audit committee members, general manager, assistant general managers and their shares in the Bank	2-3
IV.	Information on the Parent Bank’s qualified shareholders	3
V.	Information about the services and nature of activities of the Parent Bank	3
VI.	Differences between the communique on preparation of consolidated financial statements of banks and Turkish accounting standards and short explanatıon about the institutions subject to line-by-line method or proportional consolidation and institutions which are deducted from equity or not included in these three methods	4
VII	The existing or potential, actual or legal obstacles on the transfer of shareholders’ equity between the Parent Bank and its subsidiaries or the reimbursement of liabilities	4

	SECTION TWO
	Consolidated Financial Statements
I.	Consolidated balance sheet — Assets	5
II.	Consolidated balance sheet - Liabilities and equity	6
III.	Consolidated off-balance sheet items	7
IV.	Consolidated statement of income	8
V.	Consolidated statement of profit and loss items accounted under shareholders’ equity	9
VI.	Consolidated statement of changes in equity	10
VII.	Consolidated statement of cash flows	11

	SECTION THREE
	Accounting Policies
I.	Basis of presentation	12
II.	Strategy for the use of financial instruments and information on foreign currency transactions	13
III.	Information on companies subject to consolidation	14-15
IV.	Information on forwards, options and other derivative transactions	16
V.	Information on interest income and expenses	16
VI.	Information on fees and commissions	17
VII.	Information on financial assets	17-18
VIII.	Information on impairment of financial assets	18
IX.	Information on offsetting of financial instruments	19
X.	Information on sales and repurchase agreements and securities lending	19
XI.	Information on assets held for sale and discontinued operations	19
XII.	Information on goodwill and other intangible assets	19
XIII.	Information on tangible assets	20
XIV.	Information on investment properties	20
XV.	Information on leasing activities	21
XVI.	Information on provisions and contingent liabilities	21
XVII.	Information on obligations of the Group concerning employee rights	21-23
XVIII.	Information on taxation	23-25
XIX.	Additional information on borrowings	25
XX.	Information on issuance of equity securities	25
XXI.	Information on confirmed bills of exchange and acceptances	25
XXII.	Information on government incentives	25
XXIII.	Information on segment reporting	25
XXIV.	Other matters	25-27

	SECTION FOUR
	Information Related to the Financial Position of the Group
I.	Consolidated capital adequacy ratio	28-41
II.	Consolidated market risk	42
III.	Consolidated operational risk	42
IV.	Consolidated foreign currency exchange risk	43-45
V.	Consolidated interest rate risk	46-51
VI.	Consolidated liquidity risk	52-55
VII.	Consolidated segment reporting	56-58

	SECTION FIVE
	Disclosures and Footnotes on Consolidated Financial Statements
I.	Information and disclosures related to consolidated assets	59-78
II.	Information and disclosures related to consolidated liabilities	79-90
III.	Information and disclosures related to consolidated off-balance sheet items	90-93
IV.	Information and disclosures related to consolidated statement of income	93-99
V.	Information and disclosures related to the parent Bank’s risk group	100-101

	SECTION SIX
	Other Disclosures
I.	Other disclosures on the Parent Bank’s activity	102
II.	Information on the Parent Bank’s rating given by international credit rating institutions	102
III.	Significant events and matters subsequent to balance sheet date that are not resulted	103

	SECTION SEVEN
	Auditors’ Review Report
I.	Information on Auditors’ Review Report	103

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION ONE

GENERAL INFORMATION

I.                             HISTORY OF THE PARENT BANK INCLUDING ITS INCORPORATION DATE, INITIAL LEGAL STATUS, AMENDMENTS TO LEGAL STATUS

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı (“The Bank” or “The Parent Bank”) was established to operate as stated in the disclosure V of this section, under the authorization of a special law numbered 6219, called “the Law of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı”, on 11 January 1954 within the framework of the authority granted to The General Directorate of the Foundations of Turkish Republic Prime Ministry (“The General Directorate of the Foundations”). The Bank’s statute has not been changed since its establishment.

II.                        THE PARENT BANK’S SHAREHOLDER STRUCTURE, MANAGEMENT AND INTERNAL AUDIT, DIRECT AND INDIRECT SHAREHOLDERS, CHANGE IN SHAREHOLDER STRUCTURE DURING THE PERIOD AND INFORMATION ON BANK’S RISK GROUP

The shareholder having control over the shares of the Parent Bank is the General Directorate of the Foundations.

As at 30 September 2015 and 31 December 2014, The Bank’s paid-in capital is TL 2,500,000, divided into 250,000,000,000 shares with each has a nominal value of Kr 1.

The Parent Bank’s shareholders structure as at 30 September 2015 and 31 December 2014 are stated below:

	30 September 2015			31 December 2014
Shareholders	Number of Shares (100 unit)	Nominal Value of the Shares — Thousands of TL	Share Percentage (%)	Number of Shares (100 unit)	Nominal Value of the Shares — Thousands of TL	Share Percentage (%)

Registered foundations represented by the General Directorate of the Foundations (Group A)	1,075,058,640	1,075,058	43.00	1,075,058,640	1,075,058	43.00
Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı (Group C)	402,552,666	402,553	16.10	402,552,666	402,553	16.10
Registered foundations represented by the General Directorate of the Foundations (Group B)	386,224,785	386,225	15.45	386,224,784	386,225	15.45
Other appendant foundations (Group B)	3,099,924	3,100	0.13	3,096,742	3,097	0.13
Other registered foundations (Group B)	1,448,543	1,448	0.06	1,453,085	1,453	0.06
Other real persons and legal entities (Group C)	1,532,753	1,533	0.06	1,533,786	1,534	0.06
Publicly traded (Group D)	630,082,689	630,083	25.20	630,080,297	630,080	25.20

Total	2,500,000,000	2,500,000	100.00	2,500,000,000	2,500,000	100.00

1

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

GENERAL INFORMATION (Continued)

III.                                       INFORMATION ON THE PARENT BANK’S CHAIRMAN AND MEMBERS OF THE BOARD OF DIRECTORS, AUDIT COMMITTEE MEMBERS, GENERAL MANAGER, ASSISTANT GENERAL MANAGERS AND THEIR SHARES IN THE BANK

Name and Surname	Responsibility	Date of Appointment	Education	Experience in Banking and Management
Board of Directors
Ramazan GÜNDÜZ	Chairman	29 March 2013	University	37 years
Mehmet Emin ÖZCAN	Deputy Chairman	29 March 2013	University	32 years
Halil AYDOĞAN	Member — General Manager	29 March 2013	University	38 years
İsmail ALPTEKİN	Member	6 April 2009	University	17 years
Dr. Adnan ERTEM	Member	28 October 2010	PHD	27 years
Sabahattin BİRDAL	Member	31 March 2014	University	38 years
Öztürk ORAN	Member	30 April 2014	University	40 years
Şeref AKSAÇ	Member	30 April 2014	University	33 years
Audit Committee
Mehmet Emin ÖZCAN	Member	4 April 2014	University	32 years
Sabahattin BİRDAL	Member	4 April 2014	University	38 years
Auditors
Mehmet HALTAŞ	Auditor	19 March 2010	University	38 years
Yunus ARINCI	Auditor	19 March 2010	Master	18 years
Assistant Managers
Metin Recep ZAFER	Accounting and Financial Affairs, Treasury and Foreign Operations, Banking Operations, Consumer Coordination Attendant	13 June 2006	PHD	19 years
Hasan ECESOY	Treasury, International Relations and Investor Relations, Coordination of Foreign Branches	18 June 2010	PHD	21 years
Serdar SATOĞLU	Private Banking, Subsidiaries	2 July 2010	PHD	19 years
Ali Engin EROĞLU

Application Development Departments, System Management, IT Operations and Support, IT Services Planning Department, IT Process Management and Compliance Directorate, Project Management Directorate, Information Security Directorate

		18 August 2010	Master	18 years
Osman DEMREN	Commercial and Corporate Loans, Consumer and SME Loans, Intelligence	6 April 2011	Master	24 years
Muhammet Lütfü ÇELEBİ	Commercial and Corporate Banking, SME Banking, Cash Management Affairs, Insurance Banking	23 October 2013	University	19 years
Mustafa SAYDAM	Human Resources, Support Services, Distribution Channels, Retail Banking, Payment Systems, Payment System Operations	28 October 2013	University	21 years
Mehmet Emin KARAAĞAÇ	Loans and Follow-up, Legal Affairs	8 November 2013	University	25 years

2

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

GENERAL INFORMATION (Continued)

III.                                       INFORMATION ON THE PARENT BANK’S CHAIRMAN AND MEMBERS OF THE BOARD OF DIRECTORS, AUDIT COMMITTEE MEMBERS, GENERAL MANAGER, ASSISTANT GENERAL MANAGERS AND THEIR SHARES IN THE BANK (Continued)

At the resolution of the first Board of Directors after 61st Ordinary Meeting of the General Assembly dated 30 March 2015, the distribution of roles has remained the same.

İsmail Alptekin, Member of the Board, holds 59 unquoted shares of Group C of the Bank. The remaining members of the top management listed above do not hold any unquoted shares of the Bank.

IV.                                        INFORMATION ON THE PARENT BANK’S QUALIFIED SHAREHOLDERS

Shareholders	Nominal Value of Shares	Share Percentage	Paid Shares (Nominal)	Unpaid Shares
Registered foundations represented by the General Directorate of the Foundations (Group A)	1,075,058	43.00	1,075,058	—
Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı (Group C)	402,553	16.10	402,553	—
Registered foundations represented by the General Directorate of the Foundations (Group B)	386,225	15.45	386,225	—

The shareholder holding control over the Bank is the General Directorate of the Foundations and Appendant foundations represented by the General Directorate of the Foundations having 58.45% of the Bank’s outstanding shares. Another organization holding qualified share in the Bank is Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı, having 16.10% of outstanding shares of the Bank.

V.                                             INFORMATION ABOUT THE SERVICES AND NATURE OF ACTIVITIES OF THE PARENT BANK

The Parent Bank was established under the authorization of special law numbered 6219, called “The Law of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı”, on 11 January 1954 within the framework of the authority granted to The General Directorate of the Foundations. Operational activities of the Bank as stated at its Articles of Association are as follows:

•                      Lending loans by granting securities and real estates as collateral,

•                      Establishing or participating in all kinds of insurance corporations already established,

•                      Trading real estates,

•                      Servicing all banking operations and services,

•                      Operating real estates and participating in industrial sectors for corporations handed over by foundations and General Directorate of the Foundations in line with conditions stipulated by agreements if signed.

•                      The Bank is established to render banking services to the foundations and carry out cashier transactions of the General Directorate of Foundations in compliance with the agreements signed by General Directorate of the Foundations.

The Parent Bank and its consolidated subsidiaries are called as “The Group” in the report.

As at 30 September 2015, the Parent Bank has 906 domestic, 3 foreign, in total 909 branches (31 December 2014: 890 domestic, 3 foreign, in total 893 branches). As at 30 September 2015, the Parent Bank has 15,387 employees (31 December 2014: 14,920 employees).

3

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

GENERAL INFORMATION (Continued)

VI.                                        DIFFERENCES BETWEEN THE COMMUNIQUE ON PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS OF BANKS AND TURKISH ACCOUNTING STANDARDS AND SHORT EXPLANATION ABOUT THE INSTITUTIONS SUBJECT TO LINE-BY-LINE METHOD OR PROPORTIONAL CONSOLIDATION AND INSTITUTIONS WHICH ARE DEDUCTED FROM EQUITY OR NOT INCLUDED IN THESE THREE METHODS

As at and for the nine-month period ended 30 September 2015, the financial statements of T. Vakıflar Bankası T.A.O., Vakıfbank International AG, Vakıf Finansal Kiralama A.Ş., Güneş Sigorta A.Ş., Vakıf Emeklilik A.Ş., Vakıf Faktoring A.Ş., Vakıf Yatırım Menkul Değerler A.Ş., Vakıf Portföy Yönetimi A.Ş., Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. and Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş. have been included in the consolidated financial statements of the Group.

As at and for the nine-month period ended 30 September 2015, the financial statements of Kıbrıs Vakıflar Bankası Ltd. and Türkiye Sınai Kalkınma Bankası A.Ş. have been consolidated per equity method in the consolidated financial statements of the Group.

İstanbul Takas ve Saklama Bankası A.Ş. and Kredi Garanti Fonu A.Ş. have not been consolidated since their total assets and net operating profit/(loss) individually or as a whole, do not comprise a material portion within the consolidated totals. Since Bankalararası Kart Merkezi A.Ş., Kredi Kayıt Bürosu A.Ş., Roketsan Roket Sanayi ve Ticaret A.Ş., Güçbirliği Holding A.Ş. and İzmir Enternasyonel A.Ş. are not financial associates; these associates have not been consolidated. These associates have been accounted for as per TAS-39 in the consolidated financial statements.

Vakıf Enerji ve Madencilik A.Ş., Taksim Otelcilik A.Ş., Vakıf Pazarlama Sanayi ve Ticaret A.Ş. and Vakıf Gayrimenkul Değerleme A.Ş. have not been consolidated since they are not among the financial subsidiaries of the Bank. Therefore, the subsidiaries whose fair value can be reliably measured are reflected in the consolidated financial statements at their fair values.

VII.                                   THE EXISTING OR POTENTIAL, ACTUAL OR LEGAL OBSTACLES ON THE TRANSFER OF SHAREHOLDERS’ EQUITY BETWEEN THE PARENT BANK AND ITS SUBSIDIARIES OR THE REIMBURSEMENT OF LIABILITIES

None.

4

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED BALANCE SHEET (STATEMENT OF FINANCIAL POSITION) AS AT 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION TWO

CONSOLIDATED FINANCIAL STATEMENTS

			Reviewed Current Period 30 September 2015			Audited Prior Period 31 December 2014
	ASSETS	Notes	TL	FC	Total	TL	FC	Total

I.	CASH AND BALANCES WITH THE CENTRAL BANK	V-I-1	2,553,375	22,578,042	25,131,417	4,126,368	17,764,713	21,891,081
II.	FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS (Net)	V-I-2	976,023	157,018	1,133,041	404,672	45,569	450,241
2.1	Financial assets held for trading purpose		976,023	157,018	1,133,041	404,672	45,569	450,241
2.1.1	Debt securities issued by the governments		493	9,880	10,373	106	8,468	8,574
2.1.2	Equity securities		3,120	—	3,120	1,565	—	1,565
2.1.3	Derivative financial assets held for trading purpose	V-I-2	901,322	147,138	1,048,460	342,475	37,101	379,576
2.1.4	Other securities		71,088	—	71,088	60,526	—	60,526
2.2	Financial assets designated at fair value through profit or loss		—	—	—	—	—	—
2.2.1	Debt securities issued by the governments		—	—	—	—	—	—
2.2.2	Equity securities		—	—	—	—	—	—
2.2.3	Other securities		—	—	—	—	—	—
2.2.4	Loans		—	—	—	—	—	—
III.	BANKS	V-I-3	621,053	7,069,113	7,690,166	784,978	2,783,530	3,568,508
IV.	RECEIVABLES FROM INTERBANK MONEY MARKETS		13,549	—	13,549	9,504	—	9,504
4.1	Interbank money market placements		—	—	—	—	—	—
4.2	Istanbul Stock Exchange money market placements		10,876	—	10,876	3,645	—	3,645
4.3	Receivables from reverse repurchase agreements		2,673	—	2,673	5,859	—	5,859
V.	AVAILABLE-FOR-SALE FINANCIAL ASSETS (Net)	V-I-4	12,159,180	5,035,091	17,194,271	12,631,871	4,239,244	16,871,115
5.1	Equity securities		15	—	15	15	—	15
5.2	Debt securities issued by the governments		12,159,165	4,898,965	17,058,130	12,629,806	4,085,677	16,715,483
5.3	Other securities		—	136,126	136,126	2,050	153,567	155,617
VI.	LOANS AND RECEIVABLES	V-I-5	86,870,608	40,409,811	127,280,419	76,724,198	29,631,473	106,355,671
6.1	Performing loans and receivables	V-I-5	85,967,599	40,400,713	126,368,312	76,408,786	29,626,228	106,035,014
6.1.1	Loans provided to the same risk group	V-V-1	3,653	1,088	4,741	6,132	123	6,255
6.1.2	Debt securities issued by the governments		—	—	—	—	—	—
6.1.3	Other		85,963,946	40,399,625	126,363,571	76,402,654	29,626,105	106,028,759
6.2	Loans under follow-up		4,953,973	65,983	5,019,956	4,153,756	28,209	4,181,965
6.3	Specific provisions (-)	V-I-5	4,050,964	56,885	4,107,849	3,838,344	22,964	3,861,308
VII.	FACTORING RECEIVABLES		485,724	91,865	577,589	498,067	12,314	510,381
VIII.	HELD-TO-MATURITY INVESTMENT SECURITIES (Net)	V-I-6	7,200,912	232,143	7,433,055	6,761,749	92,844	6,854,593
8.1	Debt securities issued by the governments		7,200,912	—	7,200,912	6,761,749	—	6,761,749
8.2	Other securities		—	232,143	232,143	—	92,844	92,844
IX.	INVESTMENTS IN ASSOCIATES (Net)	V-I-7	279,275	3	279,278	264,184	3	264,187
9.1	Associates, consolidated per equity method		229,501	—	229,501	214,929	—	214,929
9.2	Unconsolidated associates		49,774	3	49,777	49,255	3	49,258
9.2.1	Financial associates		37,434	—	37,434	36,915	—	36,915
9.2.2	Non-Financial associates		12,340	3	12,343	12,340	3	12,343
X.	INVESTMENTS IN SUBSIDIARIES (Net)	V-I-8	271,017	—	271,017	258,927	—	258,927
10.1	Unconsolidated financial subsidiaries		—	—	—	—	—	—
10.2	Unconsolidated non-financial subsidiaries		271,017	—	271,017	258,927	—	258,927
XI.	INVESTMENTS IN JOINT-VENTURES (Net)	V-I-9	—	—	—	—	—	—
11.1	Joint-ventures, consolidated per equity method		—	—	—	—	—	—
11.2	Unconsolidated joint-ventures		—	—	—	—	—	—
11.2.1	Financial joint-ventures		—	—	—	—	—	—
11.2.2	Non-financial joint-ventures		—	—	—	—	—	—
XII.	LEASE RECEIVABLES	V-I-10	317,528	1,097,014	1,414,542	246,618	843,369	1,089,987
12.1	Finance lease receivables		407,188	1,239,717	1,646,905	311,605	962,197	1,273,802
12.2	Operational lease receivables		—	—	—	—	—	—
12.3	Other		—	—	—	—	—	—
12.4	Unearned income (-)		89,660	142,703	232,363	64,987	118,828	183,815
XIII.	DERIVATIVE FINANCIAL ASSETS HELD FOR RISK MANAGEMENT PURPOSE	V-I-11	—	—	—	—	—	—
13.1	Fair value hedges		—	—	—	—	—	—
13.2	Cash flow hedges		—	—	—	—	—	—
13.3	Hedges of net investment in foreign operations		—	—	—	—	—	—
XIV.	TANGIBLE ASSETS (Net)		1,567,304	4,076	1,571,380	782,871	2,002	784,873
XV.	INTANGIBLE ASSETS (Net)		187,099	205	187,304	162,074	161	162,235
15.1	Goodwill		—	—	—	—	—	—
15.2	Other intangibles		187,099	205	187,304	162,074	161	162,235
XVI.	INVESTMENT PROPERTIES (Net)	V-I-12	298,779	—	298,779	192,000	—	192,000
XVII.	TAX ASSETS	V-I-13	112,998	3,137	116,135	175,352	6,938	182,290
17.1	Current tax assets	V-I-13	1,059	3,137	4,196	2,393	6,938	9,331
17.2	Deferred tax assets	V-I-13	111,939	—	111,939	172,959	—	172,959
XVIII.	ASSETS HELD FOR SALE AND ASSETS RELATED TO THE DISCONTINUED OPERATIONS (Net)	V-I-14	833,553	—	833,553	747,482	—	747,482
18.1	Assets held for sale		833,553	—	833,553	747,482	—	747,482
18.2	Assets related to the discontinued operations		—	—	—	—	—	—
XIX.	OTHER ASSETS	V-I-15	2,608,341	1,046,345	3,654,686	2,523,844	834,543	3,358,387

	TOTAL ASSETS		117,356,318	77,723,863	195,080,181	107,294,759	56,256,703	163,551,462

The accompanying explanations and notes form an integral part of these consolidated financial statements.

5

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED BALANCE SHEET (STATEMENT OF FINANCIAL POSITION) AS AT 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

			Reviewed Current Period 30 September 2015			Audited Prior Period 31 December 2014
	LIABILITIES AND EQUITY	Notes	TL	FC	Total	TL	FC	Total

I.	DEPOSITS	V-II-1	75,032,358	39,744,395	114,776,753	65,144,101	28,258,512	93,402,613
1.1	Deposits of the same risk group	V-V-1	1,449,333	131,803	1,581,136	953,746	63,178	1,016,924
1.2	Other deposits		73,583,025	39,612,592	113,195,617	64,190,355	28,195,334	92,385,689
II.	DERIVATIVE FINANCIAL LIABILITIES HELD FOR TRADING PURPOSE	V-II-2	201,918	217,782	419,700	65,776	204,851	270,627
III.	FUNDS BORROWED	V-II-3	671,923	20,265,614	20,937,537	1,569,623	14,691,032	16,260,655
IV.	INTERBANK MONEY MARKET		9,988,043	4,255,959	14,244,002	10,063,573	6,591,668	16,655,241
4.1	Interbank money market takings		—	—	—	200,000	—	200,000
4.2	Istanbul Stock Exchange money market takings		600	—	600	269,939	—	269,939
4.3	Obligations under repurchase agreements		9,987,443	4,255,959	14,243,402	9,593,634	6,591,668	16,185,302
V.	SECURITIES ISSUED (Net)	V-II-3	2,702,791	9,564,854	12,267,645	2,866,343	7,518,365	10,384,708
5.1	Bills		2,702,791	—	2,702,791	2,866,343	—	2,866,343
5.2	Asset backed securities		—	—	—	—	—	—
5.3	Bonds		—	9,564,854	9,564,854	—	7,518,365	7,518,365
VI.	FUNDS		4,635	—	4,635	20,089	—	20,089
6.1	Funds against borrower’s note		—	—	—	—	—	—
6.2	Other		4,635	—	4,635	20,089	—	20,089
VII.	MISCELLANEOUS PAYABLES		3,354,789	688,470	4,043,259	2,920,619	423,800	3,344,419
VIII.	OTHER EXTERNAL RESOURCES PAYABLE	V-II-4	796,496	1,977,882	2,774,378	573,091	947,128	1,520,219
IX.	FACTORING PAYABLES		5	101	106	—	—	—
X.	LEASE PAYABLES	V-II-5	—	—	—	—	—	—
10.1	Finance lease payables		—	—	—	—	—	—
10.2	Operational lease payables		—	—	—	—	—	—
10.3	Other		—	—	—	—	—	—
10.4	Deferred finance leasing expenses (- )		—	—	—	—	—	—
XI.	DERIVATIVE FINANCIAL LIABILITIES HELD FOR RISK MANAGEMENT PURPOSE	V-II-6	—	—	—	—	—	—
11.1	Fair value hedges		—	—	—	—	—	—
11.2	Cash flow hedges		—	—	—	—	—	—
11.3	Hedges of net investment in foreign operations		—	—	—	—	—	—
XII.	PROVISIONS		4,676,685	36,935	4,713,620	4,086,058	25,879	4,111,937
12.1	General provisions	V-II-7	1,930,985	14,010	1,944,995	1,591,002	12,240	1,603,242
12.2	Restructuring reserves		—	—	—	—	—	—
12.3	Reserve for employee benefits		642,852	2,714	645,566	626,273	838	627,111
12.4	Insurance technical provisions (Net)		1,830,783	10,701	1,841,484	1,633,739	8,973	1,642,712
12.5	Other provisions	V-II-7	272,065	9,510	281,575	235,044	3,828	238,872
XIII.	TAX LIABILITIES	V-II-8	321,823	9,349	331,172	485,576	8,419	493,995
13.1	Current tax liabilities		309,787	3,786	313,573	477,758	1,029	478,787
13.2	Deferred tax liabilities	V-I-13	12,036	5,563	17,599	7,818	7,390	15,208
XIV.	PAYABLES FOR ASSETS HELD FOR SALE AND ASSETS RELATED TO DISCONTINUED OPERATIONS (Net)	V-II-9	—	—	—	—	—	—
14.1	Payables related to the assets held for sale		—	—	—	—	—	—
14.2	Payables related to the discontinued operations		—	—	—	—	—	—
XV.	SUBORDINATED LOANS	V-II-10	—	4,328,795	4,328,795	—	2,126,436	2,126,436
XVI.	EQUITY		15,732,026	506,553	16,238,579	14,408,274	552,249	14,960,523
16.1	Paid-in capital	V-II-11	2,500,000	—	2,500,000	2,500,000	—	2,500,000
16.2	Capital reserves		1,230,613	176,017	1,406,630	1,025,056	280,801	1,305,857
16.2.1	Share premium		727,780	—	727,780	727,780	—	727,780
16.2.2	Share cancellation profits		—	—	—	—	—	—
16.2.3	Valuation differences of the marketable securities	V-II-11	(370,743)	176,017	(194,726)	240,729	280,801	521,530
16.2.4	Revaluation surplus on tangible assets		927,621	—	927,621	52,864	—	52,864
16.2.5	Revaluation surplus on intangible assets		—	—	—	—	—	—
16.2.6	Revaluation surplus on investment properties		—	—	—	—	—	—
16.2.7	Bonus shares of associates, subsidiaries and joint-ventures		3,683	—	3,683	3,683	—	3,683
16.2.8	Hedging reserves (effective portion)		—	—	—	—	—	—
16.2.9	Revaluation surplus on assets held for sale and assets related to the discontinued operations		—	—	—	—	—	—
16.2.10	Other capital reserves		(57,728)	—	(57,728)	—	—	—
16.3	Profit reserves		10,161,767	193,413	10,355,180	8,664,406	130,184	8,794,590
16.3.1	Legal reserves		1,228,224	7,942	1,236,166	1,062,732	6,513	1,069,245
16.3.2	Status reserves		6,337	—	6,337	6,337	—	6,337
16.3.3.	Extraordinary reserves		8,475,448	4,594	8,480,042	7,341,533	4,594	7,346,127
16.3.4.	Other profit reserves		451,758	180,877	632,635	253,804	119,077	372,881
16.4	Profit or loss		1,295,640	91,766	1,387,406	1,772,859	101,133	1,873,992
16.4.1	Prior years’ profit/loss		(6,602)	101,630	95,028	(14,354)	82,669	68,315
16.4.2	Current period’s profit/loss		1,302,242	(9,864)	1,292,378	1,787,213	18,464	1,805,677
16.5	Non-controlling interest		544,006	45,357	589,363	445,953	40,131	486,084

	TOTAL LIABILITIES AND EQUITY		113,483,492	81,596,689	195,080,181	102,203,123	61,348,339	163,551,462

The accompanying explanations and notes form an integral part of these consolidated financial statements.

6

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED OFF-BALANCE SHEET AS AT 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

			Reviewed Current Period 30 September 2015			Audited Prior Period 31 December 2014
		Notes	TL	FC	TOTAL	TL	FC	TOTAL

A.	OFF-BALANCE SHEET COMMITMENTS AND CONTINGENCIES (I+II+III)		55,015,240	62,915,969	117,931,209	42,988,855	49,879,901	92,868,756
I.	GUARANTEES AND SURETIES	V-III-2	22,592,574	12,647,390	35,239,964	16,892,950	11,782,097	28,675,047
1.1	Letters of guarantee	V-III-1	22,469,667	5,378,298	27,847,965	16,842,349	4,616,458	21,458,807
1.1.1	Guarantees subject to State Tender Law		2,779,715	2,398,134	5,177,849	1,869,107	2,266,261	4,135,368
1.1.2	Guarantees given for foreign trade operations		1,066,798	—	1,066,798	913,389	—	913,389
1.1.3	Other letters of guarantee		18,623,154	2,980,164	21,603,318	14,059,853	2,350,197	16,410,050
1.2	Bank acceptances		72,530	2,039,713	2,112,243	20,836	1,943,257	1,964,093
1.2.1	Import letter of acceptance		1,590	167,151	168,741	2,190	78,990	81,180
1.2.2	Other bank acceptances		70,940	1,872,562	1,943,502	18,646	1,864,267	1,882,913
1.3	Letters of credit		12,079	5,212,436	5,224,515	—	5,212,911	5,212,911
1.3.1	Documentary letters of credit		12,079	5,212,436	5,224,515	—	5,212,911	5,212,911
1.3.2	Other letters of credit		—	—	—	—	—	—
1.4	Guaranteed pre-financings		—	2,402	2,402	—	1,845	1,845
1.5	Endorsements		—	—	—	—	—	—
1.5.1	Endorsements to the Central Bank of Republic of Turkey		—	—	—	—	—	—
1.5.2	Other endorsements		—	—	—	—	—	—
1.6	Marketable securities underwriting commitments		—	—	—	—	—	—
1.7	Factoring related guarantees		38,298	4,829	43,127	29,765	5,023	34,788
1.8	Other guarantees		—	9,712	9,712	—	2,603	2,603
1.9	Other sureties		—	—	—	—	—	—
II.	COMMITMENTS		20,803,377	7,355,765	28,159,142	19,426,933	7,734,462	27,161,395
2.1	Irrevocable commitments		18,650,050	742,616	19,392,666	17,917,041	2,878,768	20,795,809
2.1.1	Asset purchase commitments	V-III-1	439,553	535,821	975,374	46,228	2,640,634	2,686,862
2.1.2	Deposit purchase and sales commitments		—	—	—	—	—	—
2.1.3	Share capital commitments to associates and subsidiaries	V-III-1	—	—	—	—	—	—
2.1.4	Loan granting commitments	V-III-1	7,897,516	15,869	7,913,385	8,053,342	14,859	8,068,201
2.1.5	Securities issuance brokerage commitments	—	—	—	—	—	—
2.1.6	Commitments for reserve deposit requirements	—	—	—	—	—	—
2.1.7	Commitments for cheque payments	V-III-1	1,753,225	—	1,753,225	1,638,976	—	1,638,976
2.1.8	Tax and fund obligations on export commitments	—	—	—	—	—	—
2.1.9	Commitments for credit card limits	V-III-1	7,152,914	—	7,152,914	7,641,987	—	7,641,987
2.1.10	Commitments for credit card and banking operations promotions	V-III-1	259,356	—	259,356	247,938	—	247,938
2.1.11	Receivables from “short” sale commitments on securities		—	—	—	—	—	—
2.1.12	Payables from “short” sale commitments on securities		—	—	—	—	—	—
2.1.13	Other irrevocable commitments		1,147,486	190,926	1,338,412	288,570	223,275	511,845
2.2	Revocable commitments		2,153,327	6,613,149	8,766,476	1,509,892	4,855,694	6,365,586
2.2.1	Revocable loan granting commitments		2,153,327	6,613,149	8,766,476	1,509,892	4,817,757	6,327,649
2.2.2	Other revocable commitments		—	—	—	—	37,937	37,937
III.	DERIVATIVE FINANCIAL INSTRUMENTS		11,619,289	42,912,814	54,532,103	6,668,972	30,363,342	37,032,314
3.1	Derivative financial instruments held for risk management		—	—	—	—	—	—
3.1.1	Fair value hedges		—	—	—	—	—	—
3.1.2	Cash flow hedges		—	—	—	—	—	—
3.1.3	Net foreign investment hedges		—	—	—	—	—	—
3.2	Trading derivatives		11,619,289	42,912,814	54,532,103	6,668,972	30,363,342	37,032,314
3.2.1	Forward foreign currency purchases/sales		453,509	590,741	1,044,250	242,929	312,275	555,204
3.2.1.1	Forward foreign currency purchases		227,244	295,456	522,700	121,619	156,202	277,821
3.2.2.2	Forward foreign currency sales		226,265	295,285	521,550	121,310	156,073	277,383
3.2.2	Currency and interest rate swaps		10,528,331	35,048,752	45,577,083	5,782,733	22,857,662	28,640,395
3.2.2.1	Currency swaps-purchases		5,089,257	13,143,539	18,232,796	1,810,386	11,235,508	13,045,894
3.2.2.2	Currency swaps-sales		4,539,074	8,780,777	13,319,851	3,772,347	4,343,916	8,116,263
3.2.2.3	Interest rate swaps-purchases		450,000	6,562,218	7,012,218	100,000	3,639,119	3,739,119
3.2.2.4	Interest rate swaps-sales		450,000	6,562,218	7,012,218	100,000	3,639,119	3,739,119
3.2.3	Currency, interest rate and security options		215,886	320,548	536,434	385,290	671,258	1,056,548
3.2.3.1	Currency call options		175,630	89,828	265,458	192,645	335,629	528,274
3.2.3.2	Currency put options		40,256	230,720	270,976	192,645	335,629	528,274
3.2.3.3	Interest rate call options		—	—	—	—	—	—
3.2.3.4	Interest rate put options		—	—	—	—	—	—
3.2.3.5	Security call options		—	—	—	—	—	—
3.2.3.6	Security put options		—	—	—	—	—	—
3.2.4	Currency futures		—	—	—	—	—	—
3.2.4.1	Currency futures-purchases		—	—	—	—	—	—
3.2.4.2	Currency futures-sales		—	—	—	—	—	—
3.2.5	Interest rate futures		—	—	—	—	—	—
3.2.5.1	Interest rate futures-purchases		—	—	—	—	—	—
3.2.5.2	Interest rate futures-sales		—	—	—	—	—	—
3.2.6	Other		421,563	6,952,773	7,374,336	258,020	6,522,147	6,780,167
B.	CUSTODY AND PLEDGED ITEMS (IV+V+VI)		862,443,165	511,132,055	1,373,575,220	707,625,482	298,960,692	1,006,586,174
IV.	ITEMS HELD IN CUSTODY		70,749,463	4,197,553	74,947,016	59,034,803	2,220,606	61,255,409
4.1	Customers’ securities held		614,919	29,376	644,295	519,902	22,567	542,469
4.2	Investment securities held in custody		58,420,439	117,146	58,537,585	48,314,735	94,082	48,408,817
4.3	Checks received for collection		9,196,334	2,394,867	11,591,201	8,405,605	1,486,159	9,891,764
4.4	Commercial notes received for collection		1,287,035	489,001	1,776,036	1,197,188	254,511	1,451,699
4.5	Other assets received for collection		2,152	121	2,273	2,152	93	2,245
4.6	Assets received through public offering		—	—	—	—	6,818	6,818
4.7	Other items under custody		221,969	67,337	289,306	17,091	87,256	104,347
4.8	Custodians		1,006,615	1,099,705	2,106,320	578,130	269,120	847,250
V.	PLEDGED ITEMS		229,027,851	162,190,423	391,218,274	180,417,729	59,408,743	239,826,472
5.1	Securities		380,587	19,663	400,250	242,862	18,614	261,476
5.2	Guarantee notes		923,387	472,758	1,396,145	944,683	232,965	1,177,648
5.3	Commodities		27,606,158	728,962	28,335,120	25,696,626	590,812	26,287,438
5.4	Warranties		—	—	—	—	—	—
5.5	Real estates		185,901,116	145,953,334	331,854,450	142,345,512	47,319,679	189,665,191
5.6	Other pledged items		13,528,009	14,824,708	28,352,717	10,335,024	11,114,594	21,449,618
5.7	Pledged items-depository		688,594	190,998	879,592	853,022	132,079	985,101
VI.	CONFIRMED BILLS OF EXCHANGE AND SURETIES		562,665,851	344,744,079	907,409,930	468,172,950	237,331,343	705,504,293

	TOTAL OFF-BALANCE SHEET ITEMS (A+B)		917,458,405	574,048,024	1,491,506,429	750,614,337	348,840,593	1,099,454,930

The accompanying explanations and notes form an integral part of these consolidated financial statements.

7

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED STATEMENT OF INCOME FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

		Notes	Reviewed Current Period 1 January 2015 30 September 2015	Reviewed Prior Period 1 January 2014 - 30 September 2014	Reviewed Current Period 1 July 2015 - 30 September 2015	Reviewed Prior Period 1 July 2014 - 30 September 2014

I.	INTEREST INCOME		10,128,245	8,543,458	3,509,646	2,860,555
1.1	Interest income from loans	V-IV-1	8,458,289	6,848,426	3,041,084	2,371,893
1.2	Interest income from reserve deposits		20,223	—	12,079	—
1.3	Interest income from banks	V-IV-1	58,831	51,671	19,258	19,263
1.4	Interest income from money market transactions		1,302	679	716	171
1.5	Interest income from securities portfolio	V-IV-1	1,454,461	1,543,539	391,982	434,484
1.5.1	Trading financial assets	V-IV-1	4,440	10,521	839	220
1.5.2	Financial assets designated at fair value through profit or loss		—	—	—	—
1.5.3	Available-for-sale financial assets	V-IV-1	1,010,895	1,137,457	289,726	312,061
1.5.4	Held-to-maturity investments	V-IV-1	439,126	395,561	101,417	122,203
1.6	Finance lease income		74,664	59,624	27,623	21,246
1.7	Other interest income		60,475	39,519	16,904	13,498
II.	INTEREST EXPENSE		6,010,503	5,093,493	2,180,128	1,610,048
2.1	Interest expense on deposits	V-IV-2	4,404,248	3,770,501	1,583,678	1,194,915
2.2	Interest expense on funds borrowed	V-IV-2	270,957	168,029	94,234	59,108
2.3	Interest expense on money market transactions		687,909	724,020	266,409	204,990
2.4	Interest expense on securities issued	V-IV-2	437,124	314,626	160,763	117,289
2.5	Other interest expenses		210,265	116,317	75,044	33,746
III.	NET INTEREST INCOME (I — II)		4,117,742	3,449,965	1,329,518	1,250,507
IV.	NET FEES AND COMMISSIONS INCOME		638,867	500,947	214,227	208,409
4.1	Fees and commissions received		996,354	821,873	340,121	315,453
4.1.1	Non-cash loans		130,974	120,733	42,966	40,144
4.1.2	Other		865,380	701,140	297,155	275,309
4.2	Fees and commissions paid		357,487	320,926	125,894	107,044
4.2.1	Non-cash loans		692	641	219	219
4.2.2	Other		356,795	320,285	125,675	106,825
V.	DIVIDEND INCOME		10,102	11,911	—	363
VI.	TRADING PROFIT/LOSS (Net)	V-IV-3	139,199	198,687	20,624	38,308
6.1	Profit/Loss from capital market operations	V-IV-3	58,465	135,442	2,217	25,629
6.2	Profit/losses on derivative financial instruments	V-IV-3	(13,934)	(11,271)	(10,254)	8,910
6.3	Profit/loss from foreign exchange gains/losses	V-IV-3	94,668	74,516	28,661	3,769
VII.	OTHER OPERATING INCOME	V-IV-4	1,497,356	1,494,617	524,681	432,081
VIII.	TOTAL OPERATING PROFIT (III+IV+V+VI+VII)		6,403,266	5,656,127	2,089,050	1,929,668
IX.	PROVISION FOR LOSSES ON LOANS AND OTHER RECEIVABLES (-)	V-IV-5	1,248,428	1,287,281	241,338	436,634
X.	OTHER OPERATING EXPENSES (-)	V-IV-6	3,472,866	3,006,863	1,059,724	999,115
XI.	NET OPERATING PROFIT/LOSS (VIII-IX-X)		1,681,972	1,361,983	787,988	493,919
XII.	INCOME RESULTED FROM MERGERS		—	—	—	—
XIII.	INCOME/LOSS FROM INVESTMENTS UNDER EQUITY ACCOUNTING		23,328	24,961	6,556	6,955
XIV.	PROFIT/LOSS ON NET MONETARY POSITION		—	—	—	—
XV.	INCOME/LOSS FROM CONTINUING OPERATIONS BEFORE TAXES (XI+XII+XIII+XIV)		1,705,300	1,386,944	794,544	500,874
XVI.	CONTINUING OPERATIONS PROVISION FOR TAXES	V-IV-7	(386,604)	(309,655)	(138,370)	(115,593)
16.1	Current tax charges	V-IV-7	(190,627)	(370,620)	(61,587)	(95,165)
16.2	Deferred tax credits	V-IV-7	(195,977)	60,965	(76,783)	(20,428)
XVII.	NET INCOME/LOSS AFTER TAXES FROM CONTINUING OPERATIONS (XV-XVI)	V-IV-8	1,318,696	1,077,289	656,174	385,281
XVIII.	INCOME FROM DISCONTINUED OPERATIONS		—	—	—	—
18.1	Income from investment properties		—	—	—	—
18.2	Income from sales of subsidiaries, affiliates and joint-ventures		—	—	—	—
18.3	Other income from discontinued activities		—	—	—	—
XIX.	EXPENSES FROM DISCONTINUED OPERATIONS (-)		—	—	—	—
19.1	Investment property expenses		—	—	—	—
19.2	Losses from sales of subsidiaries, affiliates and joint ventures		—	—	—	—
19.3	Other expenses from discontinued activities		—	—	—	—
XX.	INCOME/LOSS FROM DISCONTINUED OPERATIONS BEFORE TAXES (XVIII-XIX)		—	—	—	—
XXI.	DISCONTINUED OPERATIONS PROVISION FOR TAXES (±)		—	—	—	—
21.1	Current tax charge		—	—	—	—
21.2	Deferred tax charge		—	—	—	—
XXII.	NET INCOME/LOSS AFTER TAXES FROM DISCONTINUED OPERATIONS (XX±XXI)		—	—	—	—
XXIII.	NET PROFIT/LOSS (XVII+XXII)	V-IV-8	1,318,696	1,077,289	656,174	385,281

23.1.	Equity holders of the Bank		1,292,378	1,080,729	534,303	375,639
23.2.	Non-controlling interest (-)	V-IV-9	26,318	(3,440)	121,871	9,642

	Earnings per 100 Share (full TL)	III-XXIV	0.5275	0.4309	0.2625	0.1541

The accompanying explanations and notes form an integral part of these consolidated financial statements.

8

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED STATEMENT OF PROFIT AND LOSS ITEMS

ACCOUNTED UNDER SHAREHOLDERS’ EQUITY

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

STATEMENT OF PROFIT AND LOSS ITEMS ACCOUNTED UNDER SHAREHOLDERS’ EQUITY		Reviewed Current Period 1 January 2015 30 September 2015	Reviewed Prior Period 1 January 2014- 30 September 2014	Reviewed Current Period 1 July 2015- 30 September 2015	Reviewed Prior Period 1 July 2014- 30 September 2014

I.	VALUATION DIFFERENCES OF AVAILABLE FOR SALE FINANCIAL ASSETS RECOGNIZED IN VALUATION DIFFERENCES OF MARKETABLE SECURITIES	(902,799)	468,888	(403,807)	(168,957)
II.	REVALUATION SURPLUS ON TANGIBLE ASSETS	750,834	(1,201)	750,834	1,045
III.	REVALUATION SURPLUS ON INTANGIBLE ASSETS	—	—	—	—
IV.	CURRENCY TRANSLATION DIFFERENCES	68,667	(23,550)	47,580	(3,772)
V.	PROFIT/LOSS FROM CASH FLOW HEDGES (Effective Portion of Fair Value Changes)	—	—	—	—
VI.	PROFIT/LOSS FROM NET FOREIGN INVESTMENT HEDGES (Effective portion)	—	—	—
VII.	EFFECTS OF CHANGES IN ACCOUNTING POLICIES AND ERRORS	—	—	—	—
VIII.	OTHER PROFIT/LOSS ITEMS ACCOUNTED IN EQUITY IN ACCORDANCE WITH TAS	3,127	(8,729)	12,765	(30,840)
IX.	DEFERRED TAXES DUE TO VALUATION DIFFERENCES	141,044	(92,165)	41,749	44,297
X.	NET PROFIT/LOSS ACCOUNTED DIRECTLY IN EQUITY (I+II+...+IX)	60,873	343,243	449,121	(158,227)
XI.	CURRENT PERIOD’S PROFIT/(LOSS)	1,318,696	1,077,289	656,174	385,281
11.1	Change in fair value of securities (transfers to the statement of income)	50,982	158,252	97	118,611
11.2	Profit/Loss accounted in the statement of income due to reclassification of cash flow hedges	—	—	—	—
11.3	Profit/Loss accounted in the statement of income due to reclassification of net foreign investment hedges	—	—	—	—
11.4	Other	1,267,714	919,037	656,077	266,670

XII.	TOTAL PROFIT/LOSS ITEMS ACCOUNTED DURING THE PERIOD(X+XI)	1,379,569	1,420,532	1,105,295	227,054

The accompanying explanations and notes form an integral part of these consolidated financial statements.

9

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED STATEMENT OF CHANGES IN EQUITY FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

	CHANGES IN EQUITY	Notes	Paid-in Capital	Capital Reserves from Inflation Adj.s to Paid in Capital	Share Premium	Share Cancellation Profits	Legal Reserves	Status Reserves	Extraordinary Reserves	Other Profit Reserves	Current Year’s Net Profit/(Loss)	Prior Period’s Net Profit/(Loss)	Valuation Differences of the Marketable Securities	Revaluation Surplus on Tangible, Intangible Assets and Investment Property	Bonus Shares of Associates, Subsidiaries and Joint Ventures	Hedging Reserves	Revaluation Surp. On Assets Held for Sale and Assets of Discount. Op.s	Shareholders’ Equity before Minority Shares	Non- controlling Interest	Total Shareholders’ Equity
	Prior period — 30 September 2014
I.	Balances at the beginning of the period		2,500,000	—	726,686	—	904,166	6,337	6,007,191	420,752	—	1,688,833	(149,719)	51,329	6,282	—	—	12,161,857	309,101	12,470,958
	Changes during the period
II.	Mergers		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
III.	Valuation differences of the marketable securities		—	—	—	—	—	—	—	—	—	—	378,627	—	—	—	—	378,627	(7,177)	371,450
IV.	Hedging reserves		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.1	Cash flow hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.2	Net investment hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
V.	Revaluation surplus on tangible assets		—	—	—	—	—	—	—	—	—	—	—	(904)	—	—	—	(904)	(297)	(1,201)
VI.	Revaluation surplus on intangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VII.	Bonus shares of associates, subsidiaries and joint-ventures		—	—	—	—	—	—	—	—	—	—	—	—	(2,599)	—	—	(2,599)	—	(2,599)
VIII.	Translation differences		—	—	—	—	—	—	—	(21,195)	—	—	—	—	—	—	—	(21,195)	(2,355)	(23,550)
IX.	Changes resulted from disposal of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
X.	Changes resulted from reclassifications of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XI.	Effect of change in equities of associates on the Group’s equity		—	—	—	—	—	—	—	—	—	(857)	—	—	—	—	—	(857)	—	(857)
XII.	Capital increase		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.1	Cash		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.2	Internal sources		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIII.	Share issuance		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIV.	Share cancellation profits		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XV.	Capital reserves from inflation adjustments to paid-in capital		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVI.	Other		—	—	—	—	388	—	5,803	(479)	—	(486)	—	—	—	—	—	5,226	171,348	176,574
XVII.	Current period’s net profit/loss		—	—	—	—	—	—	—	—	1,080,729	—	—	—	—	—	—	1,080,729	(3,440)	1,077,289
XVIII.	Profit distribution		—	—	—	—	164,219	—	1,332,966	218	—	(1,598,938)	—	1,535	—	—	—	(100,000)	(316)	(100,316)
18.1	Dividends		—	—	—	—	—	—	—	—	—	(100,000)	—	—	—	—	—	(100,000)	(316)	(100,316)
18.2	Transferred to reserves		—	—	—	—	164,219	—	1,332,966	218	—	(1,498,938)	—	1,535	—	—	—	—	—	—
18.3	Other		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	Balances at the end of the period		2,500,000	—	726,686	—	1,068,773	6,337	7,345,960	399,296	1,080,729	88,552	228,908	51,960	3,683	—	—	13,500,884	466,864	13,967,748

	Current period — 30 September 2015
I.	Balances at the beginning of the period		2,500,000	—	727,780	—	1,069,245	6,337	7,346,127	372,881	—	1,873,992	521,530	52,864	3,683	—	—	14,474,439	486,084	14,960,523
	Changes during the period
II.	Mergers		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
III.	Valuation differences of marketable securities		—	—	—	—	—	—	—	—	—	—	(702,976)	—	—	—	—	(702,976)	308	(702,668)
IV.	Hedging Reserves		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.1	Cash flow hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.2	Net investment hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
V.	Revaluation surplus on tangible assets		—	—	—	—	—	—	—	—	—	(638)	—	639,975	—	—	—	639,337	72,828	712,165
VI.	Revaluation surplus on intangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VII.	Bonus shares of associates, subsidiaries and joint-ventures		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VIII.	Translation differences		—	—	—	—	—	—	—	61,800	—	—	—	—	—	—	—	61,800	6,867	68,667
IX.	Changes resulted from disposal of assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
X.	Changes resulted from reclassifications of assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XI.	Effect of change in equities of associates on the Group’s equity		—	—	—	—	—	—	—	—	—	—	(13,280)	—	—	—	—	(13,280)	—	(13,280)
XII.	Capital increase		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.1	Cash		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.2	Internal sources		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIII.	Share issuance		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIV.	Share cancellation profits		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XV.	Capital reserves from inflation adjustments to paid-in capital		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVI.	Other		—	—	—	—	—	—	—	(2,482)	—	—	—	—	—	—	—	(2,482)	(1,529)	(4,011)
XVII.	Current period’s net profit/loss		—	—	—	—	—	—	—	—	1,292,378	—	—	—	—	—	—	1,292,378	26,318	1,318,696
XVIII.	Profit distribution		—	—	—	—	166,921	—	1,133,915	142,708	—	(1,778,326)	—	234,782	—	—	—	(100,000)	(1,513)	(101,513)
18.1	Dividends		—	—	—	—	—	—	—	—	—	(100,000)	—	—	—	—	—	(100,000)	(1,513)	(101,513)
18.2	Transferred to reserves		—	—	—	—	166,921	—	1,133,915	142,708	—	(1,678,326)	—	234,782	—	—	—	—	—	—
18.3	Other		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	Balances at the end of the period		2,500,000	—	727,780	—	1,236,166	6,337	8,480,042	574,907	1,292,378	95,028	(194,726)	927,621	3,683	—	—	15,649,216	589,363	16,238,579

The accompanying explanations and notes form an integral part of these consolidated financial statements.

10

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

		Reviewed Current Period 30 September 2015	Reviewed Prior Period 30 September 2014
A.	CASH FLOWS FROM BANKING OPERATIONS

1.1	Operating profit before changes in operating assets and liabilities	1,805,579	2,109,438
1.1.1	Interests received	9,169,003	7,739,052
1.1.2	Interests paid	(5,725,817)	(4,958,725)
1.1.3	Dividends received	5,483	5,547
1.1.4	Fee and commissions received	996,354	820,974
1.1.5	Other income	826,221	765,186
1.1.6	Collections from previously written-off loans and other receivables	627,579	564,634
1.1.7	Payments to personnel and service suppliers	(1,277,183)	(1,479,219)
1.1.8	Taxes paid	(476,452)	(439,681)
1.1.9	Other	(2,339,609)	(908,330)

1.2	Changes in operating assets and liabilities	(2,662,537)	(4,883,536)
1.2.1	Net (increase) decrease in financial assets held for trading purpose	(16,832)	145,999
1.2.2	Net (increase) decrease in financial assets valued at fair value through profit or loss	—	—
1.2.3	Net (increase) decrease in due from banks and other financial institutions	(5,975,329)	(41,428)
1.2.4	Net (increase) decrease in loans	(21,387,297)	(12,552,754)
1.2.5	Net (increase) decrease in other assets	(130,783)	188,350
1.2.6	Net increase (decrease) in bank deposits	1,901,034	(266,007)
1.2.7	Net increase (decrease) in other deposits	19,354,564	7,835,452
1.2.8	Net increase (decrease) in funds borrowed	4,543,585	45,331
1.2.9	Net increase (decrease) in matured payables	—	—
1.2.10	Net increase (decrease) in other liabilities	(951,479)	(238,479)

I.	Net cash flow from banking operations	(856,958)	(2,774,098)

B.	CASH FLOWS FROM INVESTING ACTIVITIES

II.	Net cash flow from investing activities	(1,586,662)	(144,276)

2.1	Cash paid for purchase of associates, subsidiaries and joint-ventures	—	(178,034)
2.2	Proceeds from disposal of associates, subsidiaries and joint-ventures	—	—
2.3	Cash paid for purchase of tangible assets	(552,559)	(117,111)
2.4	Proceeds from disposal of tangible assets	452,083	428,125
2.5	Cash paid for purchase of available-for-sale financial assets	(3,812,646)	(4,511,350)
2.6	Proceeds from disposal of available-for-sale financial assets	2,739,728	5,367,870
2.7	Cash paid for purchase of held-to-maturity investments	(955,213)	(2,490,698)
2.8	Proceeds from disposal of held-to-maturity investments	576,755	1,396,396
2.9	Other	(34,810)	(39,474)

C.	CASH FLOWS FROM FINANCING ACTIVITIES

III.	Net cash flow from financing activities	3,852,217	2,769,776

3.1	Cash obtained from funds borrowed and securities issued	9,362,447	6,512,132
3.2	Cash used for repayment of funds borrowed and securities issued	(5,408,717)	(3,642,040)
3.3	Equity instruments issued	—	—
3.4	Dividends paid	(101,513)	(100,316)
3.5	Repayments for finance leases	—	—
3.6	Other	—	—

IV.	Effect of change in foreign exchange rates on cash and cash equivalents	(12,439)	(16,232)

V.	Net (decrease) / increase in cash and cash equivalents	1,396,158	(164,830)

VI.	Cash and cash equivalents at the beginning of the period	9,190,905	6,207,694

VII.	Cash and cash equivalents at the end of the period	10,587,063	6,042,864

The accompanying explanations and notes form an integral part of these consolidated financial statements.

11

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION THREE

ACCOUNTING POLICIES

I.                             BASIS OF PRESENTATION

The consolidated financial statements are prepared within the scope of the “Regulation on Accounting Applications for Banks and Safeguarding of Documents” related with Banking Act numbered 5411 published in the Official Gazette no.26333 dated 1 November 2006 and other regulations related to reporting principles on accounting records of Banks published by Banking Regulation and Supervision Agency and circulars and interpretations published by Banking Regulation and Supervision Authority (together referred as BRSA Accounting and Reporting Legislation) and in case where a specific regulation is not made by BRSA, Turkish Accounting Standards, within the scope of interim reporting Turkish Accounting Standards 34 and Turkish Financial Reporting Standards (“TFRS”) and related appendices and interpretations (referred as “Turkish Accounting Standards” or “TAS”) put into effect by Public Oversight Accounting and Auditing Standards Authority (“POA”).

The format and content of the publicly announced consolidated financial statements and notes to these statements have been prepared in accordance with the “Communiqué on Publicly Announced Financial Statements, Explanations and Notes to These Financial Statements”, published in Official Gazette no. 28337, dated 28 June 2012, and amendments to this Communiqué.

The accompanying consolidated financial statements are prepared in accordance with the historical cost basis as modified in accordance with inflation adjustments applied until 31 December 2004, except for the financial assets at fair value through profit or loss, derivative financial assets and liabilities held for trading purpose, properties classified under tangible fixed assets, available-for-sale financial assets and consolidated investments in associates and subsidiaries whose fair value can be reliably measured and assets available for sale, which are presented on a fair value basis.

The preparation of financial statements requires the use of certain critical estimates on assets and liabilities reported as of balance sheet date or amount of contingent assets and liabilities explained and amount of income and expenses occurred in related period. Although these estimates rely on the management’s best judgment, actual results can vary from these estimates. Judgments and estimates are explained in related notes.

The accounting policies and valuation principles applied in the preparation of these financial statements are defined and applied in accordance with TAS. Those accounting policies and valuation principles are explained in Notes II. to XXIV. below.

Additional paragraph for convenience translation to English

The differences between accounting principles, as described in the preceding paragraphs, and the accounting principles generally accepted in countries, in which the accompanying consolidated financial statements are to be distributed, and International Financial Reporting Standards (“IFRS”), may have significant influence on the accompanying consolidated financial statements. Accordingly, the accompanying consolidated financial statements are not intended to present the financial position and results of operations in accordance with the accounting principles generally accepted in such countries and IFRS.

12

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

II.                         STRATEGY FOR THE USE OF FINANCIAL INSTRUMENTS AND INFORMATION ON FOREIGN CURRENCY TRANSACTIONS

Strategy for the use of financial instruments

The Parent Bank’s core operations are based on retail banking, corporate banking, private banking, foreign exchange operations, money market operations, investment security transactions, and international banking. As a result of the nature of its operations, the Parent Bank intensively utilizes financial instruments. The Bank funds itself through deposits with different maturities as the main funding resources that are invested in assets earning higher returns.

The most important fund sources of the Bank other than the deposits are its equity and medium and long-term borrowings obtained from foreign financial institutions. The Bank pursues an effective asset-liability management strategy by securing balance between funding resources and investments so as to reduce risks and increase returns. Accordingly, the Bank attaches great significance to long-term placements bearing higher interest rates.

It is essential to consider the maturity structure of assets and liabilities in liquidity management. The essence of asset liability management is the keep the liquidity risk, interest rate risk, exchange rate risk and credit risk within reasonable limits; while enhancing profitability and strengthening the Bank’s shareholders’ equity.

Lending loans and investments in marketable securities generate higher return than the average rate of return of the Bank’s operating activities on the basis of maturity structures and market conditions. When bank placements are considered, they have short term maturity in terms of liquidity management but earn lower return. The Bank takes position against short-term foreign exchange risk, interest rate risk and market risk in money and capital markets, by considering market conditions, within specified limits set by regulations. The Bank hedges itself and controls its position against the foreign exchange risk being exposed due to foreign currency available-for-sale investments, investments in other portfolios and other foreign currency transactions by various derivative transactions and setting the equilibrium between foreign currency denominated assets and liabilities.

Foreign currency position is closely followed taking the legal limits and the Bank’s internal control regulations, formed in a balanced basket taking the market conditions into account.

In order to avoid interest rate risk, assets and liabilities having fixed and floating interest rates are kept in balance, taking the maturity structure into consideration.

Information on foreign currency transactions

Foreign currency transactions are recorded in TL, the functional currency of the Parent Bank. Foreign currency transactions are recorded using the foreign exchange rates ruling at the transaction date. The foreign exchange rate differences are recognized as foreign exchange gains or losses in the statement of income.

Foreign exchange differences resulting from amortized costs of foreign currency denominated available-for-sale financial assets are recognized in the statement of income whilst foreign exchange differences resulting from unrealized gains and losses are presented in “Valuation differences of marketable securities” under equity.

If the net investments in associates and subsidiaries operating in foreign countries are measured at cost, they are reported as translated into TL by using the foreign exchange rate at the date of transaction. If related associates and subsidiaries are measured at fair value, net foreign operations are reported as translated into TL by the rates prevailing at the date of the determination of the fair value.

13

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

III.                   INFORMATION ON COMPANIES SUBJECT TO CONSOLIDATION

Investments in consolidated companies

As at and for the nine-month period ended 30 September 2015, the financial statements of T. Vakıflar Bankası T.A.O, Vakıfbank International AG, Vakıf Finansal Kiralama A.Ş., Güneş Sigorta A.Ş., Vakıf Emeklilik A.Ş., Vakıf Faktoring A.Ş., Vakıf Yatırım Menkul Değerler A.Ş., Vakıf Portföy Yönetimi A.Ş., Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. and Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş. have been included in the consolidated financial statements of the Group.

Vakıfbank International AG, was established in 1999 to operate in the banking sector in foreign countries, in line with the Bank’s globalization policy. Its head office is in Vienna.

Vakıf Finansal Kiralama A.Ş., was established in 1988 to enter into finance lease operations and related transactions and contracts. Its head office is in Istanbul.

Güneş Sigorta A.Ş. was established under the leadership of the Bank and Toprak Mahsulleri Ofisi in 1957. The Company has been operating in nearly all non-life insurance branches like fire, accident, transportation, engineering, agriculture, health, forensic protection, and loan insurance. Its head office is in Istanbul.

Vakıf Emeklilik A.Ş. was established under the name Güneş Hayat Sigorta A.Ş. in 1991. In 2003 the Company has taken conversion permission from Treasury and started to operate in private pension system. Its head office is in Istanbul.

Vakıf Faktoring A.Ş. was established in 1998 to perform factoring transactions and any kind of financing transactions. Factoring, the main operation of the Company, is a financing method that includes the trade receivables of production, distribution and service companies to be sold to intermediary institutions. Its head office is in Istanbul.

Vakıf Yatırım Menkul Değerler A.Ş. was established in 1996 to provide service to investors through making capital markets transactions, issuance of capital market tools, commitment of repurchase and sales, and purchase and sales of marketable securities, operating as a member of stock exchange, investment consultancy, and portfolio management. Its head office is in Istanbul.

Vakıf Portföy Yönetimi A.Ş. operates in investment fund management, portfolio management and pension fund management. Its head office is in Istanbul.

Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. was established as the first real estate investment partnership in finance sector under the adjudication of Capital Markets Law in 1996. The Company’s main operation is in line with the scope in the Capital Markets Board’s regulations relating to real estate investment trusts like, real estates, capital market tools based on real estates, real estate projects and investment on capital market tools. Its head office is in Istanbul.

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CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

III.                   INFORMATION ON COMPANIES SUBJECT TO CONSOLIDATION (Continued)

Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş. was established in 1991 in Istanbul. The main operation of the Company is to invest a portfolio including marketable debt securities, equity securities without having managerial power in the partnerships whose securities have been acquired; and gold and other precious metals traded in national and international stock exchange markets or active markets other than stock exchange markets, in accordance with the principles and regulations promulgated by Capital Markets Board. Its head office is in Istanbul.

Pursuant to the 4 March 2010 dated and 764 numbered decision of Board of Directors of Central Bank of Turkish Republic of Northern Cyprus, the official authorisation of World Vakıf UBB Ltd., a subsidiary which was subject to consolidation in previous periods, is abrogated due to incompliance with the 7th and 9th articles of 41/2008 numbered Law of International Banking Units. World Vakıf UBB Ltd. will be liquidated according to 24 May 2010 dated decision of the Nicosia Local Court. Therefore, the financial statements of the company have not been consolidated as at 30 September 2015 and 31 December 2014 but until the liquidation decision date its accumulated previous years’ loss has been included in the accompanying consolidated financial statements.

The liquidation process of World Vakıf Off UBB Ltd., an associate of the Parent Bank, has been carried out by NCTR Collecting and Liquidation Office. The application of the company for cancellation of the liquidation has been rejected and the decision of liquidation has been agreed. Thus, the company’s name has been changed as “World Vakıf UBB Ltd. in Liquidation”.

As per the resolution of the Board of Directors of the Parent Bank held on 8 September 2011, it has been decided to merge Vakıf Sistem Pazarlama Yazılım Servis Güvenlik Temizlik Ticaret ve Sanayi A.Ş. with Vakıf Pazarlama Ticaret A.Ş. with dissolution of Vakıf Sistem Pazarlama Yazılım Servis Güvenlik Temizlik Ticaret ve Sanayi A.Ş. without liquidation, in accordance with Mülga Law No: 6762, article 451 of Turkish Commercial Code. Since Vakıf Pazarlama ve Ticaret A.Ş. is not a financial subsidiary anymore, its financial statements have not been consolidated as at 30 September 2015 and 31 December 2014, but its equity until the merger date has been included in the accompanying consolidated financial statements.

Investments in associates consolidated per equity method

As at and for the nine-month period ended 30 September 2015, the financial statements of Kıbrıs Vakıflar Bankası Ltd and Türkiye Sınai Kalkınma Bankası A.Ş. have been consolidated per equity method in the consolidated financial statements of the Group.

Kıbrıs Vakıflar Bankası Ltd. was established in 1982 in Turkish Republic of Northern Cyprus, mainly to encourage the credit cards issued by the Bank, and increase foreign exchange inflow, and carry on retail and commercial banking operations. Its head office is in Lefkosa.

Türkiye Sınai Kalkınma Bankası A.Ş. was established in 1950 to support investments in all economic sectors. Its head office is in Istanbul.

In cases where the accounting policies for the preparation of the financial statements of Financial Subsidiaries are different than those of the Parent Bank, the differences have been adjusted to the accounting policies of the Parent Bank, taking the materiality principle into account. The financial statements of local Financial Subsidiaries, and foreign Financial Subsidiaries preparing their financial statements according to the principles of the countries which they are located in, have been adjusted in accordance with Reporting Standards as at the related reporting dates. Inter-company balances and transactions, and any unrealized gains and losses arising from inter-company transactions, are eliminated in preparing these consolidated financial statements.

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CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

IV.                    INFORMATION ON FORWARDS, OPTIONS AND OTHER DERIVATIVE TRANSACTIONS

The derivative transactions mainly consist of currency and interest rate swaps, precious metal swaps, foreign currency forward contracts and currency options. The Group has classified its derivative transactions as “trading purpose derivatives” in accordance with the TAS 39 — Financial Instruments: Recognition and Measurement.

Derivatives are initially recorded at their purchase costs. The notional amounts of derivative transactions are recorded in off-balance sheet accounts based on their contractual amounts.

Subsequently, the derivative transactions are measured at their fair values and the changes in fair values are recorded in the balance sheet under “Derivative financial assets held for trading purpose” or “Derivative financial liabilities held for trading purpose”. The subsequent fair value changes of derivative transactions is recorded in the consolidated statement of income.

V.                         INFORMATION ON INTEREST INCOME AND EXPENSES

Banking activities

Interest income and expense are recognized according to the effective interest method based on accrual basis. Effective interest rate is the rate that discounts the estimated future cash payments and receipts through the expected life of the financial asset or liability to the carrying amount of the financial asset or liability. Effective interest rate is calculated when a financial asset or a liability is initially recorded and is not modified thereafter.

The computation of effective interest rate comprises all fees and points paid or received transaction costs, and discounts or premiums that are an integral part of the effective interest rate. Transaction costs are additional costs that are directly related to the acquisition, issuance or disposal of financial assets or liabilities.

In accordance with the related regulation, the accrued interest income on non-performing loans are reversed and subsequently recognized as interest income only when collected.

Finance leasing activities

The total of minimum rent amounts are recorded at “finance lease receivables” account in gross amounts comprising the principal amounts and interests. The interest, the difference between the total of rent amounts and the cost of the fixed assets, is recorded at “unearned income” account. As the rents are collected, “finance lease receivables” account is decreased by the rent amount; and the interest component is recorded in the consolidated statement of income as interest income.

Factoring operations

Factoring receivables are initially recorded at their historical costs less transaction costs. They are amortized using the effective interest method, taking their historical costs and future cash flows into account and the amortized amounts are recognized as “other interest income” in the consolidated statement of income.

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CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

VI.                    INFORMATION ON FEES AND COMMISSIONS

Fees and commissions received and paid are recognized according to either accrual basis of accounting or effective interest method depending on nature of fees and commission, incomes derived from agreements and asset purchases for third parties are recognized as income when realized.

VII.               INFORMATION ON FINANCIAL ASSETS

A financial asset is any asset that is cash, an equity instrument of another entity, a contractual right to receive cash or another financial asset from another entity; or to exchange financial assets or financial liabilities with another entity under conditions that are potentially favourable to the entity.

Financial assets except for measured at fair value through profit or loss are recognized initially with their transaction costs that are directly attributable to the acquisition or issue of the financial asset. Purchase and sale transactions of securities are accounted at settlement dates.

Financial assets are classified in four categories; as financial assets at fair value through profit or loss, available-for-sale financial assets, held-to-maturity investments, and loans and receivables.

Financial assets at fair value through profit or loss

Financial assets, which are classified as “financial assets at fair value through profit or loss”, are trading financial assets and are either acquired for generating profit from short-term fluctuations in the price or dealer’s margin, or are the financial assets included in a portfolio in which a pattern of short-term profit making exists independent from the acquisition purpose.

Such assets are measured at their fair values and gain/loss arising is recorded in the consolidated statement of income. Interest income earned on financial assets and the difference between their acquisition costs and fair values are recorded as interest income in the consolidated statement of income. The gains/losses in case of disposal of such securities before their maturities are recorded under trading income/losses in the consolidated statement of income.

Held to maturity investments, available-for-sale financial assets and loans and receivables

Held to maturity investments are the financial assets with fixed maturities and pre-determined payment schedules that the Bank has the intent and ability to hold until maturity, excluding loans and receivables.

There are no financial assets that are not allowed to be classified as held-to-maturity investments for two years due to the tainting rules applied for the breach of classification rules.

Held-to-maturity investments are measured at amortized cost using effective interest method after deducting impairments, if any.

Available-for-sale financial assets are the financial assets other than assets held for trading purposes, held-to-maturity investments and loans and receivables.

Available-for-sale financial assets are initially recorded at cost and subsequently measured at their fair values. Assets that are not traded in an active market are measured by valuation techniques, including recent market transactions in similar financial instruments, adjusted for factors unique to the instrument being valued; or discounted cash flow techniques for the assets which do not have a fixed maturity. Unrecognized gains or losses calculated as the difference between the fair values and the discounted values of available for sale financial assets are recorded in “Valuation Differences of the Marketable Securities” under the equity. In case of disposal of such assets, the realized gain or losses are recognized directly in the consolidated statement of income.

Purchase and sales of investment securities are recognized at the date of delivery. The changes in fair value of assets during the period between trade date and settlement date are accounted for in financial assets at fair value through profit or loss, available-for-sale financial assets and financial assets held for trading in the settlement date-accounting policy.

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CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

VII.               INFORMATION ON FINANCIAL ASSETS (Continued)

Loan and receivables are the financial assets raised by the Bank providing money, commodity and services to debtors. Loans are financial assets with fixed or determinable payments and not quoted in an active market.

Loans and receivables are recorded at cost and measured at amortized cost by using effective interest method. The duties paid, transaction expenditures and other similar expenses on assets received against such risks are considered as a part of transaction cost and charged to customers.

Associates and subsidiaries

Subsidiaries are the entities that the Bank has the power to govern the financial and operating policies of those so as to obtain benefits from its activities. Subsidiaries are accounted in accordance with   TAS 39 — Financial Instruments: Recognition and Measurement in the unconsolidated financial statements. Subsidiaries, which are traded in an active market or whose fair value can be reliably measured, are recorded at fair value.

Associates are accounted in accordance with TAS 39-Financial Instruments: Recognition and Measurement in the unconsolidated financial statements. Associates, which are traded in an active market or whose fair value can be reliably measured, are recorded at their fair values. Associates which are not traded in an active market and whose fair values cannot be reliably set are reflected in financial statements with their costs after deducting impairment losses, if any.

VIII.          INFORMATION ON IMPAIRMENT OF FINANCIAL ASSETS

Financial assets or group of financial assets are reviewed at each balance sheet date to determine whether there is objective evidence of impairment. If any such indication exists, the Group estimates the amount of impairment.

Impairment loss incurs if, and only if, there is objective evidence that the expected future cash flows of financial asset or group of financial assets are adversely affected by an event(s) (loss event(s)) incurred subsequent to recognition. The losses expected to incur due to future events are not recognized even if the probability of loss is high.

The impairment for held to maturity financial assets is calculated by the difference between the estimated collectible amount which is calculated by discounting the expected future cash flows using “Effective interest rate (internal rate of return) method” and carrying amount. If there is impairment, the book value is shortened and the amount of loss is stated in profit/loss.  If there is an indicator of impairment on the book value of the available for sale financial assets which is directly stated in equity, the total loss which is stated in equity will be removed from equity and stated on profit or loss even if the financial assets are not recognized.

If there is an objective evidence that certain loans will not be collected, for such loans; the Bank provides specific and general allowances for loan and other receivables classified in accordance with the Regulation on Identification of and Provision against Non-Performing Loans and Other Receivables published on the Official Gazette no. 26333 dated 1 November 2006 and the amendments to this regulation. 20% specific provision for non-performing loans for Third Group and 100% specific provision for non-performing loans for Fourth and Fifth Group used to be reserved on condition of not being less than the minimum required rates specified within the related Regulation, 50% specific provision is reserved for the non-performing loans that are transferred to Fourth  Group according to changes in accounting policy about specific provisions of non-performing loans that are transferred to Fourth Group as of 30 September 2015. In this scope, the specific provision of TL 17,864 that was reserved by the Parent Bank within the previous periods is transferred to “ Other Operating Income” account and the specific provision of TL 303,807 that was reserved in current period is transferred to “Provision for Losses on Loans and Other Receivables” account.

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CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

IX.                   INFORMATION ON OFFSETTING OF FINANCIAL INSTRUMENTS

Financial assets and financial liabilities are offset and the net amount is reported in the balance sheet if, and only if, there is a currently enforceable legal right of the Group to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the asset and settle the liability simultaneously.

X.                         INFORMATION ON SALES AND REPURCHASE AGREEMENTS AND SECURITIES LENDING

Securities sold under repurchase agreements (“repo”) are recorded on the balance sheet. Government bonds and treasury bills sold to customers under repurchase agreements are classified as “Securities Subject to Repurchase Agreements” and classified under “held for trading”, “available for sale” and/or “held-to-maturity” portfolios and they are valued based on the revaluation principles of the related portfolios. Funds received through repurchase agreements are classified separately under liability accounts and the related interest expenses are accounted on an accrual basis.

Securities purchased under resale agreements (“reverse repo”) are classified under “Interbank Money Markets” separately. An income accrual is accounted for the positive difference between the purchase and resale prices earned during the period.

XI.                    INFORMATION ON ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS

Tangible assets acquired in consideration of receivables are accounted for in accordance with the requirements of the Communiqué on “Methods, Principles for Purchase and Sale of Precious Metal and Sale of Goods and Immovables obtained in Return of Receivables” published in the Official Gazette numbered 26333 and dated 1 November 2006 and these assets are subject to revaluation by no means.

A discontinued operation is a part of the Bank’s business classified as sold or held-for-sale. The operating results of the discontinued operations are disclosed separately in the income statement.

The Group has no discontinued operations.

XII.              INFORMATION ON GOODWILL AND OTHER INTANGIBLE ASSETS

As at the balance sheet date, the Group has no goodwill.

The Group’s intangible assets consist of software. Intangible assets are initially recorded at their costs in compliance with the TAS 38 - Intangible Assets.

The costs of the intangible assets purchased before 31 December 2004 are restated from the purchasing dates to 31 December 2004, the date the hyperinflationary period is considered to be ended. The intangible assets purchased after this date are recorded at their historical costs. The intangible assets are amortized on their restated costs based on straight line amortization.

If there is objective evidence of impairment, the asset’s recoverable amount is estimated in accordance with the TAS 36 - Impairment of Assets and if the recoverable amount is less than the carrying value of the related asset, a provision for impairment loss is made.

Estimated useful lives of the Group’s intangible assets are 3-15 years, and amortization rates are between 6.66% and 33.33%.

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CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XIII.   INFORMATION ON TANGIBLE ASSETS

The costs of the tangible assets purchased before 31 December 2004 are restated from the purchasing dates to 31 December 2004, the date the hyperinflationary period is considered to be ended. In subsequent periods no inflation adjustment is made for tangible assets, and costs which are restated as of 31 December 2004 are considered as their historical costs. Tangible assets purchased after 1 January 2005 were recorded at their historical costs after foreign exchange differences and financial expenses are deducted if any. The Group decided to pursue the properties for use according to their fair values in terms of separating the land and buildings within the context of TAS 16 “Turkish Accounting Standard on Property, Plant and Equipment” after the change in the accounting policy as of 30 September 2015. As a result of the valuation from the independent appraisal company, revaluation difference of TL 712,165 after deferred tax effect is followed under the revaluation surplus on tangible assets under shareholders’ equity. As of 30 September 2015, the conformity between net book value that was calculated based on the cost of properties for use and revaluated values are as follows;

30 September 2015
Fair value	1,146,185
Net book value calculated on cost value	395,351
Before tax revaluation differences	750,834

Calculated deferred tax liability (-)	38,669
Revaluation differences-net	712,165

Gains and losses arising from the disposal of the tangible assets are calculated as the difference between the net book value and the net sales price and recognized in the income statement of the period.

Maintenance and repair costs incurred for tangible assets are recorded as expense.

There are no restrictions such as pledges, mortgages or any other restriction on tangible assets.

Depreciation rates and estimated useful lives are:

Tangible assets	Estimated useful life (years)	Depreciation rate (%)
Buildings	50	2
Office equipment, furniture and fixture, and motor vehicles	5-10	10-20
Assets obtained through finance leases	4-5	20-25

There are no changes in the accounting estimates that are expected to have an impact in the current or subsequent periods.

At each reporting date, the Group evaluates whether there is objective evidence of impairment on its assets. If there is an objective evidence of impairment, the asset’s recoverable amount is estimated in accordance with the TAS 36 - Impairment of Assets and if the recoverable amount is less than the carrying value of the related asset, a provision for impairment loss is made.

XIV.   INFORMATION ON INVESTMENT PROPERTIES

Investment property is a property held either to earn rental income or for capital appreciation or for both. Group held investment property with respect to the consolidated real estate investment and insurance firms’ activities.

Investment properties are initially recorded at their acquisition costs including transaction costs.

Investment properties, following the initial recording, are measured by acquisition cost method (reducing accumulated depreciation and if it is present, provisions for impairment from acquisition cost) that is used in tangible assets.

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CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XV.     INFORMATION ON LEASING ACTIVITIES

Finance leasing activities as the lessee

Tangible assets acquired through finance leasing are presented under “Tangible Assets” in the assets of the Bank, and under “Finance Lease Payables” account in the liabilities of the Bank. In the determination of the related asset and liability amounts, the lower of the fair value of the leased asset and the present value of leasing payments is considered. Financial costs of leasing agreements are expanded in lease periods at a fixed interest rate.

If there is impairment in the value of the assets obtained through finance lease and in the expected future benefits, the leased assets are valued with net realizable value. Depreciation for assets obtained through finance lease is calculated in the same manner as tangible assets.

Finance leasing activities as the lessor

The rent amounts at the beginning of the finance leasing activities are recorded at “finance lease receivables” account in gross amounts comprising the principal amounts and interests. The interest, the difference between the total of rent amounts and the cost of the fixed assets, is recorded at “unearned income” account. As the rents are collected, “finance lease receivables” account is decreased by the rent amount; and the interest component is recorded at consolidated income statement as interest income.

Operational leases

Transactions regarding operational lease agreements are accounted on an accrual basis in accordance with the terms of the related contracts.

XVI.   INFORMATION ON PROVISIONS AND CONTINGENT LIABILITIES

Provisions other than the specific and general provisions set for loans and other receivables and provisory liabilities are accounted in accordance with TAS 37 “Turkish Accounting Standard on Provisions, Contingent Liabilities and Contingent Assets Corresponding”.

In the consolidated financial statements, a provision is booked for an existing commitment resulted from past events if it is probable that the commitment will be settled and a reliable estimate can be made of the amount of the obligation. Provisions are calculated based on the best estimates of management on the expenses to incur as at the balance sheet date and, if material, such expenses are discounted for their present values. If the amount is not reliably estimated and there is no probability of cash outflow from the Group to settle the liability, the related liability is considered as “contingent” and disclosed in the notes to the consolidated financial statements.

A contingent asset is a possible asset that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the entity. Contingent assets are not recognized in consolidated financial statements but are assessed continuously to ensure that related updates are appropriately reflected in the consolidated financial statements. If it has become virtually certain that an inflow of economic benefits will arise, the asset and the related income are recognized in the consolidated financial statements of the period in which the change occurs. If an inflow of economic benefits has become probable, the Group discloses the contingent asset.

XVII.  INFORMATION ON OBLIGATIONS OF THE GROUP CONCERNING EMPLOYEE RIGHTS

Reserve for employee termination benefits

In accordance with existing Turkish Labor Law, the Group is required to make lump-sum termination indemnities to each employee who has completed one year of service with the Parent Bank and whose employment is terminated due to retirement or for reasons other than resignation or misconduct. The computation of the liability is based upon the retirement pay ceiling announced by the Government. The applicable ceiling amount as at 30 September 2015 is TL 3,828 (full TL) (31 December 2014: TL 3,438 (full TL)).

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CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVII.      INFORMATION ON OBLIGATIONS OF THE GROUP CONCERNING EMPLOYEE RIGHTS (Continued)

The Group reserved for employee severance indemnities in the accompanying consolidated financial statements using actuarial method in compliance with the TAS 19 - Employee Benefits.

As at 30 September 2015 and 31 December 2014, the major actuarial assumptions used in the calculation of the total liability are as follows:

	Current Period	Prior Period
Discount Rate	8.60%	8.60%
Estimated Inflation Rate	6.50%	6.50%
Increase in Real Wage Rate	7.50%	7.50%

Other benefits to employees

The Group has provided provision for undiscounted other employee benefits earned during the financial period as per services rendered in compliance with TAS 19 in the accompanying consolidated financial statements.

The accounting of actuarial gains and losses due to the changes in actuarial assumptions or the differences between assumption and realized has been changed to be applied as at or after the account periods starting from 1 January 2013 by “The communique (No: 9) about Employee Benefits (“TAS 19”)” published by the Official Gazette No. 28585 dated 12 March 2013 issued by Public Oversight Accounting and Auditing Standards Authority. “Transition and Validity Date” in the standard permits retrospective application. Thus, actuarial gains and losses have been accounted in “Other Capital Reserves” shown under “Equity” associated with “The Statement of Gains and Losses Recognized in Equity” for the respective reporting periods.

Pension fund

The employees of the Parent Bank are the members of “Türkiye Vakıflar Bankası Türk Anonim Ortaklığı Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı” (“the Fund”) established on 15 May 1957 as per the temporary article no. 20 of the Social Security Law no. 506.

The first paragraph of the temporary article no. 23 which states the Banks should transfer pension funds to the Social Security Institution within three years after the issue date of the Banking Law no. 5411, issued in the 1 November 2005 dated and 25983 numbered Official Gazette, has been cancelled by the Constitutional Court’s 22 March 2007 dated and 2007/33 numbered decision. Reasoned ruling of the Constitutional Court has been issued on 15 December 2007 in the Official Gazette no. 26731. The reason for the cancellation decision by Constitutional Court was stated as possible future losses on acquired rights of Fund members.

Following the publication of the ruling, the Turkish Parliament started to work on new legal arrangements and the Social Security Law no. 5754 (“the Law”) has been approved on 17 April 2008. The Law is enacted by the approval of the President of Turkey and issued on the 8 May 2008 dated and 26870 numbered Official Gazette.

In accordance with the temporary article no. 20 of the Article no. 73 of the Law;

The discounted liability for each fund in terms of the persons transferred as at the transfer date, including the contributors left the fund, should be calculated by the assumptions below,

a)        The technical interest rate to be used for the actuarial calculation is 9.80%.

b)        Income and expenditures in respect to fund’s insurance division are considered in the calculation of discounted liability.

Law requires the transfer to be completed in three years beginning from 1 January 2008. The three year period has expired on 8 May 2011; however, it has been extended to 8 May 2013 with the decision of Council of Ministers published in Official Gazette dated 9 April 2011.

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IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVII.      INFORMATION ON OBLIGATIONS OF THE GROUP CONCERNING EMPLOYEE RIGHTS (Continued)

Law requires the transfer to be completed in three years beginning from 1 January 2008. The three year period has expired on 8 May 2011; however, it has been extended to 8 May 2013 with the decision of Council of Ministers published in Official Gazette dated 9 April 2011. Before the expiration date, with the decision of Council of Ministers published in Official Gazette dated 3 May 2013, the period for transferring banks, insurance and reassurance firms, board of trade, exchanges or participants, monthly salary paid individuals and beneficiaries of the funds that are constructed for their personnel to Social Security Institution in the scope of the temporary article no. 20 of the Social Security Law no. 506 published in Official Gazette dated 30 April 2014 extended for one year. The Council of Ministers has been lastly authorized to determine the transfer date in accordance with the last amendment in the first paragraph of the 20th provisional article of Law No.5510 implemented by the Law No. 6645 on Amendment of the Occupational Health and Safety Law and Other Laws and Decree Laws published in the Official Gazette dated 23 April 2015 numbered 29335.

The employer of pension fund participants (the Banks) will continue to pay the non-transferable social rights, which are already disclosed in the article of association of the pension fund, to the pension participants and their right owners, even though the salary payment obligation has been transferred to the Social Security Foundation.

The technical financial statements of the Fund are audited by the certified actuary according to the “Actuaries Regulation” which is issued as per the Article no. 21 of the 5684 numbered Insurance Law. As per the actuarial report dated February 2015 in compliance with the principles explained above, there is no technical or actual deficit determined which requires provision against as at 31 December 2014.

XVIII. INFORMATION ON TAXATION

Corporate tax

Corporate tax rate is 20% in Turkey. This rate is applied to the total income of the corporations adjusted for certain disallowable expenses, exempt income and any other allowances.

Dividends paid to the resident institutions and the institutions working through local offices or representatives are not subject to withholding tax. Except for the dividend payments to these institutions, the withholding tax rate on the dividend payments is 15%. In applying the withholding tax rates on dividend payments to the non-resident institutions and the individuals, the withholding tax rates covered in the related Double Tax Treaty Agreements are taken into account. Appropriation of the retained earnings to capital is not considered as profit distribution and therefore is not subject to withholding tax.

The prepaid taxes are calculated and paid at the rates valid for the earnings of the related years. The payments can be deducted from the annual corporate tax calculated for the whole year earnings.

In accordance with the tax legislation, tax losses can be carried forward to offset against future taxable income for up to five years. Tax losses cannot be carried back to offset profits from previous periods.

In Turkey, there is no procedure for a final and definite agreement on tax assessments. Companies file their tax returns with their tax offices by the end of 25th of the fourth month following the close of the accounting period to which they relate.

Tax returns are open for five years from the beginning of the year that follows the date of filing during which time the tax authorities have the right to audit tax returns, and the related accounting records on which they are based, and may issue re-assessments based on their findings.

The corporate tax rate for the Group’s subsidiary in Austria has been determined as 25%. Prepaid corporate taxes for every three months are computed and paid using the related period’s tax rate. Taxes which have been paid for previous periods can be deducted from corporate taxes computed on annual taxable income. According to the Double Taxation Treaty Agreement between Turkey and Austria, Turkish corporations in Austria possess the right to benefit from tax returns of 10% on interest earned from the investments and loans granted in Turkey.

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CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVIII. INFORMATION ON TAXATION (Continued)

Deferred taxes

According to the TAS 12 - Income Taxes; deferred tax assets and liabilities are recognized, on all taxable temporary differences arising between the carrying values of assets and liabilities in the financial statements and their corresponding balances considered in the calculation of the tax base, except for the differences not deductible for tax purposes and initial recognition of assets and liabilities which affect neither accounting nor taxable profit.

Deferred tax assets and deferred tax liabilities for each subsidiary subject to consolidation are presented after offsetting these assets and liabilities in the financial statements of the related subsidiaries, since the subsidiaries have legal right to offset tax assets and tax liabilities. In the consolidated financial statements, deferred tax assets and deferred tax liabilities are not offsetted since the subsidiaries subject to consolidation do not have the right to receive a net receivable or pay a net payable legally.

In case where gains/losses resulting from the subsequent measurement of the assets are recognized in the consolidated statement of income, then the related current and/or deferred tax effects are also recognized in the consolidated statement of income. On the other hand, if such valuation differences are recognized as an item under shareholders’ equity, then the related current and/or deferred tax effects are also recognized directly in the shareholders’ equity.

Transfer pricing

Transfer pricing provisions have been stated under the Article 13 of Corporate Tax Law with the heading of “disguised profit distribution via transfer pricing”. “The General Communiqué on Disguised Profit Distribution via Transfer Pricing”, dated 18 November 2007 sets details about implementation.

Pursuant to the relevant Communiqué, if a taxpayer enters into transactions regarding sale or purchase of goods and services with related parties, where the prices are not set in accordance with arm’s length principle, then related profits are considered to be distributed in a disguised manner through transfer pricing. Such disguised profit distributions through transfer pricing are not accepted as tax deductible for corporate income tax purposes.

Investment incentive

As per the provisional Article no. 69, effective from 1 January 2006, added to the Income Tax Law no. 193 by Law no. 5479 dated 8 April 2006 and published in Official Gazette no. 26133, tax payers could deduct investment incentives which were calculated according to the legislative provisions (including tax rate related provisions) in force on 31 December 2005, only from the taxable income for the years 2006, 2007, and 2008. The rights of tax payers who could not deduct investment incentives fully or partially due to insufficient taxable income during those years, were lost as at 31 December 2008.

In accordance with the decision taken by the Turkish Constitutional Court on 15 October 2009, the 2006, 2007 and 2008 clause of the provisional Article no. 69 of the Income Tax Law mentioned above, is repealed and the time limitation for the use of the investment incentive is removed. The repeal related to the investment incentive was enacted and issued in the 8 January 2010 Official Gazette number 27456. Accordingly, the Group’s subsidiary operating in finance leasing business will be able to deduct its remaining investment incentives from taxable income in the future without any time limitation.

As per “Law regarding amendments to the Income Tax Law and Some Other Certain Laws and Decree Laws” accepted on 23 July 2010 at the Grand National Assembly of Turkey, the expression of “can be deducted from the earnings again in the context of this legislation (including the legislation regarding the tax rate) valid at this date” has been amended as “can be deducted from the earnings again in the context of this legislation (including the legislation regarding the tax rate as explained in the second clause of the temporary article no 61 of the Law) valid at this date” and the following expression of “ Investment incentive amount used in determination of the tax base shall not exceed 25% of the associated taxable income. Tax is computed on the remaining income per the enacted tax rate” has been added. This Law has been published in the Official Gazette on 1 August 2010.

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CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVIII. INFORMATION ON TAXATION (Continued)

The clause “The amount which to be deducted as investment incentive to estimate tax base cannot exceed 25% of related income” which has been added to first clause of the temporary 69th article of Law No: 193 with the 5th article of Law No: 6009 on Amendments to Income Tax Law and Some Other Laws and Decree Laws has been abrogated with the 9 February 2012 dated decisions no: E.2010/93 and K.2012/20.

XIX.   ADDITIONAL INFORMATION ON BORROWINGS

Group obtains funding resources such as syndication and securitization transactions in case of need. In the current period, the Parent Bank has started to obtain funds through domestic and international bonds and bills.

These transactions are initially recognized at acquisition costs at the transaction date and are subsequently measured at amortized cost using effective interest method.

XX.     INFORMATION ON ISSUANCE OF EQUITY SECURITIES

The shares of the Parent Bank having nominal value of TL 322,000,000 (full TL), representing the 25.18% of the Bank’s outstanding shares, was publicly offered at a price between TL 5.13-5.40 for each share having a nominal value of TL 1 on November 2005, and TL 1,172,347 was recorded as “Share Premiums” in shareholders’ equity. TL 448,429 of this amount has been utilized in capital increase on 19 December 2006.

XXI.   INFORMATION ON CONFIRMED BILLS OF EXCHANGE AND ACCEPTANCES

Confirmed bills of exchange and acceptances are realized simultaneously with the customer payments and recorded in off-balance sheet accounts as possible debt and commitment, if any. As at the balance sheet date, there are no acceptances recorded as liability in return for assets.

XXII. INFORMATION ON GOVERNMENT INCENTIVES

As at 30 September 2015, Vakıf Finansal Kiralama A.Ş., a consolidated subsidiary of the Group, has unused investment incentives amounting to TL 217,491 (31 December 2014: TL 248,780).

XXIII. INFORMATION ON SEGMENT REPORTING

Operational segments are determined based the structure of the Group’s risks and benefits and presented in Section Four Note VII.

XXIV. OTHER MATTERS

Earnings per shares

Earnings per share has been calculated by dividing the net profit for the period to weighted average of outstanding shares. In Turkey, the companies may perform capital increase (“Bonus Shares”) from retained earnings. In earning per share computation bonus shares are treated as issued shares.

As at and for the nine-month period ended 30 September 2015, earnings per 100 shares are full TL 0.5275 (30 September 2014: full TL 0.4309).

Related parties

Shareholders, top executives and board members are accepted as related party personally, with their families and companies according to TAS 24 - Related Party Disclosures Standard. Transactions made with related parties are disclosed in Section Five Note V.

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TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XXIV. OTHER MATTERS (Continued)

Cash and cash equivalents

Cash and cash equivalents which is a base for preparation of cash flow statement includes cash in TL, cash in FC, money in transit, cheques, demand deposits for both Central Bank of Republic of Turkey (“CBRT”) and other banks, whereas cash equivalents consists of money market placements and time deposits at banks and marketable securities whose original maturity is less than three months.

Classifications

None.

Insurance operations of the Group

Written Premiums: Written premiums represent premiums on policies written during the year net of taxes and premiums of the cancelled policies produced in previous years. Written premiums, net off ceded are recorded under other operating income in the accompanying consolidated statement of income.

Reserve for unearned premiums: Reserve for unearned premiums represents the proportions of the premiums written in a period that relate to the period of risk subsequent to the balance sheet date, without deductions of commission or any other expense. Reserve for unearned premiums is calculated for all contracts except for the insurance contracts for which the Group provides mathematical reserve. Reserve for unearned premiums is also calculated for the annual premiums of the annually renewed long-term insurance contracts. Reserve for unearned premiums is presented under “insurance technical provisions” in the accompanying consolidated financial statements.

Reserve for outstanding claims: Reserve for outstanding claims is provided for the outstanding claims, which incurred and reported but not yet settled in current or previous years based on reported balances or estimates when actual balances are not exactly known and incurred but not yet reported claims (“IBNR”). IBNR and subrogation and salvage reimbursements are recognized as the highest of the amount calculated based on historical data and results of actuarial chain ladder method. Reserve for outstanding claims is presented under “insurance technical provisions” in the accompanying consolidated financial statements.

Mathematical provisions: Mathematical provisions are the provisions recorded against the liabilities of the Group to the beneficiaries of long-term life and individual accident policies based on actuarial assumptions. Mathematical provisions consist of actuarial mathematical provisions savings and profit sharing reserves.

Actuarial mathematical provisions are calculated as the difference between the net present values of premiums written in return of the risk covered by the Group and the liabilities to policyholders for long-term insurance contracts based on the basis of actuarial mortality assumptions as approved by the Republic of Turkey Prime Ministry Under secretariat of Treasury, which are applicable for Turkish insurance companies. Mathematical provision also includes the saving portion of the provisions for saving life product.

Profit sharing reserves are the reserves provided against income obtained from asset backing saving life insurance contracts. These contracts entitle the beneficiaries of those contracts to a minimum guaranteed crediting rate per annum or, when higher, a bonus rate declared by the Group from the eligible surplus available to date.

Mathematical provisions are presented under “insurance technical provisions” in the accompanying consolidated financial statements.

Deferred acquisition cost and deferred commission income: Commissions given to the intermediaries and other acquisition costs that vary with and are related to securing new contracts and renewing existing insurance contracts are capitalized as deferred acquisition cost. Deferred acquisition costs are amortized on a straight-line basis over the life of the contracts. Commission income obtained from the premiums ceded to reinsurance firms are also deferred and amortized on a straight-line basis over the life of the contracts.

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IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XXIV. OTHER MATTERS (Continued)

Liability adequacy test: At each reporting date, a liability adequacy test is performed, to ensure the adequacy of unearned premiums net of related deferred acquisition costs. In performing this test, current best estimates of future contractual cash flows, claims handling and policy administration expenses are used. Any inadequacy is immediately charged to the statement of income by establishing an unexpired risk provision under “insurance technical provisions” in the accompanying consolidated financial statements.

If the result of the test is that a loss is required to be recognized, the first step is to reduce any intangible item arising from business combinations related to insurance. If there is still a loss remaining, then the deferred acquisition cost is reduced to the extent that expense loadings are considered not recoverable. Finally, if there is a still remaining amount of loss, this should be booked as an addition to the reserve for premium deficiency.

Individual pension business

Individual pension system receivables presented under ‘other assets’ in the accompanying consolidated financial statements consists of ‘receivables from the clearing house on behalf of the participants’. Pension funds are the mutual funds that the individual pension companies invest in, by the contributions of the participants. Shares of the participants are kept at the clearing house on behalf of the participants.

‘Receivables from the clearing house on behalf of the participants’ is the receivable from the clearing house on pension fund basis against the contributions of the participants. The same amount is also recorded as payables to participants for the funds acquired against their contributions under the ‘individual pension system payables’.

In addition to the ‘payables to participants’ account, mentioned in the previous paragraph, individual pension system payables also includes participants’ temporary accounts, and payables to individual pension agencies. The temporary account of participants includes the contributions of participants that have not yet been invested. Individual pension system payables are presented under other liabilities and provisions in the accompanying consolidated financial statements.

Fees received from individual pension business consist of investment management fees, fees levied on contributions and entrance fees. Fees received from individual pension business are recognized in other income in the accompanying consolidated statement of comprehensive income.

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TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION FOUR

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP

I.          CONSOLIDATED CAPITAL ADEQUACY RATIO

As at 30 September 2015 the Bank’s consolidated capital adequacy ratio is 13.55% (31 December 2014: 13.73%). The Parent Bank’s unconsolidated capital adequacy ratio is 13.72% (31 December 2014: 13.96%).

Risk measurement methods in calculation of capital adequacy ratio

Consolidated capital adequacy ratio is calculated within the scope of the “Regulation on the Measurement and Assessment of Capital Adequacy Ratios of Banks (Regulation)”, “Regulation on Credit Risk Mitigation Techniques” and “Communiqué on Risk Weighted Amounts for Securitization Exposures” published in Official Gazette no. 28337 dated 28 June 2012 and “Regulation on the Equity of Banks” published in Official Gazette no. 26333 dated 1 November 2006.

The data used in calculation of consolidated capital adequacy ratio is organized in accordance with the accounting records prepared in compliance with the current legislation. Besides, the Bank classifies these data as “Trading Book” and “Banking Book”; and takes into account in the calculation of market risk and credit risk accordingly. Operational risks are also included in the calculation of capital adequacy ratio.

In the calculation of risk-based amounts, the Group classifies its receivables into risk groups described in 6th article of the Regulation and considers the ratings and risk mitigating elements. The amounts are evaluated in the related risk weight group, accordingly. The Bank applies “basic financial guarantee method” in the consideration of risk mitigating elements for banking book accounts.

Trading book accounts and the items deducted from the capital base are not included in the calculation of credit risk. In calculation of risk weighted assets, impairments, depreciation and amortization, and provisions are considered as deduction items.

In the calculation of their risk-based values, non-cash loans are weighted after netting with specific provisions that are classified under liabilities and calculated based on the “Regulation on Identification of and Provision against Non-Performing Loans and Other Receivables”. The net amounts are multiplied by the rates stated in the Article 5 of “Regulation regarding Measurement and Assessment of Capital Adequacy Ratios of Banks”, subjected to risk mitigation in accordance with the “Communique on Credit Risk Mitigation Techniques”, classified into related risk-weighted group in accordance with Article 6 of the Regulation, then multiplied with the risk weight of the group in accordance with the Appendix 1 of the Regulation.

In the calculation of their risk-based values, Derivative Financial Instruments and Credit Derivative Contracts which are accounted in banking book, the receivable amounts due to counter parties are multiplied by the rates stated in the Appendix 2 of the Regulation, subjected to risk mitigation in accordance with the “Communique on Credit Risk Mitigation Techniques”, classified into related risk-weighted group in accordance with Article 6 of the Regulation, then multiplied with  the risk weight of the group in accordance with the Appendix 1 of the same Regulation. In compliance with Article 5 of the Regulation, repo transactions, investment securities and commodity lending transactions are accounted for “Counterparty Credit Risk”. The Bank applies “Fair Value Measurement” in the calculation of “Counterparty Credit Risk”.

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TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                                 CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Information on unconsolidated capital adequacy ratio

	Unconsolidated Risk Weights- 30 September 2015
Current Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%
Surplus credit risk weighted	63,928,733	—	6,551,702	44,649,000	27,358,619	73,026,598	3,148,518	7,954,052	38,478	—
Risk classifications:
Claims on sovereigns and Central Banks	58,391,000	—	—	5,764,467	—	—	—	—	—	—
Claims on regional governments or local authorities	11,612	—	2,701,957	769,484	—	—	—	—	—	—
Claims on administrative bodies and other non-commercial undertakings	25,153	—	282	—	—	955,656	—	—	—	—
Claims on multilateral development banks	—	—	—	—	—	—	—	—	—	—
Claims on international organizations	—	—	—	—	—	—	—	—	—	—
Claims on banks and intermediary institutions	3,470,825	—	2,983,236	2,968,779	—	1,740	—	—	—	—
Claims on corporate	343,118	—	650,218	1,114,133	—	60,615,490	—	—	—	—
Claims included in the regulatory retail portfolios	128,587	—	51,118	—	27,358,619	944,118	—	—	—	—
Claims secured by residential property	—	—	—	34,032,137	—	4,471,691	—	—	—	—
Past due loans	—	—	—	—	—	814,673	—	—	—	—
Higher risk categories decided by the Agency	10,518	—	2,711	—	—	—	3,148,518	7,954,052	38,478	—
Marketable securities secured by mortgages	—	—	—	—	—	—	—	—	—	—
Securitization exposures	—	—	—	—	—	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—	2,110	—	—	—	—
Other claims	1,547,920	—	162,180	—	—	5,221,120	—	—	—	—

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TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                                 CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

	Unconsolidated Risk Weights- 31 December 2014
Prior Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%
Surplus credit risk weighted	54,978,227	—	10,597,030	37,813,961	23,371,738	56,480,407	2,986,884	9,434,959	97,738	—
Risk classifications:
Claims on sovereigns and Central Banks	46,173,249	—	—	5,454,530	—	—	—	—	—	—
Claims on regional governments or local authorities	16,257	—	2,439,440	507,007	—	—	—	—	—	—
Claims on administrative bodies and other non-commercial undertakings	34,810	—	979	—	—	1,017,536	—	—	—	—
Claims on multilateral development banks	—	—	—	—	—	—	—	—	—	—
Claims on international organizations	—	—	—	—	—	—	—	—	—	—
Claims on banks and intermediary institutions	7,031,344	—	6,911,054	1,475,539	—	2,127	—	—	—	—
Claims on corporate	207,239	—	1,137,923	910,484	—	45,989,999	—	—	—	—
Claims included in the regulatory retail portfolios	121,740	—	41,820	—	23,371,738	1,185,664	—	—	—	—
Claims secured by residential property	—	—	—	29,466,401	—	3,401,067	—	—	—	—
Past due loans	—	—	—	—	—	240,075	—	—	—	—
Higher risk categories decided by the Agency	11,949	—	3,166	—	—	—	2,986,884	9,434,959	97,738	—
Marketable securities secured by mortgages	—	—	—	—	—	—	—	—	—	—
Securitization exposures	—	—	—	—	—	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—	—	—	—	—	—
Other claims	1,381,639	—	62,648	—	—	4,643,939	—	—	—	—

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TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                                 CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Summary information related to unconsolidated capital adequacy ratio

	Bank Only
	Current Period	Prior Period
Capital Requirement for Credit Risk (Value at Credit Risk*0.08) (CRCR)	11,032,598	9,490,415
Capital Requirement for Market Risk (MRCR)	103,937	55,940
Capital Requirement for Operational Risk (ORCR) (*)	879,185	777,799
Shareholders’ Equity	20,602,931	18,013,163
Shareholders’ Equity/((CRCR+MRCR+ORCR) *12.5)*100	13.72	13.96
Tier I Capital/((CRCR+MRCR+ORCR) *12.5)*100	10.39	11.26
Common Equity Tier I Capital/((CRCR+MRCR+ORCR)*12.5)*100	10.46	11.35

(*)             In accordance with the BDDK.BYD.126.01 numbered and 7 February 2008 dated BRSA circular, capital adequacy ratio as at 2015 was measured by taking value at operational risk calculated based on gross incomes for the years ended 2014, 2013 and 2012 into consideration. For the year 2014, value at operational risk is being calculated based on gross incomes for the years ended 2013, 2012 and 2011.

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TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                                 CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Information on consolidated capital adequacy ratio

	Consolidated Risk Weights — 30 September 2015
Current Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%
Surplus credit risk weighted	64,528,166	—	7,390,704	45,365,154	27,370,290	76,969,106	3,148,518	7,954,052	139,347	—
Risk classifications:
Claims on sovereigns and Central Banks	58,986,066	—	—	5,858,396	—	—	—	—	—	—
Claims on regional governments or local authorities	11,612	—	2,702,558	769,485	—	—	—	—	—	—
Claims on administrative bodies and other non-commercial undertakings	25,153	—	282	—	—	955,656	—	—	—	—
Claims on multilateral development banks	—	—	—	—	—	—	—	—	—	—
Claims on international organizations	—	—	—	—	—	—	—	—	—	—
Claims on banks and intermediary institutions	3,470,826	—	3,821,637	3,061,905	—	2,423	—	—	—	—
Claims on corporate	343,118	—	650,218	1,643,231	—	64,606,290	—	—	—	—
Claims included in the regulatory retail portfolios	128,587	—	51,118	—	27,370,290	944,118	—	—	—	—
Claims secured by residential property	—	—	—	34,032,137	—	4,471,691	—	—	—	—
Past due loans	—	—	—	—	—	912,107	—	—	—	—
Higher risk categories decided by the Agency	10,518	—	2,711	—	—	—	3,148,518	7,954,052	139,347	—
Marketable securities secured by mortgages	—	—	—	—	—	—	—	—	—	—
Securitization exposures	—	—	—	—	—	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—	2,110	—	—	—	—
Other claims	1,552,286	—	162,180	—	—	5,074,711	—	—	—	—

32

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                                 CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Information on consolidated capital adequacy ratio

	Consolidated Risk Weights - 31 December 2014
Prior Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%
Surplus credit risk weighted	55,620,001	—	11,639,035	38,668,549	23,382,850	59,238,068	2,986,884	9,434,959	198,260	—
Risk classifications:
Claims on sovereigns and Central Banks	46,808,952	—	—	5,539,730	—	—	—	—	—	—
Claims on regional governments or local authorities	16,258	—	2,467,609	507,006	—	—	—	—	—	—
Claims on administrative bodies and other non-commercial undertakings	34,810	—	979	—	—	1,017,536	—	—	—	—
Claims on multilateral development banks	—	—	—	—	—	—	—	—	—	—
Claims on international organizations	—	—	—	—	—	—	—	—	—	—
Claims on banks and intermediary institutions	7,031,351	—	7,924,889	1,807,130	—	6,730	—	—	—	—
Claims on corporate	207,240	—	1,137,923	1,348,282	—	49,100,468	—	—	—	—
Claims included in the regulatory retail portfolios	121,740	—	41,821	—	23,382,850	1,185,664	—	—	—	—
Claims secured by residential property	—	—	—	29,466,401	—	3,401,067	—	—	—	—
Past due loans	—	—	—	—	—	320,657	—	—	—	—
Higher risk categories decided by the Agency	11,949	—	3,166	—	—	—	2,986,884	9,434,959	198,260	—
Marketable securities secured by mortgages	—	—	—	—	—	—	—	—	—	—
Securitization exposures	—	—	—	—	—	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—	—	—	—	—	—
Other claims	1,387,701	—	62,648	—	—	4,205,946	—	—	—	—

33

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL
SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                                 CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Summary information related to consolidated capital adequacy ratio

	Consolidated
	Current Period	Prior Period
Capital Requirement for Credit Risk (Value at Credit Risk*0.08) (CRCR)	11,410,943	9,782,654
Capital Requirement for Market Risk (MRCR)	111,326	63,924
Capital Requirement for Operational Risk (ORCR) (*)	876,010	768,723
Shareholders’ Equity	20,994,156	18,212,972
Shareholders’ Equity/((CRCR+MRCR+ORCR) *12.5*100)	13.55	13.73
Tier I Capital/((CRCR+MRCR+ORCR) *12.5*100)	10.29	11.07
Common Equity Tier I Capital/((CRCR+MRCR+ORCR) *12.5*100)	10.36	11.17

(*)             In accordance with the BDDK.BYD.126.01 numbered and 7 February 2008 dated BRSA circular, capital adequacy ratio as at 2015 was measured by taking value at operational risk calculated based on consolidated gross incomes for the years ended 2014, 2013 and 2012 into consideration. For the year 2014, value at operational risk is being calculated based on consolidated gross incomes for the years ended 2013, 2012 and 2011.

34

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL
SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                                 CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Information about the unconsolidated shareholder equity items

	Current Period	Prior Period
COMMON EQUITY TIER I CAPITAL
Paid-in Capital to be Entitled for Compensation after all Creditors	2,500,000	2,500,000
Share Premium	723,918	723,918
Share Cancellation Profits	—	—
Reserves	9,933,998	8,462,731
Other Comprehensive Income according to TAS	1,867,419	1,262,606
Profit	1,273,479	1,753,273
Current Period Profit	1,273,479	1,753,273
Previous Period Profit	—	—
General Reserves for Possible Losses	—	—
Bonus shares from Associates, Subsidiaries, and Joint-Ventures not Accounted in Current Period’s Profit	69,222	69,222
Common Equity Tier I Capital Before Deductions	16,368,036	14,771,750
Deductions from Common Equity Tier I Capital	—
Current and Prior Periods’ Losses not Covered by Reserves, and Losses Accounted under Equity according to TAS(-)	491,006	—
Leasehold Improvements on Operational Leases(-)	103,346	97,140
Goodwill and Other Intangible Assets and Related Deferred Taxes(-)	66,037	28,153
Net Deferred Tax Asset/Liability (-)	—	—
Shares Obtained against Article 56, Paragraph 4 of the Banking Law(-)	—	—
Direct and Indirect Investments of the Bank on its own Tier I Capital (-)	—	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—	—
Mortgage Servicing Rights Exceeding the 10% Threshold of Tier I Capital (-)	—	—
Net Deferred Tax Assets arising from Temporary Differences Exceeding the 10% Threshold of Tier I Capital (-)	—	—
Amount Exceeding the 15% Threshold of Tier I Capital as per the Article 2, Clause 2 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—	—
The Portion of Net Long Position of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more than the Issued Share Capital not deducted from Tier I Capital(-)	—	—
Mortgage Servicing Rights not deducted (-)	—	—
Excess Amount arising from Deferred Tax Assets from Temporary Differences (-)	—	—
Other items to be Defined by the BRSA (-)	—	—
Deductions from Tier I Capital in cases where there are no adequate Additional Tier I or Tier II Capitals (-)	—	—
Total Deductions from Common Equity Tier I Capital	660,389	125,293
Total Common Equity Tier I Capital	15,707,647	14,646,457
ADDITIONAL CORE CAPITAL		—
Preferred Stock not Included in Tier I Capital and the Related Share Premiums	—	—
Debt Instruments and the Related Issuance Defined by the BRSA (Issued or Obtained after 01.01.2014)	—	—
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained before 01.01.2014)	—	—
Additional Core Capital before Deductions	—
Deductions from Additional Core Capital	—	—
Direct and Indirect Investments of the Bank on its own Additional Core Capital (-)	—	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—	—
The Total of Net Long Position of the Direct or Indirect Investments in Additional Tier I Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns more of 10% of the Issued Share Capital (-)	—	—
Other items to be Defined by the BRSA (-)	—	—
The amount to be deducted from Additional Tier I Capital (-)	—	—

35

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL
SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                                 CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

	Current Period	Prior Period

Total Deductions from Additional Core Capital	—	—
Total Additional Core Capital	—	—
Deductions from Core Capital	99,055	112,613
Goodwill and Other Intangible Assets and Related Deferred Taxes not deducted from Tier I Capital as per the Temporary Article 2, Clause 1 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	99,055	112,613
Net Deferred Tax Asset/Liability not deducted from Tier I Capital as per the Temporary Article 2, Clause 1 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—	—
Total Core Capital	15,608,592	14,533,844
TIER II CAPITAL
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained after 1.1.2014)	1,505,274	—
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained before 1.1.2014)	1,905,885	2,117,650
Pledged Assets of the Shareholders to be used for the Bank’s Capital Increases	—	—
General Provisions	1,723,843	1,482,877
Tier II Capital before Deductions	5,135,002	3,600,527
Deductions from Tier II Capital	—	—
Direct and Indirect Investments of the Bank on its own Tier II Capital (-)	—	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% or more of the Issued Share Capital Exceeding the 10% Threshold of Tier I Capital (-)	—	—
The Total of Net Long Positions of the Direct or Indirect Investments in Additional Core Capital and Tier II Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of the Issued Share Capital Exceeding the 10% Threshold of Tier I Capital (-)	—	—
Other items to be Defined by the BRSA (-)	—	—
Total Deductions from Tier II Capital	—	—
Total Tier II Capital	5,135,002	3,600,527
CAPITAL	20,743,594	18,134,371
Loans Granted against the Articles 50 and 51 of the Banking Law (-)	—	—
Net Book Values of Movables and Immovable Exceeding the Limit Defined in the Article 57, Clause 1 of the Banking Law and the Assets Acquired against Overdue Receivables and Held for Sale but Retained more than Five Years (-)	140,374	120,737
Loans to Banks, Financial Institutions (domestic/foreign) or Qualified Shareholders in the form of Subordinated Debts or Debt Instruments Purchased from Such Parties and Qualified as Subordinated Debts (-)	—	—
Deductions as per the Article 20, Clause 2 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—	—
Other items to be Defined by the BRSA (-)	289	471
The Portion of Total of Net Long Positions of the Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital not deducted from Tier I Capital, Additional Core Capital or Tier II Capital as per the Temporary Article 2, Clause 1 of the Regulation (-)	—	—
The Portion of Total of Net Long Positions of the Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more than the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital not deducted from Tier I Capital, Additional Core Capital or Tier II Capital as per the Temporary Article 2, Clause 1 of the Regulation (-)	—	—
The Portion of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of the Issued Capital, of the Net Deferred Tax Assets arising from Temporary Differences and of the Mortgage Servicing Rights not deducted from Tier I Capital as per the Temporary Article 2, Clause 2, Paragraph (1) and (2) and Temporary Article 2, Clause 1 of the Regulation (-)	—	—
EQUITY	20,602,931	18,013,163
Amounts lower than Excesses as per Deduction Rules	—	—
Remaining Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital	—	—
Remaining Total of Net Long Positions of the Investments in Tier I Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns more than 10% or less of the Tier I Capital	—	—
Remaining Mortgage Servicing Rights	—	—
Net Deferred Tax Assets arising from Temporary Differences	11,070	72,437

36

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL
SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                                 CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Information about the consolidated shareholder equity items

	Current Period	Prior Period
COMMON EQUITY TIER I CAPITAL
Paid-in Capital to be Entitled for Compensation after all Creditors	2,500,000	2,500,000
Share Premium	727,780	727,780
Share Cancellation Profits	—	—
Reserves	10,355,180	8,794,590
Other Comprehensive Income according to TAS	732,895	574,394
Profit	1,387,406	1,873,992
Current Period Profit	1,292,378	1,805,677
Previous Period Profit	95,028	68,315
General Reserves for Possible Losses	—	—
Bonus shares from Associates, Subsidiaries, and Joint-Ventures not Accounted in Current Period’s Profit	3,683	3,683
Minority Shares	589,363	481,423
Common Equity Tier I Capital Before Deductions	16,296,307	14,955,862
Deductions from Common Equity Tier I Capital
Current and Prior Periods’ Losses not Covered by Reserves, and Losses Accounted under Equity according to TAS(-)	57,728	—
Leasehold Improvements on Operational Leases(-)	105,212	98,818
Goodwill and Other Intangible Assets and Related Deferred Taxes(-)	74,922	32,447
Net Deferred Tax Asset/Liability (-)	—	—
Shares Obtained against Article 56, Paragraph 4 of the Banking Law(-)	—	—
Direct and Indirect Investments of the Bank on its own Tier I Capital (-)	—	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—	—
Mortgage Servicing Rights Exceeding the 10% Threshold of Tier I Capital (-)	—	—
Net Deferred Tax Assets arising from Temporary Differences Exceeding the 10% Threshold of Tier I Capital (-)	—	—
Amount Exceeding the 15% Threshold of Tier I Capital as per the Article 2, Clause 2 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—	—
The Portion of Net Long Position of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more than the Issued Share Capital not deducted from Tier I Capital(-)	—	—
Mortgage Servicing Rights not deducted (-)	—	—
Excess Amount arising from Deferred Tax Assets from Temporary Differences (-)	—	—
Other items to be Defined by the BRSA (-)	—	—
Deductions from Tier I Capital in cases where there are no adequate Additional Tier I or Tier II Capitals (-)	—	—
Total Deductions from Common Equity Tier I Capital	237,862	131,265
Total Common Equity Tier I Capital	16,058,445	14,824,597

37

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL
SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                                 CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

	Current Period	Prior Period

ADDITIONAL CORE CAPITAL
Preferred Stock not Included in Tier I Capital and the Related Share Premiums	—	—
Debt Instruments and the Related Issuance Defined by the BRSA (Issued or Obtained after 1.1.2014)	—	—
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained before 1.1.2014)	—	—
Third Parties’ share in additional core capital	—	—
Additional Core Capital before Deductions	—	—
Deductions from Additional Core Capital	—
Direct and Indirect Investments of the Bank on its own Additional Core Capital(-)	—	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—	—
The Total of Net Long Position of the Direct or Indirect Investments in Additional Tier I Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns more of 10% of the Issued Share Capital (-)	—	—
Other items to be defined by the BRSA (-)	—	—
The amount to be deducted from Additional Tier I Capital (-)	—	—
Total Deductions from Additional Core Capital	—	—
Total Additional Core Capital	—	—
Deductions from Core Capital
Goodwill and Other Intangible Assets and Related Deferred Taxes not deducted from Tier I Capital as per the Temporary Article 2, Clause 1 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	112,382	129,788
Net Deferred Tax Asset/Liability not deducted from Tier I Capital as per the Temporary Article 2, Clause 1 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—	—
Total Core Capital	15,946,063	14,694,809
TIER II CAPITAL
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained after 1.1.2014)	1,505,274	—
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained before 1.1.2014)	1,895,553	2,106,170
Pledged Assets of the Shareholders to be used for the Bank’s Capital Increases	—	—
General Provisions	1,782,960	1,528,540
Third Parties’ share in supplementary capital	4,969	4,661
Tier II Capital before Deductions	5,188,756	3,639,371
Deductions from Tier II Capital
Direct and Indirect Investments of the Bank on its own Tier II Capital (-)	—	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% or more of the Issued Share Capital Exceeding the 10% Threshold of Tier I Capital (-)	—	—
The Total of Net Long Positions of the Direct or Indirect Investments in Additional Core Capital and Tier II Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of the Issued Share Capital Exceeding the 10% Threshold of Tier I Capital (-)	—	—
Other items to be Defined by the BRSA (-)	—	—
Total Deductions from Tier II Capital	—	—
Total Tier II Capital	5,188,756	3,639,371

38

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                                 CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

	Current Period	Prior Period

TOTAL CAPITAL BEFORE REGULATORY DEDUCTIONS	21,134,819	18,334,180
Loans Granted against the Articles 50 and 51 of the Banking Law (-)	—	—
Net Book Values of Movables and Immovable Exceeding the Limit Defined in the Article 57, Clause 1 of the Banking Law and the Assets Acquired against Overdue Receivables and Held for Sale but Retained more than Five Years (-)	140,374	120,737
Loans to Banks, Financial Institutions (domestic/foreign) or Qualified Shareholders in the form of Subordinated Debts or Debt Instruments Purchased from Such Parties and Qualified as Subordinated Debts (-)	—	—
Deductions as per the Article 20, Clause 2 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—	—
Other items to be defined by the BRSA (-)	289	471
The Portion of Total of Net Long Positions of the Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital not deducted from Tier I Capital, Additional Core Capital or Tier II Capital as per the Temporary Article 2, Clause 1 of the Regulation (-)	—	—
The Portion of Total of Net Long Positions of the Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more than the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital not deducted from Tier I Capital, Additional Core Capital or Tier II Capital as per the Temporary Article 2, Clause 1 of the Regulation (-)	—	—
The Portion of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of the Issued Capital, of the Net Deferred Tax Assets arising from Temporary Differences and of the Mortgage Servicing Rights not deducted from Tier I Capital as per the Temporary Article 2, Clause 2, Paragraph (1) and (2) and Temporary Article 2, Clause 1 of the Regulation (-)	—	—
EQUITY	20,994,156	18,212,972
Amounts lower than Excesses as per Deduction Rules
Remaining Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital	—	—
Remaining Total of Net Long Positions of the Investments in Tier I Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns more than 10% or less of the Tier I Capital	—	—
Remaining Mortgage Servicing Rights	—	—
Net Deferred Tax Assets arising from Temporary Differences	111,939	172,959

Components of items of shareholders’ equity subject to temporary applications:

	Bank Only		Consolidated
	Amount Included in Equity Calculation	Total Amount	Amount Included in Equity Calculation	Total Amount

Minorities’ share in Tier I capital	—	—	589,363	—
Third Parties’ share in additional core capital	—	—	—	—
Third Parties’ share in supplementary capital	—	—	4,969	—
Debt Instruments and Related Issuance Premiums Defined by the BRSA (Issued before 01.01.2014)	1,905,885	2,754,643	1,895,553	2,740,922

39

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                                 CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Information about the debt instruments included in the consolidated equity calculation:

Issuer	T.Vakıflar Bankası T.A.O.
Unique identifier (e.g. CUSIP, ISIN or Bloomberg identifier for private placement)	XS0849728190/ US90015NAB91 XS1175854923/ US90015WAC73
Governing law(s) of the instrument	Debt Instrument Communiqué numbered CMB-II-2-31.1 BRSA regulation on bank’s shareholder equity
Regulatory treatment
Subject to 10% deduction as of 1/1/2015	XS0849728190/ US90015NAB91 is subject to deduction. XS1175854923/ US90015WAC73 is not subject to deduction.
Eligible at solo/group/group&solo	Available
Instrument type	Bond Issuance Possessing Subordinated Loan Conditions ( Tier II Capital)
Amount recognized in regulatory capital (Currency in mil, as of most recent reporting date)	3,401
Par value of instrument	4,211
Accounting classification	347011
Original date of issuance	XS0849728190/ US90015NAB91 1 November 2012 XS1175854923/ US90015WAC73 2 February 2015
Perpetual or dated	XS0849728190/ US90015NAB91 Dated (10 years) Maturity Date: 1 November 2022 XS1175854923/ US90015WAC73 Dated (10 years) Maturity Date: 3 February 2025
Issue date	XS0849728190/ US90015NAB91 1 November 2012 XS1175854923/ US90015WAC73 2 February 2015
Issuer call subject to prior supervisory approval	Yes
Call option dates, conditioned call dates and call amount	XS0849728190/ US90015NAB91 not available. XS1175854923/ US90015WAC73 early call date at 3 February 2020 is available.
Subsequent call dates, if applicable	XS0849728190/ US90015NAB91 not available. XS1175854923/ US90015WAC73 only one call option is available.
Coupons / dividends
Fixed or floating dividend/coupon	Fixed/Interest payment once in six month, principal payment at the maturity date
Coupon rate and any related index	XS0849728190/ US90015NAB91 6% fixed interest rate XS1175854923/ US90015WAC73 6,875% fixed interest rate
Existence of a dividend stopper	Nil
Fully discretionary, partially discretionary or mandatory	Nil
Existence of step up or other incentive to redeem	Nil
Noncumulative or cumulative	Nil
Convertible or non-convertible
If convertible, conversion trigger (s)	Nil
If convertible, fully or partially	Nil
If convertible, conversion rate	Nil
If convertible, mandatory or optional conversion	Nil
If convertible, specify instrument type convertible into	Nil
If convertible, specify issuer of instrument it converts into	Nil
Write-down feature
If write-down, write-down trigger(s)

XS0849728190/ US90015NAB91 not available
XS1175854923/ US90015WAC73 available Revoking the business activity of Bank according to 71 clause of 5411 numbered Banking Law or liquidation proceedings to Savings Deposit Insurance Fund are the triggering events

If write-down, full or partial	XS0849728190/ US90015NAB91 not available XS1175854923/ US90015WAC73 has full or partial write down feature.
If write-down, permanent or temporary	XS0849728190/ US90015NAB91 not available XS1175854923/ US90015WAC73 has permanent write down feature.
If temporary write-down, description of write-up mechanism	XS0849728190/ US90015NAB91 not available XS1175854923/ US90015WAC73 has no write-up mechanism.
Position in subordination hierarchy in liquidation (specify instrument type immediately senior to instrument)	Before debt instruments included in Tier II Capital after deposit and other receivables
Whether conditions which stands in article of 7 and 8 of Banks’ shareholder equity law are possessed or not	Possess Article 8
According to article 7 and 8 of Banks’ shareholders’ equity law that are not possessed	Not Possess Article 7

40

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                                CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Information about the debt Instruments included in the unconsolidated equity calculation:

Issuer	T.Vakıflar Bankası T.A.O.
Unique identifier (e.g. CUSIP, ISIN or Bloomberg identifier for private placement)	XS0849728190/ US90015NAB91 XS1175854923/ US90015WAC73
Governing law(s) of the instrument	Debt Instrument Communiqué numbered CMB-II-2-31.1 BRSA regulation on bank’s shareholder equity
Regulatory treatment
Subject to 10% deduction as of 1/1/2015	XS0849728190/ US90015NAB91 is subject to deduction. XS1175854923/ US90015WAC73 is not subject to deduction.
Eligible at solo/group/group&solo	Available
Instrument type	Bond Issuance Possessing Subordinated Loan Conditions ( Tier II Capital)
Amount recognized in regulatory capital (Currency in million, as of most recent reporting date)	3,411
Par value of instrument (in million)	4,228
Accounting classification	347011
Original date of issuance	XS0849728190/ US90015NAB91 1 November 2012 XS1175854923/ US90015WAC73 2 February 2015
Perpetual or dated	XS0849728190/ US90015NAB91 Dated (10 years) Maturity Date: 1 November 2022 XS1175854923/ US90015WAC73 Dated (10 years) Maturity Date: 3 February 2025
Issue date	XS0849728190/ US90015NAB91 1 November 2012 XS1175854923/ US90015WAC73 2 February 2015
Issuer call subject to prior supervisory approval	Available
Call option dates, conditioned call dates and call amount	XS0849728190/ US90015NAB91 not available. XS1175854923/ US90015WAC73 early call date at 3 February 2020 is available.
Subsequent call dates, if applicable	XS0849728190/ US90015NAB91 not available. XS1175854923/ US90015WAC73 only one call option is available.
Coupons / dividends
Fixed or floating dividend/coupon	Fixed/Interest payment once in six month, principal payment at the maturity date
Coupon rate and any related index	XS0849728190/ US90015NAB91 6% fixed interest rate XS1175854923/ US90015WAC73 6,875% fixed interest rate
Existence of a dividend stopper	Nil
Fully discretionary, partially discretionary or mandatory	Nil
Existence of step up or other incentive to redeem	Nil
Noncumulative or cumulative	Nil
Convertible or non-convertible
If convertible, conversion trigger (s)	Nil
If convertible, fully or partially	Nil
If convertible, conversion rate	Nil
If convertible, mandatory or optional conversion	Nil
If convertible, specify instrument type convertible into	Nil
If convertible, specify issuer of instrument it converts into	Nil
Write-down feature
If write-down, write-down trigger(s)

XS0849728190/ US90015NAB91 not available
XS1175854923/ US90015WAC73 available Revoking the business activity of Bank according to 71 clause of 5411 numbered Banking Law or liquidation proceedings to Savings Deposit Insurance Fund are the triggering events

If write-down, full or partial	XS0849728190/ US90015NAB91 not available XS1175854923/ US90015WAC73 has full or partial write down feature.
If write-down, permanent or temporary	XS0849728190/ US90015NAB91 not available XS1175854923/ US90015WAC73 has permanent write down feature.
If temporary write-down, description of write-up mechanism	XS0849728190/ US90015NAB91 not available XS1175854923/ US90015WAC73 has no write-up mechanism.
Position in subordination hierarchy in liquidation (specify instrument type immediately senior to instrument)	Before debt instruments included in Tier II Capital after deposit and other receivables
Whether conditions which stands in article of 7 and 8 of Banks’ shareholder equity law are possessed or not	Possess Article 8
According to article 7 and 8 of Banks’ shareholders’ equity law that are not possessed	Not Possess Article 7

41

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

II.                                            CONSOLIDATED MARKET RISK

The Group calculates market risk using standard method and allocates legal capital in compliance with “Regulation on Measurement and Assessment of Capital Adequacy Ratios of Banks” published in 28 June dated 2012 Official Gazette no. 28337.

The market risk is defined as the potential risk of loss due to changes in interest rates, foreign exchange rates and equity prices on balance sheet and off-balance sheet positions of the banks.

The capital needed for general market risk and specific risks is calculated using the standard method defined by the “Regulation on Measurement and Assessment of Capital Adequacy Ratios of Banks” and reported monthly.

In addition to the standard method, the Bank also uses internal models like Historical and Monte Carlo Simulations in measuring market risk. The Bank also performs daily back-testing in order to measure the reliability of the models. Besides, scenario analyses are implemented in order to support the Standard Method and internal models. In order to monitor the maturity structure of the asset and liability accounts, liquidity analysis are performed and the duration of the Bank’s assets and liabilities is calculated.

The market risk analysis of the Parent Bank is reported monthly and sent to the related regulatory institutions.

Value at market risk

	Current Period	Prior Period
(I) Capital Obligation against General Market Risk - Standard Method	19,635	16,249
(II) Capital Obligation against Specific Risks - Standard Method	3,135	1,893
Capital to be Employed for Specific Risk in Securitisation Positions- Standard Method	—	—
(III) Capital Obligation against Currency Risk - Standard Method	64,352	36,815
(IV) Capital Obligation against Stocks Risks - Standard Method	—	—
(V) Capital Obligation against Exchange Risks - Standard Method	—	—
(VI) Capital Obligation against Market Risks of Options - Standard Method	23	234
(VII) Capital Obligation Calculated for Counterparty Credit Risk — Standard Method	24,180	8,733
(VIII) Capital Obligation against Market Risks of Banks applying Risk Measurement Models	—	—
(IX) Total Capital Obligations against Market Risk (I+II+III+IV+V+VI+VII)	111,326	63,924
(X) Value at Market Risk (12.5 x VIII) or (12.5 x IX)	1,391,575	799,050

III.                                      CONSOLIDATED OPERATIONAL RISK

The Bank calculated the value at operational risk in accordance with the third section of “Regulation Regarding Measurement and Assessment of Capital Adequacy Ratios of Banks” that is “Computation of Value of Operational Risk” published in 28 June 2012 dated Official Gazette no. 28337. The operational risk which the Group is exposed to is calculated according to the “Basic Indicator Method” hence by multiplying the average of the 15% of last three years’ actual gross income with 12.5, in line with the effective legislation practices in the country.

42

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

IV.                                       CONSOLIDATED FOREIGN CURRENCY EXCHANGE RISK

Foreign exchange risk that the Parent Bank is exposed to, estimation of effects of exposures, and the limits set by the Board of Directors of the Parent Bank for the positions monitored on a daily basis

The Standard Method which is also used in the legal reporting is used in measuring the currency risk of the Parent Bank.

All of the foreign currency assets and liabilities and the forward foreign-currency transactions are taken into consideration in calculating the capital obligation for the currency risk. The net long and short positions are calculated in Turkish Lira equivalent of the each currency. The position with the biggest absolute value is determined as the base amount for the capital obligation. The capital obligation is calculated at that amount.

The magnitude of hedging foreign currency debt instruments and net investment in foreign operations by using derivatives

As at 30 September 2015 and 31 December 2014, the Group does not have derivative financial instruments held for risk management purpose.

Foreign exchange risk management policy

Risk policy of the Parent Bank is based on the transactions within the limits and keeping the currency position well-balanced. In the light of the national legislations and international applications, the Parent Bank has established a foreign currency risk management policy that enables the Group to take position between lower and upper limits determined in respect of the current equity profile. Speculative position is not held by the Parent Bank. The effective exchange rates at the date of balance sheet and for the last five working days of the period announced by the Parent Bank in TL are as follows:

	US Dollar	Euro
The Bank’s foreign currency purchase rate at the balance sheet date	3.0200	3.3733
Foreign currency purchase rates for the days before balance sheet date;
Day 1	3.0100	3.3893
Day 2	2.9800	3.3328
Day 3	2.9800	3.3150
Day 4	2.9400	3.2896
Day 5	2.9500	3.3347
Last 30-days arithmetical average rate	2.8350	3.1917

43

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

IV.                                       CONSOLIDATED FOREIGN CURRENCY EXCHANGE RISK (Continued)

Information on currency risk

Current Period	Euro	US Dollar	Other FC	Total
Assets:
Cash and balances with the Central Bank of Republic of Turkey	2,889,016	14,939,433	4,749,593	22,578,042
Banks	433,015	6,570,258	65,840	7,069,113
Financial assets at fair value through profit or loss (1)	5,171	159,627	—	164,798
Interbank money market placements	—	—	—	—
Available-for-sale financial assets	1,427,196	3,607,895	—	5,035,091
Loans and receivables (2)	14,280,700	30,019,705	40,375	44,340,780
Associates, subsidiaries and joint-ventures	3	—	—	3
Held-to-maturity investments	—	232,143	—	232,143
Derivative financial assets held for risk management purpose	—	—	—	—
Tangible assets	1,251	2,825	—	4,076
Intangible assets	63	142	—	205
Other assets (3) (4)	964,230	1,262,920	5,437	2,232,587
Total assets	20,000,645	56,794,948	4,861,245	81,656,838
Liabilities:
Bank deposits	459,818	4,547,770	54,729	5,062,317
Foreign currency deposits	14,634,342	19,406,607	641,129	34,682,078
Interbank money market takings	—	4,255,959	—	4,255,959
Funds borrowed (5)	8,945,201	11,323,703	—	20,268,904
Securities issued	2,733,632	6,818,613	12,609	9,564,854
Miscellaneous payables	494,007	129,220	65,243	688,470
Derivative financial liabilities held for risk management purpose	—	—	—	—
Other liabilities (1) (6)	89,293	6,422,979	5,319	6,517,591
Total liabilities	27,356,293	52,904,851	779,029	81,040,173
Net ‘on balance sheet’ position	(7,355,648)	3,890,097	4,082,216	616,665
Net ‘off-balance sheet’ position	7,540,186	(2,840,138)	(4,066,199)	633,849
Derivative assets (7)	8,193,018	13,587,084	261,140	22,041,242
Derivative liabilities (7)	652,832	16,427,222	4,327,339	21,407,393
Non-cash loans (8)	3,338,276	8,957,847	351,267	12,647,390
Prior Period
Total assets	14,276,007	40,284,673	4,446,412	59,007,092
Total liabilities	19,633,096	40,246,828	1,013,061	60,892,985
Net ‘on balance sheet’ position	(5,357,089)	37,845	3,433,351	(1,885,893)
Net ‘off-balance sheet’ position	5,456,748	346,269	(3,430,091)	2,372,926
Derivative assets (7)	7,545,021	8,766,209	1,377,221	17,688,451
Derivative liabilities (7)	2,088,273	8,419,940	4,807,312	15,315,525
Non-cash loans (8)	2,217,630	9,304,139	260,328	11,782,097

(1)             Derivative financial assets amounting to TL (7,780) (31 December 2014: TL 4,896) and liabilities amounting to TL (29,563) (31 December 2014: TL (86,657)) resulting from changes in foreign exchange rates are not included.

(2)             Foreign currency indexed loans amounting to TL 3,930,969 (31 December 2014: TL 2,750,602) presented in TL in the financial statements are included in the above table.

(3)             Foreign currency indexed factoring receivables amounted to TL 75,752 (31 December 2014: TL 65,320) presented in TL column in the accompanying consolidated balance sheet are included.

(4)             Prepaid expenses amounting to TL 81,526 (31 December 2014: TL 60,637) are not included.

(5)             Foreign currency indexed funds borrowed amounted to TL 3,290 (31 December 2014: TL 68,860) presented in TL column in the accompanying consolidated balance sheet are included.

(6)             Unearned income amounting to TL 77,258 (31 December 2014: TL 51,232) and deferred tax liabilities amounted to TL 5,563 (31 December 2014: 7,390) are not included. Equities amounting to 506,553 TL (31 December 2014: TL 553,581) are not included. Foreign currency indexed factoring payables amounting to TL 5 are included
(31 December 2014: None).

(7)             Asset purchase commitments amounting to TL 202,915 (31 December 2014: TL 1,327,706), asset sales commitments amounting to TL 332,906 (31 December 2014: TL 1,312,928) and gold purchase swaps amounting to TL 4,299,487
(31 December 2014: TL 4,773,860) are included.

(8)             Non-cash loans are not taken into consideration in the calculation of the net ‘off-balance sheet’ position.

44

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

IV.                                        CONSOLIDATED FOREIGN CURRENCY EXCHANGE RISK (Continued)

Exposure to currency risk

10 percent depreciation of the TL against the following currencies as at and for the nine-month period ended 30 September 2015 and 2014 would have effect on consolidated equity and the consolidated statement of income (without tax effects) by the amounts shown in the table below.

This analysis assumes that all other variables, in particular interest rates, remain constant.

	30 September 2015		30 September 2014
	Profit or loss	Equity (*)	Profit or loss	Equity (*)
US Dollar	104,699	104,699	41,779	41,779
Euro	(1,602)	40,729	(12,860)	23,109
Other currencies	1,602	1,602	185	185
Total, net (**)	104,699	147,030	29,104	65,073

(*)             Equity effect also includes profit or loss effect of 10% devaluation of TL against related currencies.

(**)      Associates, subsidiaries, joint ventures, tangible and intangible assets are not included to the analysis.

10 percent appreciation of the TL against the following currencies as at and for the nine-month period ended 30 September 2015 and 2014 would have effect on consolidated equity and consolidated statement of income (without tax effects) by the amounts shown in the table below.

	30 September 2015		30 September 2014
	Profit or loss	Equity (*)	Profit or loss	Equity (*)
US Dollar	(103,303)	(103,303)	(40,214)	(40,214)
Euro	1,602	(40,729)	12,860	(23,109)
Other currencies	(1,476)	(1,476)	41	41
Total, net (**)	(103,177)	(145,508)	(27,313)	(63,282)

(*)             Equity effect also includes profit or loss effect of 10% revaluation of TL against related currencies.

(**)      Associates, subsidiaries, joint ventures, tangible and intangible assets are not included to the analysis.

45

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

V.                                             CONSOLIDATED INTEREST RATE RISK

Interest sensitivity of assets, liabilities and off-balance sheet items is evaluated during the weekly Assets-Liabilities Committee meetings taking into account the developments in market conditions.

The Parent Bank’s interest rate risk is measured by the standard method.

Measurements for standard method are carried out monthly using the maturity ladder table.

Interest rate sensitivity of assets, liabilities and off balance sheet items (based on repricing dates)

Current Period	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Non-Interest Bearing	Total
Assets:
Cash and balances with CBRT	16,044,866	—	—	—	—	9,086,551	25,131,417
Banks	6,727,307	168,318	—	—	—	794,541	7,690,166
Financial assets at fair value through profit/loss	408,070	453,527	89,780	127,873	43,076	10,715	1,133,041
Interbank money market placements	13,549	—	—	—	—	—	13,549
Available-for-sale financial assets	2,085,850	2,558,824	4,433,067	5,914,572	2,201,943	15	17,194,271
Loans and receivables	42,307,595	16,896,152	37,935,606	18,916,877	10,312,650	911,539	127,280,419
Held-to-maturity investments	714,266	3,334,969	1,884,713	1,273,081	226,026	—	7,433,055
Other assets (*)	96,900	209,550	365,008	1,068,045	266,980	7,197,780	9,204,263
Total assets	68,398,403	23,621,340	44,708,174	27,300,448	13,050,675	18,001,141	195,080,181

Liabilities:
Bank deposits	5,626,308	580,465	252,957	—	—	186,406	6,646,136
Other deposits	61,249,978	18,841,615	6,253,637	1,033,116	23,617	20,728,654	108,130,617
Interbank money market takings	12,626,124	—	1,187,851	396,002	34,025	—	14,244,002
Miscellaneous payables	—	—	—	—	—	4,043,259	4,043,259
Securities issued	1,141,795	3,520,294	1,309,111	6,296,445	—	—	12,267,645
Funds borrowed	4,358,896	9,458,019	4,965,343	544,524	1,610,755	—	20,937,537
Other liabilities (**)	59,827	142,299	261,490	980,861	3,308,756	24,057,752	28,810,985
Total liabilities	85,062,928	32,542,692	14,230,389	9,250,948	4,977,153	49,016,071	195,080,181

On balance sheet long position	—	—	30,477,785	18,049,500	8,073,522	—	56,600,807
On balance sheet short position	(16,664,525)	(8,921,352)	—	—	—	(31,014,930)	(56,600,807)
Off-balance sheet long position	1,295,402	2,590,208	—	—	—	—	3,885,610
Off-balance sheet short position	—	—	(322,791)	(1,541,115)	(936,200)	—	(2,800,106)
Net position	(15,369,123)	(6,331,144)	30,154,994	16,508,385	7,137,322	(31,014,930)	1,085,504

(*)              Subsidiaries, associates and tangible and intangible assets, and deferred tax are included in non-interest bearing column.

(**)        Equity is included in non-interest bearing column in other liabilities line.

46

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

V.                                             CONSOLIDATED INTEREST RATE RISK (Continued)

Prior Period	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Non-Interest Bearing	Total

Assets:
Cash and balances with CBRT	3,055,551	—	—	—	—	18,835,530	21,891,081
Banks	2,983,521	214,751	6,290	—	—	363,946	3,568,508
Financial assets at fair value through profit/loss	172,007	207,100	7,569	33,427	25,905	4,233	450,241
Interbank money market placements	9,504	—	—	—	—	—	9,504
Available-for-sale financial assets	2,666,118	2,035,297	5,241,522	4,305,279	2,622,884	15	16,871,115
Loans and receivables	33,476,465	22,448,303	21,987,427	17,768,042	10,356,537	318,897	106,355,671
Held-to-maturity investments	281,186	1,559,200	3,180,566	290,780	1,542,861	—	6,854,593
Other assets (*)	65,719	315,931	170,248	853,884	243,339	5,901,628	7,550,749
Total assets	42,710,071	26,780,582	30,593,622	23,251,412	14,791,526	25,424,249	163,551,462

Liabilities:
Bank deposits	4,208,236	452,338	22,912	—	—	66,930	4,750,416
Other deposits	45,030,713	19,282,775	6,861,948	709,033	18,322	16,749,406	88,652,197
Interbank money market takings	15,846,751	253,389	349,241	—	205,860	—	16,655,241
Miscellaneous payables	—	—	—	—	—	3,344,419	3,344,419
Securities issued	718,111	2,146,929	2,579,188	4,940,480	—	—	10,384,708
Funds borrowed	4,063,185	7,002,553	3,733,893	717,541	743,483	—	16,260,655
Other liabilities (**)	147,979	23,050	132,524	464,387	1,649,212	21,086,674	23,503,826
Total liabilities	70,014,975	29,161,034	13,679,706	6,831,441	2,616,877	41,247,429	163,551,462

On balance sheet long position	—	—	16,913,916	16,419,971	12,174,649	—	45,508,536
On balance sheet short position	(27,304,904)	(2,380,452)	—	—	—	(15,823,180)	(45,508,536)
Off-balance sheet long position	658,387	1,660,268	—	—	—	—	2,318,655
Off-balance sheet short position	—	—	—	(1,304,201)	(777,200)	—	(2,081,401)
Net position	(26,646,517)	(720,184)	16,913,916	15,115,770	11,397,449	(15,823,180)	237,254

(*)              Subsidiaries, associates and tangible and intangible assets are stated in non-interest bearing column.

(**)        Equity is included in non-interest bearing column in other liabilities line.

47

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

V.                                             CONSOLIDATED INTEREST RATE RISK (Continued)

Average interest rates applied to monetary financial instruments (*):

	Euro	US Dollar	Yen	TL
Current Period	%	%	%	%
Assets:
Cash and balance with CBRT	—	0.24	—	2.96
Banks	0.40	0.36	—	12.62
Financial assets at fair value through profit/loss	5.50	11.78	—	11.47
Interbank money market placements	—	—	—	12.34
Available-for-sale financial assets	4.34	6.80	—	6.95
Loans and receivables	3.80	4.69	—	12.10
Held-to-maturity investments	—	1.00	—	5.69

Liabilities:
Bank deposits	0.63	0.29	—	12.48
Other deposits	1.72	1.97	—	10.43
Interbank money market takings	—	0.73	—	8.90
Miscellaneous payables	—	—	—	—
Securities issued	2.54	3.85	0.93	10.34
Funds borrowed	1.09	1.74	—	11.83

	Euro	US Dollar	Yen	TL
Prior Period	%	%	%	%
Assets:
Cash and balance with CBRT	—	—	—	1.51
Banks	0.70	0.28	—	10.59
Financial assets at fair value through profit/loss	5.50	11.78	—	11.45
Interbank money market placements	—	—	—	10.33
Available-for-sale financial assets	4.27	6.89	—	7.19
Loans and receivables	4.19	5.39	—	12.70
Held-to-maturity investments	—	1.58	—	5.56

Liabilities:
Bank deposits	0.66	0.42	—	8.59
Other deposits	1.98	2.13	—	9.22
Interbank money market takings	—	0.95	—	9.83
Miscellaneous payables	—	—	—	—
Securities issued	3.47	3.45	—	9.06
Funds borrowed	1.13	1.67	—	8.44

(*) The rates above are calculated over financial instruments with interest rates.

48

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

V.                                             CONSOLIDATED INTEREST RATE RISK (Continued)

The interest rate risk of the banking book items:

Measurement Frequency of Interest Rate Risk

Interest rate risk arising from banking book accounts is calculated in accordance with “Regulation on Measurement and Assessment of Interest Rate Risk Arising from Banking Book Accounts according to Standard Shock Technique” published in the 23 August 2011 dated Official Gazette no. 28034. Legal limit is monthly monitored and reported accordingly.

The economic value changes arising from the interest rate fluctuations which are measured according to “Regulation on Measurement and Assessment of Interest Rate Risk Arising from Banking Book Accounts according to Standard Shock Technique” are presented in the below table:

Currency Unit-Current Period	Applied Shock (+/- x base point)	Gain/ Loss	Gain/ Equity-Loss/ Equity
1. TRY	500 / (400)	(2,118,483) / 2,091,684	(10.28)% / 10.15%
2. EURO	200 / (200)	267,531 / (39,507)	1.30% / (0.19)%
3. US Dollar	200 / (200)	681,395 / (591,822)	3.30% / (2.87)%
Total (For Negative Shocks)	—	1,460,355	7.09%
Total (For Positive Shocks)	—	(1,169,557)	(5.68)%

Currency Unit-Prior Period	Applied Shock (+/- x base point)	Gain/ Loss	Gain/ Equity-Loss/ Equity
1. TRY	500 / (400)	(2,440,546) / 2,452,172	(13.54)% / 13.61%
2. EURO	200 / (200)	178,773 / (9,440)	0.99% / (0.05)%
3. US Dollar	200 / (200)	441,639 / (383,071)	2.45% / (2.13)%
Total (For Negative Shocks)	—	2,059,661	11.43%
Total (For Positive Shocks)	—	(1,820,134)	(10.10)%

The table above has been obtained from unconsolidated reviewed financial report dated 30 September 2015 disclosed on Public Disclosure Platform.

49

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

V.                                             CONSOLIDATED INTEREST RATE RISK (Continued)

Stock position risks arising from banking book items:

Information on separations of risks according to objectives including their relation with gains presented in equity and strategically reasons, accounting techniques and general information about valuation methods with the related assumptions and factors that affect the valuation and significant changes

If carrying value is substantially different from fair value and for publicly traded shares if market value is substantially different from fair value, the comparison with the market prices are shown in the table below:

Current Period	Comparison
Stock Investments	Carrying Value	Fair Value(*)	Market Value(*)
Stocks quoted in exchange(*)	216,872	216,872	216,872
1.Stocks Investments Group A	216,872	216,872	216,872
2.Stock Investments Group B	—	—	—
3.Stock Investments Group C	—	—	—

Stocks unquoted in exchange(**)	333,438	333,438	—

(*)             The values of stocks traded in Stock Exchange are included to both columns assuming the market value is approximate to fair value.

(**)      The values of stocks unquoted in exchange are determined according to valuation reports prepared by independent valuation companies.

Prior Period	Comparison
Stock Investments	Carrying Value	Fair Value(*)	Market Value(*)
Stocks quoted in exchange(*)	203,092	203,092	203,092
1.Stocks Investments Group A	203,092	203,092	203,092
2.Stock Investments Group B	—	—	—
3.Stock Investments Group C	—	—	—

Stocks unquoted in exchange(**)	320,037	320,037	—

(*)             The values of stocks traded in Stock Exchange are included to both columns assuming the market value is approximate to fair value.

(**)      The values of stocks unquoted in exchange are determined according to valuation reports prepared by independent valuation companies.

50

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

V.                                             CONSOLIDATED INTEREST RATE RISK (Continued)

Total unrealized gain or loss, total revaluation surplus and values included to principal and supplementary capital

Total unrealized gain or loss, total appraisal surplus and values included to principal and supplementary capital are given in the below table:

	Realized	Revaluation Surplus		Unrealized Gain and Loss
Portfolio-Current Period	Gain/Loss in Current Period	Total(*)	Included in Core Capital	Total(*)	Included in Core Capital	Included in Supplementary Capital
1. Private Capital Investments	—	—	—	—	—	—
2. Publicly Traded Stocks	—	—	—	—	—	—
3. Other Stocks	—	68,690	68,690	—	—	—
4. Total	—	68,690	68,690	—	—	—

(*)             Amounts are presented including the effect of deferred tax.

	Realized	Revaluation Surplus		Unrealized Gain and Loss
Portfolio-Prior Period	Gain/Loss in Current Period	Total(*)	Included in Core Capital	Total(*)	Included in Core Capital	Included in Supplementary Capital
1. Private Capital Investments	—	—	—	—	—	—
2. Publicly Traded Stocks	—	—	—	—	—	—
3. Other Stocks	—	62,289	62,289	—	—	—
4. Total	—	62,289	62,289	—	—	—

(*)             Amounts are presented including the effect of deferred tax.

51

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VI.                                        CONSOLIDATED LIQUIDITY RISK

In order to avoid the liquidity risk, the Parent Bank diverts funding resources as customer deposits and foreign borrowings, considers the maturity mismatch between assets and liabilities and maintains liquid assets to guarantee sufficient liquidity during market fluctuations.

While the Parent Bank’s short term liquidity need is met mainly with deposits, its long term liquidity is provided through foreign funding sources such as syndication and securitization transactions, and international bond issues. There are no significant idle liquidity resources.

Maturity analysis of assets and liabilities according to remaining maturities:

Current Period	Demand	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Undistributed(*)	Total
Assets:
Cash and balance with CBRT	25,131,417	—	—	—	—	—	—	25,131,417
Banks	6,920,421	601,427	168,318	—	—	—	—	7,690,166
Financial assets at fair value through profit/loss	7,594	81,352	30,944	169,935	797,019	43,076	3,121	1,133,041
Interbank money market placements	—	13,549	—	—	—	—	—	13,549
Available-for-sale financial assets	—	483,422	255,797	736,780	9,130,490	6,587,767	15	17,194,271
Loans and receivables	49,441	11,162,467	5,477,533	24,965,791	53,886,464	30,826,616	912,107	127,280,419
Held-to-maturity investments	—	81,087	60,455	374,995	2,867,910	4,048,608	—	7,433,055
Other assets	47,245	1,096,654	312,181	353,048	1,225,486	266,980	5,902,669	9,204,263
Total assets	32,156,118	13,519,958	6,305,228	26,600,549	67,907,369	41,773,047	6,817,912	195,080,181

Liabilities:
Bank deposits	186,406	5,626,308	580,465	252,957	—	—	—	6,646,136
Other deposits	21,181,611	60,872,939	18,758,075	6,254,596	1,039,779	23,617	—	108,130,617
Funds borrowed	—	765,333	979,660	10,440,272	3,250,501	5,501,771	—	20,937,537
Interbank money market takings	—	12,626,124	—	1,187,851	396,002	34,025	—	14,244,002
Securities issued	—	1,064,618	3,482,455	1,139,895	6,580,677	—	—	12,267,645
Miscellaneous payables	—	3,071,795	64,795	—	—	—	906,669	4,043,259
Other liabilities	—	848,303	100,524	105,165	153,912	4,443,492	23,159,589	28,810,985
Total liabilities	21,368,017	84,875,420	23,965,974	19,380,736	11,420,871	10,002,905	24,066,258	195,080,181

Liquidity gap	10,788,101	(71,355,462)	(17,660,746)	7,219,813	56,486,498	31,770,142	(17,248,346)	—

Prior Period	Demand	Up to 1Month	1-3 Months	3-12 Months	1-5 Years	5 Years And Over	Undistributed(*)	Total
Total assets	21,097,023	15,020,547	5,177,956	21,619,608	58,091,716	37,380,848	5,163,764	163,551,462
Total liabilities	17,054,815	70,465,002	23,469,756	16,350,894	9,138,479	6,203,557	20,868,959	163,551,462
Liquidity gap	4,042,208	(55,444,455)	(18,291,800)	5,268,714	48,953,237	31,177,291	(15,705,195)	—

(*)                 Certain assets on the balance sheet that are necessary for the banking operations but not convertible into cash on short period such as tangible assets, intangible assets, associates, subsidiaries, miscellaneous receivables and shareholders’equity in the liabilities have been included in this column.

52

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VI.                                        CONSOLIDATED LIQUIDITY RISK (Continued)

Residual contractual maturities of financial liabilities

Current period	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years

Bank deposits	6,646,136	6,655,694	186,406	5,630,104	584,862	254,322	—	—
Other deposits	108,130,617	108,681,240	21,181,611	61,043,407	18,944,172	6,389,880	1,094,328	27,842
Funds borrowed	20,937,537	22,342,687	—	766,460	990,884	10,574,066	3,556,596	6,454,681
Money market takings	14,244,002	14,258,785	—	12,629,331	—	1,195,041	399,406	35,007
Securities issued	12,267,645	13,105,973	—	1,068,109	3,512,409	1,162,151	7,363,304	—
Miscellaneous payables	4,043,259	4,043,259	906,669	3,071,795	64,795	—	—	—
Other liabilities	7,201,668	9,254,223	1,872,920	594,904	47,116	101,361	141,877	6,496,045
Total	173,470,864	178,341,861	24,147,606	84,804,110	24,144,238	19,676,821	12,555,511	13,013,575

Non-Cash Loans	35,239,964	35,239,964	2,743,445	767,900	19,950,267	7,378,938	3,831,482	567,932

Prior period	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years

Bank deposits	4,750,416	4,753,361	66,930	4,209,000	453,419	24,012	—	—
Other deposits	88,652,197	89,212,248	16,987,878	44,972,317	19,393,564	7,074,231	762,575	21,683
Funds borrowed	16,260,655	17,263,830	—	1,511,280	1,092,397	6,771,654	3,519,833	4,368,666
Money market takings	16,655,241	16,667,205	—	15,854,923	253,874	351,133	—	207,275
Securities issued	10,384,708	11,236,567	—	713,864	2,166,332	2,401,993	5,954,378	—
Miscellaneous payables	3,344,419	3,344,419	559,496	2,728,303	56,620	—	—	—
Other liabilities	3,614,846	4,564,538	909,478	398,121	38,123	15,223	43,890	3,159,703
Total	143,662,482	147,042,168	18,523,782	70,387,808	23,454,329	16,638,246	10,280,676	7,757,327

Non-Cash Loans	28,675,047	28,675,047	243,079	835,912	16,443,803	6,930,286	3,538,426	683,541

(*)          This table shows the undiscounted cash flows on the Group’s financial liabilities on the basis of their earliest possible contractual maturity. Therefore, the gross nominal outflows in the table above vary from the carrying amounts of the relevant financial liabilities reflected in the consolidated financial statements.

Securitisation Positions

None.

Credit risk mitigation techniques

“Basic Financial Guarantee” method is used for the financial guarantees in accordance with “Communique on Credit Risk Mitigation”. Cash or cash equivalent, treasury bill, government bond and guarantees are used in credit risk mitigation.

Applications on guarantees’ valuation and method

Policies on the valuation of financial guarantees and their evaluation and valuation of immovables that are received as mortgage for loans have been formed. These policies and procedures are prepared in accordance with “Communique on Credit Risk Mitigation” and include minimum conditions regarding guarantee valuation and management.

Types of main guarantees received

Main types of the guarantees that Bank receives for loans provided are mortgages, guarantees/sureties and financial guarantees.

53

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VI.                                        CONSOLIDATED LIQUIDITY RISK (Continued)

Main guarantors, credit derivatives’ counterparties and their credit worthiness

Assessment of credit worthiness of main guarantors is determined and monitored in accordance with the lending and intelligence procedures of the Bank.

Information about market and credit risk concentration in credit risk mitigation

Market risk and credit risk concentrations are carefully avoided.

Information about guarantees according to risk classifications

Information about guarantees according to risk classifications is shown in the table below:

Risk Classification-Current Period	Amount	Financial Guarantees	Other/Physical Guarantees	Guarantees and Credit Derivatives
Claims on sovereigns and Central Banks	64,844,462	9,655,537	—	—
Claims on regional governments or local authorities	3,483,655	17,426	—	—
Claims on administrative bodies and other non-commercial undertakings	981,091	31,241	—	—
Claims on multilateral development banks	—	—	—	—
Claims on international organizations	—	—	—	—
Claims on banks and intermediary institutions	10,356,791	3,390,805	—	—
Claims on corporates	67,242,857	770,710	—	1,438,260
Claims included in the regulatory retail portfolios	28,494,113	222,718	—	—
Claims secured by residential property	38,503,828	—	—	—
Past due loans	912,107	—	—	—
Higher risk categories decided by the Agency	11,255,146	13,229	—	—
Marketable securities secured by mortgages	—	—	—	—
Securitization positions	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—
Undertakings for collective investments in mutual funds	2,110	—	—	—
Other claims	6,789,177	—	—	—
Total	232,865,337	14,101,666	—	1,438,260

54

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VI.                                        CONSOLIDATED LIQUIDITY RISK (Continued)

Risk Classification-Prior Period	Amount	Financial Guarantees	Other/Physical Guarantees	Guarantees and Credit Derivatives
Claims on sovereigns and Central Banks	52,348,682	4,810,208	—	—
Claims on regional governments or local authorities	2,990,873	19,276	—	—
Claims on administrative bodies and other non-commercial undertakings	1,053,325	63,400	—	—
Claims on multilateral development banks	—	—	—	—
Claims on international organizations	—	—	—	—
Claims on banks and intermediary institutions	16,770,100	7,032,378	—	—
Claims on corporates	51,793,913	514,692	—	634,888
Claims included in the regulatory retail portfolios	24,732,075	199,482	—	—
Claims secured by residential property	32,867,468	—	—	—
Past due loans	320,657	—	—	—
Higher risk categories decided by the Agency	12,635,218	15,115	—	—
Marketable securities secured by mortgages	—	—	—	—
Securitization positions	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—
Other claims	5,656,295	—	—	—
Total	201,168,606	12,654,551	—	634,888

Risk management strategies and policies

Risk management strategies are determined so as to support the Parent Bank’s objectives and goals and maintain Parent Bank’s presence by developing the present risk management strategies and corporate wide risk culture in parallel with the changing business and risk environment and by applying the well accepted national and international risk management practices.

The mission of Parent Bank is to continuously increase the values added to the customers, employees, shareholders and society by managing the entrusted assets and values effectively and productively. In this scope, it is fundamental to adopt forward looking risk based approaches through forming high quality assets and good management of liabilities in all activities aiming high quality gains.

The Parent Bank’s risk management strategy is mainly based on avoiding high risks and legal risks with high impacts even if the probability of happening is low, taking measures for the risks that may occur due to ordinary banking activities, procuring protection, transferring risks to third parties through techniques like insurance or credit derivatives and accepting risks that have low impact and probability of occurrence.

Risks are defined, measured, reported and managed in compliance with the policies and national and international standards. In this respect, not only legal limits but also in-bank limits are considered. Up-to-dateness and compliance of the limits are monitored regularly. Credit risk mitigation policies are determined and approved by the Board of Directors. Besides, possible risks are considered by following the changes in the market and economic conditions.

Risk management system and organization have been formed in compliance with the Regulation of Internal Systems.

55

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VII.                                   CONSOLIDATED SEGMENT REPORTING

The Parent Bank operates in corporate, commercial, small business, retail and investment banking. Accordingly, the banking products served to customers are; time and demand deposit, accumulating account, repos, overdraft facilities, spot loans, foreign currency indexed loans, consumer loans, automobile and housing loans, working capital loans, discounted bills, gold loans, foreign currency loans, Eximbank loans, pre-export loans, ECA covered financing, letters of guarantee, letters of credit, export factoring, acceptance credits, draft facilities, forfaiting, leasing, insurance, forward, futures, salary payments, investment account, cheques, safety boxes, bill payments, tax collections, payment orders.

The Parent Bank provides service packages to its corporate, commercial and retail customers including deposit, loans, foreign trade transactions, investment products, cash management, leasing, factoring, insurance, credit cards, and other banking products. A customer-oriented branch network has been built in order to serve customers’ needs effectively and efficiently.

Additionally, the Parent Bank provides “small business” banking service to enterprises in retail and service sectors. Products include overdraft accounts, POS machines, credit cards, cheque books, TL and foreign currency deposits, investment accounts, internet banking and call-center, debit card, and bill payment.

Retail banking customers form a wide-spread and sustainable deposit base for the Parent Bank. Individual customers’ needs are met by diversified consumer banking products through branches and alternative delivery channels.

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CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VII.                                   CONSOLIDATED SEGMENT REPORTING (Continued)

Major financial statement items according to business lines:

Current Period	Retail Banking	Corporate Banking	Investment Banking	Other	Total Operations
OPERATING INCOME/ EXPENSES
Interest Income	3,099,766	4,877,718	2,142,444	8,317	10,128,245
Interest income from loans	3,099,766	4,750,896	607,627	—	8,458,289
Interest income from reserve deposits	—	—	20,223	—	20,223
Interest income from securities portfolio	—	—	1,454,461	—	1,454,461
Interest income from banks	—	—	58,831	—	58,831
Interest income from money market transactions	—	—	1,302	—	1,302
Leasing income	—	74,664	—	—	74,664
Other interest income	—	52,158	—	8,317	60,475
Interest Expense	1,831,603	2,479,505	1,668,769	30,626	6,010,503
Interest expense on deposits	1,831,603	2,432,119	140,526	—	4,404,248
Interest expense on funds borrowed	—	47,386	223,571	—	270,957
Interest expense on money market transactions	—	—	687,909	—	687,909
Interest expense on securities issued	—	—	437,124	—	437,124
Other interest expenses	—	—	179,639	30,626	210,265
Net Interest Income	1,268,163	2,398,213	473,675	(22,309)	4,117,742
Net Fees and Commissions Income	286,406	276,129	76,332	—	638,867
Trading Income/ Losses (Net)	—	—	139,199	—	139,199
Dividend Income	—	—	10,102	—	10,102
Other Income	—	—	—	1,497,356	1,497,356
Provision For Losses on Loans and Other Receivables	344,482	530,310	31,758	341,878	1,248,428
Other Expenses	—	—	—	3,472,866	3,472,866
Income/Loss From Investments Under Equity Accounting	—	—	23,328	—	23,328
Profit Before Taxes	1,210,087	2,144,032	690,878	(2,339,697)	1,705,300
Provision for taxes	—	—	—	(386,604)	(386,604)
Net Profit/ Loss	1,210,087	2,144,032	690,878	(2,726,301)	1,318,696
SEGMENT ASSETS
Securities Portfolio	—	—	24,711,907	—	24,711,907
Derivative Financial Assets Held for Trading Purpose	—	—	1,048,460	—	1,048,460
Banks and Receivables From Money Markets	—	—	7,703,715	—	7,703,715
Investments in Associates and Subsidiaries(Net)	—	—	550,295	—	550,295
Loans and Receivables	36,213,739	72,704,132	18,362,548	—	127,280,419
Other Assets	—	1,992,131	24,052,778	7,740,476	33,785,385
TOTAL ASSETS	36,213,739	74,696,263	76,429,703	7,740,476	195,080,181
SEGMENT LIABILITIES
Deposits	47,817,181	60,313,436	6,646,136	—	114,776,753
Derivative Financial Liabilities Held for Trading Purpose	—	—	419,700	—	419,700
Interbank Money Market Takings	—	—	14,244,002	—	14,244,002
Funds Borrowed	—	362,183	20,575,354	—	20,937,537
Securities Issued	—	—	12,267,645	—	12,267,645
Other Liabilities	—	106	4,884,569	6,266,498	11,151,173
Provisions and Tax Liabilities	—	—	—	5,044,792	5,044,792
Equity	—	—	—	16,238,579	16,238,579
TOTAL LIABILITIES AND EQUITY	47,817,181	60,675,725	59,037,406	27,549,869	195,080,181

57

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VII.                                   CONSOLIDATED SEGMENT REPORTING (Continued)

Prior Period	Retail Banking	Corporate Banking	Investment Banking	Other	Total Operations
OPERATING INCOME/ EXPENSES
Interest Income	2,617,980	3,997,523	1,918,769	9,186	8,543,458
Interest income from loans	2,617,980	3,907,566	322,880	—	6,848,426
Interest income from reserve deposits	—	—	—	—	—
Interest income from securities portfolio	—	—	1,543,539	—	1,543,539
Interest income from banks	—	—	51,671	—	51,671
Interest income from money market transactions	—	—	679	—	679
Leasing income	—	59,624	—	—	59,624
Other interest income	—	30,333	—	9,186	39,519
Interest Expense	1,580,712	2,106,411	1,378,982	27,388	5,093,493
Interest expense on deposits	1,580,712	2,071,171	118,618	—	3,770,501
Interest expense on funds borrowed	—	35,240	132,789	—	168,029
Interest expense on money market transactions	—	—	724,020	—	724,020
Interest expense on securities issued	—	—	314,626	—	314,626
Other interest expenses	—	—	88,929	27,388	116,317
Net Interest Income	1,037,268	1,891,112	539,787	(18,202)	3,449,965
Net Fees and Commissions Income	263,516	198,717	38,714	—	500,947
Trading Income/ Losses (Net)	—	—	198,687	—	198,687
Dividend Income	—	—	11,911	—	11,911
Other Income	—	—	—	1,494,617	1,494,617
Provision For Losses on Loans and Other Receivables	374,479	664,559	31,404	216,839	1,287,281
Other Expenses	—	—	—	3,006,863	3,006,863
Income/Loss From Investments Under Equity Accounting	—	—	24,961	—	24,961
Profit Before Taxes	926,305	1,425,270	782,656	(1,747,287)	1,386,944
Provision for taxes	—	—	—	(309,655)	(309,655)
Net Profit/ Loss	926,305	1,425,270	782,656	(2,056,942)	1,077,289
SEGMENT ASSETS
Securities Portfolio	—	—	23,796,373	—	23,796,373
Derivative Financial Assets Held for Trading Purpose	—	—	379,576	—	379,576
Banks and Receivables From Money Markets	—	—	3,578,012	—	3,578,012
Investments in Associates and Subsidiaries(Net)	—	—	523,114	—	523,114
Loans and Receivables	32,966,134	62,243,979	11,145,558	—	106,355,671
Other Assets	—	1,600,368	20,860,935	6,457,413	28,918,716
TOTAL ASSETS	32,966,134	63,844,347	60,283,568	6,457,413	163,551,462
SEGMENT LIABILITIES
Deposits	38,649,556	50,002,641	4,750,416	—	93,402,613
Derivative Financial Liabilities Held for Trading Purpose	—	—	270,627	—	270,627
Interbank Money Market Takings	—	—	16,655,241	—	16,655,241
Funds Borrowed	—	222,248	16,038,407	—	16,260,655
Securities Issued	—	—	10,384,708	—	10,384,708
Other Liabilities	—	—	2,330,138	4,681,025	7,011,163
Provisions and Tax Liabilities	—	—	—	4,605,932	4,605,932
Equity	—	—	—	14,960,523	14,960,523
TOTAL LIABILITIES AND EQUITY	38,649,556	50,224,889	50,429,537	24,247,480	163,551,462

58

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION FIVE

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS

1.                   Information on cash and balances with the Central Bank

	Current Period		Prior Period
	TL	FC	TL	FC
Cash	1,228,174	311,672	1,008,220	368,618
Central Bank of Republic of Turkey (*)	1,168,447	22,248,484	3,055,674	17,385,018
Other	156,754	17,886	62,474	11,077
Total	2,553,375	22,578,042	4,126,368	17,764,713

(*)             TL 22,139,148 (31 December 2014: TL 16,156,471) of the foreign currency deposit at Central Bank of Republic of Turkey consists of foreign currency reserve deposits.

In accordance with “Announcement on Reserve Deposits” of CBRT numbered 2013/15, all banks operating in Turkey shall provide a reserve rate ranging from 5% to 11.5% (31 December 2014: ranging from 5% to 11.5%). For foreign currency liabilities, all banks shall provide a reserve rate ranging from 6% to 20% in US Dollar or Euro (31 December 2014: ranging from 6% to 13%).

According to 2014-72 numbered and 21 October 2014 dated announcement of Central Bank of the Republic of Turkey, interest has been started to be paid for Turkish Lira reserve deposit beginning from November 2014.

According to 2015-35 numbered and 2 May 2015 dated announcement of Central Bank of Republic of Turkey, interest has started to be paid for US Dollar denominated reserve deposits beginning from May 2015.

Balances with the Central Bank of Republic of Turkey

	Current Period		Prior Period
	TL	FC	TL	FC
Unrestricted demand deposits	1,156,218	109,336	3,054,416	1,228,547
Unrestricted time deposits	—	—	—	—
Restricted time deposits	150	—	3	—
Reserve Deposits	12,079	22,139,148	1,255	16,156,471
Total	1,168,447	22,248,484	3,055,674	17,385,018

59

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

2.                  Further information on financial assets at fair value through profit/loss

Financial assets at fair value through profit/loss given as collateral or blocked

	Current Period		Prior Period
	TL	FC	TL	FC
Equity shares	—	—	—	—
Bonds, treasury bills and similar marketable securities	30,480	9,880	10,189	8,468
Other	—	—	—	—
Total	30,480	9,880	10,189	8,468

Trading securities subject to repurchase agreements

None.

Trading purpose derivative financial assets

	Current Period		Prior Period
	TL	FC	TL	FC
Forward transactions	26,345	969	3,616	474
Swap transactions	874,583	145,285	338,329	31,410
Futures	—	—	—	—
Options	394	884	530	5,217
Other	—	—	—	—
Total	901,322	147,138	342,475	37,101

3.                  Information on banks

	Current Period		Prior Period
	TL	FC	TL	FC
Banks	621,053	7,069,113	784,978	2,783,530
Domestic	620,355	77,862	781,447	462,557
Foreign	698	6,991,251	3,531	2,320,973
Foreign head offices and branches	—	—	—	—
Total	621,053	7,069,113	784,978	2,783,530

60

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

4.                  Information on available-for-sale financial assets

Available-for-sale financial assets given as collateral or blocked

	Current Period		Prior Period
	TL	FC	TL	FC
Equity shares	—	—	—	—
Bonds, treasury bills and similar marketable securities	715,168	491,919	1,624,464	354,106
Other	—	—	—	—
Total	715,168	491,919	1,624,464	354,106

Available-for-sale financial assets subject to repurchase agreements

	Current Period		Prior Period
	TL	FC	TL	FC
Government bonds	6,124,553	—	8,668,579	—
Treasury bills	—	—	—	—
Other debt securities	—	3,517,426	—	3,132,480
Bonds issued or guaranteed by banks	—	—	—	—
Asset backed securities	—	—	—	—
Total	6,124,553	3,517,426	8,668,579	3,132,480

Information on available-for-sale financial assets

	Current Period	Prior Period
Debt securities	17,555,200	16,899,014
Quoted on a Stock Exchange	17,555,200	16,899,014
Unquoted	—	—
Equity securities	15	15
Quoted on a Stock Exchange	—	—
Unquoted	15	15
Provisions for impairment losses (-)	360,944	27,914
Total	17,194,271	16,871,115

5.                  Information on loans

Information on all types of loans and advances given to shareholders and employees of the Parent Bank

	Current Period		Prior Period
	Cash	Non-Cash	Cash	Non-Cash
Direct loans provided to the shareholders	—	31,672	—	10,174
Legal entities	—	31,672	—	10,174
Real persons	—	—	—	—
Indirect loans provided to the shareholders	—	—	—	—
Loans provided to the employees	96,774	40	86,722	27
Total	96,774	31,712	86,722	10,201

61

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Information about loans classified in the first and second group and other receivables and loans that have been restructured or rescheduled

	Standard loans and other receivables			Loans and other receivables under close monitoring
	Loans and	Agreement conditions modified		Loans and	Agreement conditions modified
Cash Loans	other receivables	Payment plan extensions	Other	other receivables	Payment plan extensions	Other
Non-specialized loans	119,479,518	715,685	—	5,220,765	932,287	—
Loans given to enterprises	38,412,827	186,172	—	1,469,499	622,379	—
Export loans	4,844,452	—	—	182,668	5,229	—
Import loans	—	—	—	—	—	—
Loans given to financial sector	3,070,082	—	—	154	—	—
Consumer loans	29,985,819	144,597	—	1,909,621	255,106	—
Credit cards	4,632,737	—	—	387,273	13,288	—
Other	38,533,601	384,916	—	1,271,550	36,285	—
Specialized lending	2,209	—	—	—	—	—
Other receivables	17,848	—	—	—	—	—
Total	119,499,575	715,685	—	5,220,765	932,287	—

Information related to the changes in the payment plans of loans and other receivables:

Number of modifications to extend payment plans	Standard Loans and Other Receivables (*)	Loans and other receivables under close monitoring (*)
Extended for 1 or 2 times	715,685	690,212
Extended for 3,4 or 5 times	—	—
Extended for more than 5 times	—	—

Extended period of time	Standard Loans and Other Receivables (*)	Loans and other receivables under close monitoring (*)
0-6 Months	4,941	11
6-12 Months	224	176
1-2 Years	7,647	10,855
2-5 Years	499,532	208,814
5 Years and Over	203,341	470,356

(*)             The above tables include the change in the payment plans of standard and under close monitoring loans and other receivables and other receivables after 28 May 2011.

62

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Consumer loans, retail credit cards, personnel loans and personnel credit cards

	Short-Term	Medium and Long-Term	Total
Consumer loans — TL	349,963	30,077,571	30,427,534
Housing loans	7,278	14,856,435	14,863,713
Automobile loans	4,992	421,164	426,156
General purpose loans	337,693	14,799,972	15,137,665
Other	—	—	—
Consumer loans — FC indexed	—	—	—
Housing loans	—	—	—
Automobile loans	—	—	—
General purpose loans	—	—	—
Other	—	—	—
Consumer loans — FC	2,122	7,984	10,106
Housing loans	—	—	—
Automobile loans	—	—	—
General purpose loans	2,122	7,984	10,106
Other	—	—	—
Retail credit cards — TL	3,484,136	128,588	3,612,724
With instalment	1,538,341	70,487	1,608,828
Without instalment	1,945,795	58,101	2,003,896
Retail credit cards — FC	7,534	—	7,534
With instalment	—	—	—
Without instalment	7,534	—	7,534
Personnel loans — TL	2,832	40,861	43,693
Housing loans	—	—	—
Automobile loans	—	—	—
General purpose loans	2,832	40,861	43,693
Other	—	—	—
Personnel loans — FC indexed	—	—	—
Housing loans	—	—	—
Automobile loans	—	—	—
General purpose loans	—	—	—
Other	—	—	—
Personnel loans — FC	557	—	557
Housing loans	—	—	—
Automobile loans	—	—	—
General purpose loans	557	—	557
Other	—	—	—
Personnel credit cards — TL	52,016	206	52,222
With instalment	21,483	153	21,636
Without instalment	30,533	53	30,586
Personnel credit cards — FC	302	—	302
With instalment	—	—	—
Without instalment	302	—	302
Overdraft Checking Accounts — TL (Real persons)	1,813,147	—	1,813,147
Overdraft Checking Accounts — FC (Real persons)	106	—	106
Total	5,712,715	30,255,210	35,967,925

63

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Instalment based commercial loans and corporate credit cards

	Short-Term	Medium and Long-Term	Total
Instalment-based commercial loans — TL	980,973	23,262,103	24,243,076
Real estate loans	13,001	759,161	772,162
Automobile loans	59,148	1,647,156	1,706,304
General purpose loans	908,824	20,855,786	21,764,610
Other	—	—	—
Instalment-based commercial loans — FC indexed	25,495	1,188,123	1,213,618
Real estate loans	—	—	—
Automobile loans	—	—	—
General purpose loans	25,495	1,188,123	1,213,618
Other	—	—	—
Instalment-based commercial loans — FC	789,051	7,038,666	7,827,717
Real estate loans	—	—	—
Automobile loans	—	—	—
General purpose loans	789,051	6,992,038	7,781,089
Other	—	46,628	46,628
Corporate credit cards — TL	1,359,980	298	1,360,278
With instalment	475,994	298	476,292
Without instalment	883,986	—	883,986
Corporate credit cards — FC	238	—	238
With instalment	—	—	—
Without instalment	238	—	238
Overdraft Checking Accounts — TL (Corporate)	974,486	—	974,486
Overdraft Checking Accounts — FC (Corporate)	—	—	—
Total	4,130,223	31,489,190	35,619,413

Allocation of domestic and foreign loans

	Current Period	Prior Period
Domestic loans	125,921,544	105,692,668
Foreign loans	446,768	342,346
Total	126,368,312	106,035,014

Loans to associates and subsidiaries

	Current Period	Prior Period
Directly loans to associates and subsidiaries	58	16
Indirectly loans to associates and subsidiaries	—	—
Total	58	16

Specific provisions for loans

Specific Provisions	Current Period	Prior Period
Loans and receivables with limited collectability	104,458	60,819
Loans and receivables with doubtful collectability	320,062	550,374
Uncollectible loans and receivables	3,683,329	3,250,115
Total	4,107,849	3,861,308

64

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Information on non-performing loans (Net)

Information on non-performing loans and other receivables restructured or rescheduled

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Current period	32,826	67,389	63,592
(Gross amounts before the specific reserves)	—	—	—
Loans and other receivables which are restructured	—	—	—
Rescheduled loans and other receivables	32,826	67,389	63,592
Prior period	34,563	92,576	82,945
(Gross amounts before the specific reserves)
Loans and other receivables which are restructured	—	—	—
Rescheduled loans and other receivables	34,563	92,576	82,945

Movements in non-performing loan groups

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Balance at the beginning of the period	304,207	563,700	3,314,058
Additions (+)	1,409,616	14,954	91,502
Transfers from other categories of loans under follow-up (+)	—	954,758	800,362
Transfers to other categories of loans under follow-up (-) (*)	997,799	774,059	31,853
Collections (-)	104,775	115,465	407,339
Write-offs (-)	—	—	—
Corporate and commercial loans	—	—	—
Retail loans	—	—	—
Credit cards	—	—	—
Other	—	—	—
Currency differences	(32)	(374)	(1,505)
Balance at the end of the period	611,217	643,514	3,765,225
Specific provisions (-) (**)	104,458	320,062	3,683,329
Net balance on balance sheet	506,759	323,452	81,896

(*)                  Loans that are transferred from non-performing loans to restructured loans are presented in the Transfers to other categories of loans under follow-up lines.

(**)   As of 30 September 2015, the Parent Bank reserved 20% provision for TL 106,622, which is the remaining  portion of non-performing loans of TL 190,445 given to a group when guarantees are taken into consideration.

Uncollectible loans and other receivables are collected through liquidation of collaterals and legal follow-up.

65

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Information on non-performing loans and other receivables in foreign currencies

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Current Period
Balance at the end of the period	204,705	7,840	304,204
Specific provisions (-)	26,158	3,920	283,526
Net balance on balance sheet	178,547	3,920	20,678
Prior Period
Balance at the end of the period	23,332	3,507	360,219
Specific provisions (-)	4,296	3,026	331,347
Net balance on balance sheet	19,036	481	28,872

Non-performing loans due to foreign currency denominated loans provided by the Parent Bank or domestic financial subsidiaries are followed in TL accounts, while non-performing loans provided by subsidiaries abroad are followed in foreign currency accounts.

Write-off policy for uncollectible loans and receivables

The Group writes off a loan balance (and any related allowances for impairment losses) when it is concluded that those loans are uncollectible. This conclusion is given after considering information such as the occurrence of significant changes in the borrower / issuer’s financial position such that the borrower / issuer can no longer pay the obligation, or that proceeds from collateral will not be sufficient to pay back the entire exposure. For smaller balance standardized loans, charge off decisions generally are based on a product specific past due status.

Loan customer concentration of gross and net amounts of non-performing loans

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Current Period (Net)	506,759	323,452	81,896
Consumer and commercial loans (Gross)	606,044	635,218	3,688,794
Specific provisions (-)	103,423	315,914	3,606,898
Consumer and commercial loans (Net)	502,621	319,304	81,896
Banks (Gross)	—	—	7,728
Specific provisions (-)	—	—	7,728
Banks (Net)	—	—	—
Other loans and receivables (Gross)	5,173	8,296	68,703
Specific provisions (-)	1,035	4,148	68,703
Other loans and receivables (Net)	4,138	4,148	—
Prior Period (Net)	248,016	32,518	40,123
Consumer and commercial loans (Gross)	305,619	576,523	3,225,510
Specific provisions (-)	60,176	544,005	3,185,387
Consumer and commercial loans (Net)	245,443	32,518	40,123
Banks (Gross)	—	—	6,321
Specific provisions (-)	—	—	6,321
Banks (Net)	—	—	—
Other loans and receivables (Gross)	3,216	6,369	58,407
Specific provisions (-)	643	6,369	58,407
Other loans and receivables (Net)	2,573	—	—

66

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

6.                  Information on held-to-maturity investments

Held-to-maturity debt securities issued by the governments

	Current Period		Prior Period
	TL	FC	TL	FC
Government bonds	7,200,912	—	6,761,749	—
Treasury bills	—	—	—	—
Other securities issued by the governments	—	—	—	—
Total	7,200,912	—	6,761,749	—

Information on held-to-maturity investment securities

	Current Period	Prior Period
Debt Securities	7,436,080	6,860,448
Quoted at stock exchanges	7,203,937	6,767,604
Unquoted at stock exchanges	232,143	92,844
Impairment losses (-)	3,025	5,855
Total	7,433,055	6,854,593

The movement table of the held-to-maturity investments

	Current Period	Prior Period
Balances at the beginning of the period	6,854,593	5,413,171
Foreign currency differences on monetary assets	44,172	7,990
Purchases during the period	955,213	2,924,991
Transfers to available for sale portfolio	—	—
Disposals through sales/redemptions	(576,755)	(1,773,902)
Impairment losses	2,830	51,505
Change in amortized costs of the securities (*)	153,002	230,838
Balances at the end of the period	7,433,055	6,854,593

(*)             Changes in the amortized costs of the marketable securities also include rediscount differences in marketable securities.

Information on held-to-maturity investments

Current Period	Cost		Carrying Value
	TL	FC	TL	FC
Collateralized/blocked investment securities	932,215	232,087	981,409	232,143
Investments subject to repurchase agreements	5,012,480	—	5,489,861	—
Held for structural position	—	—	—	—
Receivable from security borrowing markets	—	—	—	—
Collateral for security borrowing markets	—	—	—	—
Other (*)	710,978	—	729,642	—
Total	6,655,673	232,087	7,200,912	232,143

(*)             The securities held as free that are not subject to collateral/blockage or other transactions are presented in the “Other” line.

67

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

	Cost		Carrying Value
Prior Period	TL	FC	TL	FC
Collateralized/blocked investment securities	931,961	92,800	972,002	92,844
Investments subject to repurchase agreements	5,289,597	—	5,629,267	—
Held for structural position	—	—	—	—
Receivable from security borrowing markets	—	—	—	—
Collateral for security borrowing markets	—	—	—	—
Other (*)	150,772	—	160,480	—
Total	6,372,330	92,800	6,761,749	92,844

(*)             The securities held as free that are not subject to collateral/blockage or other transactions are presented in the “Other” line.

7.                  Investments in associates

Unconsolidated investments in associates

	Title	Address (City/ Country)	Parent Bank’s Share — If Different, Voting Rights (%)	Bank Risk Group’s Share (%)
1	Roketsan Roket Sanayi ve Ticaret A.Ş.	Ankara/Turkey	9.93	9.93
2	Bankalararası Kart Merkezi A.Ş.	İstanbul/Turkey	9.70	9.70
3	Kredi Kayıt Bürosu A.Ş.	İstanbul/Turkey	9.09	9.09
4	Güçbirliği Holding A.Ş.	İzmir/Turkey	0.07	0.07
5	İzmir Enternasyonel Otelcilik A.Ş.	İstanbul/Turkey	5.00	5.00
6	İstanbul Takas ve Saklama Bankası A.Ş.	İstanbul/Turkey	4.37	4.37
7	Kredi Garanti Fonu A.Ş.	Ankara/Turkey	1.69	1.69
8	Tasfiye Halinde World Vakıf UBB Ltd.	Lefkosa/NCTR	82.00	85.24

	Total Assets	Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Year’s Profit/(Loss)	Prior Period’s Profit/Loss	Fair Value
1	2,960,026	557,498	514,006	7,060	—	(50,090)	96,304	—
2	65,901	35,309	39,402	744	—	9,605	7,882	—
3	129,527	104,842	62,914	3,663	—	26,782	18,547	—
4	137,683	(31,675)	88,027	422	—	(17,037)	(5,556)	—
5	98,872	(11,664)	89,528	—	—	(30,171)	(8,536)	—
6	7,631,265	869,063	100,232	155,708	11,816	132,453	96,179	—
7	316,348	278,439	5,500	9,906	—	19,899	10,213	—
8	1,470	(79,113)	—	—	—	(5,425)	(4,039)	—

68

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

In the current period, subsequent to the approval of the decision of the capital of Kredi Garanti Fonu A.Ş. in the Ordinary Meeting of General Assembly of the Company dated 31 March 2015, an associate of the Bank, has been increased from TL 240,000 to TL 278,439, TL 29,000 is paid from company’s own resources and TL 9,439 is paid cash by two new shareholders and registered to commercial register on 10 April 2015. After the capital increase, Bank’s current nominal share has been increased from TL 4,211 to TL 4,719 by a bonus increase of TL 509 and Bank’s share percentage will be decreased from 1.75% to 1.69% after the involvement of two shareholders as at 10 April 2015.

In the prior period, subsequent to the approval of the decision of İstanbul Takas ve Saklama Bankası A.Ş., an associate of the Bank in the Ordinary Meeting of General Assembly of the Company dated 28 March 2014, the capital has been increased from TL 420,000 to TL 600,000, TL 120,000 has been paid from bonus shares and TL 60,000 has been paid in cash amounting to TL 180,000 in total. The stock right in cash capital commitment has been removed related to the capital increase and the usage of Istanbul Stock Exchange, Banks’ share percentage has been decreased from 4.86% to 4.37%.

The title of World Vakıf Off Shore Banking Ltd, a subsidiary of the Bank, was changed as World Vakıf UBB. Ltd. on 4 February 2009. Pursuant to the 4 March 2010 dated and 764 numbered decision of Board of Directors of Central Bank of Turkish Republic of Northern Cyprus, the official authorisation of World Vakıf UBB Ltd., operating in NCTR, is abrogated due to incompliance with the 7th and 9th articles of 41/2008 numbered Law of International Banking Units. According to
24 May 2010 dated decision of the Nicosia Local Court, World Vakıf UBB Ltd. will be liquidated and NCTR Company Registrar is appointed to carry out liquidation process. In year 2010, due to loss of control over Company, World Vakıf UBB Ltd. has been reclassified as “Investments in associates”. The liquidation process of World Vakıf UBB Ltd, an associate of the Bank, has been carried out by NCTR Collecting and Liquidation Office. The application of the company for cancellation of the liquidation has been rejected and the decision of liquidation has been agreed on 27 August 2013. Thus, the company’s title has been changed as “World Vakıf UBB Ltd in Liquidation”.

Unconsolidated associates, reasons for not consolidating such investments and accounting treatments applied for such investments:

İstanbul Takas ve Saklama Bankası A.Ş. and Kredi Garanti Fonu A.Ş. have not been consolidated since their total assets and net operating profit/loss) individually or as a whole, do not comprise a material portion within the consolidated totals. Since Bankalararası Kart Merkezi A.Ş., Kredi Kayıt Bürosu A.Ş., Roketsan Roket Sanayi ve Ticaret A.Ş., Güçbirliği Holding A.Ş. and İzmir Enternasyonel A.Ş. are not financial associates; these associates have not been consolidated. These associates have been accounted for as per TAS-39 in the consolidated financial statements.

Consolidated investments in associates

	Title	Address (City/ Country)	Parent Bank’s Share — If Different, Voting Rights (%)	Bank Risk Group’s Share (%)
1	Kıbrıs Vakıflar Bankası Ltd.	Lefkosa/NCTR	15.00	15.00
2	Türkiye Sınai Kalkınma Bankası A.Ş. (*)	İstanbul/Turkey	8.38	8.38

	Total Assets	Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Year’s Profit/Loss	Prior Period’s Profit/Loss	Fair Value
1	884,289	66,941	9,582	49,270	3,531	5,285	1,459	—
2	21,551,538	2,588,741	708,636	567,443	228,238	260,761	296,115	2,510,667

(*)             Financial information is obtained from the reviewed consolidated financial statements as at 30 September 2015 announced at Public Disclosure Platform.

69

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Türkiye Sınai Kalkınma Bankası A.Ş. from TL 1,500,000 to TL 1,750,000 in the Ordinary Meeting of General Assembly of the Company dated 26 March 2015, the share of the Bank amounting to TL 20,944 is presented in the movement table of investments in associates as bonus shares received.

In the prior period, subsequent to the approval of the decision to increase the paid-in capital of Türkiye Sınai Kalkınma Bankası A.Ş. from TL 1,300,000 to TL 1,500,000 in the Ordinary Meeting of General Assembly of the Company dated 27 March 2014, the share of the Bank amounting to TL 16,755 is presented in the movement table of investments in associates as bonus shares received.

Movement of consolidated investments in associates

	Current Period	Prior Period
Balance at the beginning of the period	259,957	203,241
Movements during the period	(43,444)	56,716
Transfers	—	—
Acquisitions	—	—
Bonus shares received	20,944	16,755
Share of current year profit	—	—
Sales/liquidations	—	—
Fair value changes	(64,388)	39,961
Impairment losses	—	—
Balance at the end of the period	216,513	259,957
Capital commitments	—	—
Share percentage at the end of period (%)	—	—

Sectoral distribution of consolidated investments and associates

	Current Period	Prior Period
Banks	216,513	259,957
Insurance companies	—	—
Factoring companies	—	—
Leasing companies	—	—
Financing companies	—	—
Other financial associates	—	—
Total	216,513	259,957

70

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Quoted associates

	Current Period	Prior Period
Quoted at domestic stock exchanges	210,394	253,838
Quoted at international stock exchanges	—	—
Total	210,394	253,838

Investments in associates disposed during the period

None.

Investments in associates acquired during the period

There is not any associate acquired by the Parent Bank in the current period.

71

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

8.                  Investments in subsidiaries

Information on significant subsidiaries

	Vakıfbank International AG	Vakıf Finansal Kiralama A.Ş.	Vakıf Yatırım Menkul Değerler A.Ş.	Vakıf Faktoring A.Ş.	Güneş Sigorta A.Ş.	Vakıf Emeklilik A.Ş.	Vakıf Portföy Yönetimi A.Ş.	Vakıf Gayrimenkul Yat. Ort. A.Ş.	Vakıf Menkul Kıymet Yat. Ort. A.Ş.

Paid in Capital	114,483	65,000	35,000	22,400	150,000	26,500	3,000	205,400	20,000
Share Premium	—	—	—	—	—	—	—	246,731	—
Adjustment to paid-in capital	—	252	(25)	28,948	(2,094)	7,578	48	22,004	94
Valuation changes in marketable securities	16,812	2,821	48,986	283	230,306	412	—	—	—
Profit on sale of associates, subsidiaries and buildings	—	15,127	—	—	104,292	50,005	—	—	—
Bonus shares from investment and associates, subsidiaries and joint ventures (business partners)	—	—	—	—	59	191	—	—	—
Legal Reserves	8,824	3,910	5,644	5,128	17,179	18,385	920	4,709	395
Extraordinary Reserves	—	32,963	7,368	34,944	19,247	38,943	7,919	73,477	—
Other Profit Reserves	196,153	—	2,308	—	—	—	—	—	—
Profit/Loss	104,186	15,457	(5,712)	10,115	(138,591)	87,534	2,236	22,170	(3,017)
Prior Period’s Profit/Loss	102,600	—	872	—	(144,975)	54,925	—	—	(2,490)
Current Period’s Profit/Loss	1,586	15,457	(6,584)	10,115	6,384	32,609	2,236	22,170	(527)
Minority Rights	—	100	—	—	—	—	—	—	—
Total Core Capital	440,458	135,630	93,569	101,818	380,398	229,548	14,123	574,491	17,472
SUPPLEMENTARY CAPITAL	—	—	—	—	—	—	—	—	—
CAPITAL	440,458	135,630	93,569	101,818	380,398	229,548	14,123	574,491	17,472
NET AVAILABLE EQUITY	440,458	135,630	93,569	101,818	380,398	229,548	14,123	574,491	17,472

(*)    Reviewed BRSA financial statements as of 30 September 2015 are considered.

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CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Vakıf Yatırım Menkul Değerler A.Ş., a subsidiary of the Parent Bank, calculates capital adequacy in accordance with “Communiqué on Capital and Capital Adequacy of Intermediary Firms” of CMB every six months. Güneş Sigorta A.Ş. ve Vakıf Emeklilik A.Ş. that operate in insurance business calculate capital adequacy in accordance with “Communiqué on Capital Adequacy Measurement and Assessment for Insurance, Reinsurance and Pension Firms” published by Under secretariat of Treasury every six months. According to the calculations at 30 September 2015, there is no capital requirement for the subsidiaries mentioned.

Unconsolidated investments in subsidiaries

	Title	Address (City / Country)	Bank’s Share —If Different, Voting Rights (%)	Bank’s Risk Group Share (%)
1	Vakıf Enerji ve Madencilik A.Ş. (*)	Ankara/Turkey	65.50	84.96
2	Taksim Otelcilik A.Ş.	İstanbul/Turkey	51.00	51.52
3	Vakıf Pazarlama Sanayi ve Ticaret A.Ş. (**)	İstanbul/Turkey	69.33	74.98
4	Vakıf Gayrimenkul Değerleme A.Ş.	Ankara/Turkey	54.29	58.57

	Total Assets	Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Year’s Profit/(Loss)	Prior Years’ Profit/(Loss)	Fair Value
1	22,604	6,167	1,073	287	—	(1,736)	182	14,100
2	371,186	359,071	243,396	6,512	—	9,112	6,080	364,500
3	47,990	40,368	653	2,828	1,272	3,861	3,420	53,100
4	30,049	25,648	389	2,213	122	829	4,362	40,900

(*)             Financial information as at 30 June 2015 has been presented for these subsidiaries.

(**)      Financial information as at 31 December 2014 has been presented for these subsidiaries.

Unconsolidated subsidiaries, reasons for not consolidating such investments and accounting treatments applied for such investments:

Vakıf Enerji ve Madencilik A.Ş., Taksim Otelcilik A.Ş., Vakıf Pazarlama Sanayi ve Ticaret A.Ş. and Vakıf Gayrimenkul Değerleme A.Ş. have not been consolidated since they are not among the financial subsidiaries of the Bank. Therefore, the subsidiaries whose fair value can be reliably measured are reflected in the consolidated financial statements at their fair values.

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Vakıf Gayrimenkul Değerleme A.Ş. from TL 7,000 to TL 14,000 by a bonus increase of TL 7,000 in the Ordinary Meeting of General Assembly of the Company dated 20 March 2015. After the capital increase, Bank’s current nominal share has been increased from TL 3,800 to TL 7,600 by TL 3,800 and Bank’s share percentage has been remained the same (54.29%).

In the prior period, at the Extraordinary General Assembly of Taksim Otelcilik A.Ş. dated 24 June 2014, the decision of increasing the capital from TL 269,257 to TL 334,257 through rights offering by TL 65,000.  The related change has been registered on 22 July 2014. The nominal share of the Bank TL 137,324 has been increased by cash TL 33,151 to TL 170,474. The share percentage of the Bank is remained the same (51.00%). TL 8,288 of the cash commitment amounting to TL 33,151 is paid on 15 July 2014, TL 24,863 is paid on 2 October 2014.

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CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Investments in consolidated subsidiaries

	Title	Address(City / Country)	Bank’s Share —If Different Voting Rights (%)	Bank’s Risk Group Share (%)
1	Güneş Sigorta A.Ş. (*)	İstanbul/Turkey	36.35	36.35
2	Vakıf Emeklilik A.Ş.	İstanbul/Turkey	53.90	75.30
3	Vakıf Faktoring A.Ş.	İstanbul/Turkey	78.39	86.99
4	Vakıf Finansal Kiralama A.Ş. (*)	İstanbul/Turkey	58.71	64.40
5	Vakıf Yatırım Menkul Değerler A.Ş. (*)	İstanbul/Turkey	99.00	99.44
6	Vakıfbank International AG	Vienna/Austria	90.00	90.00
7	Vakıf Portföy Yönetimi A.Ş. (*)	İstanbul/Turkey	100.00	100.00
8	Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş. (*)	İstanbul/Turkey	22.89	32.91
9	Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. (*)	İstanbul/Turkey	38.70	40.64

	Total Assets	Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Year’s Profit / (Loss)	Prior Period’s Profit / (Loss)	Fair Value
1	1,273,901	160,386	1,333,517	23,953	17,005	(98,328)	4,630	339,423
2	3,767,621	196,387	99,596	21,365	659	25,881	21,162	705,800
3	637,729	101,815	2,729	52,308	—	10,116	7,558	79,300
4	1,562,614	135,631	20,575	75,157	—	15,458	953	68,253
5	116,939	93,567	455	5,040	1,163	(6,584)	2,835	86,700
6	3,441,805	448,355	1,321	63,275	13,284	28,967	24,880	482,382
7	14,673	14,123	245	1,020	23	2,236	1,913	56,900
8	17,700	17,472	36	301	722	(527)	(320)	16,602
9	772,101	770,829	485,566	24,077	—	22,403	14,498	401,915

(*)             These figures are obtained from reviewed 30 September 2015 financial statements announced at Public Disclosure Platform.

Movement table of consolidated investments in subsidiaries in unconsolidated financial statements

	Current Period	Prior Period
Balance at the beginning of the period	1,187,597	1,163,983
Movements during the period	154,663	23,614
Transfers	—	—
Acquisitions		172,562
Bonus shares received	805	—
Share of current year profit	(26,186)	(32,389)
Sales and liquidations	—	—
Fair value changes	225,628	(118,756)
Impairment losses	(45,584)	2,197
Balance at the end of the period	1,342,260	1,187,597
Capital commitments	—	—
Share percentage at the end of the period (%)	—	—

74

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Valuation of consolidated subsidiaries in unconsolidated financial statements

	Current Period	Prior Period
Measured at cost	—	—
Measured at fair value	1,342,260	1,187,597
Equity method of accounting	—	—
Total	1,342,260	1,187,597

Sectoral distribution of consolidated investments in financial subsidiaries

	Current Period	Prior Period
Insurance companies	503,808	402,768
Banks	434,144	321,124
Factoring companies	62,163	65,273
Leasing companies	40,071	45,149
Financing companies	—	—
Other financial subsidiaries	302,074	353,283
Total	1,342,260	1,187,597

Quoted consolidated subsidiaries

	Current Period	Prior Period
Quoted at domestic stock exchanges	322,793	378,037
Quoted at international stock exchanges	—	—
Total	322,793	378,037

Consolidated subsidiaries disposed during the period

There is not any disposal in the consolidated subsidiaries in the current year.

Consolidated investments in subsidiaries acquired during the period

There is no subsidiary acquired by the Parent Bank in the current period.

In the current period, the title of Vakıf Finans Factoring Hizmetleri A.Ş. has been changed to Vakıf Faktoring A.Ş., the aforementioned change of title has been registered on 13 April 2015.

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. from TL 203,320 to TL 205,400 by a bonus increase of TL 2,080 in the Ordinary Meeting of General Assembly of the Company dated 31 March 2015. After the capital increase, Bank’s current nominal share has been increased from TL 78,690 to TL 79,495 by bonus increase of TL 805 and Bank’s share percentage has been remained the same (38.70%). The share of the Bank amounting to TL 805 is presented as bonus shares received in the movement table of investments in subsidiaries.

In the current period, in total full TL 12 nominal share of Vakıf Portföy Yönetimi A.Ş. has been purchased by Bank from other real person shareholders and Bank has signed share transfer contract with real person shareholders on 11 February 2015. Thus, Bank’s nominal share has been increased from full TL 2,999,988 to full TL 3,000,000. Bank’s share percentage has been increased from 99.99% to 100.00%.

75

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

In the prior period, Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş. has decided to increase the capital of TL 15,000 to TL 20,000 in its registered capital ceiling amounting to TL 50,000 in accordance with Capital Markets Board’s temporary clause 1 of “Communique on Securities Investment Associations” (III-48.2).  In the capital increase, Bank’s nominal share amount has increased from TL 1,763 to TL 2,351 with an increase of TL 588 by using stock rights on 25 November 2014. Besides, in order to finalize the capital increase, Bank has purchased additional shares from stock rights that have not been used in due, amounting to TL 2,228 from Istanbul Stock Exchange Share Market on 2 December 2014. In this context, Bank’s total nominal share has increased to TL 4,579 and share percentage has increased to 22.89%.  The share of the Bank amounting to TL 2,815 is presented in the acquisitions and capital increases in the movement table of investments in subsidiaries.

In the prior period, related to the capital increase of Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. from TL 106,200 to TL 203,320, the Bank has obtained shares with a nominal value of TL 29,345 at a rate of TL 3.44 by using the stock rights. For these shares TL 100,947 has been paid. Besides, Bank has obtained shares with a nominal value of TL 20,000 at TL 3.44 rate since the other shareholders did not use their stock rights. Bank has paid TL 68,800 for the shares. As at 4 July 2014, company’s capital increase has been registered and as of the date the existing nominal share of the Bank has been increased from TL 29,345 to TL 78,690 Bank’s share percentage has been increased from 27.63% to 38.70%. The capital increase as of TL 169,747 is presented in the acquisitions and capital increases in the movement table of investments in subsidiaries.

In the prior period, the title of Vakıf B Tipi Menkul Kıymetler Yatırım Ortaklığı has been changed to Vakıf Menkul Kıymet Yatırım Ortaklığı. The new title of the company has been registered on
9 April 2014.

9.                    Investments in joint-ventures

There is not any investment in joint-ventures of the Group.

10.           Information on finance lease receivables (net)

Finance lease receivables disclosed according to remaining maturities

	Current Period		Prior Period
	Gross	Net	Gross	Net
Less than 1 year	84,576	81,340	61,740	59,415
Between 1-4 years	817,906	725,852	693,909	593,778
Longer than 4 years	744,423	607,350	518,153	436,794
Total	1,646,905	1,414,542	1,273,802	1,089,987

76

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Net investments in finance lease receivables

	Current Period	Prior Period
Gross finance lease receivables	1,646,905	1,273,802
Unearned income on finance lease receivables (-)	(232,363)	(183,815)
Terminated lease contracts (-)	—	—
Net finance lease receivables	1,414,542	1,089,987

Finance lease agreements

Sum of the minimum lease payments including interest and principal amounts are stated under the “finance lease receivables” as gross. The difference between the total of rent payments and the cost of the related fixed assets is reflected to the “unearned income” account. If the lease payments are made, the lease principal amount is deducted from the “finance lease receivables” as the interest component of the payment is reflected to interest income on the consolidated statement of income.

11.           Information on derivative financial instruments held for risk management purposes

Positive differences on derivative financial instruments held for risk management purposes

None.

12.           Information on investment properties

As at 30 September 2015, the Group has investment property amounting to TL 10,383 (31 December 2014: TL 24,185) which belongs the subsidiaries operating in the insurance business and TL 288,396 (31 December 2014: 167,815) which belongs the subsidiaries operating in real estate investment.

13.           Information on deferred tax assets

a)                 Current tax assets

As at 30 September 2015 the current tax assets amounts to TL 4,196 (31 December 2014: TL 9,331).

77

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

b)                 Deferred tax assets

Items generating deferred tax assets or liabilities are listed below as at 30 September 2015 and
31 December 2014:

	Current Period	Prior Period
Provision for employee termination benefits and unused vacations	93,719	81,757
Other provisions	49,384	28,083
Valuation differences of associates and subsidiaries	27,704	54,050
Deductible financial losses	26,418	—
Investment incentives	10,435	17,213
Valuation differences of financial assets and liabilities	115,725	121,671
Reporting Standards - Tax Code depreciation differences	10,632	10,303
Other differences	16,895	14,615
Deferred tax assets	350,912	327,692

Net-off of the deferred tax assets and liabilities from the same entity	(238,973)	(154,733)
Deferred tax assets, (net)	111,939	172,959
Valuation differences of financial assets and liabilities	202,369	122,064
Valuation difference for associates and subsidiaries	4,620	40,059
Valuation differences of properties	38,669	—
Other differences	10,914	7,818
Deferred tax liabilities	256,572	169,941

Net-off of the deferred tax assets and liabilities from the same entity	(238,973)	(154,733)
Deferred tax liabilities, (net)	17,599	15,208

14.           Information on assets held for sale and assets related to the discontinued operations

As at 30 September 2015, net book value of assets held for sale of the Group is amounting to TL 833,553 (31 December 2014: TL 747,482).

15.           Information on other assets

As at 30 September 2015 and 31 December 2014, the details of other assets are as follows:

	Current Period	Prior Period
Receivables from insurance operations	781,105	842,523
Receivables from credit card payments	896,866	772,007
Prepaid expenses	747,105	705,381
Guarantees given for repurchase agreements	244,658	193,605
Guarantees given for derivative financial instruments	586,685	351,579
Receivables from term sale of assets	49,162	68,664
Receivables from reinsurance companies	55,956	54,057
Deferred commission expenses	41,791	31,841
Other	251,358	338,730
Total	3,654,686	3,358,387

78

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES

1.                  Information on maturity profile of deposits

Current Period	Demand	7 Days Notice	Up to 1 Month	1-3 Months	3-6 Months	6-12 Months	1 Year and Over	Accumulating Deposit Accounts	Total
Saving deposits	4,587,410	—	454,420	21,365,937	836,089	245,791	128,100	—	27,617,747
Foreign currency deposits	5,327,691	—	3,690,568	16,608,544	1,735,935	925,425	5,892,231	—	34,180,394
Residents in Turkey	4,358,977	—	3,689,204	16,310,094	1,377,090	624,788	965,845	—	27,325,998
Residents in abroad	968,714	—	1,364	298,450	358,845	300,637	4,926,386	—	6,854,396
Public sector deposits	4,948,524	—	3,894,955	6,826,874	882,241	2,175,242	199,558	—	18,927,394
Commercial deposits	2,136,492	—	4,017,525	10,325,308	594,731	62,317	4,618	—	17,140,991
Other	3,679,810	—	1,789,696	3,982,369	200,812	88,223	21,497	—	9,762,407
Precious metal deposits	501,684	—	—	—	—	—	—	—	501,684
Bank deposits	186,406	—	4,852,021	1,318,624	148,837	135,949	4,299	—	6,646,136
Central Bank	1,024	—	—	—	—	—	—	—	1,024
Domestic banks	9,900	—	4,624,469	880,503	61,232	13,633	4,299	—	5,594,036
Foreign banks	170,971	—	227,552	438,121	87,605	122,316	—	—	1,046,565
Participation banks	4,511	—	—	—	—	—	—	—	4,511
Other	—	—	—	—	—	—	—	—	—
Total	21,368,017	—	18,699,185	60,427,656	4,398,645	3,632,947	6,250,303	—	114,776,753

Prior Period	Demand	7 Days Notice	Up to 1 Month	1-3 Months	3-6 Months	6-12 Months	1 Year and Over	Accumulating Deposit Accounts	Total
Saving deposits	3,715,353	—	463,572	18,032,423	1,393,667	328,345	136,781	—	24,070,141
Foreign currency deposits	3,472,263	—	2,181,070	11,351,517	1,426,041	1,426,188	4,245,584	—	24,102,663
Residents in Turkey	3,056,116	—	2,174,847	11,162,513	1,193,080	494,191	794,731	—	18,875,478
Residents in abroad	416,147	—	6,223	189,004	232,961	931,997	3,450,853	—	5,227,185
Public sector deposits	3,583,281	—	2,370,191	5,695,639	437,138	2,788,470	190,212	—	15,064,931
Commercial deposits	2,154,441	—	4,610,468	9,566,212	422,470	233,506	5,478	—	16,992,575
Other	3,208,185	—	1,102,804	2,747,775	380,429	98,701	29,638	—	7,567,532
Precious metal deposits	854,355	—	—	—	—	—	—	—	854,355
Bank deposits	66,930	—	3,466,419	1,086,606	80,387	33,206	16,868	—	4,750,416
Central Bank	424	—	—	—	—	—	—	—	424
Domestic banks	3,696	—	3,288,392	422,069	2,016	33,206	16,868	—	3,766,247
Foreign banks	59,181	—	178,027	664,537	78,371	—	—	—	980,116
Participation banks	3,629	—	—	—	—	—	—	—	3,629
Other	—	—	—	—	—	—	—	—	—
Total	17,054,808	—	14,194,524	48,480,172	4,140,132	4,908,416	4,624,561	—	93,402,613

79

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

Information on saving deposits insured by Saving Deposit Insurance Fund and the total amounts of the deposits exceeding the insurance coverage limit

	Covered by Deposit Insurance Fund		Exceeding the Deposit Insurance Limit
	Current Period	Prior Period	Current Period	Prior Period
Saving deposits	15,234,215	12,652,145	12,383,532	11,417,996
Foreign currency saving deposits	4,698,156	3,846,786	12,705,202	8,435,919
Other saving deposits	—	—	—	—
Foreign branches’ deposits under foreign insurance coverage	—	—	—	—
Off-Shore deposits under foreign insurance coverage	—	—	—	—
Total	19,932,371	16,498,931	25,088,734	19,853,915

Saving deposits out of insurance coverage limits

	Current Period	Prior Period
Deposits and other accounts at foreign branches	27,235	21,061
Deposits and other accounts, which belong to controlling shareholders, their parents, wives/husbands, and children	—	—
Deposits and other accounts, which belong to Board of Director members, chairman, general manager, his/her assistants, their parents, wives/husbands, and children	4,904	3,905
Deposits and other accounts under scope of TCC law 5237 article no 282, dated 26/9/2004	—	—
Deposits in Deposit Banks of Turkey, which are solely established for off-shore banking	—	—

2.                  Information on derivative financial liabilities held for trading purpose

Negative differences related to the derivative financial liabilities held for trading purpose

	Current Period		Prior Period
	TL	FC	TL	FC
Forwards	25,317	915	3,209	458
Swaps	153,736	215,988	62,110	199,156
Futures	—	—	—	—
Options	22865	879	457	5,237
Total	201,918	217,782	65,776	204,851

80

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

3.                  Information on banks and other financial institutions

	Current Period		Prior Period
	TL	FC	TL	FC
Central Bank of Republic of Turkey	—	—	—	—
Domestic banks and institutions	507,747	608,106	698,396	214,926
Foreign banks, institutions and funds	164,176	19,657,508	871,227	14,476,106
Total	671,923	20,265,614	1,569,623	14,691,032

Maturity information of funds borrowed

	Current Period		Prior Period
	TL	FC	TL	FC
Short-term (*)	481,118	2,886,706	1,283,259	7,322,336
Medium and Long-term (*)	190,805	17,378,908	286,364	7,368,696
Total	671,923	20,265,614	1,569,623	14,691,032

(*)             Maturity profile of funds borrowed has been prepared in accordance with their original maturities.

Funds borrowed comprise syndication and securitization loans bearing various interest rates and maturities and account for 11.71% (31 December 2014: 10.94%) of the Group’s liabilities. There is no risk concentration on funding sources of the Group.

On 16 April 2014, the Parent Bank has obtained syndicated loan at the amount of US Dollar 270.5 million and Euro 525 million with the interest rate of US Libor +0.90% and Euribor +0.90% at a maturity of one year, with participation of 35 banks with the coordination of Wells Fargo Bank N.A., London Branch and Sumitomo Mitsui Banking Corporation, Brussels Branch acting as agent. On 17 April 2015, the loan has been renewed with a new syndicated loan amounting to US Dollar 204 million and Euro 763 million with the interest rate of US Libor +0.8% and Euribor +0.8% at a maturity of 367 days with participation of 35 banks, Wells Fargo Bank, N.A., London Branch acting as coordinator and agent bank.

On 22 September 2014, the Parent Bank has obtained syndicated loan amounting to US Dollar 168.5 million and Euro 528.75 million with interest rates of US Libor + 0.90% and Euribor + 0.90% at a maturity of one year, with the participation of 26 banks, ING Bank, London Branch acting as coordinator and agent bank.  On 14 September 2015, the loan has been renewed with a new syndicated loan amounting to US Dollar 168.5 million and Euro 679.5 million with the interest rate of US Libor +0.75% and Euribor +0.75% at a maturity of one year with participation of 30 banks, ING Bank, London Branch acting as coordinator and agent bank.

On 19 December 2014, the Parent Bank has obtained securitization loan amounting to US Dollar 928.6 million related to foreign transfers and treasury transactions in Euro and US Dollar. Loan amounting to US Dollar 500 million has been obtained related to foreign transfers at a maturity of five years and loan amounting to US Dollar 428.6 million has been obtained related to treasury transactions at a maturity of seven years in seven different segments in total.

81

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

The loan obtained from European Bank for Reconstruction and Development Bank (EBRD) amounting to US Dollar 125 million in 2014-A segment in order to finance medium term loans including to meet the needs of agricultural enterprises and support woman entrepreneurs.

2014-B segment of the loan has been obtained from Wells Fargo Bank, N.A., 2014-C segment of the loan has been obtained from Raiffeisen Bank International AG, 2014-D segment of the loan has been obtained from Standard Chartered Bank, 2014-E segment of the loan has been obtained from Societe Generale, 2014-G segment of the loan has been obtained from Bank of America, N.A. and 2014-F segment of the loan related to treasury transactions has been obtained from JP Morgan Securities plc. in the scope of programme. As at 30 September 2015, total securitization loan amounts to
US Dollar 948 million and Euro 260 million.

Information on securities issued

Within the context of Global Medium Term Notes (GMTN), the Parent Bank has issued Turkey’s first Eurobond apart from Undersecretariat of Treasury. The bond has been issued in GMTN programme on 17 June 2014 has a nominal value of Euro 500 million, maturity date on 17 June 2019 with fixed rate, 5 years maturity and annually coupon paid with 3.65% return and  coupon rate 3.50%.

Within the context of Global Medium Term Notes (GMTN), 190 private placements have been realized with 16 separate banks since June 2013. These placements have been realized in different currencies (US Dollar, Euro and CHF) at the maturities of 3 months, 6 months, 1 year and 2 years and in total amount to US Dollar 4,097 million equivalents. As at 30 September 2015 total private placement transactions amount to US Dollar 975 million equivalents.

	Current period		Prior period
	TL	FC	TL	FC
Nominal	2,749,189	9,455,079	2,930,927	7,472,592
Cost	2,650,320	9,406,541	2,813,866	7,436,932
Net Book Value	2,702,791	9,564,854	2,866,343	7,518,365

82

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

Current Period

ISIN Code	Security Type	Coupon Rate	Currency Type	Issue Date	Maturity Date	Days to Maturity	Nominal	Cost	Net Book Value
TRQVKFB11614	Discounted	—	TL	07.08.2015	29.01.2016	175	247,536	235,701	239,350
TRQVKFBA1514	Discounted	—	TL	07.08.2015	11.12.2015	126	320,316	309,331	314,076
TRQVKFBA1522	Discounted	—	TL	04.09.2015	11.12.2015	98	643,853	625,913	630,802
TRQVKFBE1528	Discounted	—	TL	17.04.2015	09.10.2015	175	174,953	167,317	174,586
TRQVKFBE1510	Discounted	—	TL	13.02.2015	09.10.2015	238	2,827	2,690	2,821
TRQVKFB21613	Discounted	—	TL	04.09.2015	26.02.2016	175	244,482	232,078	233,918
TRQVKFBK1520	Discounted	—	TL	05.06.2015	06.11.2015	154	119,352	114,649	118,215
TRQVKFBE1536	Discounted	—	TL	05.06.2015	09.10.2015	126	382,808	370,446	382,004
TRQVKFBK1512	Discounted	—	TL	15.05.2015	06.11.2015	175	263,331	250,916	260,703
TRQVKFBK1538	Discounted	—	TL	07.08.2015	06.11.2015	91	349,731	341,279	346,316
XS0916347759	Fixed	3.75	USD	15.04.2013	15.04.2018	1,826	1,810,819	1,800,571	1,837,281
XS0987355939	Fixed	5.00	USD	31.10.2013	31.10.2018	1,826	1,510,000	1,500,185	1,535,882
XS1063444001	Floating	3 ME+2.15	EUR	06.05.2014	06.05.2016	731	35,420	35,243	35,505
XS1077629225	Fixed	3.50	EUR	17.06.2014	17.06.2019	1,826	1,669,783	1,658,487	1,678,754
XS1115283571	Fixed	1.73	USD	30.09.2014	07.10.2015	372	12,080	12,078	12,290
XS1118030300	Fixed	1.80	USD	09.10.2014	08.10.2015	364	36,240	36,240	36,878
XS1121229741	Fixed	1.78	USD	15.10.2014	26.10.2015	376	12,080	12,078	12,287
XS1126276697	Fixed	1.80	USD	23.10.2014	23.10.2015	365	151,000	151,000	151,523
XS1130490227	Fixed	1.79	USD	30.10.2014	04.11.2015	370	13,590	13,588	13,813
XS1132341568	Fixed	1.80	USD	04.11.2014	05.11.2015	366	15,704	15,704	15,960
XS1135135272	Fixed	1.80	USD	05.11.2014	05.11.2015	365	151,000	151,000	153,457
XS1170287558	Fixed	1.77	USD	20.01.2015	21.01.2016	366	75,500	75,500	76,432
XS1197016865	Fixed	1.75	USD	02.03.2015	03.03.2016	367	12,080	12,080	12,203
XS1203859688	Fixed	1.15	EUR	17.03.2015	24.03.2016	373	52,623	52,623	52,952
XS1210395833	Fixed	1.45	USD	31.03.2015	08.10.2015	191	27,784	27,784	27,988
XS1215193050	Fixed	0.95	EUR	07.04.2015	15.10.2015	191	31,034	31,034	31,178
XS1215337665	Fixed	1.45	USD	07.04.2015	08.10.2015	184	135,900	135,900	136,858
XS1226364880	Fixed	0.92	EUR	05.05.2015	30.10.2015	178	50,600	50,600	50,791
XS1226437868	Fixed	1.45	USD	30.04.2015	05.11.2015	189	18,120	18,120	18,231
XS1227248835	Fixed	1.45	USD	06.05.2015	03.11.2015	181	23,858	23,858	23,999
XS1227593180	Fixed	0.95	EUR	06.05.2015	05.11.2015	183	38,456	38,456	38,604
XS1232456282	Fixed	0.95	EUR	12.05.2015	19.11.2015	191	134,932	134,932	135,432
XS1232938198	Fixed	0.95	EUR	14.05.2015	12.11.2015	182	24,962	24,962	25,054
XS1233124731	Fixed	0.95	EUR	13.05.2015	18.11.2015	189	33,733	33,733	33,857
XS1233126868	Fixed	0.95	EUR	13.05.2015	19.11.2015	190	59,370	59,370	59,589
XS1234686944	Fixed	1.90	EUR	21.05.2015	19.11.2015	182	17,541	17,541	17,663
XS1234801394	Fixed	1.03	EUR	18.05.2015	19.11.2015	185	16,867	16,867	16,931
XS1234807243	Fixed	1.48	USD	20.05.2015	20.11.2015	184	60,400	60,400	60,730
XS1238061078	Fixed	1.44	USD	22.05.2015	18.11.2015	180	22,650	22,649	22,768
XS1238824749	Fixed	1.45	USD	27.05.2015	24.11.2015	181	75,500	75,500	75,882
XS1238836594	Fixed	1.45	USD	26.05.2015	25.11.2015	183	21,744	21,744	21,855
XS1240951662	Fixed	0.95	EUR	02.06.2015	03.12.2015	184	126,161	126,161	126,560
XS1241549523	Fixed	1.44	USD	02.06.2015	02.12.2015	183	164,288	164,281	165,073
XS1245001927	Fixed	0.93	EUR	10.06.2015	08.12.2015	181	77,586	77,578	77,807
XS1245628216	Fixed	1.44	USD	10.06.2015	14.12.2015	187	19,328	19,327	19,414
XS1246700980	Fixed	1.45	USD	15.06.2015	17.12.2015	185	72,480	72,480	72,792
XS1246782699	Fixed	1.45	USD	15.06.2015	15.12.2015	183	54,964	54,964	55,200
XS1246885310	Fixed	0.93	JPY	29.06.2015	30.06.2016	367	12,579	12,579	12,609
XS1247491829	Fixed	0.95	EUR	16.06.2015	15.12.2015	182	107,271	107,271	107,571
XS1250876635	Fixed	0.95	EUR	23.06.2015	17.12.2015	177	18,216	18,216	18,263
XS1250881395	Fixed	0.95	EUR	22.06.2015	23.12.2015	184	69,490	69,490	69,673
XS1250933709	Fixed	0.95	EUR	23.06.2015	22.12.2015	182	93,103	93,103	93,346
XS1253945155	Fixed	1.45	USD	29.06.2015	08.01.2016	193	57,984	57,984	58,201
XS1254115766	Fixed	1.44	USD	30.06.2015	23.12.2015	176	78,520	78,516	78,807
XS1257157708	Fixed	1.45	USD	06.07.2015	15.01.2016	193	68,856	68,856	69,095
XS1258500815	Fixed	1.45	USD	08.07.2015	14.01.2016	190	21,744	21,744	21,818
XS1260052888	Fixed	1.25	USD	14.07.2015	14.10.2015	92	30,200	30,200	30,282
XS1263902204	Fixed	1.45	USD	22.07.2015	27.01.2016	189	19,630	19,629	19,685
XS1266142410	Fixed	1.45	USD	24.07.2015	19.01.2016	179	48,320	48,320	48,453
XS1266796298	Fixed	1.45	USD	29.07.2015	22.01.2016	177	30,200	30,200	30,277
XS1267609490	Fixed	1.25	USD	27.07.2015	30.10.2015	95	15,100	15,100	15,134
XS1270742593	Fixed	1.45	USD	03.08.2015	29.01.2016	179	36,240	36,240	36,325
XS1273581337	Fixed	1.25	USD	07.08.2015	05.11.2015	90	32,012	32,012	32,072
XS1276835060	Fixed	1.25	USD	14.08.2015	12.11.2015	90	16,912	16,912	16,940
XS1277634884	Fixed	1.25	USD	18.08.2015	13.11.2015	87	28,388	28,388	28,431
XS1277635857	Fixed	1.45	USD	18.08.2015	19.02.2016	185	51,340	51,340	51,430
XS1280231272	Fixed	1.45	USD	24.08.2015	26.02.2016	186	39,864	39,864	39,924
XS1280377562	Fixed	1.25	USD	25.08.2015	19.11.2015	86	25,368	25,368	25,400

83

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                                       INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

ISIN Code	Security Type	Coupon Rate	Currency Type	Issue Date	Maturity Date	Days to Maturity	Nominal	Cost	Net Book Value
XS1283666367	Fixed	1.45	USD	01.09.2015	02.03.2016	183	71,272	71,272	71,357
XS1286916181	Fixed	1.25	USD	04.09.2015	09.12.2015	96	33,220	33,220	33,251
XS1291089834	Fixed	1.24	USD	11.09.2015	09.12.2015	89	24,160	24,160	24,176
XS1293583438	Fixed	0.70	EUR	18.09.2015	17.12.2015	90	33,733	33,733	33,741
XS1298051613	Fixed	0.70	EUR	29.09.2015	07.01.2016	100	30,360	30,360	30,361
US90015NAA19	Fixed	5.75	USD	24.04.2012	24.04.2017	1,826	1,494,820	1,477,846	1,528,759
Total							12,204,268	12,056,861	12,267,645

84

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

Prior Period

ISIN Code	Security Type	Coupon Rate	Currency Type	Issue Date	Maturity Date	Days to Maturity	Nominal	Cost	Net Book Value
TRQVKFB31521	Discounted	—	TL	21.11.2014	13.03.2015	112	367,289	357,774	361,284
TRQVKFB31539	Discounted	—	TL	12.12.2014	13.03.2015	91	196,129	192,033	192,925
TRQVKFB81526	Discounted	—	TL	24.10.2014	07.08.2015	287	88,644	82,430	83,878
TRQVKFB81534	Discounted	—	TL	21.11.2014	07.08.2015	259	27,404	25,798	26,044
TRQVKFB51529	Discounted	—	TL	21.11.2014	15.05.2015	175	240,965	231,321	233,540
TRQVKFB81542	Discounted	—	TL	12.12.2014	07.08.2015	238	14,561	13,782	13,846
TRQVKFB41520	Discounted	—	TL	24.10.2014	17.04.2015	175	736,745	705,583	717,613
TRQVKFB51537	Discounted	—	TL	12.12.2014	15.05.2015	154	165,233	159,456	160,193
TRQVKFB41512	Discounted	—	TL	02.05.2014	17.04.2015	350	12,028	11,042	11,700
TRQVKFB51511	Discounted	—	TL	06.06.2014	29.05.2015	357	36,117	33,210	34,837
TRQVKFB21514	Discounted	—	TL	22.08.2014	13.02.2015	175	664,715	638,505	657,735
TRQVKFB81518	Discounted	—	TL	22.08.2014	07.08.2015	350	43,546	39,822	41,166
TRQVKFB31513	Discounted	—	TL	19.09.2014	13.03.2015	175	337,551	323,110	331,582
US90015NAA19	Fixed	5.75	USD	24.04.2012	24.04.2017	1826	1,147,300	1,136,528	1,155,710
XS0916347759	Fixed	3.75	USD	15.04.2013	15.04.2018	1826	1,391,012	1,383,310	1,397,180
XS0987355939	Fixed	5	USD	31.10.2013	31.10.2018	1826	1,160,000	1,152,460	1,164,098
XS1069999610	Fixed	1.75	USD	21.05.2014	20.05.2015	364	11,600	11,600	11,725
XS1084474862	Fixed	0.73	USD	03.07.2014	07.01.2015	188	18,328	18,328	18,394
XS1085714621	Fixed	1.43	USD	09.07.2014	07.01.2015	182	92,800	92,800	93,443
XS1087783269	Fixed	1.45	USD	14.07.2014	08.01.2015	178	42,688	42,688	42,979
XS1087831506	Fixed	1.45	USD	15.07.2014	15.01.2015	184	97,440	97,440	98,100
XS1089992686	Fixed	1.4	USD	22.07.2014	15.01.2015	177	48,720	48,720	49,025
XS1090076768	Fixed	1.4	USD	22.07.2014	22.01.2015	184	58,000	58,000	58,364
XS1091762812	Fixed	1.4	USD	25.07.2014	22.01.2015	181	48,256	48,256	48,553
XS1091766482	Fixed	1.4	USD	01.08.2014	26.01.2015	178	71,920	71,920	72,343
XS1096098030	Fixed	1.4	USD	08.08.2014	05.02.2015	181	76,328	76,324	76,756
XS1096471526	Fixed	1.4	USD	08.08.2014	29.01.2015	174	35,264	35,264	35,462
XS1097465766	Fixed	1.4	USD	13.08.2014	18.02.2015	189	27,840	27,840	27,991
XS1101735634	Fixed	1.4	USD	20.08.2014	19.02.2015	183	40,600	40,600	40,809
XS1101839170	Fixed	1.4	USD	21.08.2014	17.02.2015	180	69,600	69,600	69,956
XS1105745761	Fixed	0.7	USD	02.09.2014	05.03.2015	184	64,960	64,960	65,111
XS1107482306	Fixed	1.38	USD	09.09.2014	12.03.2015	184	84,680	84,671	85,043
XS1110657050	Fixed	1.4	USD	16.09.2014	19.03.2015	184	116,000	116,000	116,477
XS1112873176	Fixed	1.4	USD	23.09.2014	26.03.2015	184	85,840	85,840	86,170
XS1113320888	Fixed	1.74	USD	24.09.2014	23.09.2015	364	14,384	14,382	14,450
XS1115283571	Fixed	1.73	USD	30.09.2014	07.10.2015	372	9,280	9,278	9,319
XS1115485010	Fixed	1.4	USD	29.09.2014	27.03.2015	179	34,800	34,800	34,926
XS1117991213	Fixed	1.1	USD	08.10.2014	08.01.2015	92	73,776	73,776	73,966
XS1118030300	Fixed	1.8	USD	09.10.2014	08.10.2015	364	27,840	27,840	27,955
XS1118051215	Fixed	1.35	USD	08.10.2014	02.04.2015	176	73,312	73,312	73,543
XS1118053005	Fixed	1.35	USD	08.10.2014	17.04.2015	191	11,600	11,600	11,637
XS1121229741	Fixed	1.78	USD	15.10.2014	26.10.2015	376	9,280	9,278	9,314
XS1121307059	Fixed	1.1	USD	15.10.2014	15.01.2015	92	73,312	73,312	73,485
XS1121307307	Fixed	1.35	USD	15.10.2014	16.04.2015	183	55,680	55,680	55,841
XS1123043983	Fixed	1.02	USD	20.10.2014	20.01.2015	92	23,200	23,195	23,246
XS1124128320	Fixed	1.35	USD	17.10.2014	16.04.2015	181	62,640	62,640	62,817
XS1124141349	Fixed	1.1	USD	17.10.2014	22.01.2015	97	30,160	30,160	30,229
XS1124325074	Fixed	1.35	USD	20.10.2014	20.04.2015	182	58,000	58,000	58,157
XS1126276697	Fixed	1.8	USD	23.10.2014	23.10.2015	365	116,000	116,000	116,402
XS1129857782	Fixed	1.35	USD	24.10.2014	28.04.2015	186	56,144	56,144	56,288
XS1130031039	Fixed	1.33	USD	28.10.2014	27.04.2015	181	81,200	81,192	81,388
XS1130490227	Fixed	1.79	USD	30.10.2014	04.11.2015	370	10,440	10,438	10,471
XS1132341485	Fixed	1.25	USD	03.11.2014	30.04.2015	178	30,160	30,160	30,221
XS1132341568	Fixed	1.8	USD	04.11.2014	05.11.2015	366	12,064	12,064	12,099
XS1132440386	Fixed	1.27	USD	05.11.2014	07.05.2015	183	32,480	32,480	32,545
XS1135135272	Fixed	1.8	USD	05.11.2014	05.11.2015	365	116,000	116,000	116,326
XS1138701500	Fixed	1.3	USD	18.11.2014	27.05.2015	190	18,560	18,558	18,588
XS1139114257	Fixed	1.24	USD	18.11.2014	18.05.2015	181	92,800	92,791	92,932
XS1143013297	Fixed	1.28	USD	24.11.2014	28.05.2015	185	52,432	52,432	52,502
XS1143372008	Fixed	1.25	USD	25.11.2014	27.05.2015	183	81,200	81,196	81,300
XS1063444001	Floating	3 Month-Euribor+2.15%	EUR	06.05.2014	06.05.2016	731	29,634	29,486	29,650
XS1077629225	Fixed	3.5	EUR	17.06.2014	17.06.2019	1826	1,397,038	1,387,589	1,415,079
Total							10,403,519	10,250,798	10,384,708

85

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED
IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

4.                  Components of “other external resources payable” in the consolidated financials that comprise at least 20% of the account, if the account exceeds 10% of total liabilities and equity excluding off-balance sheet commitments.

Other external resources payable in the consolidated financials do not exceed 10% of total liabilities and equity.

5.                  Criteria used in the determination of lease instalments in the finance lease contracts, renewal and purchase options, restrictions, and significant burdens imposed on the bank on such contracts

Obligations under finance leases

None.

6.                  Information on derivative financial liabilities held for risk management purpose

Negative differences related to the derivative financial liabilities held for risk management purpose

None.

7.                  Information on provisions

Information on general provisions

	Current Period	Prior period
Provisions for loans and receivables in Group I	1,588,530	1,326,468
—Additional provision for loans with extended payment plans	26,358	26,989
Provisions for loans and receivables in Group II	240,668	175,204
—Additional provision for loans with extended payment plans	19,559	14,696
Provisions for non-cash loans	102,391	93,418
Other	13,406	8,152
Total	1,944,995	1,603,242

Provision for currency exchange gain/loss on foreign currency indexed loans

As at 30 September 2015 the Group has recorded provision for foreign exchange losses on principal amounts of foreign currency indexed loans amounting to TL 3,853 (31 December 2014: TL 12,048) and has reflected the related foreign exchange loss amount in the consolidated financial statements by offsetting from related loans.

Provisions for non-cash loans that are not indemnified or converted into cash

As of 30 September 2015, the Bank has recorded TL 41,649 (31 December 2014: TL 63,030) as specific provisions for non-cash loans that are not indemnified or converted into cash.

86

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED
IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

Information on other provisions

Information on other provisions exceeding 10% of total provisions

	Current Period	Prior period
Provisions for credits	168,152	105,005
Specific provisions for non-cash loans	41,649	63,030
Provision for cheques	43,802	37,556
Provisions for lawsuits against the Bank	8,289	16,142
Provisions for credit card promotions	9,445	10,177
Other provisions	10,238	6,962
Total	281,575	238,872

8.                                               Taxation

Current Taxes

Tax provision

As at and for the nine-month period ended 30 September 2015, the tax liability of the Group is amounting to TL 54,495 (31 December 2014: TL 249,673).

Information on taxes payable

	Current Period	Prior Period
Corporate taxes payable	54,495	249,673
Taxation on securities	138,224	123,184
Capital gains tax on property	2,468	2,176
Banking and Insurance Transaction Tax (BITT)	65,375	59,943
Taxes on foreign exchange transactions	—	—
Value added tax payable	5,211	3,538
Other	41,825	35,796
Total	307,598	474,310

87

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED
IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

Information on premiums payable

	Current Period	Prior Period
Social security premiums- employee share	805	757
Social security premiums- employer share	2,002	1,781
Bank pension fund premium- employee share	—	—
Bank pension fund premium- employer share	—	—
Pension fund membership fees and provisions- employee share	12	2
Pension fund membership fees and provisions- employer share	—	—
Unemployment insurance- employee share	1018	622
Unemployment insurance- employer share	2,135	1,308
Other	3	7
Total	5,975	4,477

Information on deferred tax liabilities

Information on deferred tax liabilities is presented in disclosure 13 of information and disclosures related to assets.

9.                  Information on payables for assets held for resale and tangible assets related to discounted activities

None.

10.    Information on subordinated loans

The Parent Bank has issued bond having the secondary subordinated loan quality to be sold to non-resident natural and legal persons. The bond has been issued at the nominal value of US Dollar 500 million with the maturity of 10 years and 6.0% coupon rate. In addition to the issuance of this bond, on 3 December 2012 the Bank has realized second trance at nominal value of US Dollar 400 million, has the same due date and maturity of 10 years and 5.5% coupon rate.

The Parent Bank has issued secondary subordinated loan (Tier II bond) as at January 2015 which satisfies Basel-III criterias. In this context, the bond has been issued at the nominal value of US Dollar 500 million with the maturity date of 3 February 2025 and early call option date of 3 February 2020. The bond has fixed interest, 10 years and one day maturity, two times interest payment in a year with coupon rate of 6.875% and issue yield of 6.95%.

88

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED
IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

11.           Information on shareholders’ equity

Paid-in capital

	Current Period	Prior Period
Common stock	2,500,000	2,500,000
Preferred stock	—	—

Paid-in capital of the Parent Bank amounted to TL 2,500,000 is divided into groups comprised of 43.0% Group (A), 15.6 % Group (B), 16.2% Group (C) and 25.2% Group (D).

Board of Directors’ members; one member is appointed by the Prime Minister representing The General Directorate of the Foundations (Group A), three members are appointed representing Group (A), one member is appointed representing Group (B), and two members are appointed representing Group (C), and one member is appointed among the nominees offered by the shareholders at the General Assembly. Preference of Group (D) is primarily taken into account in the selection of the last mentioned member.

Paid-in capital amount, explanation as to whether the registered share capital system is applicable at bank; if so the amount of registered share capital

Capital System	Paid-in Capital	Ceiling per Registered Share Capital
Registered capital system	2,500,000	10,000,000

At the resolutions of Board of Directors dated 2 January 2015 and 61st Ordinary Meeting of the General Assembly dated 30 March 2015, Bank’s ceiling per registered share capital has been increased from TL 5,000,000 to TL 10,000,000.

Information on share capital increases and their sources; other information on any increase in capital shares during the current period

There is no share capital increase in the current year and previous year.

Information on share capital increases from revaluation funds

None.

Capital commitments for current financial year and following period

None.

Prior period indicators of the Parent Bank’s income, profitability and liquidity; and possible effects of the predictions on equity, considering the ambiguity of the indicators

None.

Information on the privileges given to stocks representing the capital

None.

89

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED
IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

Valuation differences of the marketable securities

	Current Period		Prior Period
	TL	FC	TL	FC
Associates, subsidiaries and joint ventures	68,690	—	62,289	—
Fair value differences of available-for-sale securities	(439,433)	176,017	178,440	280,801
Foreign exchange differences	—	—	—	—
Total	(370,743)	176,017	240,729	280,801

III.                                       INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED OFF-BALANCE SHEET ITEMS

1.                  Disclosures related to other contingent liabilities

Type and amount of irrevocable commitments

	Current Period	Prior Period
Commitments for credit card limits	7,152,914	7,641,987
Loan granting commitments	7,913,385	8,068,201
Commitments for cheque payments	1,753,225	1,638,976
Asset purchase sale commitments	975,374	2,686,862
Other	1,597,768	759,783
Total	19,392,666	20,795,809

90

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED
IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                                       INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED OFF-BALANCE SHEET ITEMS (Continued)

Type and amount of possible losses from off-balance sheet items

Guarantees, bills of exchange and acceptances and other letters of credit which can be counted as financial collateral

The Parent Bank provided specific provision amounting to TL 41,649 (31 December 2014: TL 63,030) for non-cash loans that are not indemnified or converted to cash recorded under off-balance sheet items, amounting to TL 97,276 (31 December 2014: TL 129,638).

Final guarantees, provisional guarantees, sureties and similar transactions

	Current Period	Prior Period
Final letters of guarantee	9,117,227	7,737,748
Letters of guarantee for advances	3,822,571	2,603,790
Letters of guarantee given to custom offices	1,066,798	913,389
Provisional letters of guarantee	1,252,737	1,107,255
Other letters of guarantee	12,588,632	9,096,625
Total	27,847,965	21,458,807

2.                  Non-cash loans

	Current Period	Prior Period
Non-cash loans given for cash loan risks	3,714,262	2,905,607
With original maturity of 1 year or less	1,839,679	1,846,045
With original maturity of more than 1 year	1,874,583	1,059,562
Other non-cash loans	31,525,702	25,769,440
Total	35,239,964	28,675,047

91

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                                       INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED OFF-BALANCE SHEET ITEMS (Continued)

3.  Sectoral risk concentrations of non-cash loans

	Current Period				Prior Period
	TL	%	FC	%	TL	%	FC	%
Agricultural	98,930	0.44	196,846	1.56	86,506	0.51	266,929	2.27
Farming and cattle	93,438	0.41	190,515	1.51	77,673	0.46	257,069	2.18
Forestry	4,549	0.02	6,331	0.05	7,898	0.05	7,540	0.06
Fishing	943	—	—	—	935	0.01	2,320	0.02
Manufacturing	10,139,477	44.88	6,794,194	53.72	7,150,408	42.33	5,753,926	48.84
Mining	1,299,134	5.75	122,125	0.97	168,108	1.00	29,069	0.25
Production	5,786,226	25.61	6,302,164	49.83	4,563,948	27.01	5,319,615	45.15
Electric, gas and water	3,054,117	13.52	369,905	2.92	2,418,352	14.32	405,242	3.44
Construction	3,507,457	15.52	2,656,973	21.01	2,996,610	17.74	2,520,479	21.39
Services	8,158,653	36.11	2,703,544	21.38	6,226,616	36.86	2,761,969	23.44
Wholesale and retail trade	3,411,225	15.10	1,663,312	13.15	2,580,882	15.29	1,597,908	13.56
Hotel, food and beverage services	108,573	0.48	4,220	0.03	125,417	0.74	5,691	0.05
Transportation and Telecommunication	1,137,395	5.03	795,708	6.29	963,436	5.70	1,058,971	8.99
Financial institutions	2,445,012	10.82	38,020	0.30	1,515,987	8.97	11,802	0.10
Real estate and renting services	296,251	1.31	47,679	0.38	254,056	1.50	24,277	0.21
Self-employment services	533,316	2.36	142,688	1.13	591,814	3.50	44,703	0.38
Education services	20,817	0.09	5,041	0.04	24,595	0.15	3,903	0.03
Health and social services	206,064	0.91	6,876	0.05	170,429	1.01	14,714	0.12
Other	688,057	3.05	295,833	2.34	432,810	2.56	478,794	4.06
Total	22,592,574	100.00	12,647,390	100.00	16,892,950	100.00	11,782,097	100.00

4.                  Information on the non-cash loans classified as first and second group

	Group I		Group II
Current Period	TL	FC	TL	FC
Letters of guarantee	22,199,957	5,338,133	179,803	37,135
Confirmed bills of exchange and acceptances	72,530	2,030,061	—	9,185
Letters of credit	12,079	5,210,713	—	253
Endorsements	—	—	—	—
Purchase guarantees for securities issued	—	—	—	—
Factoring guarantees	38,298	4,829	—	—
Other guarantees and sureties	—	9,712	—	—
Total Non-Cash Loans	22,322,864	12,593,448	179,803	46,573

92

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                                       INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED OFF-BALANCE SHEET ITEMS (Continued)

	Group I		Group II
Prior Period	TL	FC	TL	FC
Letters of guarantee	16,653,687	4,555,638	113,427	8,262
Confirmed bills of exchange and acceptances	20,836	1,943,257	—	—
Letters of credit	—	5,212,911	—	—
Endorsements	—	—	—	—
Purchase guarantees for securities issued	—	—	—	—
Factoring guarantees	29,765	5,023	—	—
Other guarantees and sureties	—	2,603	—	—
Total Non-Cash Loans	16,704,288	11,719,432	113,427	8,262

5.                  Information on credit derivatives and related imposed risks

None.

6.                  Contingent assets and liabilities

Bank allocates TL 8,289 as provision for lawsuits against Bank (31 December 2014: TL 16,142).

7.                  Services rendered on behalf of third parties

The Parent Bank acts as an investment agent for banking transactions on behalf of its customers and provides custody services. Such transactions are followed under off-balance sheet accounts. The Parent Bank’s custody services and banking transactions on behalf of individuals and corporate customers does not present a material portion.

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME

1.  Interest income

Information on interest income received from loans

	Current Period		Prior Period
	TL	FC	TL	FC
Short-term loans	2,443,097	120,190	2,031,369	121,409
Medium and long-term loans	4,679,969	1,124,773	3,847,890	724,959
Non-performing loans	90,260	—	122,799	—
Premiums received from resource utilization support fund	—	—	—	—
Total	7,213,326	1,244,963	6,002,058	846,368

93

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME (Continued)

Information on interest income received from banks

	Current Period		Prior Period
	TL	FC	TL	FC
Central Bank of Republic of Turkey	—	—	—	—
Domestic banks	51,927	846	46,785	1,386
Foreign banks	242	5,816	—	3,500
Foreign head office and branches	—	—	—	—
Total	52,169	6,662	46,785	4,886

Information on interest income received from marketable securities portfolio

	Current Period		Prior Period
	TL	FC	TL	FC
Financial assets held for trading	3,727	713	8,580	1,941
Financial assets where fair value change is reflected to income statement	—	—	—	—
Financial assets available for sale	820,495	190,400	975,945	161,512
Investments held to maturity	438,762	364	395,212	349
Total	1,262,984	191,477	1,379,737	163,802

Information on interest income received from associates and subsidiaries

	Current Period	Prior Period
Interest Received from Associates and Subsidiaries	1	—

2.                  Interest Expense

Interest expenses on funds borrowed

	Current Period		Prior Period
	TL	FC	TL	FC
Banks	73,449	178,344	40,303	113,486
Central Bank of Republic of Turkey	—	—	—	—
Domestic banks	42,772	8,229	29,592	5,266
Foreign banks	30,677	170,115	10,711	108,220
Foreign head offices and branches	—	—	—	—
Other institutions	—	19,164	—	14,240
Total	73,449	197,508	40,303	127,726

94

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME (Continued)

Interest expenses paid to associates and subsidiaries

	Current Period	Prior Period
Interests paid to the associates and subsidiaries	9,678	8,459

Interest expense on securities issued

As at and for the nine-month period ending at 30 September 2015, interest paid to securities issued is TL 437,124 (30 September 2014: TL 314,626).

Maturity structure of the interest expense on deposits

		Time Deposits
Current Period	Demand Deposits	Up to 1 Month	Up to 3 Months	Up to 6 Months	Up to 1 Year	More than 1 Year	Cumulati ve deposit	Total

TL
Interbank deposits	—	128,991	—	—	—	—	—	128,991
Saving deposits	—	29,791	1,446,827	85,360	20,156	7,862	—	1,589,996
Public sector deposits	7,650	166,892	461,305	40,501	199,229	11,767	—	887,344
Commercial deposits	27	316,306	741,141	38,412	12,769	313	—	1,108,968
Other deposits	—	47,206	212,213	21,140	6,116	1,197	—	287,872
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Total	7,677	689,186	2,861,486	185,413	238,270	21,139	—	4,003,171

FC
Foreign Currency deposits	18,521	26,043	222,018	25,809	18,833	79,003	—	390,227
Interbank deposits	—	10,850	—	—	—	—	—	10,850
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Precious metal deposits	—	—	—	—	—	—	—	—
Total	18,521	36,893	222,018	25,809	18,833	79,003	—	401,077

Grand Total	26,198	726,079	3,083,504	211,222	257,103	100,142	—	4,404,248

95

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME (Continued)

		Time Deposits
Prior Period	Demand Deposits	Up to 1 Month	Up to 3 Months	Up to 6 Months	Up to 1 Year	More than 1 Year	Cumulati ve deposit	Total

TL
Interbank deposits	—	104,739	—	—	—	—	—	104,739
Saving deposits	55	15,642	1,196,166	101,697	20,957	10,071	—	1,344,588
Public sector deposits	4,968	126,250	333,771	53,463	85,561	11,083	—	615,096
Commercial deposits	222	179,865	758,955	56,840	12,819	3,858	—	1,012,559
Other deposits	—	29,949	215,256	30,275	27,905	1,141	—	304,526
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Total	5,245	456,445	2,504,148	242,275	147,242	26,153	—	3,381,508

FC
Foreign Currency deposits	24,284	15,700	190,033	31,246	22,750	91,591	—	375,604
Interbank deposits	—	13,389	—	—	—	—	—	13,389
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Precious metal deposits	—	—	—	—	—	—	—	—
Total	24,284	29,089	190,033	31,246	22,750	91,591	—	388,993

Grand Total	29,529	485,534	2,694,181	273,521	169,992	117,744	—	3,770,501

3.                  Trading income/losses

	Current Period	Prior Period
Income	5,693,460	5,167,020
Income from capital market operations	1,871,567	1,883,173
Income from derivative financial instruments	1,809,013	1,387,070
Foreign exchange gains	2,012,880	1,896,777
Losses	(5,554,261)	(4,968,333)
Loss from capital market operations	(1,813,102)	(1,747,731)
Loss from derivative financial instruments	(1,822,947)	(1,398,341)
Foreign exchange loss	(1,918,212)	(1,822,261)
Net trading profit/loss	139,199	198,687

Net loss arising from changes in foreign exchange rate that relate to the Group’s derivative financial instruments based on foreign exchange rate is TL 7,420 as at and for the nine-month period ended
30 September 2015 (30 September 2014: net loss of TL 876).

96

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                               INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME (Continued)

4.     Other operating income

	Current Period	Prior Period
Income from reversal of the impairment losses from prior periods	577,771	540,149
Earned insurance premiums (net of reinsurance share)	584,322	500,948
Communication income	37,637	65,696
Gain on sale of assets	74,913	53,995
Income from private pension business	47,620	34,842
Rent income	80,187	830
Other income	94,906	298,157
Total	1,497,356	1,494,617

5.     Provision expenses for losses on loans and other receivables

	Current Period	Prior Period
Specific provisions on loans and other receivables	779,723	959,551
Loans and receivables in Group III	247,388	110,577
Loans and receivables in Group IV	353,557	605,313
Loans and receivables in Group V	178,778	243,661
Non-performing commissions and other receivables	—	—
General provision expenses	341,878	214,766
Provision for possible losses	—	—
Impairment losses on securities	4,958	11,875
Trading securities	7	32
Investment securities available-for-sale	4,951	11,843
Impairment losses from associates, subsidiaries, joint ventures and marketable securities held to maturity	17,635	19,511
Associates	—	—
Subsidiaries	—	—
Joint ventures	—	—
Investment securities held-to-maturity	17,635	19,511
Other (*)	104,234	81,578
Total	1,248,428	1,287,281

(*)              Other provision expenses amounting to TL 104,234 (30 September 2014: TL 81,578) is comprised of provision for non-cash loans that are not indemnified or converted into cash and provision for cheques amounting to TL 25,138 (30 September 2014: TL 31,097), other provision expenses related to loans amounting to TL 69,129 (30 September 2014: TL 19,645) and other provision expenses amounting to TL 9,967 (30 September 2014: TL 30,836).

97

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                               INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME (Continued)

6.                   Other operating expenses

	Current Period	Prior Period
Personnel costs	1,154,402	1,028,748
Reserve for employee termination benefits	43,719	35,255
Provision for deficit in pension funds	—	—
Impairment losses on tangible assets	6,474	281
Depreciation expenses on tangible assets	99,609	85,471
Impairment losses on intangible assets	—	—
Amortization expenses on intangible assets	15,233	11,477
Impairment losses on assets to be disposed	4,629	2,210
Depreciation expenses on assets to be disposed	11,796	9,553
Impairment losses on assets held for sale	—	—
Other operating expenses	1,361,880	1,148,319
Operational lease related expenses	159,162	141,144
Repair and maintenance expenses	29,449	21,678
Advertisement expenses	55,326	53,368
Other expenses	1,117,943	932,129
Loss on sale of assets	418	1,776
Other*	774,706	683,773
Total	3,472,866	3,006,863

(*)              Other operating expenses amounting to TL 774,706 (30 September 2014: TL 683,773) is comprised of provision expenses for dividends to the personnel amounting to TL 103,279 (30 September 2014: TL 96,102), tax, fees and funds expenses amounting to TL 94,418 (30 September 2014: TL 85,817), Saving Deposits Insurance Fund expenses amounting to TL 85,463 (30 September 2014: TL 68,046) and other operating expenses amounting to TL 491,546 (30 September 2014: TL 433,808).

7.                   Provision for taxes on income

Current year taxation benefit or charge and deferred tax benefit or charge

In the current year, the Group recorded a tax provision of TL 190,627 (30 September 2014:
TL 370,620) from the operating profit in accordance with the Corporate Tax Law and other laws and regulations.

Deferred tax charge arising from temporary differences, tax losses and unused tax credits

Sources of deferred tax benefit/charge	Current Period	Prior Period
Arising from origination (+)/ reversal (-) of deductible temporary differences	(55,745)	(7,031)
Arising from origination (-)/ reversal (+) of taxable temporary differences	(140,232)	67,996
Arising from origination (+)/ reversal (-) of tax losses	—	—
Arising from tax rate change	—	—
Total	(195,977)	60,965

98

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                               INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME (Continued)

8.                   Net profit and loss

Any further explanation on operating results needed for a proper understanding of the Bank’s performance

Group has earned TL 10,128,245 interest income and TL 6,010,503  interest expense, also incurred TL 638,867  amount of  net fee and commission income  from its ordinary banking operations (30 September 2014: TL 8,543,458 interest income, TL 5,093,493 interest expense, TL 500,947  net fee and commission income).

Any changes in estimations that might have a material effect on current and subsequent year results

None.

9.     Income/loss related to non-controlling interest

	Current Period	Prior Period
Income/(losses) related to non-controlling interest	26,318	(3,440)

10.            Information related to the components of other items in the income statement exceeding 10% of the group total, or 20% of the sub-accounts belonging to this group

Other fees and commission income of the Group mainly consist of credit card fees and commissions, receipt and payment commissions, money transfer commissions, research fees.

Other fees and commission expenses of the Group mainly consist of credit card fees and commissions, commission paid for funds borrowed from foreign banks.

99

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

V.                                    INFORMATION AND DISCLOSURES RELATED TO THE PARENT BANK’S RISK GROUP

1.                   Information on the volume of transactions with the Parent Bank’s risk group, lending and deposits outstanding at year end and income and expenses in the current year

	Associates and Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Current Period	Cash	Non-Cash	Cash	Non-Cash	Cash	Non-Cash
Loans and other receivables
Balance at the beginning of the year	16	657,200	—	10,174	6,239	13,086
Balance at the end of the year	58	842,650	—	31,672	4,683	16,822
Interest and commission income	1	354	—	32	—	12

	Associates and Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Prior Period	Cash	Non-Cash	Cash	Non-Cash	Cash	Non-Cash
Loans and other receivables
Balance at the beginning of the year	13	659,911	—	27,065	26,102	24,339
Balance at the end of the year	16	657,200	—	10,174	6,239	13,086
Interest and commission income	—	293	—	16	708	48

Information on deposits held by the Parent Bank’s risk group

	Associates and Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
The Parent Bank’s Risk Group	Current Period	Prior Period	Current Period	Prior Period	Current Period	Prior Period
Deposits
Balance at the beginning of the year	187,127	419,918	713,966	968,601	115,831	46,793
Balance at the end of the year	593,415	187,127	880,178	713,966	107,543	115,831
Interest on deposits	9,678	8,459	32,443	16,188	706	1,862

Information on forward and option agreements made with the Parent Bank’s risk group

None.

100

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

V.                                    INFORMATION AND DISCLOSURES RELATED TO THE PARENT BANK’S RISK GROUP (Continued)

2.                   Disclosures of transactions with the Parent Bank’s risk group

Relations with entities in the risk group of / or controlled by the Bank

Transactions with the risk group are made on an arms-length basis; terms are set according to the market conditions and in compliance with the Banking Law.

The branches of the Bank engage with insurance agency activities in relation with the operations of Güneş Sigorta A.Ş. and Vakıf Emeklilik A.Ş., subsidiaries operating in the insurance sector. Vakıf Yatırım Menkul Değerler A.Ş. engages with the management of the funds established by the Bank.

In addition to the structure of the relationship, type of transaction, amount, and share in total transaction volume, amount of significant items, and share in all items, pricing policy and other

The pricing of transactions with the risk group companies is set in compliance with the market prices. The ratio of cash and non-cash loans extended to the risk group to the overall cash and non-cash loans are 0.004% (31 December 2014: 0.006%) and 2.529% (31 December 2014: 2.373%) respectively.

Current Period	Amount	Compared with the Financial Statement Amount %
Cash Loans	4,741	0.004
Non-Cash Loans	891,144	2.529
Deposits	1,581,136	1.378

Prior Period	Amount	Compared with the Financial Statement Amount %
Cash Loans	6,255	0.006
Non-Cash Loans	680,460	2.373
Deposits	1,016,924	1.089

101

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION SIX

OTHER DISCLOSURES AND FOOTNOTES

I.                                        OTHER DISCLOSURES ON THE BANK’S ACTIVITY

As per the resolution of 61th Annual General Assembly held on 30 March 2015, the net profit of year 2014 is decided to be distributed as follows:

Profit Distribution Table of Year 2014
Current year’s profit of the Parent Bank’s unconsolidated financial statements	1,753,273
Deferred tax income	(141,116)
Net profit of the year subject to distribution	1,612,157
Legal reserves	161,214
First legal reserves	80,607
Reserves allocated, according to banking law and articles of association.	80,607
Net profit of the year subject to distribution	1,450,943
Other reserves	236,122
Extraordinary reserves	1,114,821
Dividends to the shareholders	100,000

II.                                   INFORMATION ON THE BANK’S RATING GIVEN BY INTERNATIONAL CREDIT RATING INSTITUTIONS

October 2015 (*)	Fitch Ratings
Long Term Foreign Currency	BBB-
Short Term Foreign Currency	F3
Foreign Currency Outlook	Stable
Long Term Local Currency	BBB
Short Term Local Currency	F3
Local Currency Outlook	Stable
National Long Term	AAA (tur)
National Outlook	Stable
Support	2
Base Support Rating	BBB-

September 2015 (*)	Moody’s Investors’ Service
Baseline Credit Assessment	ba1
Local Currency Deposit Rating	Baa3 / P-3
Local Currency Outlook	Negative
Foreign Currency Deposit Rating	Baa3 / P-3
Foreign Currency Outlook	Negative

July 2015(*)	Standard&Poors
Foreign Currency Credit Rating	BB+ / B
Foreign Currency Outlook	Negative
Local Currency Credit Rating	BB+ / B
Local Currency Outlook	Negative
National	trAA+ / trA-1
Continuance Rating	NR

December 2014 (*)	Capital Intelligence
Financial Strength Rate	BBB-
Term Foreign Currency	B
Long Term Foreign Currency	BB+
Support Rating	2
Foreign Currency Outlook	Stable

(*)    Dates represent last report dates.

102

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL

SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

OTHER DISCLOSURES AND FOOTNOTES (Continued)

III.                              SIGNIFICANT EVENTS AND MATTERS SUBSEQUENT TO BALANCE SHEET DATE THAT ARE NOT RESULTED

Parent Bank bonds have been issued and offered to public through book-building on October 5-6-7, amounting TL 500 million (Full TL) with 112 days maturity and maturity date of which is 29 January 2016 and amounting TL 200 million (Full TL) with 175 days maturity and maturity date of which is 1 April 2016.

As a result, Parent Bank’s bond with the ISIN Code TRQVKFB11622 which has 11.4365% annual compound interest, 11.0104% simple interest and issue price was TL 96.732 with amounting TL 518,173,013 (Full TL) with 112 days maturity and maturity date of which is 29 January 2016. Vakıfbank bond with the ISIN Code TRQVKFB41611 which has 11.7158% compound interest,11.3783% simple interest and issue price was TL 94.827 with amounting TL 531,826,981 (Full TL) with 175 days maturity and maturity date of which is 1 April 2016.

Parent Bank bonds have been issued and offered to public through book-building on November 2-3-4, amounting TL 500 million (Full TL) with 112 days maturity and maturity date of which is 26 February 2016 and amounting TL 300 million (Full TL) with 175 days maturity and maturity date of which is 29 April 2016.

As a result, Parent Bank’s bond with the ISIN Code TRQVKFB21621 which has 10.9772% annual compound interest, 10.5837% simple interest and issue price was TL 96.855 with amounting TL 493,160,360 (Full TL) with 112 days maturity and maturity date of which is 29 February 2016. Vakıfbank bond with the ISIN Code TRQVKFB41629 which has 10.9905% compound interest, 10.6925% simple interest and issue price was TL 95.123 with amounting TL 321,225,973 (Full TL) with 175 days maturity and maturity date of which is 29 April 2016.

SECTION SEVEN

I.                                        AUDITORS’ REVIEW REPORT

1.                   Information on auditors’ review report

The consolidated financial statements and footnotes of the Bank and its financial subsidiaries as at and for the nine-month period ended 30 September 2015, have been reviewed by Başaran Nas Bağımsız Denetim ve Serbest Muhasebeci Mali Müşavirlik A.Ş. (a member of PricewaterhouseCoopers). It was noted in their review report dated 19 November 2015 that nothing material has come to their attention that caused them to believe that the accompanying consolidated interim financial statements do not give a true and fair view of the Group’s financial position and results of its operations as at and for the nine-month period ended 30 September 2015.

103

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

CONSOLIDATED INTERIM FINANCIAL STATEMENTS AND RELATED

DISCLOSURES AT 30 SEPTEMBER 2016 TOGETHER WITH LIMITED REVIEW REPORT

(Convenience Translation of Publicly Announced Consolidated

Financial Statements and Limited Review Report

Originally Issued in Turkish,

See in Note I. of Section Three)

AUDITOR’S REVIEW REPORT ON INTERIM FINANCIAL INFORMATION

(Convenience translation of the independent auditor’s review report originally issued in Turkish, See Note I of Section Three)

To the Board of Directors of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı;

Introduction

We have reviewed the consolidated balance sheet of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı (“the Bank”) at 30 September 2016 and the related consolidated income statement, consolidated statement of income and expense items under shareholders’ equity, consolidated statement of changes in shareholders’ equity, consolidated statement of cash flows and a summary of significant accounting policies and other explanatory notes to the consolidated financial statements for the nine-month-period then ended. The Bank Management is responsible for the preparation and fair presentation of interim financial statements in accordance with the “Banking Regulation and Supervision Agency (“BRSA”) Accounting and Reporting Legislation” which includes “Regulation on Accounting Applications for Banks and Safeguarding of Documents” published in the Official Gazette no.26333 dated 1 November 2006, and other regulations on accounting records of Banks published by Banking Regulation and Supervision Agency and circulars and interpretations published by BRSA and Turkish Accounting Standard 34 “Interim Financial Reporting” for those matters not regulated by the aforementioned legislations. Our responsibility is to express a conclusion on these interim financial statements based on our review.

Scope of Review

We conducted our review in accordance with the International Standard on Review Engagements (ISRE) 2410, “Limited Review of Interim Financial Information Performed by the Independent Auditor of the Entity”. A review of interim financial information consists of making inquiries, primarily of persons responsible for financial reporting process, and applying analytical and other review procedures. A review of interim financial information is substantially less in scope than an independent audit performed in accordance with the Independent Auditing Standards and the objective of which is to express an opinion on the financial statements. Consequently, a review of the interim financial information does not provide assurance that the audit firm will be aware of all significant matters which would have been identified in an audit. Accordingly, we do not express an opinion.

Conclusion

Based on our review nothing has come to our attention that causes us to believe that the accompanying consolidated financial statements do not give a true view of the financial position of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı at 30 September 2016 and of the results of its operations and its cash flows for the nine-month-period then ended in all aspects in accordance with the BRSA Accounting and Reporting Legislation.

Report on other regulatory requirements arising from legislation

Based on our review, nothing has come to our attention that causes us to believe that the financial information provided in the accompanying interim activity report in Section VIII, is not consistent with the reviewed consolidated financial statements and disclosures in all material respects.

Additional Paragraph for Convenience Translation:

The effects of differences between accounting principles and standards explained in detail in Section Three and accounting principles generally accepted in countries in which the accompanying consolidated financial statements are to be distributed and International Financial Reporting Standards (“IFRS”) have not been quantified in the accompanying consolidated financial statements. Accordingly, the accompanying consolidated financial statements are not intended to present the financial position, results of operations and changes in financial position and cash flows in accordance with the accounting principles generally accepted in such countries and IFRS.

Başaran Nas Bağımsız Denetim ve

Serbest Muhasebeci Mali Müşavirlik A.Ş.

a member of

PricewaterhouseCoopers

Zeynep Uras, SMMM

Partner

Istanbul, 9 November 2016

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS AND LIMITED REVIEW REPORT

ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

CONSOLIDATED INTERIM FINANCIAL REPORT

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

Address	: Sultan Selim Mahallesi, Eski Büyükdere Caddesi
No:59, Kağıthane / İstanbul
Telephone	: 0212 398 15 15- 0 212 398 10 00
Fax	: 0212 398 11 55
Electronic web site	: www.vakifbank.com.tr
Electronic mail address	: mevzuat@vakifbank.com.tr

The consolidated interim financial report as at and for the nine-month period ended 30 September 2016 prepared in accordance with the communiqué of Financial Statements and Related Disclosures and Footnotes to be Announced to Public by Banks as regulated by Banking Regulation and Supervision Agency, is comprised of the following sections:

•                                GENERAL INFORMATION ABOUT THE PARENT BANK

•                                CONSOLIDATED INTERIM FINANCIAL STATEMENTS OF THE PARENT BANK

•                                DISCLOSURES ON ACCOUNTING POLICIES APPLIED IN THE PERIOD

•                                INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT OF THE GROUP

•                                DISCLOSURES AND FOOTNOTES ON CONSOLIDATED FINANCIAL STATEMENTS

•                                LIMITED REVIEW REPORT

•                                INTERIM ACTIVITY REPORT

The subsidiaries and associates included in the consolidated financial report are as follows:

SUBSIDIARIES	ASSOCIATES	JOINT-VENTURES
Güneş Sigorta A.Ş.	Kıbrıs Vakıflar Bankası Ltd.	—
Vakıf Emeklilik A.Ş.	Türkiye Sınai Kalkınma Bankası A.Ş.	—
Vakıf Faktoring A.Ş.	—	—
Vakıf Finansal Kiralama A.Ş.	—	—
Vakıf Portföy Yönetimi A.Ş.	—	—
Vakıf Yatırım Menkul Değerler A.Ş.	—	—
Vakıfbank International AG	—	—
Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş.	—	—
Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş.	—	—

The consolidated interim financial statements for the nine-month period and related disclosures and footnotes that were subject to limited review, are prepared in accordance with the Regulation on Accounting Applications for Banks and Safeguarding of Documents, Turkish Accounting Standards, Turkish Financial Reporting Standards and the related statements and guidance and in compliance with the financial records of our Bank. Unless otherwise stated, the accompanying consolidated interim financial report is presented in thousands of Turkish Lira (TL), and has been subjected to limited review.

9 November 2016

Ramazan GÜNDÜZ	Mehmet Emin ÖZCAN	Sabahattin BİRDAL
Chairman of	Deputy Chairman of the Board	Board Member and
the Board of Directors	and Audit Committee Member	Audit Committee Member

Halil AYDOĞAN	Metin Recep ZAFER	Ferkan MERDAN
General Manager and	Assistant General Manager	Director of Accounting and
Board Member		Financial Affairs

The authorized contact person for questions on this financial report:

Name-Surname/Title	: S. Buğra SÜRÜEL / Manager	Name-Surname/Title	: Burcu Sütcü AKDAĞ / Asst. Manager
Phone no	: +90 312 591 11 48	Phone no	: +90 312 591 11 93
Fax no	: +90 312 591 20 01	Fax no	: +90 312 591 20 01

		Page No:

	SECTION ONE
	General Information
I.	History of the Parent Bank including its incorporation date, initial legal status, amendments to legal status	1
II.	The Parent Bank’s shareholder structure, management and internal audit, direct and indirect shareholders, change in shareholder structure during the period and information on Bank’s risk group	1
III.	Information on the Parent Bank’s chairman and members of the board of directors, audit committee members, general manager, assistant general managers and their shares in the Bank	2-3
IV.	Information on the Parent Bank’s qualified shareholders	3
V.	Information about the services and nature of activities of the Parent Bank	3
VI.	Differences between the communique on preparation of consolidated financial statements of banks and Turkish accounting standards and short explanatıon about the institutions subject to line-by-line method or proportional consolidation and institutions which are deducted from equity or not included in these three methods	4
VII	Current of likely actual or legal barriers to immediate transfer of equity or repayment of debts between the Parent Bank and its subsidiaries	4

	SECTION TWO
	Consolidated Financial Statements
I.	Consolidated balance sheet — Assets	6
II.	Consolidated balance sheet - Liabilities and equity	7
III.	Consolidated off-balance sheet items	8
IV.	Consolidated statement of income	9
V.	Consolidated statement of profit and loss items accounted under shareholders’ equity	10
VI.	Consolidated statement of changes in equity	11-12
VII.	Consolidated statement of cash flows	13

	SECTION THREE
	Accounting Policies
I.	Basis of presentation	14
II.	Strategy for the use of financial instruments and information on foreign currency transactions	15
III.	Information on associates that are consolidated and subsidiaries that are accounted according to equity method	17-18
IV.	Information on forwards, options and other derivative transactions	18
V.	Information on interest income and expenses	19
VI.	Information on fees and commissions	19
VII.	Information on financial assets	19-20
VIII.	Information on impairment of financial assets	21
IX.	Information on offsetting of financial instruments	21
X.	Information on sales and repurchase agreements and securities lending	21
XI.	Information on assets held for sale and discontinued operations	21
XII.	Information on goodwill and other intangible assets	22
XIII.	Information on tangible assets	22
XIV.	Information on investment properties	23
XV.	Information on leasing activities	23
XVI.	Information on provisions, contingent assets and liabilities	24
XVII.	Information on obligations of the Group concerning employee rights	24-25
XVIII.	Information on taxation	26-27
XIX	Information on cash and cash equivalents	27
XX.	Additional information on borrowings	28
XXI.	Information on issuance of equity securities	28
XXII.	Information on confirmed bills of exchange and acceptances	28
XXIII.	Information on government incentives	28
XXIV.	Information on segment reporting	28
XXV.	Other matters	28-30

	SECTION FOUR
	Information Related to the Consolidated Financial Position and Risk Management
I.	Consolidated equity items	31-37
II.	Consolidated foreign currency exchange risk	38-40
III.	Consolidated interest rate risk	41-43
IV.	Consolidated stock position risk	44-45
V.	Consolidated liquidity risk and coverage ratio	45-50
VI.	Consolidated leverage ratio	51-52
VII.	Consolidated segment reporting	52-54
VIII.	Information on risk management	55

	SECTION FIVE
	Disclosures and Footnotes on Consolidated Financial Statements
I.	Information and disclosures related to consolidated assets	56-74
II.	Information and disclosures related to consolidated liabilities	75-82
III.	Information and disclosures related to consolidated off-balance sheet items	82-84
IV.	Information and disclosures related to consolidated statement of income	85-90
V.	Information and disclosures related to Parent Bank’s risk group	91-92

	SECTION SIX
	Other Disclosures and Footnotes
I.	Other disclosures on the Parent Bank’s activity	93
II.	Information on the Parent Bank’s rating given by international credit rating institutions	93
III.	Significant events and matters subsequent to balance sheet date that are not resulted	94
IV.	Effects of significant foreign currency exchange rate fluctuations subsequent to reporting date, that effect the decision of users of financial statements, on the Parent Bank’s foreign operations, financial statements and foreign currency transactions	94

	SECTION SEVEN
	Auditors’ Review Report
I.	Information on limited review report	95
II.	Explanations and footnotes prepared by independent auditor	95

	SECTION EIGHT
	Information on Consolidated Interim Activity Report
I.	Interim period activity report included the Parent Bank’s chairman of the board of directors and CEO’s assessments for the interim activities.	96-107

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED

FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS

FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION ONE

GENERAL INFORMATION

I.                                        HISTORY OF THE PARENT BANK INCLUDING ITS INCORPORATION DATE, INITIAL LEGAL STATUS, AMENDMENTS TO LEGAL STATUS

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı (“The Bank” or “The Parent Bank”) was established to operate as stated in the disclosure V of this section, under the authorization of a special law numbered 6219, called “the Law of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı”, on 11 January 1954 within the framework of the authority granted to The General Directorate of the Foundations of Turkish Republic Prime Ministry (“The General Directorate of the Foundations”). The Bank’s statute has not been changed since its establishment.

II.                                   THE PARENT BANK’S SHAREHOLDERS STRUCTURE, MANAGEMENT AND INTERNAL AUDIT, DIRECT AND INDIRECT SHAREHOLDERS, CHANGE IN SHAREHOLDER STRUCTURE DURING THE PERIOD AND INFORMATION ON BANK’S RISK GROUP

The shareholder having control over the shares of The Parent Bank is the General Directorate of the Foundations.

As at 30 September 2016 and 31 December 2015, The Bank’s paid-in capital is TL 2,500,000 divided into 250,000,000,000 shares with each has a nominal value of Kr 1.

The Parent Bank’s shareholders structure as at 30 September 2016 is stated below:

Shareholders	Number of Shares (100 unit)	Nominal Value of the Shares — Thousands of TL	Share Percentage (%)

Registered foundations represented by the General Directorate of the Foundations (Group A)	1,075,058,640	1,075,058	43.00
Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı (Group C)	402,552,666	402,553	16.10
Registered foundations represented by the General Directorate of the Foundations (Group B)	386,224,785	386,225	15.45
Other appendant foundations (Group B)	2,823,304	2,823	0.11
Other registered foundations (Group B)	1,448,543	1,448	0.06
Other real persons and legal entities (Group C)	1,532,626	1,533	0.06
Publicly traded (Group D)	630,359,436	630,360	25.22

Total	2,500,000,000	2,500,000	100.00

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED

FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS

FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

GENERAL INFORMATION (Continued)

III.                              INFORMATION ON THE PARENT BANK’S CHAIRMAN AND MEMBERS OF THE BOARD OF DIRECTORS, AUDIT COMMITTEE MEMBERS, GENERAL MANAGER, ASSISTANT GENERAL MANAGERS AND THEIR SHARES IN THE BANK

Name and Surname	Responsibility	Date of Appointment	Education	Experience in Banking and Management
Board of Directors
Ramazan GÜNDÜZ	Chairman	29 March 2013	University	38 years
Mehmet Emin ÖZCAN	Deputy Chairman	29 March 2013	University	33 years
Halil AYDOĞAN	Member — General Manager	29 March 2013	University	39 years
İsmail ALPTEKİN	Member	6 April 2009	University	18 years
Dr.Adnan ERTEM	Member	28 October 2010	PHD	28 years
Sabahattin BİRDAL	Member	31 March 2014	University	39 years
Öztürk ORAN	Member	30 April 2014	University	41 years
Dilek YÜKSEL	Member	29 March 2016	University	4 years
Audit Committee
Mehmet Emin ÖZCAN	Member	4 April 2014	University	33 years
Sabahattin BİRDAL	Member	4 April 2014	University	39 years
Auditor
Yunus ARINCI	Auditor	19 March 2010	Master	19 years
Mehmet Emin BAYSA	Auditor	29 March 2016	Master	15 years
Assistant Managers
Metin Recep ZAFER

Accounting and Financial Affairs, Treasury and Foreign Operations, Banking Operations, Consumer Coordination Attendant, Application Development Departments, System Management, IT Operations and Support, IT Process Management and Compliance Directorate, Project Management Directorate, Information Security Directorate, IT Services Planning Department

		13 June 2006	PHD	20 years
Hasan ECESOY	Treasury, International Relations and Investor Relations, Coordination of Foreign Branches	18 June 2010	PHD	22 years
Serdar SATOGLU	Private Banking, Associates	2 July 2010	PHD	20 years
Osman DEMREN	Commercial and Corporate Loans, Consumer and SME Loans, Intelligence	6 April 2011	Master	25 years
Muhammet Lutfu CELEBI	Commercial and Corporate Banking, SME Banking, Cash Management Affairs, Corporate Branches	23 October 2013	University	20 years
Mustafa SAYDAM	Human Resources, Support Services, Distribution Channels	28 October 2013	University	22 years
Mehmet Emin KARAAGAC	Loans and Follow-up, Legal Affairs	8 November 2013	University	26 years
Yakup SIMSEK	Retail Banking, Payment Systems, Payment System Operations, Insurance Banking	7 September 2016	University	19 years

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED

FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS

FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

GENERAL INFORMATION (Continued)

III.                              INFORMATION ON THE PARENT BANK’S CHAIRMAN AND MEMBERS OF THE BOARD OF DIRECTORS, AUDIT COMMITTEE MEMBERS, GENERAL MANAGER, ASSISTANT GENERAL MANAGERS, AND THEIR SHARES IN THE BANK (Continued)

At the resolution of the 62nd Ordinary Meeting of the General Assembly dated 29 March 2016, Şeref AKSAÇ who was a member of Board of Directors and Mehmet HALTAŞ who was a member of audit committee have left their position. Based on the decision taken at the same meeting Dilek YÜKSEL has been assigned to member of Board of Directors and Mehmet Emin BAYSA has been assigned to audit committee member.

In the Ordinary General Assembly meeting of the Parent Bank held on August 25, 2016, duty of Yakup Şimşek (Head of Cash Management Transactions) has appointed for the Executive Vice President.

In the Ordinary General Assembly meeting of the Parent Bank held on September 8, 2016, duty of Ali Engin Eroğlu(Executive Vice President)  has left his position.

İsmail Alptekin, member of the Board of Directors, holds 59 unquoted shares of Group C of the Parent Bank. The remaining members of the top management listed above do not hold any unquoted shares of the Parent Bank.

IV.                               INFORMATION ON THE PARENT BANK’S QUALIFIED SHAREHOLDERS

Shareholders	Nominal Value of Shares	Share Percentage	Paid Shares (Nominal)	Unpaid Shares
Registered foundations represented by the General Directorate of the Foundations (Group A)	1,075,058	43.00	1,075,058	—
Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı (Group C)	402,553	16.10	402,553	—
Registered foundations represented by the General Directorate of the Foundations (Group B)	386,225	15.45	386,225	—

The shareholder holding control over the Parent Bank is the General Directorate of the Foundations and Appendant foundations represented by the General Directorate of the Foundations having 58.45% of the Bank’s outstanding shares. Another organization holding qualified share in the Parent Bank is Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı, having 16.10% of outstanding shares of the Bank.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED

FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS

FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

GENERAL INFORMATION (Continued)

V.                                    INFORMATION ABOUT THE SERVICES AND NATURE OF ACTIVITIES OF THE PARENT BANK

The Parent Bank was established under the authorization of special law numbered 6219, called “The Law of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı”, on 11 January 1954 within the framework of the authority granted to The General Directorate of the Foundations. Operational activities of the Bank as stated at its Articles of Association are as follows:

•       Lending loans by granting securities and real estates as collateral,

•       Establishing or participating in all kinds of insurance corporations already established,

•       Trading real estates,

•       Servicing all banking operations and services,

•      Operating real estates and participating in industrial sectors for corporations handed over by foundations and General Directorate of the Foundations in line with conditions stipulated by agreements if signed.

•      The Bank is established to render banking services to the foundations and carry out cashier transactions of the General Directorate of Foundations in compliance with the agreements signed by General Directorate of the Foundations.

The Parent Bank and its consolidated subsidiaries are called as “The Group” in the report.

As at 30 September 2016, The Parent Bank has 923 domestic, 3 foreign, in total 926 branches
(31 December 2015: 917 domestic, 3 foreign, in total 920 branches). As at 30 September 2016, The Parent Bank has 15,508 employees (31 December 2015: 15,410 employees).

VI.                               DIFFERENCES BETWEEN THE COMMUNIQUE ON PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS OF BANKS AND TURKISH ACCOUNTING STANDARDS AND SHORT EXPLANATION ABOUT THE INSTITUTIONS SUBJECT TO LINE-BY-LINE METHOD OR PROPORTIONAL CONSOLIDATION AND INSTITUTIONS WHICH ARE DEDUCTED FROM EQUITY OR NOT INCLUDED IN THESE THREE METHODS

As at and for the nine-month period ended 30 September 2016, the financial statements of T. Vakıflar Bankası T.A.O., Vakıfbank International AG, Vakıf Finansal Kiralama A.Ş., Güneş Sigorta A.Ş., Vakıf Emeklilik A.Ş., Vakıf Faktoring A.Ş., Vakıf Yatırım Menkul Değerler A.Ş., Vakıf Portföy Yönetimi A.Ş., Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. and Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş. have been included in the consolidated financial statements of the Group.

As at and for the nine-month period ended 30 September 2016, the financial statements of Kıbrıs Vakıflar Bankası Ltd. and Türkiye Sınai Kalkınma Bankası A.Ş. have been consolidated per equity method in the consolidated financial statements of the Group.

İstanbul Takas ve Saklama Bankası A.Ş. and Kredi Garanti Fonu A.Ş. are excluded from the scope of consolidation according to the Communiqué on Preparation of Consolidated Financial Statements. Since Bankalararası Kart Merkezi A.Ş., Kredi Kayıt Bürosu A.Ş., Roketsan Roket Sanayi ve Ticaret A.Ş., Güçbirliği Holding A.Ş. and İzmir Enternasyonel A.Ş. are not financial associates; these associates have not been consolidated. These associates have been accounted for as per TAS 39 in the consolidated financial statements.

Vakıf Enerji ve Madencilik A.Ş., Taksim Otelcilik A.Ş., Vakıf Pazarlama Sanayi ve Ticaret A.Ş. and Vakıf Gayrimenkul Değerleme A.Ş. have not been consolidated since they are not among the financial subsidiaries of the Bank. Therefore, the subsidiaries whose fair value can be reliably measured are reflected in the consolidated financial statements at their fair values.

VII.                          CURRENT OR LIKELY ACTUAL OR LEGAL BARRIERS TO IMMEDIATE TRANSFER OF EQUITY OR REPAYMENT OF DEBTS BETWEEN THE PARENT BANK AND ITS SUBSIDIARIES

None.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED

FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS

FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION TWO

CONSOLIDATED FINANCIAL STATEMENTS

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED

FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED BALANCE SHEET (STATEMENT OF FINANCIAL POSITION)

AS AT 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

			Reviewed Current Period 30 September 2016			Audited Prior Period 31 December 2015
	ASSETS	Notes	TL	FC	Total	TL	FC	Total

I.	CASH AND BALANCES WITH THE CENTRAL BANK	V-I-1	2,961,120	18,679,749	21,640,869	2,134,017	19,355,897	21,489,914
II.	FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS (Net)	V-I-2	800,772	189,967	990,739	840,168	155,694	995,862
2.1	Financial assets held for trading purpose		800,772	189,967	990,739	840,168	155,694	995,862
2.1.1	Debt securities issued by the governments		196	9,733	9,929	312	9,566	9,878
2.1.2	Equity securities		5,225	—	5,225	1,832	—	1,832
2.1.3	Derivative financial assets held for trading purpose	V-I-2	682,755	180,234	862,989	739,339	146,128	885,467
2.1.4	Other securities		112,596	—	112,596	98,685	—	98,685
2.2	Financial assets designated at fair value through profit or loss		—	—	—	—	—	—
2.2.1	Debt securities issued by the governments		—	—	—	—	—	—
2.2.2	Equity securities		—	—	—	—	—	—
2.2.3	Other securities		—	—	—	—	—	—
2.2.4	Loans		—	—	—	—	—	—
III.	BANKS	V-I-3	951,331	4,932,802	5,884,133	1,185,799	4,990,220	6,176,019
IV.	RECEIVABLES FROM INTERBANK MONEY MARKETS		6,561	—	6,561	6,699	—	6,699
4.1	Interbank money market placements		—	—	—	—	—	—
4.2	Istanbul Stock Exchange money market placements		4,217	—	4,217	3,310	—	3,310
4.3	Receivables from reverse repurchase agreements		2,344	—	2,344	3,389	—	3,389
V.	AVAILABLE-FOR-SALE FINANCIAL ASSETS (Net)	V-I-4	12,658,473	5,227,837	17,886,310	12,100,346	5,235,765	17,336,111
5.1	Equity securities		15	23,307	23,322	15	79,238	79,253
5.2	Debt securities issued by the governments		12,658,458	5,036,522	17,694,980	12,100,331	5,028,990	17,129,321
5.3	Other securities		—	168,008	168,008	—	127,537	127,537
VI.	LOANS AND RECEIVABLES	V-I-5	97,820,607	41,807,127	139,627,734	88,452,140	37,507,539	125,959,679
6.1	Performing loans and receivables		96,719,737	41,802,002	138,521,739	87,548,356	37,502,389	125,050,745
6.1.1	Loans provided to risk group	V-V-1	6,079	22,415	28,494	1,071	822	1,893
6.1.2	Debt securities issued by the governments		—	—	—	—	—	—
6.1.3	Other		96,713,658	41,779,587	138,493,245	87,547,285	37,501,567	125,048,852
6.2	Loans under follow-up		5,984,083	69,656	6,053,739	5,071,771	66,342	5,138,113
6.3	Specific provisions (-)	V-I-5	4,883,213	64,531	4,947,744	4,167,987	61,192	4,229,179
VII.	FACTORING RECEIVABLES		771,909	137,375	909,284	622,754	94,973	717,727
VIII.	HELD-TO-MATURITY INVESTMENT SECURITIES (Net)	V-I-6	7,982,632	104,842	8,087,474	7,546,748	130,981	7,677,729
8.1	Debt securities issued by the governments		7,982,632	—	7,982,632	7,546,748	—	7,546,748
8.2	Other securities		—	104,842	104,842	—	130,981	130,981
IX.	INVESTMENTS IN ASSOCIATES (Net)	V-I-7	322,507	3	322,510	295,332	3	295,335
9.1	Associates, consolidated per equity method		272,718	—	272,718	245,549	—	245,549
9.2	Unconsolidated associates		49,789	3	49,792	49,783	3	49,786
9.2.1	Financial associates		37,434	—	37,434	37,434	—	37,434
9.2.2	Non-Financial associates		12,355	3	12,358	12,349	3	12,352
X.	INVESTMENTS IN SUBSIDIARIES (Net)	V-I-8	286,696	—	286,696	271,017	—	271,017
10.1	Unconsolidated financial subsidiaries		—	—	—	—	—	—
10.2	Unconsolidated non-financial subsidiaries		286,696	—	286,696	271,017	—	271,017
XI.	INVESTMENTS IN JOINT-VENTURES (Net)	V-I-9	—	—	—	—	—	—
11.1	Joint-ventures, consolidated per equity method		—	—	—	—	—	—
11.2	Unconsolidated joint-ventures		—	—	—	—	—	—
11.2.1	Financial joint-ventures		—	—	—	—	—	—
11.2.2	Non-financial joint-ventures		—	—	—	—	—	—
XII.	LEASE RECEIVABLES	V-I-10	328,542	1,071,735	1,400,277	318,359	1,007,466	1,325,825
12.1	Finance lease receivables		415,653	1,194,772	1,610,425	401,084	1,134,987	1,536,071
12.2	Operational lease receivables		—	—	—	—	—	—
12.3	Other		—	—	—	—	—	—
12.4	Unearned income (-)		87,111	123,037	210,148	82,725	127,521	210,246
XIII.	DERIVATIVE FINANCIAL ASSETS HELD FOR RISK MANAGEMENT PURPOSE	V-I-11	—	—	—	—	—	—
13.1	Fair value hedges		—	—	—	—	—	—
13.2	Cash flow hedges		—	—	—	—	—	—
13.3	Hedges of net investment in foreign operations		—	—	—	—	—	—
XIV.	TANGIBLE ASSETS (Net)		1,682,160	7,411	1,689,571	1,648,900	5,218	1,654,118
XV.	INTANGIBLE ASSETS (Net)		226,038	23	226,061	201,506	31	201,537
15.1	Goodwill		—	—	—	—	—	—
15.2	Other intangibles		226,038	23	226,061	201,506	31	201,537
XVI.	INVESTMENT PROPERTIES (Net)	V-I-12	289,770	—	289,770	287,726	—	287,726
XVII.	TAX ASSETS	V-I-13	171,440	—	171,440	139,972	2,944	142,916
17.1	Current tax assets	V-I-13	292	—	292	787	2,944	3,731
17.2	Deferred tax assets	V-I-13	171,148	—	171,148	139,185	—	139,185
XVIII.	ASSETS HELD FOR SALE AND ASSETS RELATED TO THE DISCONTINUED OPERATIONS (Net)	V-I-14	1,123,170	—	1,123,170	994,991	—	994,991
18.1	Assets held for sale		1,123,170	—	1,123,170	994,991	—	994,991
18.2	Assets related to the discontinued operations		—	—	—	—	—	—
XIX.	OTHER ASSETS	V-I-15	2,962,391	893,915	3,856,306	2,789,299	1,263,054	4,052,353

	TOTAL ASSETS		131,346,119	73,052,786	204,398,905	119,835,773	69,749,785	189,585,558

The accompanying explanations and notes form an integral part of these consolidated financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED

FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED BALANCE SHEET (STATEMENT OF FINANCIAL POSITION)

AS AT 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

			Reviewed Current Period 30 September 2016			Audited Prior Period 31 December 2015
	LIABILITIES AND EQUITY	Notes	TL	FC	Total	TL	FC	Total

I.	DEPOSITS	V-II-1	86,886,179	34,983,744	121,869,923	76,054,788	35,955,209	112,009,997
1.1	Deposits of risk group	V-V-1	1,760,723	110,497	1,871,220	1,209,289	110,608	1,319,897
1.2	Other deposits		85,125,456	34,873,247	119,998,703	74,845,499	35,844,601	110,690,100
II.	DERIVATIVE FINANCIAL LIABILITIES HELD FOR TRADING PURPOSE	V-II-2	188,677	252,284	440,961	153,177	151,175	304,352
III.	FUNDS BORROWED	V-II-3	1,133,095	18,369,641	19,502,736	932,351	19,262,696	20,195,047
IV.	INTERBANK MONEY MARKET		12,245,512	1,970,415	14,215,927	9,423,761	3,403,437	12,827,198
4.1	Interbank money market takings		1,600,367	—	1,600,367	1,150,343	—	1,150,343
4.2	Istanbul Stock Exchange money market takings		196,718	—	196,718	83,157	—	83,157
4.3	Obligations under repurchase agreements		10,448,427	1,970,415	12,418,842	8,190,261	3,403,437	11,593,698
V.	SECURITIES ISSUED (Net)	V-II-3	3,398,296	8,721,979	12,120,275	3,257,620	7,389,088	10,646,708
5.1	Bills		3,398,296	—	3,398,296	3,257,620	—	3,257,620
5.2	Asset backed securities		—	—	—	—	—	—
5.3	Bonds		—	8,721,979	8,721,979	—	7,389,088	7,389,088
VI.	FUNDS		3,638	—	3,638	4,228	—	4,228
6.1	Funds against borrower’s note		—	—	—	—	—	—
6.2	Other		3,638	—	3,638	4,228	—	4,228
VII.	MISCELLANEOUS PAYABLES		4,226,147	474,447	4,700,594	3,647,401	750,360	4,397,761
VIII.	OTHER EXTERNAL RESOURCES PAYABLE	V-II-4	946,167	1,389,099	2,335,266	662,279	1,783,682	2,445,961
IX.	FACTORING PAYABLES		377	8	385	—	5	5
X.	LEASE PAYABLES (Net)	V-II-5	—	—	—	—	—	—
10.1	Finance lease payables		—	—	—	—	—	—
10.2	Operational lease payables		—	—	—	—	—	—
10.3	Other		—	—	—	—	—	—
10.4	Deferred finance leasing expenses (- )		—	—	—	—	—	—
XI.	DERIVATIVE FINANCIAL LIABILITIES HELD FOR RISK MANAGEMENT PURPOSE	V-II-6	—	—	—	—	—	—
11.1	Fair value hedges		—	—	—	—	—	—
11.2	Cash flow hedges		—	—	—	—	—	—
11.3	Hedges of net investment in foreign operations		—	—	—	—	—	—
XII.	PROVISIONS	V-II-7	5,303,685	42,551	5,346,236	5,025,269	31,277	5,056,546
12.1	General provisions	V-II-7	2,131,149	11,649	2,142,798	1,944,150	13,453	1,957,603
12.2	Restructuring reserves		—	—	—	—	—	—
12.3	Reserve for employee benefits		705,696	2,104	707,800	700,635	1,544	702,179
12.4	Insurance technical provisions (Net)		2,129,239	10,370	2,139,609	2,082,428	9,127	2,091,555
12.5	Other provisions	V-II-7	337,601	18,428	356,029	298,056	7,153	305,209
XIII.	TAX LIABILITIES	V-II-8	484,201	12,480	496,681	531,561	7,888	539,449
13.1	Current tax liabilities		473,360	1,573	474,933	514,681	1,678	516,359
13.2	Deferred tax liabilities	V-I-13	10,841	10,907	21,748	16,880	6,210	23,090
XIV.	PAYABLES FOR ASSETS HELD FOR SALE AND ASSETS RELATED TO DISCONTINUED OPERATIONS (Net)	V-II-9	—	—	—	—	—	—
14.1	Payables related to the assets held for sale		—	—	—	—	—	—
14.2	Payables related to the discontinued operations		—	—	—	—	—	—
XV.	SUBORDINATED LOANS	V-II-10	—	4,287,138	4,287,138	—	4,155,551	4,155,551
XVI.	EQUITY		18,526,793	552,352	19,079,145	16,437,456	565,299	17,002,755
16.1	Paid-in capital	V-II-11	2,500,000	—	2,500,000	2,500,000	—	2,500,000
16.2	Capital reserves		1,682,155	200,529	1,882,684	1,390,356	257,405	1,647,761
16.2.1	Share premium		727,780	—	727,780	727,780	—	727,780
16.2.2	Share cancellation profits		—	—	—	—	—	—
16.2.3	Valuation differences of the marketable securities	V-II-11	41,188	200,529	241,717	(227,394)	257,405	30,011
16.2.4	Revaluation surplus on tangible assets		964,089	—	964,089	940,657	—	940,657
16.2.5	Revaluation surplus on intangible assets		—	—	—	—	—	—
16.2.6	Revaluation surplus on investment properties		—	—	—	—	—	—
16.2.7	Bonus shares of associates, subsidiaries and joint-ventures		3,683	—	3,683	3,683	—	3,683
16.2.8	Hedging reserves (effective portion)		—	—	—	—	—	—
16.2.9	Revaluation surplus on assets held for sale and assets related to the discontinued operations		—	—	—	—	—	—
16.2.10	Other capital reserves		(54,585)	—	(54,585)	(54,370)	—	(54,370)
16.3	Profit reserves		12,020,364	193,167	12,213,531	10,163,563	170,099	10,333,662
16.3.1	Legal reserves		1,425,366	8,351	1,433,717	1,228,224	7,942	1,236,166
16.3.2	Status reserves		6,337	—	6,337	6,337	—	6,337
16.3.3.	Extraordinary reserves		10,150,375	4,594	10,154,969	8,475,454	4,594	8,480,048
16.3.4.	Other profit reserves		438,286	180,222	618,508	453,548	157,563	611,111
16.4	Profit or loss		1,858,868	109,635	1,968,503	1,921,411	94,530	2,015,941
16.4.1	Prior years’ profit/loss		(98,411)	93,173	(5,238)	(34,277)	101,630	67,353
16.4.2	Current period’s profit/loss		1,957,279	16,462	1,973,741	1,955,688	(7,100)	1,948,588
16.5	Non-controlling interest		465,406	49,021	514,427	462,126	43,265	505,391

	TOTAL LIABILITIES AND EQUITY		133,342,767	71,056,138	204,398,905	116,129,891	73,455,667	189,585,558

The accompanying explanations and notes form an integral part of these consolidated financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS

ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

CONSOLIDATED OFF-BALANCE SHEET

AS AT 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

			Reviewed Current Period 30 September 2016			Audited Prior Period 31 December 2015
		Notes	TL	FC	TOTAL	TL	FC	TOTAL

A.	OFF-BALANCE SHEET COMMITMENTS AND CONTINGENCIES (I+II+III)		68,958,013	65,751,554	134,709,567	54,303,859	64,173,751	118,477,610
I.	GUARANTEES AND SURETIES	V-III-2	24,895,729	10,652,461	35,548,190	22,126,363	10,993,538	33,119,901
1.1	Letters of guarantee	V-III-1	24,745,803	4,847,705	29,593,508	21,980,769	4,816,824	26,797,593
1.1.1	Guarantees subject to State Tender Law		2,818,872	2,214,718	5,033,590	2,542,809	2,199,589	4,742,398
1.1.2	Guarantees given for foreign trade operations		1,047,135	—	1,047,135	1,030,530	—	1,030,530
1.1.3	Other letters of guarantee		20,879,796	2,632,987	23,512,783	18,407,430	2,617,235	21,024,665
1.2	Bank acceptances		49,966	822,345	872,311	86,762	1,389,251	1,476,013
1.2.1	Import letter of acceptance		—	323,642	323,642	1,590	189,471	191,061
1.2.2	Other bank acceptances		49,966	498,703	548,669	85,172	1,199,780	1,284,952
1.3	Letters of credit		12,639	4,959,773	4,972,412	16,306	4,772,403	4,788,709
1.3.1	Documentary letters of credit		12,639	4,959,773	4,972,412	16,306	4,772,403	4,788,709
1.3.2	Other letters of credit		—	—	—	—	—	—
1.4	Guaranteed pre-financings		—	2,382	2,382	—	2,314	2,314
1.5	Endorsements		—	—	—	—	—	—
1.5.1	Endorsements to the Central Bank of Republic of Turkey		—	—	—	—	—	—
1.5.2	Other endorsements		—	—	—	—	—	—
1.6	Marketable securities underwriting commitments		—	—	—	—	—	—
1.7	Factoring related guarantees		87,321	3,598	90,919	42,526	2,224	44,750
1.8	Other guarantees		—	12,434	12,434	—	10,522	10,522
1.9	Other sureties		—	4,224	4,224	—	—	—
II.	COMMITMENTS		24,625,598	10,760,520	35,386,118	21,560,921	13,287,107	34,848,028
2.1	Irrevocable commitments		21,863,916	1,068,821	22,932,737	19,153,861	3,897,112	23,050,973
2.1.1	Asset purchase commitments	V-III-1	624,671	889,551	1,514,222	112,420	3,730,953	3,843,373
2.1.2	Deposit purchase and sales commitments		—	—	—	—	—	—
2.1.3	Share capital commitments to associates and subsidiaries	V-III-1	—	—	—	—	—	—
2.1.4	Loan granting commitments	V-III-1	9,022,432	76,381	9,098,813	8,482,816	11,931	8,494,747
2.1.5	Securities issuance brokerage commitments		—	—	—	—	—	—
2.1.6	Commitments for reserve deposit requirements		—	—	—	—	—	—
2.1.7	Commitments for cheque payments	V-III-1	1,971,457	—	1,971,457	1,805,569	—	1,805,569
2.1.8	Tax and fund obligations on export commitments		—	—	—	—	—	—
2.1.9	Commitments for credit card limits	V-III-1	8,237,590	—	8,237,590	7,399,361	—	7,399,361
2.1.10	Commitments for credit card and banking operations promotions		362,097	—	362,097	196,037	—	196,037
2.1.11	Receivables from “short” sale commitments on securities		—	—	—	—	—	—
2.1.12	Payables from “short” sale commitments on securities		—	—	—	—	—	—
2.1.13	Other irrevocable commitments		1,645,669	102,889	1,748,558	1,157,658	154,228	1,311,886
2.2	Revocable commitments		2,761,682	9,691,699	12,453,381	2,407,060	9,389,995	11,797,055
2.2.1	Revocable loan granting commitments		2,761,682	9,691,699	12,453,381	2,407,060	9,389,995	11,797,055
2.2.2	Other revocable commitments		—	—	—	—	—	—
III.	DERIVATIVE FINANCIAL INSTRUMENTS		19,436,686	44,338,573	63,775,259	10,616,575	39,893,106	50,509,681
3.1	Derivative financial instruments held for risk management		—	—	—	—	—	—
3.1.1	Fair value hedges		—	—	—	—	—	—
3.1.2	Cash flow hedges		—	—	—	—	—	—
3.1.3	Net foreign investment hedges		—	—	—	—	—	—
3.2	Trading derivatives		19,436,686	44,338,573	63,775,259	10,616,575	39,893,106	50,509,681
3.2.1	Forward foreign currency purchases/sales		463,926	439,419	903,345	211,514	257,246	468,760
3.2.1.1	Forward foreign currency purchases		232,339	219,768	452,107	106,014	128,693	234,707
3.2.2.2	Forward foreign currency sales		231,587	219,651	451,238	105,500	128,553	234,053
3.2.2	Currency and interest rate swaps		17,339,442	35,515,711	52,855,153	9,535,325	31,037,511	40,572,836
3.2.2.1	Currency swaps-purchases		11,181,250	10,416,650	21,597,900	4,474,398	12,245,882	16,720,280
3.2.2.2	Currency swaps-sales		4,958,192	11,573,469	16,531,661	4,160,927	6,377,871	10,538,798
3.2.2.3	Interest rate swaps-purchases		600,000	6,762,796	7,362,796	450,000	6,206,879	6,656,879
3.2.2.4	Interest rate swaps-sales		600,000	6,762,796	7,362,796	450,000	6,206,879	6,656,879
3.2.3	Currency, interest rate and security options		554,056	586,672	1,140,728	258,134	255,396	513,530
3.2.3.1	Currency call options		249,738	313,894	563,632	65,004	185,976	250,980
3.2.3.2	Currency put options		304,318	272,778	577,096	193,130	69,420	262,550
3.2.3.3	Interest rate call options		—	—	—	—	—	—
3.2.3.4	Interest rate put options		—	—	—	—	—	—
3.2.3.5	Security call options		—	—	—	—	—	—
3.2.3.6	Security put options		—	—	—	—	—	—
3.2.4	Currency futures		—	—	—	—	—	—
3.2.4.1	Currency futures-purchases		—	—	—	—	—	—
3.2.4.2	Currency futures-sales		—	—	—	—	—	—
3.2.5	Interest rate futures		—	—	—	—	—	—
3.2.5.1	Interest rate futures-purchases		—	—	—	—	—	—
3.2.5.2	Interest rate futures-sales		—	—	—	—	—	—
3.2.6	Other		1,079,262	7,796,771	8,876,033	611,602	8,342,953	8,954,555
B.	CUSTODY AND PLEDGED ITEMS (IV+V+VI)		1,026,357,520	484,756,986	1,511,114,506	900,903,931	422,152,366	1,323,056,297
IV.	ITEMS HELD IN CUSTODY		82,982,049	3,725,414	86,707,463	75,156,434	3,413,733	78,570,167
4.1	Customers’ securities held		704,289	—	704,289	682,348	28,306	710,654
4.2	Investment securities held in custody		70,625,336	126,817	70,752,153	63,234,788	118,086	63,352,874
4.3	Checks received for collection		9,037,145	2,319,500	11,356,645	9,151,798	2,345,788	11,497,586
4.4	Commercial notes received for collection		1,471,963	566,746	2,038,709	1,265,535	450,126	1,715,661
4.5	Other assets received for collection		2,152	120	2,272	2,152	116	2,268
4.6	Assets received through public offering		—	—	—	—	—	—
4.7	Other items under custody		48,453	64,874	113,327	24,796	66,158	90,954
4.8	Custodians		1,092,711	647,357	1,740,068	795,017	405,153	1,200,170
V.	PLEDGED ITEMS		268,694,957	88,434,478	357,129,435	235,457,258	82,272,386	317,729,644
5.1	Securities		470,286	13,875	484,161	435,618	14,171	449,789
5.2	Guarantee notes		771,435	502,440	1,273,875	793,282	429,076	1,222,358
5.3	Commodities		31,126,570	689,440	31,816,010	28,164,121	681,732	28,845,853
5.4	Warranties		—	—	—	—	—	—
5.5	Real estates		221,097,788	73,236,788	294,334,576	191,799,623	67,309,165	259,108,788
5.6	Other pledged items		14,705,749	13,839,628	28,545,377	13,661,436	13,683,601	27,345,037
5.7	Pledged items-depository		523,129	152,307	675,436	603,178	154,641	757,819
VI.	CONFIRMED BILLS OF EXCHANGE AND SURETIES		674,680,514	392,597,094	1,067,277,608	590,290,239	336,466,247	926,756,486

	TOTAL OFF-BALANCE SHEET ITEMS (A+B)		1,095,315,533	550,508,540	1,645,824,073	955,207,790	486,326,117	1,441,533,907

The accompanying explanations and notes form an integral part of these consolidated financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED STATEMENT OF INCOME FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

		Notes	Reviewed Current Period 1 January 2016- 30 September 2016	Reviewed Prior Period 1 January 2015- 30 September 2015	Reviewed Current Period 1 July 2016- 30 September 2016	Reviewed Prior Period 1 July 2015- 30 September 2015
I.	INTEREST INCOME		12,409,059	10,128,245	4,372,749	3,509,646
1.1	Interest income from loans	V-IV-1	10,367,772	8,458,289	3,663,504	3,041,084
1.2	Interest income from reserve deposits		81,523	20,223	26,581	12,079
1.3	Interest income from banks	V-IV-1	86,290	58,831	28,505	19,258
1.4	Interest income from money market transactions		461	1,302	145	716
1.5	Interest income from securities portfolio	V-IV-1	1,703,003	1,454,461	596,097	391,982
1.5.1	Trading financial assets		5,778	4,440	1,893	839
1.5.2	Financial assets designated at fair value through profit or loss		—	—	—	—
1.5.3	Available-for-sale financial assets		1,156,000	1,010,895	395,396	289,726
1.5.4	Held-to-maturity investments		541,225	439,126	198,808	101,417
1.6	Finance lease income		82,198	74,664	27,975	27,623
1.7	Other interest income		87,812	60,475	29,942	16,904
II.	INTEREST EXPENSE		7,189,427	6,010,503	2,387,139	2,180,128
2.1	Interest expense on deposits	V-IV-2	5,376,104	4,404,248	1,763,784	1,583,678
2.2	Interest expense on funds borrowed	V-IV-2	339,385	270,957	121,596	94,234
2.3	Interest expense on money market transactions		752,749	687,909	263,632	266,409
2.4	Interest expense on securities issued	V-IV-2	486,885	437,124	167,902	160,763
2.5	Other interest expenses		234,304	210,265	70,225	75,044
III.	NET INTEREST INCOME (I — II)		5,219,632	4,117,742	1,985,610	1,329,518
IV.	NET FEES AND COMMISSIONS INCOME		658,184	638,867	251,128	214,227
4.1	Fees and commissions received		1,052,107	996,354	379,483	340,121
4.1.1	Non-cash loans		165,820	130,974	56,738	42,966
4.1.2	Others		886,287	865,380	322,745	297,155
4.2	Fees and commissions paid		393,923	357,487	128,355	125,894
4.2.1	Non-cash loans		1,138	692	393	219
4.2.2	Others		392,785	356,795	127,962	125,675
V.	DIVIDEND INCOME		61,142	10,102	3	—
VI.	TRADING INCOME/LOSSES (Net)	V-IV-3	225,020	139,199	154,191	20,624
6.1	Trading account income/losses		49,522	58,465	8,508	2,217
6.2	Income/losses from derivative financial instruments		86,870	(13,934)	108,876	(10,254)
6.3	Foreign exchange gains/losses		88,628	94,668	36,807	28,661
VII.	OTHER OPERATING INCOME	V-IV-4	1,549,637	1,497,356	473,448	524,681
VIII.	TOTAL OPERATING PROFIT (III+IV+V+VI+VII)		7,713,615	6,403,266	2,864,380	2,089,050
IX.	PROVISION FOR LOSSES ON LOANS AND OTHER RECEIVABLES (-)	V-IV-5	1,570,866	1,248,428	559,436	241,338
X.	OTHER OPERATING EXPENSES (-)	V-IV-6	3,668,078	3,472,866	1,209,668	1,059,724
XI.	NET OPERATING PROFIT/LOSS (VIII-IX-X)		2,474,671	1,681,972	1,095,276	787,988
XII.	INCOME RESULTED FROM MERGERS		—	—	—	—
XIII.	INCOME/LOSS FROM INVESTMENTS UNDER EQUITY ACCOUNTING		30,260	23,328	9,777	6,556
XIV.	GAIN/LOSS ON NET MONETARY POSITION		—	—	—	—
XV.	INCOME/LOSS FROM CONTINUING OPERATIONS BEFORE TAXES (XI+...+XIV)		2,504,931	1,705,300	1,105,053	794,544
XVI.	CONTINUING OPERATIONS PROVISION FOR TAXES		(526,571)	(386,604)	(229,263)	(138,370)
16.1	Current tax charges	V-IV-7	(610,722)	(190,627)	(175,247)	(61,587)
16.2	Deferred tax credits	V-IV-7	84,151	(195,977)	(54,016)	(76,783)
XVII.	NET INCOME/LOSS AFTER TAXES FROM CONTINUING OPERATIONS (XV±XVI)	V-IV-8	1,978,360	1,318,696	875,790	656,174
XVIII.	INCOME FROM DISCONTINUED OPERATIONS		—	—	—	—
18.1	Income from investment properties		—	—	—	—
18.2	Income from sales of subsidiaries, affiliates and joint-ventures		—	—	—	—
18.3	Other income from discontinued activities		—	—	—	—
XIX.	EXPENSES FROM DISCONTINUED OPERATIONS(-)		—	—	—	—
19.1	Investment property expenses		—	—	—	—
19.2	Losses from sales of subsidiaries, affiliates and joint ventures		—	—	—	—
19.3	Other expenses from discontinued activities		—	—	—	—
XX.	INCOME/LOSS FROM DISCONTINUED OPERATIONS BEFORE TAXES(XVIII-XIX)		—	—	—	—
XXI.	DISCONTINUED OPERATIONS PROVISION FOR TAXES(±)		—	—	—	—
21.1	Current tax charge		—	—	—	—
21.2	Deferred tax charge		—	—	—	—
XXII.	NET INCOME/LOSS AFTER TAXES FROM DISCONTINUED OPERATIONS(XX±XXI)		—	—	—	—
XXIII.	NET PROFIT/LOSS(XVI+XXII)	V-IV-8	1,978,360	1,318,696	875,790	656,174
23.1.	Equity holders of the Bank		1,973,741	1,292,378	850,266	534,303
23.2.	Non-controlling interest(-)	V-IV-9	4,619	26,318	25,524	121,871
	Earnings per 100 Share (full TL)	III-XXV	0.7895	0.5170	0.3401	0.2137

The accompanying explanations and notes form an integral part of these consolidated financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

CONSOLIDATED STATEMENT OF PROFIT AND LOSS ITEMS ACCOUNTED UNDER SHAREHOLDERS’ EQUITY FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

GAINS AND LOSSES RECOGNIZED IN EQUITY		Reviewed Current Period 1 January 2016- 30 September 2016	Reviewed Prior Period 1 January 2015- 30 September 2015	Reviewed Current Period 1 July 2016- 30 September 2016	Reviewed Prior Period 1 July 2015- 30 September 2015

I.	VALUATION DIFFERENCES OF AVAILABLE FOR SALE FINANCIAL ASSETS RECOGNIZED IN VALUATION DIFFERENCES OF MARKETABLE SECURITIES	244,583	(902,799)	(173,396)	(403,807)
II.	REVALUATION SURPLUS ON TANGIBLE ASSETS	311	750,834	(108)	750,834
III.	REVALUATION SURPLUS ON INTANGIBLE ASSETS	—	—	—	—
IV.	CURRENCY TRANSLATION DIFFERENCES	14,136	68,667	10,360	47,580
V.	GAINS/(LOSSES) FROM CASH FLOW HEDGES (Effective Portion of Fair Value Changes)	—	—	—	—
VI.	GAINS/(LOSSES) FROM NET FOREIGN INVESTMENT HEDGES (Effective portion)	—	—	—	—
VII.	EFFECTS OF CHANGES IN ACCOUNTING POLICIES AND ERRORS	—	—	—	—
VIII.	OTHER GAINS AND LOSSES RECOGNIZED IN EQUITY IN ACCORDANCE WITH TAS	(7,945)	3,127	17,021	12,765
IX.	DEFERRED TAXES DUE TO VALUATION DIFFERENCES	(47,815)	141,044	42,984	41,749
X.	NET GAINS/LOSSES RECOGNIZED DIRECTLY IN EQUITY (I+II+...+IX)	203,270	60,873	(103,139)	449,121
XI.	CURRENT PERIOD’S PROFIT/(LOSS)	1,978,360	1,318,696	875,790	656,174
11.1	Change in fair value of securities (transfers to the statement of income)	32,999	50,982	1,783	97
11.2	Gains/Losses recognized in the statement of income due to reclassification of cash flow hedges	—	—	—	—
11.3	Gains/Losses recognized in the statement of income due to reclassification of net foreign investment hedges	—	—	—	—
11.4	Others	1,945,361	1,267,714	874,007	656,077

XII.	TOTAL GAINS AND LOSSES RECOGNIZED DURING THE PERIOD (X+XI)	2,181,630	1,379,569	772,651	1,105,295

The accompanying explanations and notes form an integral part of these consolidated financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS

ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

	Reviewed	Notes	Paid- in Capital	Capital Reserves from Inflation Adjustmen ts to Paid-in Capital	Share Premium	Share Cancellation Profits	Legal Reserves	Status Reserve s	Extraordinary Reserves	Other Reserves	Current Period Net Profit/ (Loss)	Prior Period Net Profit/ (Loss)	Valuation Differences of the Marketable Securities	Revaluation Surplus on Tangible, Intangible Assets and Investment Property	Bonus Shares of Associates, Subsidiaries and Joint Ventures	Hedging Reserves	Revaluation Surp.On Assets Held for Sale and Assets of Discount. Op.s	Shareholders’ Equity before Minority Interest	Minority Interest	Total Shareholders’ Equity
	PRIOR PERIOD – 30 September 2015
I.	Balances at the beginning of the period		2,500,000	—	727,780	—	1,069,245	6,337	7,346,127	372,881	—	1,873,992	521,530	52,864	3,683	—	—	14,474,439	486,084	14,960,523
II.	Corrections made according to TAS 8		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
2.1.	The effect of corrections of error		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
2.2.	The effect of changes in accounting policies		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
III.	Adjusted beginning balance (I+II)		2,500,000	—	727,780	—	1,069,245	6,337	7,346,127	372,881	—	1,873,992	521,530	52,864	3,683	—	—	14,474,439	486,084	14,960,523
	Changes during the period
IV.	Mergers		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
V.	Associates, Subsidiaries and "Available-for-sale" securities		—	—	—	—	—	—	—	—	—	—	(702,976)	—	—	—	—	(702,976)	308	(702,668)
VI.	Hedges for risk management		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
6.1	Net cash flow hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
6.2	Net foreign investment hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VII.	Revaluation surplus on tangible assets		—	—	—	—	—	—	—	—	—	(638)	—	639,975	—	—	—	639,337	72,828	712,165
VIII.	Revaluation surplus on intangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
IX.	Bonus shares of associates, subsidiaries and joint-ventures		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
X.	Translation differences		—	—	—	—	—	—	—	61,800	—	—	—	—	—	—	—	61,800	6,867	68,667
XI.	Changes resulted from disposal of assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XII.	Changes resulted from reclassifications of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIII.	Effect of change in equities of associates on the Bank’s equity		—	—	—	—	—	—	—	—	—	—	(13,280)	—	—	—	—	(13,280)	—	(13,280)
XIV.	Capital increase		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
14.1	Cash		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
14.2	Internal sources		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XV.	Share issuance		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVI.	Share cancellation profits		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVII.	Capital reserves from inflation adjustments to paid-in capital		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVIII.	Other		—	—	—	—	—	—	—	(2,482)	—	—	—	—	—	—	—	(2,482)	(1,529)	(4,011)
XIX.	Current period’s net profit/loss		—	—	—	—	—	—	—	—	1,292,378	—	—	—	—	—	—	1,292,378	26,318	1,318,696
XX.	Profit distribution		—	—	—	—	166,921	—	1,133,915	142,708	—	(1,778,326)	—	234,782	—	—	—	(100,000)	(1,513)	(101,513)
20.1	Dividends		—	—	—	—	—	—	—	—	—	(100,000)	—	—	—	—	—	(100,000)	(1,513)	(101,513)
20.2	Transferred to reserves		—	—	—	—	166,921	—	1,133,915	142,708	—	(1,678,326)	—	234,782	—	—	—	—	—	—
20.3	Other		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	Balances at the end of the period		2,500,000	—	727,780	—	1,236,166	6,337	8,480,042	574,907	1,292,378	95,028	(194,726)	927,621	3,683	—	—	15,649,216	589,363	16,238,579

The accompanying explanations and notes form an integral part of these consolidated financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS

ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

	Reviewed	Notes	Paid in Capital	Capital Reserves from Inflation Adjustments to Paid in Capital	Share Premium	Share Cancellation Profits	Legal Reserves	Status Reserves	Extra- ordinary Reserves	Other Profit Reserves	Current Year’s Net Profit/(Loss)	Prior Period’s Net Profit/(Loss)	Valuation Differences of the Marketable Securities	Revaluation Surplus on Tangible, Intangible Assets and Investment Property	Bonus Shares of Associates, Subsidiaries and Joint Ventures	Hedging Reserves	Revaluation Surp. On Assets Held for Sale and Assets of Discount. Op.s.	Shareholders’ Equity before Minority Shares	Non- controlling Interest	Total Shareholders’ Equity
	Current Period — 30 September 2015
I.	Balances at the beginning of the period		2,500,000	—	727,780	—	1,236,166	6,337	8,480,048	556,741	—	2,015,941	30,011	940,657	3,683	—	—	16,497,364	505,391	17,002,755
	Changes during the period
II.	Mergers		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
III.	Valuation differences of the marketable securities		—	—	—	—	—	—	—	—	—	—	209,224	—	—	—	—	209,224	2,173	211,397
IV.	Hedging reserves		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.1	Cash flow hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.2	Net investment hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
V.	Revaluation surplus on tangible assets		—	—	—	—	—	—	—	—	—	—	—	(11)	—	—	—	(11)	325	314
VI.	Revaluation surplus on intangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VII.	Bonus shares of associates, subsidiaries and joint-ventures		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VIII.	Translation differences		—	—	—	—	—	—	—	11,618	—	—	—	—	—	—	—	11,618	2,518	14,136
IX.	Changes resulted from disposal of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
X.	Changes resulted from reclassifications of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XI.	Effect of change in equities of associates on the Group’s equity		—	—	—	—	—	—	—	—	—	(25,031)	2,482	—	—	—	—	(22,549)	—	(22,549)
XII.	Capital increase		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.1	Cash		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.2	Internal sources		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIII.	Share issuance		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIV.	Share cancellation profits		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XV.	Capital reserves from inflation adjustments to paid-in capital		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVI.	Other		—	—	—	—	—	—	—	(197)	—	441	—	—	—	—	—	244	(272)	(28)
XVII.	Current period’s net profit/loss		—	—	—	—	—	—	—	—	1,973,741	—	—	—	—	—	—	1,973,741	4,619	1,978,360
XVIII.	Profit distribution		—	—	—	—	197,551	—	1,674,921	(4,239)	—	(1,996,589)	—	23,443	—	—	—	(104,913)	(327)	(105,240)
18.1	Dividends		—	—	—	—	—	—	—	—	—	(104,913)	—	—	—	—	—	(104,913)	(327)	(105,240)
18.2	Transferred to reserves		—	—	—	—	197,551	—	1,674,921	(4,239)	—	(1,891,676)	—	23,443	—	—	—	—	—	—
18.3	Other		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	Balances at the end of the period		2,500,000	—	727,780	—	1,433,717	6,337	10,154,969	563,923	1,973,741	(5,238)	241,717	964,089	3,683	—	—	18,564,718	514,427	19,079,145

The accompanying explanations and notes form an integral part of these consolidated financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL

ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

		Notes	Reviewed Current Period 30 September 2016	Reviewed Prior Period 30 September 2015
A.	CASH FLOWS FROM BANKING OPERATIONS
1.1	Operating profit before changes in operating assets and liabilities		3,238,461	1,805,579
1.1.1	Interests received		11,823,291	9,169,003
1.1.2	Interests paid		(7,015,124)	(5,725,817)
1.1.3	Dividends received		10,563	5,483
1.1.4	Fee and commissions received		1,052,107	996,354
1.1.5	Other income		825,228	826,221
1.1.6	Collections from previously written-off loans and other receivables		852,670	627,579
1.1.7	Payments to personnel and service suppliers		(1,404,293)	(1,277,183)
1.1.8	Taxes paid		(748,197)	(476,452)
1.1.9	Other		(2,157,784)	(2,339,609)

1.2	Changes in operating assets and liabilities		(3,832,061)	(2,662,537)
1.2.1	Net (increase) decrease in financial assets held for trading purpose		(17,365)	(16,832)
1.2.2	Net (increase) decrease in financial assets valued at fair value through profit or loss		—	—
1.2.3	Net (increase) decrease in due from banks and other financial institutions		812,899	(5,975,329)
1.2.4	Net (increase) decrease in loans		(15,378,089)	(21,387,297)
1.2.5	Net (increase) decrease in other assets		240,045	(130,783)
1.2.6	Net increase (decrease) in bank deposits		531,631	1,901,034
1.2.7	Net increase (decrease) in other deposits		9,154,870	19,354,564
1.2.8	Net increase (decrease) in funds borrowed		(760,829)	4,543,585
1.2.9	Net increase (decrease) in matured payables		—	—
1.2.10	Net increase (decrease) in other liabilities		1,584,777	(951,479)

I.	Net cash flow from banking operations		(593,600)	(856,958)

B.	CASH FLOWS FROM INVESTING ACTIVITIES

II.	Net cash flow from investing activities		(212,032)	(1,586,662)

2.1	Cash paid for purchase of associates, subsidiaries and joint-ventures		—	—
2.2	Proceeds from disposal of associates, subsidiaries and joint-ventures		—	—
2.3	Cash paid for purchase of tangible assets		(131,215)	(552,559)
2.4	Proceeds from disposal of tangible assets		283,254	452,083
2.5	Cash paid for purchase of available-for-sale financial assets		(4,162,468)	(3,812,646)
2.6	Proceeds from disposal of available-for-sale financial assets		4,015,013	2,739,728
2.7	Cash paid for purchase of held-to-maturity investments		(1,734,464)	(955,213)
2.8	Proceeds from disposal of held-to-maturity investments		1,554,938	576,755
2.9	Other		(37,090)	(34,810)

C.	CASH FLOWS FROM FINANCING ACTIVITIES

III.	Net cash flow from financing activities		1,444,890	3,852,217

3.1	Cash obtained from funds borrowed and securities issued		8,334,577	9,362,447
3.2	Cash used for repayment of funds borrowed and securities issued		(6,789,360)	(5,408,717)
3.3	Equity instruments issued		—	—
3.4	Dividends paid		(100,327)	(101,513)
3.5	Repayments for finance leases		—	—
3.6	Other		—	—

IV.	Effect of change in foreign exchange rates on cash and cash equivalents		34,180	(12,439)

V.	Net (decrease) / increase in cash and cash equivalents		673,438	1,396,158

VI.	Cash and cash equivalents at the beginning of the period		9,057,127	9,190,905

VII.	Cash and cash equivalents at the end of the period		9,730,565	10,587,063

The accompanying explanations and notes form an integral part of these consolidated financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION THREE

ACCOUNTING POLICIES

I.                                                 BASIS OF PRESENTATION

The consolidated financial statements are prepared within the scope of the “Regulation on Accounting Applications for Banks and Safeguarding of Documents” related with Banking Act numbered 5411 published in the Official Gazette no.26333 dated 1 November 2006 and in accordance with the regulations, communiques, interpretations and legislations related to accounting and financial reporting principles published by the Banking Regulation and Supervision Agency (“BRSA”), and in case where a specific regulation is not made by BRSA, Turkish Accounting Standards 34 “Interim Financial Reporting Standard”, and Turkish Financial Reporting Standards (“TFRS”) and related appendices and interpretations (referred as “Turkish Accounting Standards”  “TAS”) (together referred as BRSA Accounting and Reporting Legislation). The format and content of the publicly announced consolidated financial statements and notes to these statements have been prepared in accordance with the “Communiqué on Publicly Announced Financial Statements, Explanations and Notes to These Financial Statements” and “Communiqué on Disclosures about Risk Management to be Announced to Public by Banks” and amendments to this Communiqué.

The preparation of financial statements requires the use of certain critical estimates on assets and liabilities reported as of balance sheet date or amount of contingent assets and liabilities explained and amount of income and expenses occurred in related period. Although these estimates rely on the management’s best judgment, actual results can vary from these estimates. Judgments and estimates are explained in related notes.

The accounting policies and valuation principles applied in the preparation of these financial statements are explained in detail below.

The amendments to TAS and TFRS, effective from 1 January 2016, have no material impact on the Group’s accounting policies, financial position and performance. The amendments to TAS and TFRS, except for TFRS 9 Financial Instruments (2011 Version), which have been published but not came into force as of financial statement date, will have no impact on the accounting policies, financial condition and performance of the Parent Bank. The Group assesses the impact of TFRS 9 Financial Instruments standard.

Additional paragraph for convenience translation to English

The effects or differences between accounting principles, as described in the preceding paragraphs, and the accounting principles generally accepted in countries, in which the accompanying consolidated financial statements are to be distributed, and International Financial Reporting Standards (“IFRS”), have not been quantified in the accompanying consolidated financial statements. Accordingly, the accompanying consolidated financial statements are not intended to present the financial position results of operations and changes in financial position and cash flows in accordance with the accounting principles generally accepted in such countries and IFRS.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

II.                                            STRATEGY FOR THE USE OF FINANCIAL INSTRUMENTS AND INFORMATION ON FOREIGN CURRENCY TRANSACTIONS

Strategy for the use of financial instruments

The Parent Bank’s core operations are based on retail banking, corporate banking, private banking, foreign exchange operations, money market operations, investment security transactions, and international banking in accordance with the requirements of its economic development while utilizing foundation resources. As a result of the nature of its operations, the Parent Bank intensively utilizes financial instruments. The Parent Bank accepts deposits consisting various maturities as the main source of funding with deposits being in high return as well as carefully utilizing them in high quality financial activities.

The most important fund sources of the Parent Bank other than the deposits are its equity and medium and long-term borrowings obtained from foreign financial institutions. The Parent Bank pursues an effective asset-liability management strategy by securing balance between funding resources and investments so as to reduce risks and increase returns. Accordingly, the Parent Bank attaches great significance to long-term placements bearing higher interest rates.

It is essential to consider the maturity structure of assets and liabilities in liquidity management. The essence of asset liability management is the keep the liquidity risk, exchange rate risk and credit risk within reasonable limits; while enhancing profitability and strengthening the Parent Bank’s shareholders’ equity.

Investments in marketable securities and lending loans generate higher return than the average rate of return of the Bank’s operating activities on the basis of maturity structures and market conditions. When bank placements are considered, they have short term maturity in terms of liquidity management and have lower return. The Bank can take various positions on short-term foreign exchange risk, interest rate risk and market risk in money and capital markets, by considering market conditions, within specified limits set by regulations. The Parent Bank hedges itself and controls its position against the foreign exchange risk being exposed due to foreign currency available-for-sale investments, investments in other portfolios and other foreign currency transactions by various derivative transactions and setting the equilibrium between foreign currency denominated assets and liabilities.

Within the legal limitations and the regulations of The Parent Bank’s internal control, the foreign currency position is being followed, the foreign currency position is established according to the basket equilibrium that is determined by taking into account current market conditions.

In order to avoid interest rate risk, assets and liabilities having fixed and floating interest rates are kept in balance, taking the maturity structure into consideration.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

II.                                            STRATEGY FOR THE USE OF FINANCIAL INSTRUMENTS AND INFORMATION ON FOREIGN CURRENCY TRANSACTIONS (Continued)

Information on foreign currency transactions

Foreign currency transactions are recorded in TL which is the functional currency of the Parent Bank. Monetary assets and liabilities denominated in foreign currencies at the balance sheet, are translated into Turkish Lira by using the foreign exchange rates effective at the balance sheet date. Non-monetary foreign currency items which are recorded at fair value are valued at historical foreign exchange rates. Foreign exchange gain/loss amounts due to conversion of monetary items or collection or payments foreign currency denominated transactions are recognized in income statement.

Foreign exchange differences resulting from amortized costs of foreign currency denominated available-for-sale financial assets are recognized in the statement of income whilst foreign exchange differences resulting from unrealized gains and losses are presented in “Valuation differences of marketable securities” under equity.

If the net investments in associates and subsidiaries operating in foreign countries are measured at cost, they are reported as translated into TL by using the foreign exchange rate at the date of transaction. If related associates and subsidiaries are measured at fair value, net foreign operations are reported as translated into TL by the rates prevailing at the date of the determination of the fair value.

As of 30 September 2016 reporting period, the Group started net investment risk hedging strategy in order to avoid currency risk due to the share of Vakıfbank International AG’s 67.5 million Euros that is represented in paid-in capital. The 68.5 million Euros of the nominal amount of 500 million Euros of the securities issued by the Parent Bank on 4 May 2016 with a maturity date of 4 May 2021 has been declared as the hedging instrument. In the subject process, the fair value changes that are related to the hedged investments abroad are recognized in the income statements as long as the hedge is effective. In this context, the foreign exchange differences recognized in the income statement in the current period is TL 11,041. The effectiveness of the process is the degree of offset of the amount of changes in the hedged items’ fair values that may be associated with the foreign exchange risks by the hedging instrument.

As of 30 September 2016, it was identified that the evaluations that were made about the process to protect from net investment risk were effective.  Efficiency testing, which is consistent with the Group’s risk strategies, is conducted using the “Dollar off-set method” in the protection from risk process. According to this method, hedging compares the change in value of protection subject from risk with the change in value of protection tool from risk and calculates the relation with the effectiveness ratio of the hedge. The calculated effectiveness ratio is being evaluated within the TAS 39 Financial Instruments: Recognition and Measurement standards and hedge accounting principles are being applied. The Parent Bank documents the hedging strategies along with risk management goals. Hedge accounting ends when protection subject from risk ends or being sold or effectiveness test results are not effective anymore.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

III.                                       INFORMATION ON ASSOCIATES THAT ARE CONSOLIDATED AND SUBSIDIARIES THAT ARE ACCOUNTED ACCORDING TO EQUITY METHOD

Consolidated subsidiaries

As at and for the nine-month period ended 30 September 2016, the financial statements of T. Vakıflar Bankası T.A.O, Vakıfbank International AG, Vakıf Finansal Kiralama A.Ş., Güneş Sigorta A.Ş., Vakıf Emeklilik A.Ş., Vakıf Faktoring A.Ş., Vakıf Yatırım Menkul Değerler A.Ş., Vakıf Portföy Yönetimi A.Ş., Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. and Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş. have been included in the consolidated financial statements of the Group.

Vakıfbank International AG, was established in 1999 to operate in the banking sector in foreign countries, in line with the Bank’s globalization policy. Its head office is in Vienna.

Vakıf Finansal Kiralama A.Ş., was established in 1988 to enter into finance lease operations and related transactions and contracts. Its head office is in Istanbul.

Güneş Sigorta A.Ş. was established under the leadership of the Bank and Toprak Mahsulleri Ofisi (TMO) in 1957. The Company has been operating in nearly all non-life insurance branches like fire, accident, transportation, engineering, agriculture, health, forensic protection, and loan insurance. Its head office is in Istanbul.

Vakıf Emeklilik A.Ş. was established under the name Güneş Hayat Sigorta A.Ş. in 1991. In 2003 the Company has taken conversion permission from Republic of Turkey Undersecretariat of Treasury and started to operate in private pension system. Its head office is in Istanbul.

Vakıf Faktoring A.Ş. was established in 1998 to perform factoring transactions and any kind of financing transactions. Factoring, the main operation of the Company, is a financing method that includes the trade receivables of production, distribution and service companies to be sold to intermediary institutions. Its head office is in Istanbul.

Vakıf Yatırım Menkul Değerler A.Ş. was established in 1996 to provide service to investors through making capital market transactions, issuance of capital market tools, commitment of repurchase and sales, and purchase (repo) and sales (reverse repo) of marketable securities, operating as a member of stock exchange, investment consultancy, and portfolio management. Its head office is in Istanbul.

Vakıf Portföy Yönetimi A.Ş. operates in investment fund management, portfolio management and pension fund management. Its head office is in Istanbul.

Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. was established as the first real estate investment partnership in finance sector under the adjudication of Capital Markets Law in 1996. The Company’s main operation is in line with the scope in the Capital Markets Board’s regulations relating to real estate investment trusts like, real estates, capital market tools based on real estates, real estate projects and investment on capital market tools. Its head office is in Istanbul.

Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş. was established in 1991 in Istanbul. The main operation of the Company is to invest on a portfolio including marketable debt securities, equity securities without having managerial power in the partnerships whose securities have been acquired; gold and other precious metals traded in national and international stock exchange markets or active markets other than stock exchange markets, in accordance with the principles and regulations promulgated by Capital Markets Board. Its head office is in Istanbul.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

III.                                       INFORMATION ON ASSOCIATES THAT ARE CONSOLIDATED AND SUBSIDIARIES THAT ARE ACCOUNTED ACCORDING TO EQUITY METHOD (Continued)

Pursuant to the 4 March 2010 dated and 764 numbered decision of Board of Directors of Central Bank of Turkish Republic of Northern Cyprus, the official authorization of World Vakıf UBB Ltd., a subsidiary which was subject to consolidation in previous periods, is abrogated due to incompliance with the 7th and 9th articles of 41/2008 numbered Law of International Banking Units. World Vakıf UBB Ltd. will be liquidated according to 24 May 2010 dated decision of the Nicosia Local Court. Therefore, the financial statements of the company have not been consolidated as at 30 September 2016 and 31 December 2015 but until the liquidation decision date its accumulated previous years’ loss has been included in the accompanying consolidated financial statements.

The liquidation process of World Vakıf Off UBB Ltd., an associate of the Parent Bank, has been carried out by NCTR Collecting and Liquidation Office. The application of the company for cancellation of the liquidation has been rejected and the decision of liquidation has been agreed. Thus, the company’s name has been changed as “World Vakıf UBB Ltd. in Liquidation”.

As per the resolution of the Board of Directors of the Parent Bank held on 8 September 2011, it has been decided to merge Vakıf Sistem Pazarlama Yazılım Servis Güvenlik Temizlik Ticaret ve Sanayi A.Ş. with Vakıf Pazarlama Ticaret A.Ş. with dissolution of Vakıf Sistem Pazarlama Yazılım Servis Güvenlik Temizlik Ticaret ve Sanayi A.Ş. without liquidation, in accordance with Mülga Law No: 6762, article 451 of Turkish Commercial Code. Since Vakıf Pazarlama ve Ticaret A.Ş. is not a financial subsidiary anymore, its financial statements have not been consolidated as at 30 September 2016 and 31 December 2015, but its equity until the merger date has been included in the accompanying consolidated financial statements.

Investments in associates consolidated per equity method

As at and for the nine-month period ended 30 September 2016, the financial statements of Kıbrıs Vakıflar Bankası Ltd. and Türkiye Sınai Kalkınma Bankası A.Ş. have been consolidated per equity method in the consolidated financial statements of the Group.

Kıbrıs Vakıflar Bankası Ltd. was established in 1982 in Turkish Republic of Northern Cyprus, mainly to encourage the credit cards issued by the Bank, and increase foreign exchange inflow, and carry on retail and commercial banking operations. Its head office is in Lefkosa.

Türkiye Sınai Kalkınma Bankası A.Ş. was established in 1950 to support investments in all economic sectors. Its head office is in Istanbul.

In cases where the accounting policies for the preparation of the financial statements of Financial Subsidiaries are different than those of the Parent Bank, the differences have been adjusted to the accounting policies of the Parent Bank, taking the materiality principle into account. The financial statements of local Financial Subsidiaries, and foreign Financial Subsidiaries preparing their financial statements according to the principles of the countries which they are located in, have been adjusted in accordance with Reporting Standards as at the related reporting dates. Inter-company balances and transactions, and any unrealized gains and losses arising from inter-company transactions, are eliminated in preparing these consolidated financial statements.

IV.                                        INFORMATION ON FORWARDS, OPTIONS AND OTHER DERIVATIVE TRANSACTIONS

The derivative transactions of the Group mainly consist of currency and interest rate swaps, precious metal swaps, foreign currency forward contracts and currency options. The Group has classified its derivative transactions as “trading purpose derivatives” in accordance with the TAS 39 — Financial Instruments: Recognition and Measurement.

Derivatives are initially recorded at their purchase costs. The notional amounts of derivative transactions are recorded in off-balance sheet accounts based on their contractual amounts.

Subsequently, the derivative transactions are measured at their fair values and the changes in fair values are recorded in the balance sheet under “Derivative financial assets held for trading purpose” or “Derivative financial liabilities held for trading purpose”. The subsequent fair value changes of derivative transactions is recorded in the consolidated statement of income.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

V.                                             INFORMATION ON INTEREST INCOME AND EXPENSES

Banking activities

Interest income and expense are recognized according to the effective interest method based on accrual basis. According to the TAS 39 - Financial Instruments: Recognition and Measurement, effective interest rate is the rate that discounts the expected cash flows of financial assets or liabilities during their lifetimes to their carrying values. Effective interest rate is calculated when a financial asset or a liability is initially recorded with transactions costs and is not modified thereafter.

In accordance with Regulation on Identification of and Provision against Non-Performing Loans and Other Receivables, the accrued interest income on non-performing loans are reversed and subsequently recognized as interest income only when collected.

Finance leasing activities

The total of minimum rent amounts are recorded at finance lease receivables account in gross amounts comprising the principal amounts and interests. The interest, the difference between the total of rent amounts and the cost of the fixed assets, is recorded at unearned income account. As the rents are collected, finance lease receivables account is decreased by the rent amount; and the interest component is recorded in the consolidated statement of income as interest income.

Factoring operations

Factoring receivables are initially recorded at their historical costs less transaction costs. They are amortized using the effective interest method, taking their historical costs and future cash flows into account and the amortized amounts are recognized as “other interest income” in the consolidated statement of income.

VI.                                        INFORMATION ON FEES AND COMMISSIONS

Banking services income is recorded as income when it is collected. Other fee and commission income is transferred to profit/loss accounts according to time period principle on the basis of accrual using the principle of the effective interest method. Fee and commission expenses are recorded as expense at the time they are paid.

VII.                                   INFORMATION ON FINANCIAL ASSETS

A financial asset is any asset that is cash, an equity instrument of another entity, a contractual right to receive cash or another financial asset from another entity; or to exchange financial assets or financial liabilities with another entity under conditions that are potentially favourable to the entity.

Financial assets except for measured at fair value through profit or loss are recognized initially with their transaction costs that are directly attributable to the acquisition or issue of the financial asset while purchase and sale transactions of securities are accounted at settlement dates.

According to TAS 39 — Financial Instruments: Recognition and Measurement, financial assets are classified in four categories; as financial assets at fair value through profit or loss, available-for-sale financial assets, held-to-maturity investments, and loans and receivables.

Financial assets at fair value through profit or loss

The financial assets included in this group are divided into two separate titles as “Financial assets held for trading” and “Financial assets classified as financial assets at fair value through profit or loss”.

Financial assets held for trading are trading financial assets and are either acquired for generating profit from short-term fluctuations in the price or dealer’s margin, or are the financial assets included in a portfolio in which a pattern of short-term profit making exists independent from the acquisition purpose.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

VII.                                   INFORMATION ON FINANCIAL ASSETS (Continued)

Financial assets classified as financial assets at fair value through profit or loss are financial assets which are not acquired for trading, however during initial recognition classified as financial assets at fair value through profit or loss including transaction costs. Such an asset is not present in the Group’s portfolio.

Both assets are measured at their fair values and gain/loss arising is recorded in the statement of income. Interest income earned on financial assets and the difference between their acquisition costs and fair values are recorded as interest income in the statement of income. The gains/losses in case of disposal of such securities before their maturities are recorded under trading income/losses in the statement of income.

Available-for-sale financial assets

Available-for-sale financial assets are the financial assets other than loans and receivables, held-to-maturity investments and financial assets at fair value through profit or loss. Available-for-sale financial assets are initially recorded at cost and subsequently measured at their fair values. However, assets that are not traded in an active market are measured by valuation techniques, including recent market transactions in similar financial instruments, adjusted for factors unique to the instrument being valued; or discounted cash flow techniques for the assets which do not have a fixed maturity. Unrecognized gains or losses derived from the difference between their fair values and the discounted values are recorded in “Valuation differences of the marketable securities” under the shareholders’ equity. In case of disposal of such assets, the valuation differences under shareholder’s equity are transferred directly to the statement of income.

Held to maturity investments

Held to maturity investments are the financial assets with fixed maturities and pre-determined payment schedules that the Group has the intent and ability to hold until maturity, excluding loans and receivables.

Financial assets classified as held to maturity investment however sold before its’ maturity or reclassified, are not allowed to be classified as held to maturity investment for two years with respect to TAS 39 rules. There are no financial assets in the Bank’s portfolio contradictory to the standard.

Held-to-maturity investments, subsequent to initial recognition, are measured at amortized cost using effective interest method after deducting impairments, if any.

Loans and receivables

Loans and receivables are the financial assets raised by the Group providing money, commodity and services to debtors. Loans are financial assets with fixed or determinable payments, which are not quoted in an active market and not classified as a securities.

Loans and receivables are initially recognized with their purchase and carried at their amortized costs using the effective interest method at the subsequent recognition.

Foreign currency (“FC”) granted loans are recognized in original currency and is subject to evaluation with the buying rate of Turkish Lira. Foreign currency indexed loans, are converted to Turkish Lira (“TL”) at the rate of the opening date and in the following periods, according to changes in period exchange rate on the income statement in the foreign exchange gains / losses are recorded in the accounts.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

VIII.                              INFORMATION ON IMPAIRMENT OF FINANCIAL ASSETS

A financial asset or group of financial assets, can be considered as impaired only if one or multiple events (damage/loss event) occur and in the conclusion of the impact to related financial asset or financial assets estimation in a reliable manner to the estimated future cash flows after its initial recognition. In such a situation, the financial asset is exposed to impairment and impairment loss occurs. The matters of determination of impairment and provision must be considered within the scope of TAS 36 - Impairment of Assets.

In circumstances of impairment in financial assets at fair value through profit/loss or in financial assets available for sale, the impairment should be recognized under “Impairment Losses on Securities” account.

In case of impairment losses on investment securities held-to-maturity occurs related loss amount to be discounted at the original effective interest rate of the asset’s estimated future cash flows are measured as the difference between the present value and the book value of the asset through to be recognized as loss of the said difference amount book value is reduced.

If there is an objective evidence that certain loans will not be collected, for such loans; the Bank provides specific and general allowances for loan and other receivables classified in accordance with the Regulation on Identification of and Provision against Non-Performing Loans and Other Receivables published on the Official Gazette no. 26333 dated 1 November 2006 and the amendments to this regulation.

20% specific provision for non performing loans for Third Group and 100% specific provision for non performing loans for Fourth and Fifth Group used to be reserved on condition of not being less than the minimum required rates specified within the related Regulation, 50% specific provision is reserved for the non performing loans that are transferred to Fourth Group according to changes in accounting policy about specific provisions of non performing loans that are transferred to Fourth Group as of 30 September 2015 accounting period.

IX.                                       INFORMATION ON OFFSETTING OF FINANCIAL INSTRUMENTS

Financial assets and liabilities are reported in the balance sheet as net amount in the cases of the Bank’s right and right to sanction to finalize and have the intention to receive/pay related financial asset or liability over the recognized amount or have the right to finalize the related asset and liability simultaneously.

X.                                            INFORMATION ON SALES AND REPURCHASE AGREEMENTS AND SECURITIES LENDING

Securities sold under repurchase agreements (“repo”) are classified under “held for trading purpose”, “available for sale” and/or “held-to-maturity” portfolios according to their holding purposes in the Group’s portfolio, and they are valued based on the revaluation principles of the related portfolios. Funds received through repurchase agreements are classified separately under liability accounts and the related interest expenses are accounted on an accrual basis of balance sheet date.

Securities purchased under resale agreements (“reverse repo”) are classified in balance sheet under “Receivables from Money Markets” separately. The income accrual is calculated for the securities purchased under resale agreements via the difference between buying and selling prices on the balance sheet date.

XI.                                          INFORMATION ON ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS

Tangible assets acquired in consideration of receivables are accounted for in accordance with the requirements of the Communiqué on “Methods, Principles for Purchase and Sale of Precious Metal and Sale of Goods and Immovables obtained in Return of Receivables” published in the Official Gazette numbered 26333 and dated
1 November 2006 and these assets are subject to revaluation by no means.

A discontinued operation is a part of the Group’s business classified as sold or held-for-sale. The operating results of the discontinued operations are disclosed separately in the income statement.

The Group has no discontinued operations.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XII.                                  INFORMATION ON GOODWILL AND OTHER INTANGIBLE ASSETS

As at the balance sheet date, the Group has no goodwill.

The Group’s intangible assets consist of software. Intangible assets are initially recorded at their costs in compliance with the TAS 38 - Intangible Assets.

The costs of the intangible assets purchased before 31 December 2004 are restated from the purchasing dates to 31 December 2004, the date the hyperinflationary period is considered to be ended. The intangible assets purchased after this date are recorded at their historical costs. The intangible assets are amortized on their restated costs based on straight line amortization.

If there is objective evidence of impairment, the asset’s recoverable amount is estimated in accordance with the TAS 36 - Impairment of Assets and if the recoverable amount is less than the carrying value of the related asset, a provision for impairment loss is made.

Estimated useful lives of the Group’s intangible assets are 3-15 years, and amortization rates are between 6.67% and 33.33%.

XIII.                             INFORMATION ON TANGIBLE ASSETS

The costs of the tangible assets purchased before 31 December 2004 are restated from the purchasing dates to
31 December 2004, the date the hyperinflationary period is considered to be ended. In subsequent periods no inflation adjustment is made for tangible assets, and costs which are restated as of 31 December 2004 are considered as their historical costs. Tangible assets purchased after 1 January 2005 were recorded at their historical costs after foreign exchange differences and financial expenses are deducted if any. The Group decided to pursue the properties for use according to their fair values in terms of separating the land and buildings within the context of TAS 16 “Turkish Accounting Standard on Property, Plant and Equipment” after the change in the accounting policy as of 30 September 2015.

Gains and losses arising from the disposal of the tangible assets are calculated as the difference between the net book value and the net sales price and is recognized in the income statement of the period.

Maintenance costs of tangible fixed assets are capitalized if they extend the economic useful life of related assets. Other maintenance costs are recognized as expense.

There are no restrictions such as pledges, mortgages or any other restriction on tangible assets.

Depreciation rates of tangible assets and estimated useful lives are:

Tangible assets	Estimated useful life (years)	Depreciation rate (%)
Buildings	50	2
Office equipment, furniture and fixture, and motor vehicles	5-10	10-20
Assets obtained through finance leases	4-5	20-25

There are no changes in the accounting estimates that are expected to have an impact in the current or subsequent periods.

At each reporting date, the Group evaluates whether there is objective evidence of impairment on its assets. If there is an objective evidence of impairment, the asset’s recoverable amount is estimated in accordance with the TAS 36 - Impairment of Assets and if the recoverable amount is less than the carrying value of the related asset, a provision for impairment loss is made.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XIV.                              INFORMATION ON INVESTMENT PROPERTIES

Investment property is a property held either to earn rental income or for capital appreciation or for both. Group holds investment property with respect to the consolidated real estate investment and insurance firms’ activities.

Investment properties are initially recorded at their acquisition costs including transaction costs.

Investment properties, following the initial recording, are measured by acquisition cost method (deducting accumulated depreciation and if it is present, provisions for impairment from acquisition cost).

XV.                                   INFORMATION ON LEASING ACTIVITIES

Leasing activities

Risks and benefits on leasing activities that belongs to leasee is termed TAS 17- Leasing activities that belongs to financial leasing.

•                      Finance leasing activities as the lessee

Tangible assets acquired by way of finance leasing are recognized in tangible assets and the obligations under finance leases arising from the lease contracts are presented under “Finance Lease Payables” account in the financial statements. In the determination of the related assets and liabilities, the lower of the fair value of the leased asset and the present value of leasing payments is considered. Financial costs of leasing agreements are expanded in lease periods at a fixed interest rate.

If there is an impairment in the value of the assets obtained through financial lease and in the expected future benefits, the leased assets are valued with net realizable value. Provision for losses is calculated for decrease of the value of the assets that is obtained by this way. Depreciation for assets obtained through financial lease, is calculated in the same manner as tangible assets.

•                      Finance leasing transactions as lessor

The rent amounts at the beginning of the finance leasing activities are recorded at “finance lease receivables” account in gross amounts comprising the principal amounts and interests. The interest, the difference between the total of rent amounts and the cost of the fixed assets, is recorded at “unearned income” account. As the rents are collected, “finance lease receivables” account is decreased by the rent amount; and the interest component is recorded at consolidated income statement as interest income.

Operational leases

Operational leasing is defined as activities except from financial leasing. Operational leasing payments are recognized in equal payments as expense under income statement during the leasing period.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVI.                              INFORMATION ON PROVISIONS, CONTINGENT ASSETS AND LIABILITIES

Provisions other than the specific and general provisions set for loans and other receivables and provisory liabilities are accounted in accordance with TAS 37 “Turkish Accounting Standard on Provisions, Contingent Liabilities and Contingent Assets Corresponding”.

In the financial statements, a provision is made for an existing commitment resulted from past events if it is probable that the commitment will be settled and a reliable estimate can be made of the amount of the obligation. Provisions are calculated based on the best estimates of management on the expenses to incur as at the balance sheet date and, if material, such expenses are discounted for their present values. If the amount is not reliably estimated and there is no probability of cash outflow from the Group to settle the liability, the related liability is considered as “contingent” and disclosed in the notes to the financial statements.

A contingent asset is a possible asset that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of unplanned or unexpected one or more uncertain future events not wholly within the control of the Group. Contingent assets are not recognized in financial statements since this may result in the recognition of income that may never be realized. Contingent assets are assessed continually to ensure that developments are appropriately reflected in the financial statements. If it has become virtually certain that an inflow of economic benefits will arise, the asset and the related income are recognized in the financial statements of the period in which the change occurs. If an inflow of economic benefits has become probable, the Group discloses the contingent asset.

XVII.                         INFORMATION ON OBLIGATIONS OF THE GROUP CONCERNING EMPLOYEE RIGHTS

Reserve for employee termination benefits

In accordance with existing Turkish Labor Law, the Group is required to make lump-sum termination indemnities to each employee who has completed one year of service with the Group and whose employment is terminated due to retirement or for reasons other than resignation or misconduct. The computation of the liability is based upon the retirement pay ceiling announced by the Government. The applicable ceiling amount as at 30 September 2016 is TL 4,297 (full TL) (31 December 2015: TL 3,828 (full TL)).

The Group reserved for employee severance indemnities in the accompanying consolidated financial statements using actuarial method in compliance with the TAS 19 — Employee Benefits.

As at 30 September 2016 and 31 December 2015, the major actuarial assumptions used in the calculation of the total liability are as follows:

	Current Period	Prior Period
Discount Rate	10.20%	10.20%
Estimated Inflation Rate	7.10%	7.10%
Increase in Real Wage Rate	8.10%	8.10%

Other benefits to employees

The Group has provided provision for undiscounted other employee benefits earned during the financial period (unused vacations, premium and dividend) as per services rendered in compliance with TAS 19 in the accompanying consolidated financial statements.

The Group has provided provision for vacation that employees did not use until the relevant accounting period.

According to TAS 19, actuarial gains and losses have been accounted in “Other Capital Reserves” shown under Equity associated with The Statement of Gains and Losses Recognized in Equity for the respective reporting periods.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVII.                         INFORMATION ON OBLIGATIONS OF THE GROUP CONCERNING EMPLOYEE RIGHTS (Continued)

Pension fund

The employees of the Parent Bank are the members of “Türkiye Vakıflar Bankası Türk Anonim Ortaklığı Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı” (“the Fund”) established on 15 May 1957 as per the temporary article no. 20 of the Social Security Law no. 506.

As part of Social Security Law’s 506 numbered, temporary article no.23, monthly income or salary is eligible for whose  disabled with fund’s associates, senility and death insurance is subjected according to the first paragraph of the temporary article no. 23 which states the Banks should transfer pension funds to the Social Security Institution within three years after the 1 November 2005 dated and 25983 numbered Official Gazette, has been cancelled by the Constitutional Court’s 22 March 2007 dated and 2007/33 numbered decision. Reasoned ruling of the Constitutional Court has been issued on 15 December 2007 in the Official Gazette no. 26731. The reason for the cancellation decision by Constitutional Court was stated as possible future losses on acquired rights of Fund members.

Following the publication of the ruling, the Turkish Parliament started to work on new legal arrangements and the Social Security Law no. 5754 (“the Law”) has been approved on 17 April 2008. The Law is enacted by the approval of the President of Turkey and issued on the 8 May 2008 dated and 26870 numbered Official Gazette.

In accordance with the temporary article no. 20 of the Article no. 73 of the Law;

The discounted liability for each fund in terms of the persons transferred as at the transfer date, including the contributors left the fund, should be calculated by the assumptions below,

a)                 The technical interest rate to be used for the actuarial calculation is 9.80%.

b)                 Income and expenditures in respect to fund’s insurance division are considered in the calculation of discounted liability.

Law requires the transfer to be completed in three years beginning from 1 January 2008. The three year period has expired on 8 May 2011; however, it has been extended to 8 May 2013 with the decision of Council of Ministers published in Official Gazette dated 9 April 2011. Before the expiration date, with the decision of Council of Ministers published in Official Gazette dated 3 May 2013, the period for transferring banks, insurance and reassurance firms, board of trade, exchanges or participants, monthly salary paid individuals and beneficiaries of the funds that are constructed for their personnel to Social Security Institution in the scope of the temporary article no. 20 of the Social Security Law no. 506 published in Official Gazette dated 30 April 2014 extended for one year. The Council of Ministers has been lastly authorized to determine the transfer date in accordance with the last amendment in the first paragraph of the 20th provisional article of Law No.5510 implemented by the Law No. 6645 on Amendment of the Occupational Health and Safety Law and Other Laws and Decree Laws published in the Official Gazette dated 23 April 2015 numbered 29335.

The employer of pension fund participants (the Banks) will continue to pay the non-transferable social rights, which are already disclosed in the article of association of the pension fund, to the pension participants and their right owners, even though the salary payment obligation has been transferred to the Social Security Institution.

The technical financial statements of the Fund are audited by the certified actuary according to the “Actuaries Regulation” which is issued as per the Article no. 21 of the 5684 numbered Insurance Law. As per the actuarial report regarding 31 December 2015 in compliance with the principles explained above, there is no technical or actual deficit determined which requires provision against as at 31 December 2015.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVIII.                    INFORMATION ON TAXATION

Corporate tax

Corporate tax rate is 20% in Turkey according to Article 32 of the Corporate Taxes Law No. 5520. This rate is applied to total income of the Bank adjusted for certain disallowable expenses, exempt income and any other allowances.

Dividends paid to the resident institutions and the institutions working through local offices or representatives are not subject to withholding tax. Except for the dividend payments to these institutions, the withholding tax rate on the dividend payments is 15%. In applying the withholding tax rates on dividend payments to the nonresident institutions and the individuals, the withholding tax rates covered in the related Double Tax Treaty Agreements are taken into account. Appropriation of the retained earnings to capital is not considered as profit distribution and therefore is not subject to withholding tax.

75% of the associate shares that hold at least 2 years and profits from property sales are exceptional from corporate taxes if there is a capital increase according to Corporate Tax Law or it is hold for a 5 years on special fund account. The Bank follows these profits in “Revaluation surplus on tangible assets” under the equity.

75% revenue of the sales from the firms that follows up for their debts and their guarantors’ and mortgagor’ properties, associate shares, founder shares, redeemed shares and privileges are exceptional from the corporate taxes.

Advance tax that is calculated 20% of the profit from the quarterly period has to be paid on 17th in the two months followed which is declared on 14th of the same month. Advance tax which is paid during the year is to be set off on corporate taxes that calculates on corporate tax return. Taxes paid is to collect in cash or is to set off on other financial debts.

According to tax legislation, financial losses which are not exceed over 5 years can be deducted from profit of the company. Losses can not be set off from retained earnings.

There is no practice about reaching an agreement with laws in Turkey. Corporate taxes are paid on 25th of the fourth month that is followed form the end of the accounting period. Firms that allowed to analyze taxes, can examine the accounting records and change the amount if there is a wrong transaction.

Corporation tax legislation for the foreign branches

Bahrain (Manama)

The Parent Bank’s branch that is operating in Bahrain is non taxable because there is no corporate tax practice in that country. Bahrain Branch’s income is added to headquarters income and it is taxed in Turkey according to Law No. 5520 on Corporate Tax Laws published in the Official Gazette dated 5 June 2012, numbered B.07.1.GİB.4.99.16.02-KVK-5/1-b-128.

North Iraq (Erbil)

The Parent Bank’s branch that is operating in Erbil is taxable according to the country’s law legislation. Declaration of financial records and their tax payments are differ from cities that are related to centralized government and cities that are related to North Iraq. On the other hand, North Iraq tax administrations can impute taxes rather than the designated rates.

USA (New York)

The Parent Bank’s branch that is operating in New York is taxable according to state law legislation and country law legislation. Double Tax Treaty Agreements is stated for being taxed in Turkey.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVIII.                    INFORMATION ON TAXATION (Continued)

Banking and Insurance Transaction Tax

Banking and insurance transaction tax is arranged by the Law No. 6802 on Expenditure Taxes Law. Excluding the banks’ and insurance companies’ transactions  according to Law No. 3226 on Leasing  Law Legislation which is dated 10.6.1985, the collecting money in cash or by approximation  is subject to banking and insurance transaction tax. Those amounts are up to 5% banking and insurance transaction tax according to Law No. 6802 on Expenditure Taxes Law’s 33. Notice and Article No. 98/11591.

Deferred taxes

According to the TAS 12 - Income Taxes; deferred tax assets and liabilities are recognized, on all taxable temporary differences arising between the carrying values of assets and liabilities in the financial statements and their corresponding balances considered in the calculation of the tax base, and initial recognition of assets and liabilities which affect neither accounting nor taxable profit. The delayed tax debt or assets is determined by calculating the “taxable temporary differences “ between the assets’ and debts’ book values versus the values on the legal tax base accounts . According to tax legislation, differences that do not affect the financial or commercial profit of the assets or liabilities at the acquisition date are excluded from these calculations.

According to 8 December 2004 BRSA DZM 2/13/1-a-3 notice;

•                      There are no deferred tax assets on general provision

•                      Deferred tax income is not considered on distribution on profit.

Deferred taxes’ book value is revised in every balance sheet date. Deferred tax book value can be reduced if there is improbable to create revenue.

The deferred tax assets and liabilities are reported as net in the financial statements only if the Bank has legal right to present the net value of current year tax assets and current year tax liabilities and the deferred tax assets and deferred tax liabilities are income taxes of the same taxable entity.

In case valuation differences resulting from the subsequent measurement of the items are recognized in the statement of income, then the related current and or deferred tax effects are also recognized in the statement of income. On the other hand, if valuation differences are recognized in shareholders’ equity, then the related current or deferred tax effects are also recognized directly in the shareholders’ equity.

Transfer Pricing

In Turkey, the transfer pricing provisions have been stated under the Article 13 of Corporate Tax Law with heading of “disguised profit distribution via transfer pricing”. The General Communiqué on disguised profit distribution via Transfer Pricing, dated 18 November 2007 sets details about implementation.

Pursuant to the relevant Communiqué, if a taxpayer enters into transactions regarding sale or purchase of goods and services with related parties, where the prices are not set in accordance with arm’s length principle, then related profits are considered to be distributed in a disguised manner through transfer pricing. Such disguised profit distributions through transfer pricing are not accepted as tax deductible for corporate income tax purposes.

XIX.                             INFORMATION ON CASH AND CASH EQUIVALENT

For the purposes of the cash flow statement, cash includes cash effectives, cash in transit, purchased cheques and demand deposits including balances with the Central Bank of Turkey (CBRT); and cash equivalents include interbank money market placements and time deposits at banks with original maturity periods of less than three months.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XX.                                  ADDITIONAL INFORMATION ON BORROWINGS

The Parent Bank obtains funding resources such as syndication and securitization transactions in case of need. In the current period, the Parent Bank has started to obtain funds through domestic and international bonds and bills. The Parent Bank has started to obtain funds through domestic and international bonds since August 2011.

These transactions are initially recognized at acquisition costs at the transaction date and are subsequently measured at amortized cost using effective interest method.

The group is not hedging about debt instruments.

XXI.                             INFORMATION ON ISSUANCE OF EQUITY SECURITIES

The shares of the Parent Bank having nominal value of TL 322,000,000 (full TL), representing the 25.18% of the Bank’s outstanding shares, was publicly offered at a price between TL 5.13-5.40 for each share having a nominal value of TL 1 on November 2005, and TL 1,172,347 was recorded as “Share Premiums” in shareholders’ equity. TL 448,429 of this amount has been utilized in capital increase on 19 December 2006.

XXII.                        INFORMATION ON CONFIRMED BILLS OF EXCHANGE AND ACCEPTANCES

Confirmed bills of exchange and acceptances are realized simultaneously with the customer payments and recorded in off-balance sheet accounts as possible debt and commitment, if any. As at the balance sheet date, there are no acceptances recorded as liability in return for assets.

XXIII.                   INFORMATION ON GOVERNMENT INCENTIVES

As at 30 September 2016, Vakıf Finansal Kiralama A.Ş., a consolidated subsidiary of the Group, has unused investment incentives amounting to TL 210,396 (31 December 2015: TL 220,278).

XXIV.                    INFORMATION ON SEGMENT REPORTING

An operating segment is a component of an entity:

•                      That engages in business activities from which it may earn revenues and incur expenses (including revenues and expenses relating to transactions with other components of the same entity),

•                      Whose operating results are regularly reviewed by the entity’s chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance, and

•                      For which discrete financial information is available.

Segment reporting was selected as a fundamental section reporting method considering Bank’s risk and return structure and key sources which is disclosed in Section 4 Note VII.

XXV.                         OTHER MATTERS

Earnings per shares

Earnings per share has been calculated by dividing the net profit for the period to weighted average of outstanding shares. In Turkey, the companies may perform capital increase (“Bonus Shares”) from retained earnings. In earning per share computation bonus shares are treated as issued shares.

As at and for the nine-month period ended 30 September 2016, earnings per 100 shares are full TL 0.7895 (30 September 2015: full TL 0.5170).

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XXV.                         OTHER MATTERS (Continued)

Related parties

Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operating decisions. Shareholders, top executives and board members are accepted as related party personally, with their families and companies according to TAS 24 - Related Party Disclosures Standard. Transactions made with related parties are disclosed in Section 5 Note V.

Classifications

None.

Insurance operations

Written Premiums: Written premiums represent premiums on policies written during the year net of taxes and premiums of the cancelled policies produced in previous years. Written premiums, after deduction of premiums ceded to reinsurance companies are recorded under other operating income in the accompanying consolidated statement of income.

Reserve for unearned premiums: Reserve for unearned premiums represents the proportions of the premiums written in a period that relate to the period of risk subsequent to the balance sheet date, without deductions of commission or any other expense. Reserve for unearned premiums is calculated for all contracts except for the insurance contracts for which the Group provides mathematical reserve. Reserve for unearned premiums is also calculated for the annual premiums of the annually renewed long-term insurance contracts. Reserve for unearned premiums is presented under “insurance technical provisions” in the accompanying consolidated financial statements.

Reserve for outstanding claims: Accounts for outstanding claim reserve for ultimate cost of the claims incurred, but not paid in the current or previous periods or, for the estimated ultimate cost if the cost is not certain yet, and for the incurred but not reported claims. Claim provisions are accounted for based on reports of experts or initial assessments of policyholders and experts, and in the calculations related to the claim reserves, claim recoveries, salvage and similar gains are not deducted. The difference between the outstanding claim reserve that is accrued and determined on account and the amount that is calculated by using the actuarial chain ladder method, of which the content and implementation fundamentals are determined on the Legislation for Technical Provision and the “Circular on Outstanding Claim Reserve” numbered. 2014/16 and dated 5 December 2014 and is effective from 1 January 2015, is accounted as incurred but not reported claims reserve. The calculation of incurred but not reported outstanding claim reserve considering best estimations of the Company’s actuary has been calculated in the line with the related regulation.

Mathematical provisions: Mathematical provisions are the provisions recorded against the liabilities of the Group to the beneficiaries of long-term life and individual accident policies based on actuarial assumptions. Mathematical provisions consist of actuarial mathematical provisions and profit sharing reserves.

Actuarial mathematical provisions are calculated as the difference between the net present values of premiums written in return of the risk covered by the Group and the liabilities to policyholders for long-term insurance contracts based on the basis of actuarial mortality assumptions as approved by the Republic of Turkey Prime Ministry Under secretariat of Treasury, which are applicable for Turkish insurance companies. Mathematical provision also includes the saving portion of the provisions for saving life product.

Profit sharing reserves are the reserves provided against income obtained from asset backing saving life insurance contracts. These contracts entitle the beneficiaries of those contracts to a minimum guaranteed crediting rate per annum or, when higher, a bonus rate declared by the Group from the eligible surplus available to date.

Mathematical provisions are presented under “insurance technical provisions” in the accompanying consolidated financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XXV.                         OTHER MATTERS (Continued)

Deferred acquisition cost and deferred commission income: Commissions given to the intermediaries and other acquisition costs that vary with and are related to securing new contracts and renewing existing insurance contracts are capitalized as deferred acquisition cost. Deferred acquisition costs are amortized on a straight-line basis over the life of the contracts. Commission income obtained from the premiums ceded to reinsurance firms are also deferred and amortized on a straight-line basis over the life of the contracts.

Liability adequacy test: At each reporting date, a liability adequacy test is performed, to ensure the adequacy of unearned premiums net of related deferred acquisition costs. In performing this test, current best estimates of future contractual cash flows, claims handling and policy administration expenses are used. Any inadequacy is immediately charged to the statement of income by establishing an unexpired risk provision under “insurance technical provisions” in the accompanying consolidated financial statements.

If the result of the test is that a loss is required to be recognized, the first step is to reduce any intangible item arising from business combinations related to insurance. If there is still a loss remaining, then the deferred acquisition cost is reduced to the extent that expense loadings are considered not recoverable. Finally, if there is a still remaining amount of loss, this should be booked as an addition to the reserve for premium deficiency.

Individual pension business

Individual pension system receivables presented under ‘other assets’ in the accompanying consolidated financial statements consists of ‘receivables from the clearing house on behalf of the participants’. Pension funds are the mutual funds that the individual pension companies invest in, by the contributions of the participants. Shares of the participants are kept at the clearing house on behalf of the participants.

‘Receivables from the clearing house on behalf of the participants’ is the receivable from the clearing house on pension fund basis against the contributions of the participants. The same amount is also recorded as payables to participants for the funds acquired against their contributions under the ‘individual pension system payables’.

In addition to the ‘payables to participants’ account, mentioned in the previous paragraph, individual pension system payables also includes participants’ temporary accounts, and payables to individual pension agencies. The temporary account of participants includes the contributions of participants that have not yet been invested. Individual pension system payables are presented under other liabilities and provisions in the accompanying consolidated financial statements.

Fees received from individual pension business consist of investment management fees, fees levied on contributions and entrance fees. Fees received from individual pension business are recognized in other income in the accompanying consolidated statement of comprehensive income.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION FOUR

INFORMATION RELATED TO CONSOLIDATED FINANCIAL POSITION AND RISK MANAGEMENT

I.                                                 INFORMATION ON CONSOLIDATED EQUITY ITEMS

Calculation of Equity and Capital Adequacy Standard Ratio are calculated according to “Regulation on Bank’s Capital Adequacy Assessment of the Measurement”, “Communique on Credit Risk Mitigation”, “BRSA Regulation on Bank’s Shareholder Equity”, “Regulations on Systemically Important Banks”, “Regulation on Capital Conservation and Cyclical Capital Buffer”.  As of 30 September 2016 Group’s capital adequacy ratio is 14.15% (31 December 2015: 14.21%).

Information about the consolidated shareholder equity items

	Amount	Amount as per the regulation before 1/1/2014(*)
COMMON EQUITY TIER I CAPITAL
Paid-in capital to be entitled for compensation after all creditors	2,500,000
Share Premium	727,780
Reserves	12,213,531
Income recognized under equity in accordance with TAS	1,205,806
Profit	1,968,503
Current Period’s Profit	1,973,741
Prior Period’s Profit	(5,238)
Bonus shares from associates, subsidiaries and joint-ventures not accounted in current period’s profit	3,683
Minority shares	507,180
Common Equity Tier 1 Capital Before Deductions	19,126,483
Deductions from Common Equity Tier 1 Capital
Valuation adjustments calculated as per the (i) item of first paragraph of Article 9	—	—
Net loss for the prior year losses and uncovered portion of the total reserves and losses that are recognized under equity in accordance with TAS	54,585	—
Leasehold Improvements on Operational Leases	104,408	—
Goodwill netted with deferred tax liability	—	—
Other intangible assets netted with deferred tax liabilities except mortgage servicing rights	135,637	226,061
Deferred tax assets that rely on future profitability excluding those arising from temporary differences (net of related tax liability)	—	—
Differences are not recognized at the fair value of assets and liabilities subject to hedge of cash flow risk	—	—
Communiqué Related to Principles of the amount credit risk calculated with the Internal Ratings Based Approach, total expected loss amount exceeds the total provison	—	—
Gains arising from securitization transactions	—	—
Unrealized gains and losses due to changes in own credit risk on fair valued liabilities	—	—
Defined-benefit pension fund net assets	—	—
Direct and indirect investments of the Bank in its own Common Equity	—	—
Excess amount expressed in the law (Article 56 4th paragraph)	—	—
Investments in the capital of banking, financial and insurance entities that are outside the scope of regulatory consolidation, net of eligible long positions, where the bank does not own more than 10% of the issued share capital (amount above 10% threshold)	—	—
Significant investments in the common stock of banking, financial and insurance entities that are outside the scope of regulatory consolidation, net of eligible long positions (amount above 10% threshold) of Tier 1 Capital	—	—
Mortgage servicing rights (amount above 10% threshold) of Tier 1 Capital	—	—
Deferred tax assets arising from temporary differences (amount above 10% threshold, net of related tax liability)	—	—
Amounts exceeding 15% of Tier 1 Capital according to Regulation on Measurement and Assessment of Capital Adequacy Ratios of Banks (2nd article temporary second paragraph)	—	—
Investments in the capital of banking, financial and insurance entities that are outside the scope of regulatory consolidation, net of eligible long positions, where the bank does not own more than 10% of the issued common share capital of the entity (amount above 10% threshold)	—	—
Amounts related to mortgage servicing rights	—	—
Excess amount of deferred tax assets from temporary differences	—	—
Other Items Determined by BRSA	—	—
The amount to be deducted from common equity tier 1 capital	—	—
Total regulatory adjustments to Common equity Tier 1	294,630
Common Equity Tier 1 capital (CET1)	18,831,853

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

I.                                                INFORMATION ON CONSOLIDATED EQUITY ITEMS (Continued)

	Amount	Amount as per the regulation before 1/1/2014(*)
Additional Tier 1 capital: instruments	—
Premiums that are not included in Common Equity Tier 1 capital	—
Bank’s borrowing instruments and related issuance premium	—
Bank’s borrowing instruments and related issuance premium (Temporary Article 4)	—
Third parties’ share in the Additional Tier I capital -	—
Third parties’ share in the Additional Tier I capital (Temporary Article 3)	—
Additional Tier 1 Capital before deductions
Deductions from Additional Tier 1 Capital	—	—
Bank’s a direct or indirect investment in Tier 1 Capital	—	—
Investments of Bank to Banks that invest in Bank’s additional equity and components of equity issued by financial institutions with compatible with Article 7	—	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10%	—	—
Threshold of Common Equity Tier 1 Capital	—	—
Unconsolidated Banks and Financial Institutions where the Bank Owns more than 10% of the Issued Share Capital	—	—
Other Items Determined by BRSA	—	—
Transition from the Core Capital to Continue to deduce Components	90,424	—
Goodwill and other intangible assets and related deferred tax liabilities which will not deducted from Common Eguity Tier 1 capital for the purposes of the first sub-paragraph of the Provisional Article 2 of the Regulation on Banks’ Own Funds (-)	—	—
Net deferred tax asset/liability which is not deducted from Common Eguity Tier 1 capital for the purposes of the sub-paragraph of the Provisional Article 2 of the Regulation on Banks’ Own Funds (-)	—	—
The amount to be deducted from Additional Tier 1 Capital (-)	—	—
Total Deductions from Additional Tier 1 capital
Total Additional Tier 1capital (AT1)	—
Total Tier 1 Capital (Tier 1 Capital=Common Equity+Additional Tier 1 Capital)	18,741,429
TIER 2 CAPITAL	—
Bank’s borrowing instruments and related issuance premium	2,464,473
Bank’s borrowing instruments and related issuance premium (Temporary Article 4)	971,660
Third parties’ share in the Tier II Capital -	—
Third parties’ share in the Tier II Capital (Temporary Article 3)	7,247
Provisions (Article 8 of the Regulation on the Equity of Banks)	1,864,395
Tier 2 Capital Before Deductions	4,336,115
Deductions From Tier 2 Capital	—	—
Bank’s direct or indirect investment in Tier 2 Capital (-)	—	—
Investments of Bank to Banks that invest on Bank’s Tier 2 and components of equity issued by Financial Institutions with the conditions declared in Article 8	—	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% threshold of Common Equity Tier 1 Capital (-)	—	—
The Total of Net Long Position of the Direct or Indirect Investments in Additional Core Capital and Tier 2 Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of the Issued Share Capital Exceeding the 10% Threshold of Tier 1 Capital	—	—
Other Items Determined by BRSA (-)	—	—
Total Deductions From Tier 2 Capital	—
Tier 2 Capital	4,336,115
Total Capital (The sum of Tier 1 Capital and Tier 2 Capital)	23,077,544
The sum of Tier 1 Capital and Tier 2 Capital (Total Capital)	—
Loan granted to Customer against the Articles 50 and 51 of the Banking Law	—
Net Book Values of Immovables Exceeding 50% of the Equity and of Assets Acquired against Overdue Receivables and Held for Sale as per the Article 57 of the Banking Law but Retained More Than Five Years (-)	129,177
Other items to be defined by the BRSA (-)	599
In transition from Total Core Capital and Supplementary Capital (the capital) to Continue to Download Components

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

I.                                                INFORMATION ON CONSOLIDATED EQUITY ITEMS (Continued)

	Amount	Amount as per the regulation before 1/1/2014(*)
Portion of the total of net long positions of investments made in Common Equity items of banks and financial institutions outside the scope of consolidation where the Bank owns 10% or less of the issued common share capital exceeding 10% of Common Equity of the Bank not to be deducted from the Common Equity, Additional Tier 1 Capital, Tier 2 Capital as per the 1st clause of the Provisional Article 2 of the Regulation on the Equity of Banks	—	—
Portion of the total of net long positions of direct or indirect investments made in Additional Tier 1 and Tier 2 Capital items of banks and financial institutions outside the scope of consolidation where the Bank owns 10% or more of the issued common share capital exceeding 10% of Common Equity of the Bank not to be deducted from the Additional Tier 1 Capital and Tier 2 Capital as per the 1st clause of the Provisional Article 2 of the Regulation on the Equity of Banks	—	—
Portion of the total of net long positions of investments made in Common Equity items of banks and financial institutions outside the scope of consolidation where the Bank owns 10% or more of the issued common share capital, deferred tax assets based on temporary differences and mortgage servicing rights not deducted from Common Equity as per the 1st and 2nd Paragraph of the 2nd clause of the Provisional Article 2 of the Regulation on the Equity of Banks	—	—
TOTAL CAPITAL	—	—
Total Capital	22,947,768	—
Total Risk Weighted Amounts	162,152,548	—
CAPITAL ADEQUACY RATIOS	—	—
Consolidated Core Capital Adequacy Ratio (%)	11.61	—
Consolidated Tier 1 Capital Adequacy Ratio (%)	11.56	—
Consolidated Capital Adequacy Ratio (%)	14.15	—
BUFFERS	—	—
Total buffer requirement	0.876	—
Capital conservation buffer requirement (%)	0.625	—
Bank specific counter-cyclical buffer requirement (%)	0.251	—
The ratio of Additional Common Equity Tier 1 capital which will be calculated by the first paragraph of the Article 4 of Regulation on Capital Conservation and Countercyclical Capital buffers to Risk Weighted Assets (%)	7.11	—
Amounts below deduction thresholds	—	—
Amounts arising from the net long positions of investments made in Total Capital items of banks and financial institutions where the Bank owns 10% or less of the issued common share capital	—	—
Amounts arising from the net long positions of investments made in Tier 1 Capital items of banks and financial institutions where the Bank owns 10% or more of the issued common share capital	—	—
Mortgage servicing rights	—	—
Deferred tax assets arising from temporary differences (net of related tax liability)	—	—
Limits related to provisions considered in Tier 2 calculation	—	—
General provisions for standard based receivables (before tenthousandtwentyfive limitation)	2,142,798	—
Up to 1.25% of total risk-weighted amount of general reserves for receivables where the standard approach used	1,864,395	—
Excess amount of total provision amount to credit risk Amount of the Internal Ratings Based Approach in accordance with the Communiqué on the Calculation	—	—
Excess amount of total provision amount to 0.6% of risk weighted receivables of credit risk Amount of the Internal Ratings Based Approach in accordance with the Communiqué on the Calculation	—	—
Debt instruments subjected to Article 4 (to be implemented between 1 January 2018 and 1 January 2022)	—	—
Upper limit for Additional Tier 1 Capital subjected to temprorary Article 4	—	—
Amounts Excess the Limits of Additional Tier 1 Capital subjected to temprorary Article 4	—	—
Upper limit for Additional Tier 2 Capital subjected to temprorary Article 4	—	—
Amounts Excess the Limits of Additional Tier 2 Capital subjected to temprorary Article 4	—	—

(*)             Represents the amounts taken into consideration according to transition clauses.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

I.                                                INFORMATION ON  CONSOLIDATED EQUITY ITEMS (Continued)

Summary information related to consolidated capital adequacy ratio

Prior Period
Capital Requirement for Credit Risk (Value at Credit Risk*0.08) (CRCR)	11,200,599
Capital Requirement for Market Risk (MRCR)	116,352
Capital Requirement for Operational Risk (ORCR) (*)	876,010
Shareholders’ Equity	21,651,824
Shareholders’ Equity/((CRCR+MRCR+ORCR) *12.5)*100	14.21
Tier I Capital/((CRCR+MRCR+ORCR) *12.5)*100	10.95
Common Equity Tier I Capital/((CRCR+MRCR+ORCR)*12.5)*100	11.03

(*)             Equity and capital adequacy ratio calculation is changed in accordance with the “Regulation on the Amendment to the Regulation of Bank’s Shareholder Equity” which came into force as of 31 March 2016. Prior period information is calculated within the framework of abolished regulations.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

I.                                                INFORMATION ON CONSOLIDATED EQUITY ITEMS (Continued)

Information about the consolidated shareholder equity items

Prior Period
COMMON EQUITY TIER I CAPITAL
Paid-in Capital to be Entitled for Compensation after all Creditors	2,500,000
Share Premium	727,780
Share Cancellation Profits	—
Reserves	10,333,662
Other Comprehensive Income according to TAS	970,668
Profit	2,015,941
Current Period Profit	1,948,588
Previous Period Profit	67,353
General Reserves for Possible Losses	—
Bonus shares from Associates, Subsidiaries, and Joint-Ventures not Accounted in Current Period’s Profit	3,683
Minority Shares	500,271
Common Equity Tier I Capital Before Deductions	17,052,005
Deductions from Common Equity Tier I Capital
Current and Prior Periods’ Losses not Covered by Reserves, and Losses Accounted under Equity according to TAS(-)	54,370
Leasehold Improvements on Operational Leases(-)	106,676
Goodwill and Other Intangible Assets and Related Deferred Taxes(-)	80,615
Net Deferred Tax Asset/Liability (-)	—
Shares Obtained against Article 56, Paragraph 4 of the Banking Law(-)	—
Direct and Indirect Investments of the Bank on its own Tier I Capital (-)	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—
Mortgage Servicing Rights Exceeding the 10% Threshold of Tier I Capital (-)	—
Net Deferred Tax Assets arising from Temporary Differences Exceeding the 10% Threshold of Tier I Capital (-)	—
Amount Exceeding the 15% Threshold of Tier I Capital as per the Article 2, Clause 2 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—
The Portion of Net Long Position of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more than the Issued Share Capital not deducted from Tier I Capital(-)	—
Mortgage Servicing Rights not deducted (-)	—
Excess Amount arising from Deferred Tax Assets from Temporary Differences (-)	—
Other items to be Defined by the BRSA (-)	—
Deductions from Tier I Capital in cases where there are no adequate Additional Tier I or Tier II Capitals (-)	—
Total Deductions from Common Equity Tier I Capital	241,661
Total Common Equity Tier I Capital	16,810,344
ADDITIONAL CORE CAPITAL	—
Preferred Stock not Included in Tier I Capital and the Related Share Premiums	—
Debt Instruments and the Related Issuance Defined by the BRSA (Issued or Obtained after 01.01.2014)	—
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained before 01.01.2014)	—
Shares in the Additional Core Capital of Third Parties	—
Additional Core Capital before Deductions
Deductions from Additional Core Capital	—
Direct and Indirect Investments of the Bank on its own Additional Core Capital (-)	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—
The Total of Net Long Position of the Direct or Indirect Investments in Additional Tier I Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns more of 10% of the Issued Share Capital (-)	—
Other items to be Defined by the BRSA (-)	—
The amount to be deducted from Additional Tier I Capital (-)	—

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

I.                                        INFORMATION ON CONSOLIDATED EQUITY ITEMS (Continued)

Prior Period
Total Deductions from Additional Core Capital	—
Total Additional Core Capital	—
Deductions from Core Capital	—
Goodwill and Other Intangible Assets and Related Deferred Taxes not deducted from Tier I Capital as per the Temporary Article 2, Clause 1 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	120,922
Net Deferred Tax Asset/Liability not deducted from Tier I Capital as per the Temporary Article 2, Clause 1 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—
Total Core Capital	16,689,422
TIER II CAPITAL
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained after 1.1.2014)	1,450,446
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained before 1.1.2014)	1,895,553
Pledged Assets of the Shareholders to be used for the Bank’s Capital Increases	—
General Provisions	1,750,094
Shares in the capital contribution of third parties	5,120
Tier II Capital before Deductions	5,101,213
Deductions from Tier II Capital
Direct and Indirect Investments of the Bank on its own Tier II Capital (-)	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% or more of the Issued Share Capital Exceeding the 10% Threshold of Tier I Capital (-)	—
The Total of Net Long Positions of the Direct or Indirect Investments in Additional Core Capital and Tier II Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of the Issued Share Capital Exceeding the 10% Threshold of Tier I Capital (-)	—
Other items to be Defined by the BRSA (-)	—
Total Deductions from Tier II Capital	—
Total Tier II Capital	5,101,213
CAPITAL	21,790,635
Loans Granted against the Articles 50 and 51 of the Banking Law (-)	—
Net Book Values of Movables and Immovable Exceeding the Limit Defined in the Article 57, Clause 1 of the Banking Law and the Assets Acquired against Overdue Receivables and Held for Sale but Retained more than Five Years (-)	138,557
Loans to Banks, Financial Institutions (domestic/foreign) or Qualified Shareholders in the form of Subordinated Debts or Debt Instruments Purchased from Such Parties and Qualified as Subordinated Debts (-)	—
Deductions as per the Article 20, Clause 2 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—
Other items to be Defined by the BRSA (-)	254
The Portion of Total of Net Long Positions of the Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital not deducted from Tier I Capital, Additional Core Capital or Tier II Capital as per the Temporary Article 2, Clause 1 of the Regulation (-)	—
The Portion of Total of Net Long Positions of the Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more than the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital not deducted from Tier I Capital, Additional Core Capital or Tier II Capital as per the Temporary Article 2, Clause 1 of the Regulation (-)	—
The Portion of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of the Issued Capital, of the Net Deferred Tax Assets arising from Temporary Differences and of the Mortgage Servicing Rights not deducted from Tier I Capital as per the Temporary Article 2, Clause 2, Paragraph (1) and (2) and Temporary Article 2, Clause 1 of the Regulation (-)	—
EQUITY	21,651,824
Amounts lower than Excesses as per Deduction Rules	—
Remaining Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital	—
Remaining Total of Net Long Positions of the Investments in Tier I Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns more than 10% or less of the Tier I Capital	—
Remaining Mortgage Servicing Rights	—
Net Deferred Tax Assets arising from Temporary Differences	139,185

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

I.                                                 INFORMATION ON CONSOLIDATED EQUITY ITEMS (Continued)

Information about the debt instruments included in the consolidated equity calculation:

Issuer	T.Vakıflar Bankası T.A.O.
Unique identifier (e.g. CUSIP, ISIN or Bloomberg identifier for private placement)	XS0849728190/ US90015NAB91 XS1175854923/ US90015WAC73
Governing law(s) of the instrument	Debt Instrument Communiqué numbered CMB-II-2-31.1 BRSA regulation on bank’s shareholder equity
Regulatory treatment
Subject to 10% deduction as of 1/1/2015	XS0849728190/ US90015NAB91 is subject to deduction. XS1175854923/ US90015WAC73 is not subject to deduction.
Eligible at solo/group/group&solo	Available
Instrument type	Bond Issuance Possessing Subordinated Loan Conditions ( Tier II Capital)
Amount recognized in regulatory capital (Currency in mil, as of most recent reporting date)	2,464
Par value of instrument	4,178
Accounting classification	347011-Subordinated Liabilities
Original date of issuance	XS0849728190/ US90015NAB91 1 November 2012 XS1175854923/ US90015WAC73 2 February 2015
Perpetual or dated	XS0849728190/ US90015NAB91 Dated (10 years) Maturity Date: 1 November 2022 XS1175854923/ US90015WAC73 Dated (10 years) Maturity Date: 3 February 2025
Issue date	XS0849728190/ US90015NAB91 1 November 2012 XS1175854923/ US90015WAC73 2 February 2015
Issuer call subject to prior supervisory approval	Yes
Call option dates, conditioned call dates and call amount	XS0849728190/ US90015NAB91 not available. XS1175854923/ US90015WAC73 early call date at 3 February 2020 is available.
Subsequent call dates, if applicable	XS0849728190/ US90015NAB91 not available. XS1175854923/ US90015WAC73 only one call option is available.
Coupons / dividends
Fixed or floating dividend/coupon	Fixed/Interest payment once in six month, principal payment at the maturity date
Coupon rate and any related index	XS0849728190/ US90015NAB91 6% fixed interest rate XS1175854923/ US90015WAC73 6.875% fixed interest rate
Existence of a dividend stopper	Nil
Fully discretionary, partially discretionary or mandatory	Nil
Existence of step up or other incentive to redeem	Nil
Noncumulative or cumulative	Noncumulative
Convertible or non-convertible
If convertible, conversion trigger (s)	Nil
If convertible, fully or partially	Nil
If convertible, conversion rate	Nil
If convertible, mandatory or optional conversion	Nil
If convertible, specify instrument type convertible into	Nil
If convertible, specify issuer of instrument it converts into	Nil
Write-down feature
If write-down, write-down trigger(s)

XS0849728190/ US90015NAB91 not available
XS1175854923/ US90015WAC73 available
Revoking the business activity of Bank according to 71 clause of 5411 numbered Banking Law or liquidation proceedings to Savings Deposit Insurance Fund are the triggering events

If write-down, full or partial	XS0849728190/ US90015NAB91 not available XS1175854923/ US90015WAC73 has full or partial write down feature.
If write-down, permanent or temporary	XS0849728190/ US90015NAB91 not available XS1175854923/ US90015WAC73 has permanent write down feature.
If temporary write-down, description of write-up mechanism	XS0849728190/ US90015NAB91 not available XS1175854923/ US90015WAC73 has no write-up mechanism.
Position in subordination hierarchy in liquidation (specify instrument type immediately senior to instrument)	Before debt instruments included in Tier II Capital after deposit and other receivables
Whether conditions which stands in article of 7 and 8 of Banks’ shareholder equity law are possessed or not	Possess Article 8
According to article 7 and 8 of Banks’ shareholders’ equity law that are not possessed	Not Possess Article 7

Reconciliation of capital items to balance sheet:

30 September 2016
Shareholders’ equity	19,079,145
Leasehold improvements on operational leases	(104,408)
Goodwill and intangible assets	(135,637)
General provision (1.25% of the amount that subject to credit risk)	1,864,395
Subordinated debt	2,464,473
Deductions from shareholders’ equity	(220,200)
Capital	22,947,768

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

II.                                            CONSOLIDATED FOREIGN CURRENCY EXCHANGE RISK

Foreign exchange risk that the Parent Bank is exposed to, estimation of effects of exposures, and the limits set by the Board of Directors of the Parent Bank for the positions monitored on a daily basis

The Standard Method which is also used in the legal reporting is used in measuring the currency risk of The Parent Bank.

The Parent Bank’s and all consolidated financial subsidiaries’ foreign currency assets and liabilities and the forward foreign-currency transactions are taken into consideration in calculating the capital obligation for the consolidated currency risk. The net long and short positions are calculated in Turkish Lira equivalent of the each currency. The position with the biggest absolute value is determined as the base amount for the capital obligation. The capital obligation is calculated at that amount.

The magnitude of hedging foreign currency debt instruments and net investment in foreign operations by using derivatives

As at 30 September 2016 and 31 December 2015, the Group does not have derivative financial instruments held for risk management purpose.

Foreign exchange risk management policy

Risk policy of the Parent Bank is based on the transactions within the limits and keeping the currency position well-balanced.

In the light of the national legislations and international applications, the Parent Bank has established a foreign currency risk management policy that enables the Group to take position between lower and upper limits determined in respect of the current equity profile. Speculative position is not held by the Parent Bank.

The effective exchange rates at the date of balance sheet and for the last five working days of the period announced by the Parent Bank in TL are as follows:

	US Dollar	Euro
The Bank’s foreign currency purchase rate at the balance sheet date	2.9950	3.3604
Foreign currency purchase rates for the days before balance sheet date;
Day 1	2.9200	3.2780
Day 2	2.9200	3.2733
Day 3	2.9100	3.2717
Day 4	2.9300	3.2901
Day 5	2.8900	3.2368

	US Dollar	Euro
Last 30-days arithmetical average rate	2.9018	3.2576

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

II.                                           CONSOLIDATED FOREIGN CURRENCY EXCHANGE RISK (Continued)

Information on currency risk

Current Period	Euro	US Dollar	Other FC	Total
Assets:
Cash and balances with the Central Bank of Republic of Turkey	2,255,182	11,409,031	5,015,536	18,679,749
Banks	2,472,099	2,256,354	204,349	4,932,802
Financial assets at fair value through profit or loss (1)	4,902	179,834	—	184,736
Interbank money market placements	—	—	—	—
Available-for-sale financial assets	1,351,043	3,876,794	—	5,227,837
Loans and receivables (2)	17,433,114	28,234,484	84,211	45,751,809
Associates, subsidiaries and joint-ventures	3	—	—	3
Held-to-maturity investments	—	104,842	—	104,842
Derivative financial assets held for risk management purpose	—	—	—	—
Tangible assets	990	6,421	—	7,411
Intangible assets	23	—	—	23
Other assets (3) (4)	1,066,264	1,053,430	837	2,120,531
Total assets	24,583,620	47,121,190	5,304,933	77,009,743
Liabilities:
Bank deposits	534,074	2,390,526	82,652	3,007,252
Foreign currency deposits	13,673,123	17,545,865	757,504	31,976,492
Interbank money market takings	84,010	1,886,405	—	1,970,415
Funds borrowed	8,176,995	10,192,646	—	18,369,641
Securities issued	3,564,698	5,157,281	—	8,721,979
Miscellaneous payables	412,047	59,511	2,889	474,447
Derivative financial liabilities held for risk management purpose	—	—	—	—
Other liabilities (1) (5)	85,608	5,742,726	627	5,828,961
Total liabilities	26,530,555	42,974,960	843,672	70,349,187
Net ‘on balance sheet’ position	(1,946,935)	4,146,230	4,461,261	6,660,556
Net ‘off-balance sheet’ position	2,392,591	(2,762,685)	(4,457,762)	(4,827,856)
Derivative assets (6)	4,422,316	15,688,618	89,200	20,200,134
Derivative liabilities (6)	2,029,725	18,451,303	4,546,962	25,027,990
Non-cash loans (7)	3,484,203	6,907,621	260,637	10,652,461

Prior Period	Euro	US Dollar	Other FC	Total
Total assets	19,692,433	49,208,308	4,456,999	73,357,740
Total liabilities	24,672,940	47,245,439	866,994	72,785,373
Net ‘on balance sheet’ position	(4,980,507)	1,962,869	3,590,005	572,367
Net ‘off-balance sheet’ position	5,576,216	(670,154)	(3,577,895)	1,328,167
Derivative assets (6)	7,738,067	12,701,193	2,036,853	22,476,113
Derivative liabilities (6)	2,161,851	13,371,347	5,614,748	21,147,946
Non-cash loans (7)	3,015,389	7,731,618	246,531	10,993,538

(1)             Derivative financial assets amounting to TL 5,231 (31 December 2015: TL (51,275)) and liabilities amounting to TL 10,957 (31 December 2015: TL (11,791)) resulting from changes in foreign exchange rates are not included.

(2)             Foreign currency indexed loans amounting to TL 3,944,682 (31 December 2015: TL 3,555,465) presented in TL in the financial statements are included in the above table.

(3)             Foreign currency indexed factoring receivables amounted to TL 83,469 (31 December 2015: TL 67,225) presented in TL column in the accompanying consolidated balance sheet are included.

(4)             Prepaid expenses amounting to TL 65,963 (31 December 2015: TL 66,010) are not included.

(5)             Unearned income amounting to TL 132,735 (31 December 2015: TL 110,576), deferred tax liabilities amounted to TL 10,907 (31 December 2015: 6,210) and equity amounting to TL 552,352 TL (31 December 2015: TL 565,299) are not included.

(6)             Asset purchase commitments amounting to TL 319,928 (31 December 2015: TL 1,835,888), asset sales commitments amounting to TL 569,623 (31 December 2015: TL 1,895,065) are included.

(7)             Non-cash loans are not taken into consideration in the calculation of the net ‘off-balance sheet’ position.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

II.                                            CONSOLIDATED FOREIGN CURRENCY EXCHANGE RISK (Continued)

Exposure to currency risk

10 percent depreciation of the TL against the following currencies as at and for the nine-month period ended
30 September 2016 and 2015 would have effect on consolidated equity and the consolidated statement of income (without tax effects) by the amounts shown in the table below.

This analysis assumes that all other variables, in particular interest rates, remain constant.

	30 September 2016		30 September 2015
	Profit or loss	Equity (*)	Profit or loss	Equity (*)
US Dollar	137,712	137,712	104,699	104,699
Euro	44,464	88,681	(1,602)	40,729
Other currencies	350	350	1,602	1,602
Total, net (**)	182,526	226,743	104,699	147,030

(*)             Equity effect also includes profit or loss effect of 10% devaluation of TL against related currencies.

(**)      Associates, subsidiaries, joint ventures, tangible and intangible assets are not included to the analysis.

10 percent appreciation of the TL against the following currencies as at and for the nine-month period ended
30 September 2016 and 2015 would have effect on consolidated equity and consolidated statement of income (without tax effects) by the amounts shown in the table below.

	30 September 2016		30 September 2015
	Profit or loss	Equity (*)	Profit or loss	Equity (*)
US Dollar	(137,712)	(137,712)	(103,303)	(103,303)
Euro	(44,464)	(88,681)	1,602	(40,729)
Other currencies	(350)	(350)	(1,476)	(1,476)
Total, net (**)	(182,526)	(226,743)	(103,177)	(145,508)

(*)             Equity effect also includes profit or loss effect of 10% revaluation of TL against related currencies.

(**)      Associates, subsidiaries, joint ventures, tangible and intangible assets are not included to the analysis.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

III.                                       CONSOLIDATED INTEREST RATE RISK

Interest sensitivity of assets, liabilities and off-balance sheet items is evaluated during the weekly Assets-Liabilities Committee meetings taking into account the developments in market conditions.

The Parent Bank’s interest rate risk is measured by the standard method.

Measurements for standard method are carried out monthly using the maturity ladder table.

Interest rate sensitivity of assets, liabilities and off balance sheet items (Based on repricing dates)

Current Period	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Non-Interest Bearing	Total
Assets:
Cash and balances with CBRT	12,550,576	—	—	—	—	9,090,293	21,640,869
Banks	3,839,875	543,944	—	—	—	1,500,314	5,884,133
Financial assets at fair value through profit/loss	259,752	386,639	10,652	83,387	153,581	96,728	990,739
Interbank money market placements	6,561	—	—	—	—	—	6,561
Available-for-sale financial assets	2,185,442	1,865,324	5,778,703	5,123,909	2,909,610	23,322	17,886,310
Loans and receivables	45,148,235	23,413,195	38,913,339	20,399,406	10,644,873	1,108,686	139,627,734
Held-to-maturity investments	682,560	4,066,678	1,850,325	1,259,800	228,111	—	8,087,474
Other assets (*)	542,395	157,943	169,981	1,137,401	202,874	8,064,491	10,275,085
Total assets	65,215,396	30,433,723	46,723,000	28,003,903	14,139,049	19,883,834	204,398,905

Liabilities:
Bank deposits	4,490,286	1,017,557	210,535	—	—	283,769	6,002,147
Other deposits	62,963,927	23,246,274	6,592,114	807,529	9,727	22,248,205	115,867,776
Interbank money market takings	13,642,120	62,548	—	447,082	64,177	—	14,215,927
Miscellaneous payables	—	—	—	—	—	4,700,594	4,700,594
Securities issued	481,774	1,896,882	3,305,996	6,435,623	—	—	12,120,275
Funds borrowed	3,458,282	6,602,218	6,647,408	1,604,490	1,190,338	—	19,502,736
Other liabilities (**)	22,204	136,634	197,516	1,081,017	3,304,636	27,247,443	31,989,450
Total liabilities	85,058,593	32,962,113	16,953,569	10,375,741	4,568,878	54,480,011	204,398,905

On balance sheet long position	—	—	29,769,431	17,628,162	9,570,171	—	56,967,764
On balance sheet short position	(19,843,197)	(2,528,390)	—	—	—	(34,596,177)	(56,967,764)
Off-balance sheet long position	1,362,127	2,732,374	—	—	—	—	4,094,501
Off-balance sheet short position	—	—	(627,236)	(2,706,455)	(179,700)	—	(3,513,391)
Net position	(18,481,070)	203,984	29,142,195	14,921,707	9,390,471	(34,596,177)	581,110

(*)              Subsidiaries, associates and tangible and intangible assets, and deferred tax are included in “non-interest bearing” column.

(**)        Equity is included in “non-interest” bearing column in other liabilities line.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

III.                                       CONSOLIDATED INTEREST RATE RISK (Continued)

Prior Period	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Non-Interest Bearing	Total

Assets:
Cash and balances with CBRT	12,781,090	—	—	—	—	8,708,824	21,489,914
Banks	5,475,827	194,049	61,644	—	—	444,499	6,176,019
Financial assets at fair value through profit/loss	391,852	421,683	6,030	87,765	73,042	15,490	995,862
Interbank money market placements	6,699	—	—	—	—	—	6,699
Available-for-sale financial assets	2,388,751	2,496,529	4,703,040	5,237,102	2,431,436	79,253	17,336,111
Loans and receivables	42,202,253	26,571,644	26,825,084	19,169,977	10,281,787	908,934	125,959,679
Held-to-maturity investments	1,010,446	1,774,694	3,360,520	1,301,192	230,877	—	7,677,729
Other assets (*)	104,786	295,650	311,063	1,119,520	227,377	7,885,149	9,943,545
Total assets	64,361,704	31,754,249	35,267,381	26,915,556	13,244,519	18,042,149	189,585,558

Liabilities:
Bank deposits	4,477,914	555,665	151,903	—	—	392,993	5,578,475
Other deposits	58,747,568	19,744,450	7,262,399	777,354	16,558	19,883,193	106,431,522
Interbank money market takings	11,216,171	1,148,950	—	397,450	64,627	—	12,827,198
Miscellaneous payables	—	—	—	—	—	4,397,761	4,397,761
Securities issued	1,179,387	1,235,096	2,244,042	5,988,183	—	—	10,646,708
Funds borrowed	3,683,934	7,684,616	5,500,813	929,920	2,395,764	—	20,195,047
Other liabilities (**)	45,764	92,326	245,280	903,262	3,176,408	25,045,807	29,508,847
Total liabilities	79,350,738	30,461,103	15,404,437	8,996,169	5,653,357	49,719,754	189,585,558

On balance sheet long position	—	1,293,146	19,862,944	17,919,387	7,591,162	—	46,666,639
On balance sheet short position	(14,989,034)	—	—	—	—	(31,677,605)	(46,666,639)
Off-balance sheet long position	1,207,068	2,297,615	—	—	—	—	3,504,683
Off-balance sheet short position	—	—	(315,011)	(1,725,656)	(902,100)	—	(2,942,767)
Net position	(13,781,966)	3,590,761	19,547,933	16,193,731	6,689,062	(31,677,605)	561,916

(*)              Subsidiaries, associates and tangible and intangible assets are stated in “non-interest bearing” column.

(**)        Equity is included in “non-interest bearing” column in other liabilities line.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

III.                                       CONSOLIDATED INTEREST RATE RISK (Continued)

Average interest rates applied to monetary financial instruments (*):

	Euro	US Dollar	Yen	TL
Current Period	%	%	%	%
Assets:
Cash and balance with CBRT	—	0.49	—	2.78
Banks	0.06	0.72	—	11.36
Financial assets at fair value through profit/loss	5.50	11.78	—	10.83
Interbank money market placements	—	—	—	8.23
Available-for-sale financial assets	4.24	6.34	—	9.58
Loans and receivables	4.06	5.36	—	12.42
Held-to-maturity investments	—	1.77	—	9.75

Liabilities:
Bank deposits	0.30	0.78	—	10.25
Other deposits	1.32	2.56	—	9.80
Interbank money market takings	—	0.95	—	7.80
Miscellaneous payables	—	—	—	—
Securities issued	2.78	4.62	—	9.42
Funds borrowed	1.21	2.18	—	11.46

	Euro	US Dollar	Yen	TL
Prior Period	%	%	%	%
Assets:
Cash and balance with CBRT	—	0.49	—	3.81
Banks	0.22	0.36	—	12.38
Financial assets at fair value through profit/loss	5.50	11.78	—	11.39
Interbank money market placements	—	—	—	11.65
Available-for-sale financial assets	4.43	6.70	—	9.69
Loans and receivables	3.77	4.69	—	12.10
Held-to-maturity investments	—	3.59	—	10.02

Liabilities:
Bank deposits	3.99	0.67	—	13.07
Other deposits	1.73	2.07	—	10.77
Interbank money market takings	—	1.08	—	8.46
Miscellaneous payables	—	—	—	—
Securities issued	2.72	4.44	0.93	10.93
Funds borrowed	1.07	1.87	—	11.83

(*)             The rates above are calculated over financial instruments with interest rates.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

IV.                                        CONSOLIDATED STOCK POSITION RISK

Stock position risks arising from banking book items:

Information on separations of risks according to objectives including their relation with gains presented in equity and strategically reasons, accounting techniques and general information about valuation methods with the related assumptions and factors that affect the valuation and significant changes

The accounting applications regarding to share investment that qualifications in associate and subsidiary of are disclosed in Section 3 Note III.

If carrying value is substantially different from fair value and for publicly traded shares if market value is substantially different from fair value, the comparison with the market prices are shown in the table below:

Current Period	Comparison
Stock Investments	Carrying Value	Fair Value(*)	Market Value(*)
Stocks quoted in exchange(*)	259,835	259,835	259,835
1.Stocks Investments Group A	259,835	259,835	259,835
2.Stock Investments Group B	—	—	—
3.Stock Investments Group C	—	—	—
Stocks unquoted in exchange(**)	372,693	287,598	—

(*)             The values of stocks traded in Stock Exchange are included to both columns assuming the market value is approximate to fair value.

(**)      The values of stocks unquoted in exchange are determined according to valuation reports prepared by independent valuation companies.

Prior Period	Comparison
Stock Investments	Carrying Value	Fair Value(*)	Market Value(*)
Stocks quoted in exchange(*)	233,212	233,212	233,212
1.Stocks Investments Group A	233,212	233,212	233,212
2.Stock Investments Group B	—	—	—
3.Stock Investments Group C	—	—	—
Stocks unquoted in exchange(**)	412,393	271,913	—

(*)             The values of stocks traded in Stock Exchange are included to both columns assuming the market value is approximate to fair value.

(**)      The values of stocks unquoted in exchange are determined according to valuation reports prepared by independent valuation companies.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

IV.                                        CONSOLIDATED STOCK POSITION RISK (Continued)

Total unrealized gain or loss, total revaluation surplus and values included to principal and supplementary capital

Total unrealized gain or loss, total appraisal surplus and values included to principal and supplementary capital are given in the below table:

	Realized	Revaluation Surplus			Unrealized Gain and Loss
	Gain/Loss					Included in
	in Current		Included in		Included in	Supplementary
Portfolio-Current Period	Period	Total (*)	Core Capital	Total (*)	Core Capital	Capital
1. Private Capital Investments	—	—	—	—	—	—
2. Publicly Traded Stocks	—	—	—	—	—	—
3. Other Stocks	—	53,308	53,308	—	—	—
4. Total	—	53,308	53,308	—	—	—

(*)             Amounts are presented including the effect of deferred tax.

	Realized	Revaluation Surplus			Unrealized Gain and Loss
	Gain/Loss					Included in
	in Current		Included in		Included in	Supplementary
Portfolio-Prior Period	Period	Total (*)	Core Capital	Total (*)	Core Capital	Capital
1. Private Capital Investments	—	—	—	—	—	—
2. Publicly Traded Stocks	—	—	—	—	—	—
3. Other Stocks	—	118,580	118,580	—	—	—
4. Total	—	118,580	118,580	—	—	—

(*)             Amounts are presented including the effect of deferred tax.

Explanations on Equity Shares Risk Arising from Banking Book

Portfolio-Current Period	Carrying Value	Total RWA	Minimum Capital Requirement

1.Private Equity Investments	—	—	—
2.Quoted	259,835	259,835	20,787
3.Other Stocks	372,693	372,693	29,815
4. Total	632,528	632,528	50,602

Portfolio-Prior Period	Carrying Value	Total RWA	Minimum Capital Requirement

1.Private Equity Investments	—	—	—
2.Quoted	233,212	233,212	18,657
3.Other Stocks	412,393	412,393	32,991
4. Total	645,605	645,605	51,648

V.                                            CONSOLIDATED LIQUIDITY RISK AND LIQUIDITY COVERAGE RATIO

Liquidity risk is defined as the risk of not fulfilling payment liabilities on time as a result of not having adequate cash or cash inflow to meet the cash outflow properly due to imbalance in cash flows of the bank. The framework of liquidity risk of the Parent Bank is specified with Liquidity Risk Management Document. In the framework of liquidity risk management, policies regarding liquidity risk management are written down by Risk Management Department and fundamental principles, analyses regarding measurement and monitoring risk, basic rudiments on early warning indicators, liquidity buffer and limits are included.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

V.                                             CONSOLIDATED LIQUIDITY RISK AND LIQUIDITY COVERAGE RATIO (Continued)

The Bank is managing liquidity risk according to risk capacity and the Bank’s risk appetite in the range envisioned by the regulations. Liquidity risk management approach is in general based on the principle of monitoring in-day liquidity risk. The Bank monitors the net liquidity position and liquidity requirements continuously and facing the future. The Bank takes precautions to increase diversity in fund sources to increase effectiveness and durability in liquidity risk management. On market basis and specific to the Bank (in consideration of market and funding liquidity) scenario and susceptibility analyses are performed and assumptions based on these analyses are reviewed regularly. It is aimed to protect the optimum liquidity level that can meet short — term liquidity needs not to remain inactive and maintain profitability — risk balance.

In addition to the structure described concerning the Parent Bank’s liquidity risk management, various systems and processes are also available subsidiaries and associates. These systems and processes are designed in a way compatible with the generally accepted approach concerning liquidation risk management and legal regulations that each subsidiary and associate is subject to be. Besides the established structures and arrangements are able to execute liquidation risk management of subsidiaries and associates effectively within the organization, it is expected that these established structures and arrangements are also contribute to the integrated liquidity risk management structure with the Parent Bank’s all associates.

Liquidity management in the Bank is carried out under Treasury Department in regard to the Bank’s strategic goals and projections, decisions taken in Asset/Liability Committee, treasury policies, limits defined under market circumstances, Bank’s balance sheet and income goals and strategies defined to meet these goals. Daily, weekly, and monthly cash flow statements are prepared in accordance with principles of profitability and prudence in the Bank’s liquidity management. Cash flow statements are evaluated and the Bank’s liquidity is managed in line with Treasury Department policies, daily TL and FC liquidity position Bank balance sheet and income goals.

Scenarios about where to make replacement funding in case of high amount outflows in daily liquidity management are made regularly, effects of probable outflows on liquidity level and legal ratios are evaluated and liquidity management is carried out by taking necessary actions.

The Bank makes use of liquidity gap analysis reports and liquidity stress tests in the internal measurement of liquidity risk. In Liquidity gap analysis and liquidity stress scenarios, the Bank’s compensation level of net cash outflows which are more likely to happen in short term are presented. Measurements regarding liquidity risk are performed by Risk Management Department and measurement results are reported regularly to performer units responsible of management of the related risk and top management and the Board of Directors.

It is taken as a basis that the Bank consistently monitors TL and FC liquidity positions and funding strategies. Necessary precautions are taken in line with liquidity needs by following stress circumstances. “Liquidity Emergency Action Plan” which is an important part of liquidity risk management of the Bank, consists of early warning indicators which play an important role in monitoring increases in liquidity risk and the prevention of a possible crisis, action plans to prevent a possible crisis and to be applied during a crisis. Furthermore, to fulfill the banks reserve deposits liability that it has to allocate in the presence of CBRT, alternative fund sources to provide liquidity that is needed in various stress circumstances and under which circumstances to apply these sources, precautions to minimize time maturity mismatch and provide necessary funds on time, how the mechanism is going to operate in cases of crisis and stress is included in the plan.

The Bank’s Foreign Currency and total liquidity coverage ratio averages for current period. The highest value and the lowest value occurred in this period are given below:

	TL+FC		FC
Liquidity Coverage Ratio	DATE	RATIO (%)	DATE	RATIO (%)
The lowest value	August 2016	84.19	August 2016	137.82
The highest value	July 2016	105.63	July 2016	169.96

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

V.                                             CONSOLIDATED LIQUIDITY RISK AND LIQUIDITY COVERAGE RATIO (Continued)

Liquidity Coverage Ratio

Current Period		Total unweighted value *		Total weighted value*
		TL+FC	FC	TL+FC	FC
HIGH QUALITY LIQUID ASSETS
1	Total High Quality Liquid Assets (HQLA)			27,803,413	18,275,143
CASH OUTFLOWS
2	Retail deposits and deposits from small business customers, of which:	53,732,037	16,792,500	4,467,626	1,679,250
3	Stable deposits	18,111,560	—	905,578	—
4	Less stable deposits	35,620,477	16,792,500	3,562,048	1,679,250
5	Unsecured wholesale funding, of which:	50,982,475	13,931,818	23,546,143	7,672,251
6	Operational deposits	33,035,197	7,346,998	9,886,966	2,075,356
7	Non-operational deposits	9,924,896	4,372,710	6,675,549	3,422,714
8	Unsecured debt	8,022,382	2,212,110	6,983,628	2,174,181
9	Secured wholesale funding			—	—
10	Additional requirements of which:	10,624,234	9,492,452	10,624,234	9,492,452
11	Outflows related to derivative exposures and other collateral requirements	10,624,234	9,492,452	10,624,234	9,492,452
12	Outflows related to loss of funding on debt products	—	—	—	—
13	Credit and liquidity facilities	—	—	—	—
14	Other contractual funding obligations	14,723,553	14,230,787	736,178	711,539
15	Other contingent funding obligations	43,603,786	12,295,699	6,745,148	1,503,972
16	TOTAL CASH OUTFLOWS			46,119,329	21,059,464
CASH INFLOWS
17	Secured lending	—	—	—	—
18	Inflows from fully performing exposures	11,517,908	4,990,300	8,141,087	4,431,091
19	Other cash inflows	8,968,309	4,977,303	8,968,309	4,977,303
20	TOTAL CASH INFLOWS	20,486,217	9,967,603	17,109,396	9,408,394

21	TOTAL HQLA			27,803,413	18,275,143
22	TOTAL NET CASH OUTFLOWS			29,009,933	11,651,070
23	LIQUIDITY COVERAGE RATIO (%)			96.59	158.66

(*)             Simple arithmetic average, calculated for the last three months, of the values calculated by taking monthly simple arithmetic average.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

V.                                             CONSOLIDATED LIQUIDITY RISK AND LIQUIDITY COVERAGE RATIO (Continued)

Prior Period		Total unweighted value *		Total weighted value*
		TL+FC	FC	TL+FC	FC
HIGH QUALITY LIQUID ASSETS
1	Total High Quality Liquid Assets (HQLA)			28,842,274	19,291,743
CASH OUTFLOWS
2	Retail deposits and deposits from small business customers, of which:	47,209,327	17,527,659	3,750,130	1,526,493
3	Stable deposits	19,416,047	4,525,463	970,802	226,273
4	Less stable deposits	27,793,280	13,002,196	2,779,328	1,300,220
5	Unsecured wholesale funding, of which:	47,583,503	13,101,636	24,148,735	8,946,020
6	Operational deposits	8,708,614	2,794,066	9,579,078	2,220,567
7	Non-operational deposits	31,958,453	8,125,734	7,947,240	4,566,970
8	Unsecured debt	6,916,436	2,181,836	6,622,417	2,158,483
9	Secured wholesale funding			—	—
10	Additional requirements of which:	11,935,341	10,289,600	11,935,341	10,289,599
11	Outflows related to derivative exposures and other collateral requirements	11,935,341	10,289,600	11,935,341	10,289,599
12	Outflows related to loss of funding on debt products	—	—	—	—
13	Credit and liquidity facilities	—	—	—	—
14	Other contractual funding obligations	12,634,258	12,132,366	631,713	606,618
15	Other contingent funding obligations	41,024,707	12,600,559	6,462,091	1,660,257
16	TOTAL CASH OUTFLOWS			46,928,010	23,028,987
CASH INFLOWS
17	Secured lending	—	—	—	—
18	Inflows from fully performing exposures	12,252,177	5,859,220	8,755,145	5,156,973
19	Other cash inflows	10,114,577	7,424,636	10,114,577	7,424,636
20	TOTAL CASH INFLOWS	22,366,754	13,283,856	18,869,722	12,581,609

				Upper Limit Applied Values
21	TOTAL HQLA			28,842,274	19,291,743
22	TOTAL NET CASH OUTFLOWS			28,058,288	10,447,378
23	LIQUIDITY COVERAGE RATIO (%)			102.79	184.66

(* )          Simple arithmetic average, calculated for the last three months, of the values calculated by taking monthly simple arithmetic average.

With the “Liquidity Coverage Rate” which is prepared under the framework of “Regulations Regarding Banks’ Calculations of Liquidity Coverage Rate” published by BRSA, the balance between banks’ net cash outflows and high quality liquid asset stock

The Group’s high quality liquid asset stock consists of cash and debt instruments issued by CBRT and Republic of Turkey Undersecretariat of Treasury.

Whereas the Group’s important fund sources are deposits, funds obtained from other financial institutions, marketable securities issued and funds obtained from repo transactions.

Derivatives transactions with 30 or less days to maturity are included into liquidity coverage calculation with cash outflows created by the transactions as of the calculated liquidity coverage rate. In case of a liability resulting from derivatives transactions and security fulfillment liablity resulting from other liabilities, actions are taken accordingly to the related regulation.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

V.                                             CONSOLIDATED LIQUIDITY RISK AND LIQUIDITY COVERAGE RATIO  (Continued)

Maturity analysis of assets and liabilities according to remaining maturities:

Current Period	Demand	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Undistributed(*)	Total
Assets:
Cash and balance with CBRT	21,640,869	—	—	—	—	—	—	21,640,869
Banks	3,254,126	2,086,062	543,945	—	—	—	—	5,884,133
Financial assets at fair value through profit/loss	7,285	65,887	83,324	416,630	258,808	153,581	5,224	990,739
Interbank money market placements	—	6,561	—	—	—	—	—	6,561
Available-for-sale financial assets	—	44,976	172,097	2,837,189	8,309,166	6,499,560	23,322	17,886,310
Loans and receivables	56,915	12,567,723	6,031,384	28,337,216	59,407,439	32,121,062	1,105,995	139,627,734
Held-to-maturity investments	—	44,941	59,901	587,241	3,724,652	3,670,739	—	8,087,474
Other assets	533,733	1,324,972	222,479	255,803	1,374,721	202,874	6,360,503	10,275,085
Total assets	25,492,928	16,141,122	7,113,130	32,434,079	73,074,786	42,647,816	7,495,044	204,398,905

Liabilities:
Bank deposits	283,769	4,490,286	1,017,557	210,535	—	—	—	6,002,147
Other deposits	22,643,972	62,473,265	23,172,029	6,555,084	1,007,925	15,501	—	115,867,776
Funds borrowed	—	633,247	1,359,186	6,347,387	6,368,161	4,794,755	—	19,502,736
Interbank money market takings	—	13,642,120	62,548	—	447,082	64,177	—	14,215,927
Securities issued	—	405,643	1,859,600	3,184,240	6,670,792	—	—	12,120,275
Miscellaneous payables	—	3,624,186	120,010	95,513	2,207	—	858,678	4,700,594
Other liabilities	385	937,423	254,211	25,719	246,568	4,442,629	26,082,515	31,989,450
Total liabilities	22,928,126	86,206,170	27,845,141	16,418,478	14,742,735	9,317,062	26,941,193	204,398,905
Liquidity gap	2,564,802	(70,065,048)	(20,732,011)	16,015,601	58,332,051	33,330,754	(19,446,149)	—
Net Off Balance Sheet Position	—	33,074	44,071	397,336	84,247	385,073	—	943,801
Receivables from Derivative Financial Instruments	—	8,863,396	5,548,475	3,201,725	10,061,177	4,684,757	—	32,359,530
Payables from Derivative Financial Instruments	—	8,830,322	5,504,404	2,804,389	9,976,930	4,299,684	—	31,415,729
Non-cash Loans	2,856,891	832,698	21,061,499	6,135,814	3,865,076	796,212	—	35,548,190

Prior Period	Demand	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Undistributed(*)	Total
Total assets	25,646,221	15,865,730	5,191,847	28,101,282	66,535,678	40,925,182	7,319,618	189,585,558
Total liabilities	20,635,409	79,801,335	23,867,969	19,737,147	10,985,905	9,583,788	24,974,005	189,585,558
Liquidity gap	5,010,812	(63,935,605)	(18,676,122)	8,364,135	55,549,773	31,341,394	(17,654,387)	—
Net Off Balance Sheet Position	—	36,402	(15,382)	70,417	496,019	374,145	—	961,601
Receivables from Derivative Financial Instruments	—	10,288,932	3,593,668	1,389,636	5,540,752	4,922,653	—	25,735,641
Payables from Derivative Financial Instruments	—	10,252,530	3,609,050	1,319,219	5,044,733	4,548,508	—	24,774,040
Non-cash Loans	2,663,320	951,139	19,403,416	5,498,569	4,078,818	524,639	—	33,119,901

(*)             Certain assets on the balance sheet that are necessary for the banking operations but not convertible into cash in short period such as tangible assets, intangible assets, associates, subsidiaries, miscellaneous receivables and shareholder’s equity in the liabilities have been included in the “Undistributed” column.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

V.                                             CONSOLIDATED LIQUIDITY RISK AND LIQUIDITY COVERAGE RATIO (Continued)

Residual contractual maturities of financial liabilities (*)

Current period	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years

Bank deposits	6,002,147	6,020,687	283,769	4,495,874	1,025,617	215,427	—	—
Other deposits	115,867,776	116,455,811	22,643,972	62,643,469	23,407,548	6,688,902	1,053,377	18,543
Funds borrowed	19,502,736	21,349,571	—	635,518	1,371,210	6,493,498	7,000,416	5,848,929
Money market takings	14,215,927	14,358,976	—	13,651,121	63,075	—	553,909	90,871
Securities issued	12,120,275	12,671,309	—	407,964	1,885,591	3,286,167	7,091,587	—
Miscellaneous payables	4,700,594	4,700,594	858,678	3,624,186	120,010	95,513	2,207	—
Other liabilities	6,679,682	8,454,011	1,275,003	644,498	66,710	23,877	227,872	6,216,051
Total	179,089,137	184,010,959	25,061,422	86,102,630	27,939,761	16,803,384	15,929,368	12,174,394

Non-Cash Loans	35,548,190	35,548,190	2,856,891	832,698	21,061,499	6,135,814	3,865,076	796,212

Prior period	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years

Bank deposits	5,578,475	5,593,377	392,993	4,483,071	562,204	155,109	—	—
Other deposits	106,431,522	107,036,149	20,242,411	58,628,018	19,787,960	7,396,999	954,597	26,164
Funds borrowed	20,195,047	21,775,455	—	619,943	977,891	10,192,539	3,767,715	6,217,367
Money market takings	12,827,198	12,843,308	—	11,227,072	1,151,513	—	399,406	65,317
Securities issued	10,646,708	11,398,974	—	1,185,490	1,246,388	2,031,028	6,936,068	—
Miscellaneous payables	4,397,761	4,397,761	821,687	3,197,707	107,686	266,215	4,466	—
Other liabilities	6,546,168	8,465,570	1,726,125	378,507	37,667	52,867	83,027	6,187,377
Total	166,622,879	171,510,594	23,183,216	79,719,808	23,871,309	20,094,757	12,145,279	12,496,225

Non-Cash Loans	33,119,901	33,119,901	2,663,320	951,139	19,403,416	5,498,569	4,078,818	524,639

This table shows the undiscounted cash flows on the Group’s financial liabilities on the basis of their earliest possible contractual maturity. Therefore, the gross nominal outflows in the table above vary from the carrying amounts of the relevant financial liabilities reflected in the consolidated financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

VI.                                        CONSOLIDATED LEVERAGE RATIO

Information on Issues that Cause Differences between Current Period and Previous Period Leverage Ratios

The Group’s consolidated leverage rate which is calculated due to “Regulation on Banks’ Measurement and Evaluation of Leverage Level” actualised as 7.04%. Increase in balance sheet assets and off-balance sheet transactions resulted in change on leverage rate compared to previous period (31 December 2015: 6.72%). The Regulation adjudicated minimum leverage rate as 3%.

Summary comparison table of the total risk amount and the total asset amount in the consolidated financial statements prepared as per TAS

	Current Period	Prior Period
Total asset amount in the consolidated financial statements prepared as per TAS (1)	198,555,907	188,113,759
The difference between the total asset amount in the consolidated financial statements prepared as per TAS and the asset amount in the consolidated financial statements prepared as per the Communiqué on the Preparation of the Consolidated Financial Statements of Banks (1)	(1,639,489)	(1,471,799)
The difference between the derivative financial instruments and the loan derivatives amount in the consolidated financial statements prepared as per the Communiqué on the Preparation of the Consolidated Financial Statements of Banks and the risk amounts (2)	(1,620,419)	(1,339,299)
The difference between the financial transactions with securities or goods warranty amounts in the consolidated financial statements prepared as per the Communiqué on the Preparation of the Consolidated Financial Statements of Banks and the risk amounts (2)	13,914,719	11,531,134
The difference between the off-balance sheet transactions amount in the consolidated financial statements prepared as per the Communiqué on the Preparation of the Consolidated Financial Statements of Banks and the risk amounts (2)	10,234,984	9,316,429
Other differences between the amount in the consolidated financial statements prepared as per the Communiqué on the Preparation of the Consolidated Financial Statements of Banks and the risk amounts (2)	(84,572,910)	(75,852,096)
Total risk amount	261,537,348	245,588,552

(1)             The amounts represent 30 June 2016 and 31 December 2015 balances of consolidated financial statements prepared as per the sixth paragraph of Article 5 of the Communiqué on the Preparation of the Consolidated Financial Statements of Banks.

(2)             The balances in the table represent the average of three months.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

VI.                                        CONSOLIDATED LEVERAGE RATIO (Continued)

Leverage ratio common disclosure template

		Current Period(*)	Prior Period(*)
	On-balance sheet exposures
1	On-balance sheet items (excluding derivatives and SFTs; including collateral)	201,879,147	188,355,835
2	Assets deducted in determining Basel III Tier 1 capital	(292,443)	(357,384)
3	Total on-balance sheet exposures (excluding derivatives and SFTs)	201,586,704	187,998,451
	Derivative exposures
4	Replacement cost	948,642	958,702
5	Add-on amount	575,473	380,597
6	Total derivative exposures	1,524,115	1,339,299
	Securities financing transaction exposures
7	Gross SFT assets (with no recognition of accounting netting)	673,851	779,920
8	Agent transaction exposures	—	—
9	Total securities financing transaction exposures	673,851	779,920
	Other off-balance sheet exposures
10	Off-balance sheet exposures with gross nominal amount	56,992,681	54,444,913
11	Adjustment amount off-balance sheet exposures with credit conversion factor	1,232,714	1,025,968
12	Total off-balance sheet exposures	58,225,395	55,470,881
	Capital and total exposures
13	Tier 1 capital	18,460,023	16,514,311
14	Total exposures	262,010,065	245,588,551
	Leverage ratio
15	Leverage ratio	7.04	6.72

(*)             Calculated by using 3 month average of balances in Leverage Rate Notification table.

VII.                                   CONSOLIDATED SEGMENT REPORTING

The Parent Bank operates in corporate, commercial, small business, retail and investment banking. Accordingly, the banking products served to customers are; time and demand deposit, accumulating account, repos, overdraft facilities, spot loans, foreign currency indexed loans, consumer loans, automobile and housing loans, working capital loans, discounted bills, overdraft facilities, gold loans, foreign currency loans, Eximbank loans, pre-export loans, ECA covered financing, letters of guarantee, letters of credit, export factoring, acceptance credits, draft facilities, forfaiting, leasing, insurance, forward, futures, salary payments, investment account, cheques, safety boxes, bill payments, tax collections, payment orders.

The Parent Bank provides service packages to its corporate, commercial and retail customers including deposit, loans, foreign trade transactions, investment products, cash management, leasing, factoring, insurance, credit cards, and other banking products. A customer-oriented branch network has been built in order to serve customers’ needs effectively and efficiently.

Additionally, the Parent Bank provides “small business” banking service to enterprises in retail and service sectors. Products include overdraft accounts, POS machines, credit cards, cheque books, TL and foreign currency deposits, investment accounts, internet banking and call-center, debit card, and bill payment.

Retail banking customers form a wide-spread and sustainable deposit base for the Parent Bank. Individual customers’ needs are met by diversified consumer banking products through branches and alternative delivery channels.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

VII.                                   CONSOLIDATED SEGMENT REPORTING (Continued)

Major financial statement items according to business lines:

Current Period	Retail Banking	Corporate Banking	Investment Banking	Other	Total Operations
OPERATING INCOME/ EXPENSES
Interest Income	3,632,877	6,081,271	2,684,357	10,554	12,409,059
Interest income from loans	3,632,877	5,921,815	813,080	—	10,367,772
Interest income from reserve deposits	—	—	81,523	—	81,523
Interest income from securities portfolio	—	—	1,703,003	—	1,703,003
Interest income from banks	—	—	86,290	—	86,290
Interest income from money market transactions	—	—	461	—	461
Finance lease income	—	82,198	—	—	82,198
Other interest income	—	77,258	—	10,554	87,812
Interest Expense	2,484,661	2,746,974	1,916,738	41,054	7,189,427
Interest expense on deposits	2,484,661	2,690,827	200,616	—	5,376,104
Interest expense on funds borrowed	—	56,147	283,238	—	339,385
Interest expense on money market transactions	—	—	752,749	—	752,749
Interest expense on securities issued	—	—	486,885	—	486,885
Other interest expenses	—	—	193,250	41,054	234,304
Net Interest Income	1,148,216	3,334,297	767,619	(30,500)	5,219,632
Net Fees and Commissions Income	311,596	296,986	49,602	—	658,184
Trading Income/ Losses (Net)	—	—	225,020	—	225,020
Dividend Income	—	—	61,142	—	61,142
Other Income (*)	—	—	—	1,549,637	1,549,637
Provision For Losses on Loans and Other Receivables	311,961	1,040,679	23,307	194,919	1,570,866
Other Expenses (**)	—	—	—	3,668,078	3,668,078
Income/Loss From Investments Under Equity Accounting	—	—	30,260	—	30,260
Profit Before Taxes	1,147,851	2,590,604	1,110,336	(2,343,860)	2,504,931
Provision for taxes	—	—	—	(526,571)	(526,571)
Net Profit/ Loss	1,147,851	2,590,604	1,110,336	(2,870,431)	1,978,360
SEGMENT ASSETS
Securities Portfolio	—	—	26,101,534	—	26,101,534
Derivative Financial Assets Held for Trading Purpose	—	—	862,989	—	862,989
Banks and Receivables From Money Markets	—	—	5,890,694	—	5,890,694
Investments in Associates and Subsidiaries	—	—	609,206	—	609,206
Loans and Receivables	40,191,972	79,056,534	20,379,228	—	139,627,734
Other Assets	—	2,309,561	20,357,499	8,639,688	31,306,748
TOTAL ASSETS	40,191,972	81,366,095	74,201,150	8,639,688	204,398,905
SEGMENT LIABILITIES
Deposits	51,351,828	64,515,948	6,002,147	—	121,869,923
Derivative Financial Liabilities Held for Trading Purpose	—	—	440,961	—	440,961
Interbank Money Market Takings	—	—	14,215,927	—	14,215,927
Funds Borrowed	—	595,329	18,907,407	—	19,502,736
Securities Issued	—	—	12,120,275	—	12,120,275
Other Liabilities	—	385	4,672,160	6,654,476	11,327,021
Provisions and Tax Liabilities	—	—	—	5,842,917	5,842,917
Equity	—	—	—	19,079,145	19,079,145
TOTAL LIABILITIES AND EQUITY	51,351,828	65,111,662	56,358,877	31,576,538	204,398,905

(*)             TL 641,143 amount of TL 1,549,637 shown in other income consist of acquired insurance premiums, TL 561,877 of income from reversal of the specific provisions for loans from prior periods, TL 142,881 of income from the sale of Group’s assets, TL 31,144 from communications income, TL 871 of leasing income, TL 56,826 of income from private pension activities and the remaining TL 114,895 of other operating income.

(**)      TL 1,252,206 amount of TL 3,668,078 shown in other expenses line consists of personnel expenses, TL 1,432,125 of other operating expenses, TL 138,891 of depreciation expenses, TL 112,687 of dividend reserve expenses to be given to personnel, TL 101,826 of Savings Deposit Insurance Fund (SDIF) expenses, TL 104,959 of taxes and funds expenses, TL 75,346 pension compensations, TL 71,885 from cumulative/noncumulative commission expenses, TL 168,127 from production commission expenses and the remaining TL 210,026 of other expenses.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

VII.                                   CONSOLIDATED SEGMENT REPORTING (Continued)

Prior Period	Retail Banking	Corporate Banking	Investment Banking	Other	Total Operations
OPERATING INCOME/ EXPENSES
Interest Income	3,099,766	4,877,718	2,142,444	8,317	10,128,245
Interest income from loans	3,099,766	4,750,896	607,627	—	8,458,289
Interest income from reserve deposits	—	—	20,223	—	20,223
Interest income from securities portfolio	—	—	1,454,461	—	1,454,461
Interest income from banks	—	—	58,831	—	58,831
Interest income from money market transactions	—	—	1,302	—	1,302
Finance lease income	—	74,664	—	—	74,664
Other interest income	—	52,158	—	8,317	60,475
Interest Expense	1,831,603	2,479,505	1,668,769	30,626	6,010,503
Interest expense on deposits	1,831,603	2,432,119	140,526	—	4,404,248
Interest expense on funds borrowed	—	47,386	223,571	—	270,957
Interest expense on money market transactions	—	—	687,909	—	687,909
Interest expense on securities issued	—	—	437,124	—	437,124
Other interest expenses	—	—	179,639	30,626	210,265
Net Interest Income	1,268,163	2,398,213	473,675	(22,309)	4,117,742
Net Fees and Commissions Income	286,406	276,129	76,332	—	638,867
Trading Income/ Losses (Net)	—	—	139,199	—	139,199
Dividend Income	—	—	10,102	—	10,102
Other Income (*)	—	—	—	1,497,356	1,497,356
Provision For Losses on Loans and Other Receivables	344,482	530,310	31,758	341,878	1,248,428
Other Expenses (**)	—	—	—	3,472,866	3,472,866
Income/Loss From Investments Under Equity Accounting	—	—	23,328	—	23,328
Profit Before Taxes	1,210,087	2,144,032	690,878	(2,339,697)	1,705,300
Provision for taxes	—	—	—	(386,604)	(386,604)
Net Profit/ Loss	1,210,087	2,144,032	690,878	(2,726,301)	1,318,696
SEGMENT ASSETS
Securities Portfolio	—	25,124,235	—	25,124,235
Derivative Financial Assets Held for Trading Purpose	—	—	885,467	—	885,467
Banks and Receivables From Money Markets	—	—	6,182,718	—	6,182,718
Investments in Associates and Subsidiaries	—	—	566,352	—	566,352
Loans and Receivables	36,859,220	71,577,442	17,523,017	—	125,959,679
Other Assets	—	2,043,552	20,379,948	8,443,607	30,867,107
TOTAL ASSETS	36,859,220	73,620,994	70,661,737	8,443,607	189,585,558
SEGMENT LIABILITIES
Deposits	47,588,682	58,842,840	5,578,475	—	112,009,997
Derivative Financial Liabilities Held for Trading Purpose	—	—	304,352	—	304,352
Interbank Money Market Takings	—	—	12,827,198	—	12,827,198
Funds Borrowed	—	371,535	19,823,512	—	20,195,047
Securities Issued	—	—	10,646,708	—	10,646,708
Other Liabilities	—	5	4,745,571	6,257,930	11,003,506
Provisions and Tax Liabilities	—	—	—	5,595,995	5,595,995
Equity	—	—	—	17,002,755	17,002,755
TOTAL LIABILITIES AND EQUITY	47,588,682	59,214,380	53,925,816	28,856,680	189,585,558

(*)             TL 577,771 amount of TL 1,497,356 of income from reversal of the specific provisions for loans from prior periods, TL 584,322 of acquired insurance premiums, TL 74,913 of income from the sale of Group’s assets, TL 37,637 of communications income, TL 47,620 of income from private pension activities, TL 80,187 of leasing income and the remaining TL 94,906 of other operating income.

(**)      TL 1,154,402 amount of TL 3,472,866 shown in other expenses line consists of personnel expenses, TL 1,361,880 of other operating expenses, TL 126,638 of depreciation expenses, TL 103,279 of dividend reserve expenses to be given to personnel, TL 85,463 of Savings Deposit Insurance Fund (SDIF) expenses, TL 94,418 of taxes and funds expenses, TL 68,520 pension compensations, TL 24,524 from cumulative/noncumulative commission expenses, TL 169,018 from production commission expenses and the remaining TL 284,724 of other expenses.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

VIII.                              INFORMATION ON RISK MANAGEMENT

Overview of Risk Weighted Amounts

Explanations regarding “Explanations Communiqué on Explanations to the Public Regarding Banks Risk Management” published in the Official Gazette no.29511 dated 23 October 2015 is given below and other statements related with Internal Rating Based approach are not included in this report because Standardised approach (SA) is used for calculation of capital requirements.

		Risk Weighted Amount		Minimum Capital Requirements
		Current Period	Prior Period	Current Period
1	Credit Risk (excluding counterparty credit risk) (*)	146,138,635	138,773,665	11,691,091
2	Standardised approach	146,138,635	138,773,665	11,691,091
3	Internal rating based approach	—	—	—
4	Counterparty Credit Risk	2,585,067	1,088,280	206,805
5	Standardised approach for counterparty credit risk	2,585,067	1,088,280	206,805
6	Internal model method	—	—	—
7	Equity position in banking book under basic risk weighting or internal rating based	—	—	—
8	Equity investments in funds — look-through approach	—	—	—
9	Equity investments in funds — mandate-based approach	—	—	—
10	Equity investments in funds — 1250% weighted risk approach	—	—	—
11	Settlement Risk	—	—	—
12	Securitization positions in banking accounts	—	—	—
13	IRB ratings-based approach	—	—	—
14	IRB Supervisory formula approach	—	—	—
15	SA/simplified supervisory formula approach	—	—	—
16	Market risk	755,615	1,251,982	60,449
17	Standardised approach	755,615	1,251,982	60,449
18	Internal model approaches	—	—	—
19	Operational Risk	12,245,361	10,950,128	979,629
20	Basic Indicator Approach	12,245,361	10,950,128	979,629
21	Standardised approach	—	—	—
22	Advanced measurement approach	—	—	—
23	The amounts below the thresholds for deduction from capital (subject to a 250% risk weight)	427,870	347,963	34,230
24	Floor adjustment	—	—	—

25	Total (1+4+7+8+9+10+11+12+16+19+23+24)	162,152,548	152,412,017	12,972,204

(*)             Except for the amount of the discount threshold under the equity

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION FIVE

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS

1.                   Information on cash and balances with the Central Bank

	Current Period		Prior Period
	TL	FC	TL	FC
Cash	1,378,533	397,499	1,157,778	282,194
Central Bank of Republic of Turkey (*)	1,343,770	18,269,067	778,712	19,055,634
Other	238,817	13,183	197,527	18,069
Total	2,961,120	18,679,749	2,134,017	19,355,897

(*)              TL 17,413,595 ((31 December 2015: TL 18,422,690) of the foreign currency deposit at Central Bank of Republic of Turkey consists of foreign currency reserve deposits.

In accordance with “Announcement on Reserve Deposits” of CBRT numbered 2013/15, all banks operating in Turkey shall provide a reserve rate ranging from 4% to 10.5% (31 December 2015: ranging from 5% to 11.5%). For foreign currency liabilities, all banks shall provide a reserve rate ranging from 5% to 25% in US Dollar or Euro (31 December 2015: ranging from 5% to 25%).

According to 2014-72 numbered and 21 October 2014 dated announcement of Central Bank of the Republic of Turkey, interest has been started to be paid for Turkish Lira reserve deposit beginning from November 2014.

According to 2015-35 numbered and 2 May 2015 dated announcement of Central Bank of Republic of Turkey, interest has started to be paid for US Dollar denominated reserve deposits beginning from May 2015.

Balances with the Central Bank of Republic of Turkey

	Current Period		Prior Period
	TL	FC	TL	FC
Unrestricted demand deposits	1,317,188	855,472	760,146	632,944
Unrestricted time deposits	—	—	—	—
Restricted time deposits	—	—	105	—
Reserve Deposits	26,582	17,413,595	18,461	18,422,690
Total	1,343,770	18,269,067	778,712	19,055,634

2.     Further information on classified as financial assets at fair value through profit/loss

Financial assets at fair value through profit/loss given as collateral or blocked

	Current Period		Prior Period
	TL	FC	TL	FC
Equity shares	—	—	—	—
Bonds, treasury bills and similar marketable securities	33,140	9,733	52,723	—
Other	—	—	—	—
Total	33,140	9,733	52,723	—

Trading securities subject to repurchase agreements

None.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Positive differences on derivative financial assets held for trading purpose

	Current Period		Prior Period
	TL	FC	TL	FC
Forward transactions	6,080	—	2,087	624
Swap transactions	676,508	179,600	737,149	145,264
Futures	—	—	—	—
Options	167	634	103	240
Other	—	—	—	—
Total	682,755	180,234	739,339	146,128

3.                Information on banks

	Current Period		Prior Period
	TL	FC	TL	FC
Banks	951,331	4,932,802	1,185,799	4,990,220
Domestic	950,561	1,562,580	1,185,057	322,562
Foreign	770	3,370,222	742	4,667,658
Foreign Head Offices and Branches	—	—	—	—
Total	951,331	4,932,802	1,185,799	4,990,220

4.                Information on available-for-sale financial assets

Available-for-sale financial assets given as collateral or blocked

	Current Period		Prior Period
	TL	FC	TL	FC
Equity shares	—	—	—	—
Bonds, treasury bills and similar marketable securities	1,889,410	1,717,483	1,571,646	1,516,438
Other	—	—	—	—
Total	1,889,410	1,717,483	1,571,646	1,516,438

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Available-for-sale financial assets subject to repurchase agreements

	Current Period		Prior Period
	TL	FC	TL	FC
Government bonds	3,839,989	—	3,621,980	—
Treasury bills	—	—	—	—
Other debt securities	—	2,080,538	—	2,647,350
Bonds issued or guaranteed by banks	—	—	—	—
Asset backed securities	—	—	—	—
Total	3,839,989	2,080,538	3,621,980	2,647,350

Information on available-for-sale financial assets

	Current Period	Prior Period
Debt securities	17,904,863	17,432,577
Quoted on a Stock Exchange	17,904,863	17,432,577
Unquoted	—	—
Equity securities	23,322	79,253
Quoted on a Stock Exchange	—	—
Unquoted	23,322	79,253
Provisions for impairment losses (-)	41,875	175,719
Total	17,886,310	17,336,111

5.                Information on loans

Information on all types of loans and advances given to shareholders and employees of the Parent Bank

	Current Period		Prior Period
	Cash	Non-Cash	Cash	Non-Cash
Direct loans provided to the shareholders	—	31,298	—	28,550
Legal entities	—	31,298	—	28,550
Real persons	—	—	—	—
Indirect loans provided to the shareholders	—	—	—	—
Loans provided to the employees	114,732	37	103,366	13
Total	114,732	31,335	103,366	28,563

Information about loans classified in the first and second group and other receivables and loans that have been restructured or rescheduled

	Standard loans and other receivables			Loans and other receivables under close monitoring
		Agreement conditions modified			Agreement conditions modified
Cash Loans	Loans and other receivables	Payment plan extensions	Other	Loans and other receivables	Payment plan extensions	Other
Non-specialized loans	129,969,246	870,790	—	6,211,003	1,463,323	—
Loans given to enterprises	38,157,647	383,147	—	1,979,523	1,173,323	—
Export loans	5,260,829	—	—	284,264	4,094	—
Import loans	—	—	—	—	—	—
Loans given to financial sector	2,482,885	—	—	4,636	—	—
Consumer loans	33,449,227	146,157	—	1,632,898	235,467	—
Credit cards	5,386,064	—	—	421,068	12,218	—
Other	45,232,594	341,486	—	1,888,614	38,221	—
Specialized lending	1,034	—	—	—	—	—
Other receivables	6,343	—	—	—	—	—
Total	129,976,623	870,790	—	6,211,003	1,463,323	—

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Information related to the changes in the payment plans of loans and other receivables:

Number of modifications to extend payment plans	Standard Loans and Other Receivables (*)	Loans and other receivables under close monitoring (*)
Extended for 1 or 2 times	870,790	1,121,285
Extended for 3,4 or 5 times	—	—
Extended for more than 5 times	—	—

Extended period of time	Standard Loans and Other Receivables (*)	Loans and other receivables under close monitoring (*)
0-6 Months	59	359
6-12 Months	7,079	13,657
1-2 Years	31,417	76,832
2-5 Years	520,314	281,385
5 Years and Over	311,921	749,052

(*)              The a and b paragraph of the 4th article of the 5th paragraph is the loan balances within the scope of the “Regulation on   Accounting Applications for Banks and Safeguarding of Documents” published in the Official Gazette no.27947 dated 28 May 2011.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Consumer loans, retail credit cards, personnel loans and personnel credit cards

	Short-Term	Medium and Long-Term	Total
Consumer loans — TL	399,599	32,743,135	33,142,734
Housing loans	9,432	16,755,135	16,764,567
Automobile loans	4,292	430,337	434,629
General purpose loans	385,875	15,557,663	15,943,538
Other	—	—	—
Consumer loans — FC indexed	—	—	—
Housing loans	—	—	—
Automobile loans	—	—	—
General purpose loans	—	—	—
Other	—	—	—
Consumer loans — FC	775	5,376	6,151
Housing loans	—	—	—
Automobile loans	—	—	—
General purpose loans	775	5,376	6,151
Other	—	—	—
Retail credit cards — TL	4,210,984	83,798	4,294,782
With instalment	1,849,495	75,574	1,925,069
Without instalment	2,361,489	8,224	2,369,713
Retail credit cards — FC	12,931	—	12,931
With instalment	—	—	—
Without instalment	12,931	—	12,931
Personnel loans — TL	3,529	48,788	52,317
Housing loans	—	—	—
Automobile loans	—	—	—
General purpose loans	3,529	48,788	52,317
Other	—	—	—
Personnel loans — FC indexed	—	—	—
Housing loans	—	—	—
Automobile loans	—	—	—
General purpose loans	—	—	—
Other	—	—	—
Personnel loans — FC	428	—	428
Housing loans	—	—	—
Automobile loans	—	—	—
General purpose loans	428	—	428
Other	—	—	—
Personnel credit cards — TL	61,265	266	61,531
With instalment	25,563	240	25,803
Without instalment	35,702	26	35,728
Personnel credit cards — FC	456	—	456
With instalment	—	—	—
Without instalment	456	—	456
Overdraft Checking Accounts — TL (Real person)	2,262,002	—	2,262,002
Overdraft Checking Accounts — FC (Real person)	117	—	117
Total	6,952,086	32,881,363	39,833,449

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Instalment based commercial loans and corporate credit cards

	Short-Term	Medium and Long-Term	Total
Instalment-based commercial loans — TL	963,847	24,062,165	25,026,012
Real estate loans	1,405	929,687	931,092
Automobile loans	69,507	1,539,956	1,609,463
General purpose loans	892,935	21,592,522	22,485,457
Other	—	—	—
Instalment-based commercial loans — FC indexed	33,159	1,288,645	1,321,804
Real estate loans	—	—	—
Automobile loans	—	—	—
General purpose loans	33,159	1,288,645	1,321,804
Other	—	—	—
Instalment-based commercial loans — FC	594,704	6,919,390	7,514,094
Real estate loans	—	—	—
Automobile loans	—	—	—
General purpose loans	594,704	6,919,390	7,514,094
Other	—	—	—
Corporate credit cards — TL	1,448,528	338	1,448,866
With instalment	433,342	338	433,680
Without instalment	1,015,186	—	1,015,186
Corporate credit cards — FC	784	—	784
With instalment	—	—	—
Without instalment	784	—	784
Overdraft Checking Accounts — TL (Corporate)	1,053,279	—	1,053,279
Overdraft Checking Accounts — FC (Corporate)	—	—	—
Total	4,094,301	32,270,538	36,364,839

Allocation of domestic and overseas loans

	Current Period	Prior Period
Domestic loans	138,045,174	124,574,596
Foreign loans	476,565	476,149
Total	138,521,739	125,050,745

Loans to associates and subsidiaries

	Current Period	Prior Period
Directly loans to associates and subsidiaries	4,987	1,071
Indirectly loans to associates and subsidiaries	—	—
Total	4,987	1,071

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Specific provisions for loans

Specific Provisions	Current Period	Prior Period
Loans and receivables with limited collectability	124,105	99,970
Loans and receivables with doubtful collectability	519,393	388,461
Uncollectible loans and receivables	4,304,246	3,740,748
Total	4,947,744	4,229,179

Information on non-performing loans (Net)

Information on non-performing loans and other receivables restructured or rescheduled

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Current period	80,713	143,184	62,018
(Gross amounts before the specific reserves)
Loans and other receivables which are restructured	—	—	—
Rescheduled loans and other receivables	80,713	143,184	62,018

Prior period	51,611	88,881	59,591
(Gross amounts before the specific reserves)
Loans and other receivables which are restructured	—	—	—
Rescheduled loans and other receivables	51,611	88,881	59,591

Movements in non-performing loan groups

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Balance at the beginning of the period	509,188	773,677	3,855,248
Additions (+)	1,865,979	15,850	36,717
Transfers from other categories of loans under follow-up (+)	—	1,532,173	1,101,609
Transfers to other categories of loans under follow-up (-) (*)	1,555,294	1,096,017	135,446
Collections (-)	196,792	183,275	472,603
Write-offs (-)	—	—	1,112
Corporate and commercial loans	—	—	—
Retail loans	—	—	—
Credit cards	—	—	—
Other	—	—	1,112
Currency differences	383	—	3,454
Balance at the end of the period	623,464	1,042,408	4,387,867
Specific provisions (-) (**)	124,105	519,393	4,304,246
Net balance on balance sheet	499,359	523,015	83,621

(*)              Loans that are transferred from non-performing loans to restructured loans are presented in the transfers to other categories of loans under follow-up lines.

(**)       As of 30 September 2016, the Parent Bank reserved 100% provision for TL 8,558 after the date it was placed in the 5th Group, which is the remaining portion of non-performing loans of TL 34,232 when guarantees are taken into consideration.

Uncollectible loans and other receivables are collected through liquidation of collaterals and legal follow-up.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Information on non-performing loans and other receivables in foreign currencies

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Current Period
Balance at the end of the period	10,522	18,011	448,851
Specific provision (-)	1,489	6,904	392,637
Net balance on balance sheet	9,033	11,107	56,214
Prior Period
Balance at the end of the period	24,405	88,660	380,742
Specific provision (-)	5,902	44,296	340,558
Net balance on balance sheet	18,503	44,364	40,184

Non-performing loans due to foreign currency denominated loans provided by the Parent Bank or domestic financial subsidiaries are followed in TL accounts, while non-performing loans provided by subsidiaries in abroad are followed in foreign currency accounts.

Explanation on Write-off Policy

The Group writes off a loan balance (and any related allowances for impairment losses) when it is concluded that those loans are uncollectible. This conclusion is given after considering information such as the occurrence of significant changes in the borrower / issuer’s financial position such that the borrower / issuer can no longer pay the obligation, or that proceeds from collateral will not be sufficient to pay back the entire exposure. For smaller balance standardized loans, charge off decisions generally are based on a product specific past due status.

The gross and net amounts of non-performing loans according to user groups

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Current Period (Net)	499,359	523,015	83,621
Consumer and Commercial Loans (Gross)	619,675	1,029,518	4,295,065
Specific Provision (-)	123,347	512,948	4,211,444
Consumer and Commercial Loans (Net)	496,328	516,570	83,621
Banks (Gross)	—	—	7,728
Specific Provision (-)	—	—	7,728
Banks (Net)	—	—	—
Other Loans and Receivables (Gross)	3,789	12,890	85,074
Specific Provision (-)	758	6,445	85,074
Other Loans and Receivables (Net)	3,031	6,445	—
Prior Period (Net)	401,090	396,387	111,457
Consumer and Commercial Loans (Gross)	494,639	775,650	3,773,247
Specific Provision (-)	98,686	383,862	3,661,790
Consumer and Commercial Loans (Net)	395,953	391,788	111,457
Banks (Gross)	—	—	7,517
Specific Provision (-)	—	—	7,517
Banks (Net)	—	—	—
Other Loans and Receivables (Gross)	6,421	9,198	71,441
Specific Provision (-)	1,284	4,599	71,441
Other Loans and Receivables (Net)	5,137	4,599	—

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

6.     Information on held-to-maturity investments

Held-to-maturity debt securities issued by the governments

	Current Period		Prior Period
	TL	FC	TL	FC
Government bonds	7,982,632	—	7,546,748	—
Treasury bills	—	—	—	—
Other securities issued by the governments	—	—	—	—
Total	7,982,632	—	7,546,748	—

Information on held-to-maturity investment securities

	Current Period	Prior Period
Debt Securities	8,090,735	7,683,950
Quoted at stock exchanges	7,985,893	7,552,969
Unquoted at stock exchanges	104,842	130,981
Impairment losses (-)	3,261	6,221
Total	8,087,474	7,677,729

The movement table of the held-to-maturity investments

	Current Period	Prior Period
Balances at the beginning of the period	7,677,729	6,854,593
Foreign currency differences on monetary assets	3,971	44,702
Purchases during the period	1,734,464	1,610,704
Transfers to available for sale portfolio	—	—
Disposals through sales/redemptions	(1,554,938)	(1,129,187)
Impairment losses	2,960	(366)
Change in amortized costs of the securities (*)	223,288	297,283
Balances at the end of the period	8,087,474	7,677,729

(*)    Changes in the amortized costs of the marketable securities also include rediscount differences in marketable securities.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Information on held-to-maturity investments

	Cost		Carrying Value
Current Period	TL	FC	TL	FC
Collateralized/blocked investment securities	386,987	104,825	394,513	104,842
Investments subject to repurchase agreements	6,137,215	—	7,019,080	—
Held for structural position	—	—	—	—
Receivable from security borrowing markets	—	—	—	—
Collateral for security borrowing markets	—	—	—	—
Other (*)	545,819	—	569,039	—
Total	7,070,021	104,825	7,982,632	104,842

	Cost		Carrying Value
Prior Period	TL	FC	TL	FC
Collateralized/blocked investment securities	495,970	130,950	527,655	130,981
Investments subject to repurchase agreements	5,428,798	—	6,050,350	—
Held for structural position	—	—	—	—
Receivable from security borrowing markets	—	—	—	—
Collateral for security borrowing markets	—	—	—	—
Other (*)	935,631	—	968,743	—
Total	6,860,399	130,950	7,546,748	130,981

(*)   The securities held as free that are not subject to collateral/blockage or other transactions are presented in the “Other” line.

7.     Investments in associates

Unconsolidated investments in associates

	Title	Address (City/ Country)	Parent Bank’s Share — If Different, Voting Rights (%)	Bank Risk Group’s Share (%)
1	Roketsan Roket Sanayi ve Ticaret A.Ş. (*)	Ankara/Turkey	9.93	9.93
2	Bankalararası Kart Merkezi A.Ş.	İstanbul/Turkey	9.70	9.70
3	Kredi Kayıt Bürosu A.Ş. (*)	İstanbul/Turkey	9.09	9.09
4	Güçbirliği Holding A.Ş. (*)	İzmir/Turkey	0.07	0.07
5	İzmir Enternasyonel Otelcilik A.Ş.	İstanbul/Turkey	5.00	5.00
6	İstanbul Takas ve Saklama Bankası A.Ş. (*)	İstanbul/Turkey	4.37	4.37
7	Kredi Garanti Fonu A.Ş.	Ankara/Turkey	1.69	1.69
8	Tasfiye Halinde World Vakıf UBB Ltd.	Lefkoşa/NCTR	82.00	85.25

	Total Assets	Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Year’s Profit/(Loss)	Prior Period’s Profit/Loss	Fair Value
1	3,114,409	892,304	553,149	6,974	—	101,449	30,719	—
2	75,434	44,177	48,086	672	—	14,517	9,605	—
3	171,986	123,290	118,180	1,917	—	10,180	17,045	—
4	136,588	(34,037)	88,039	290	—	(1,874)	(9,042)	—
5	104,676	(7,805)	87,208	—	—	(8,176)	(30,171)	—
6	7,429,453	951,843	102,447	151,369	4,789	119,604	87,910	—
7	324,489	298,991	7,563	12,390	—	17,738	19,899	—
8	1,557	(87,047)	—	—	—	(6,335)	(5,425)	—

(*) Reviewed BRSA financial statements as of 30 June 2016 are considered.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

In the prior period, subsequent to the approval of the decision of the capital of Kredi Garanti Fonu A.Ş. in the Ordinary Meeting of General Assembly of the Company dated 31 March 2015, an associate of the Bank, has been increased from TL 240,000 to TL 278,439, TL 29,000 is paid from company’s own resources and TL 9,439 is paid cash by two new shareholders and registered to commercial register on 10 April 2015. After the capital increase, Bank’s current nominal share has been increased from TL 4,211 to TL 4,719 by a bonus increase of TL 509 and Bank’s share percentage will be decreased from 1.75% to 1.69% after the involvement of two shareholders as at 10 April 2015.

The title of World Vakıf Off Shore Banking Ltd, a subsidiary of the Bank, was changed as World Vakıf UBB. Ltd. on 4 February 2009. Pursuant to the 4 March 2010 dated and 764 numbered decision of Board of Directors of Central Bank of Turkish Republic of Northern Cyprus, the official authorization of World Vakıf UBB Ltd., operating in NCTR, is abrogated due to incompliance with the 7th and 9th articles of 41/2008 numbered Law of International Banking Units. According to 24 May 2010 dated decision of the Nicosia Local Court, World Vakıf UBB Ltd. will be liquidated and NCTR Company Registrar is appointed to carry out liquidation process. In year 2010, due to loss of control over Company, World Vakıf UBB Ltd. has been reclassified as “Investments in associates”. The liquidation process of World Vakıf UBB Ltd, an associate of the Bank, has been carried out by NCTR Collecting and Liquidation Office. The application of the company for cancellation of the liquidation has been rejected and the decision of liquidation has been agreed on 27 August 2013. Thus, the company’s title has been changed as “World Vakıf UBB Ltd in Liquidation”.

Unconsolidated associates, reasons for not consolidating such investments and accounting treatments applied for such investments:

İstanbul Takas ve Saklama Bankası A.Ş. and Kredi Garanti Fonu A.Ş. have not been consolidated since their total assets and net operating profit/loss) individually or as a whole, do not comprise a material portion within the consolidated totals. Since Bankalararası Kart Merkezi A.Ş., Kredi Kayıt Bürosu A.Ş., Roketsan Roket Sanayi ve Ticaret A.Ş., Güçbirliği Holding A.Ş. and İzmir Enternasyonel A.Ş. are not financial associates; these associates have not been consolidated. These associates have been accounted for as per TAS 39 in the consolidated financial statements.

Consolidated investments in associates

	Title	Address (City/ Country)	Parent Bank’s Share — If Different, Voting Rights (%)	Bank Risk Group’s Share (%)
1	Kıbrıs Vakıflar Bankası Ltd.	Lefkosa/NCTR	15.00	15.00
2	Türkiye Sınai Kalkınma Bankası A.Ş.	İstanbul/Turkey	8.38	8.38

	Total Assets	Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Year’s Profit/Loss	Prior Period’s Profit/Loss	Fair Value
1	857,279	85,887	6,521	51,689	2,679	3,640	5,285	—
2	23,797,986	3,101,578	767,779	760,881	268,193	354,694	268,995	2,727,730

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Kıbrıs Vakıflar Bankası LTD. from TL 40,000 to TL 70,000 in the Extraordinary Meeting of the General Assembly of the Company dated 12 May 2016. The share of the Bank amounting to TL 4,500 is is presented in the movement table of investments in associates as bonus shares received.

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Türkiye Sınai Kalkınma Bankası A.Ş. from TL 1,750,000 to TL 2,050,000 in the Ordinary Meeting of General Assembly of the Company dated 24 March 2016, the share of the Bank amounting to TL 25,132 is presented in the movement table of investments in associates as bonus shares received.

In the prior period, subsequent to the approval of the decision to increase the paid-in capital of Türkiye Sınai Kalkınma Bankası A.Ş. from TL 1,500,000 to TL 1,750,000 in the Ordinary Meeting of General Assembly of the Company dated 26 March 2015, the share of the Bank amounting to TL 20,944 is presented in the movement table of investments in associates as bonus shares received.

Movement of consolidated investments in associates

	Current Period	Prior Period
Balance at the beginning of the period	224,269	259,957
Movements during the period	14,934	(35,688)
Transfers	—	—
Acquisitions	—	—
Bonus shares received	29,632	20,944
Share of current year profit	—	—
Sales/liquidations	—	—
Fair value changes	(14,698)	(56,632)
Impairment losses	—	—
Balance at the end of the period	239,203	224,269
Capital commitments	—	—
Share percentage at the end of period (%)	—	—

Sectoral distribution of consolidated investments and associates

	Current Period	Prior Period
Banks	239,203	224,269
Insurance companies	—	—
Factoring companies	—	—
Leasing companies	—	—
Financing companies	—	—
Other financial associates	—	—
Total	239,203	224,269

Quoted associates

	Current Period	Prior Period
Quoted at domestic stock exchanges	228,584	218,150
Quoted at international stock exchanges	—	—
Total	228,584	218,150

Investments in associates disposed during the period

There is not any associate disposed by the Parent Bank in the current period.

Investments in associates acquired during the period

There is not any associate acquired by the Parent Bank in the current period.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED

FINANCIAL STATEMENTS AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

8.                   Investments in subsidiaries

Information on significant subsidiaries

	Vakıfbank International AG	Vakıf Finansal Kiralama A.Ş.	Vakıf Yatırım Menkul Değerler A.Ş.	Vakıf Faktoring A.Ş.	Güneş Sigorta A.Ş.	Vakıf Emeklilik A.Ş.	Vakıf Portföy Yönetimi A.Ş.	Vakıf Gayrimenkul Yat. Ort. A.Ş.	Vakıf Menkul Kıymet Yat. Ort. A.Ş.

Paid in Capital	114,483	87,000	35,000	22,400	150,000	26,500	12,000	213,000	20,000
Share Premium	—	—	—	—	—	—	—	246,731	—
Adjustment to paid-in capital	—	333	(260)	28,905	(1,667)	6,743	46	21,613	59
Valuation changes in marketable securities	32,822	3,470	48,880	347	270,281	483	—	—	—
Profit on sale of associates, subsidiaries and buildings	—	15,105	—	—	193,339	50,005	—	547	—
Bonus shares from investment and associates, subsidiaries and joint ventures (business partners)	—	—	—	—	59	191	—	—	—
Legal Reserves	9,279	5,110	5,644	5,824	17,179	18,385	965	6,390	395
Extraordinary Reserves	—	33,398	7,368	48,296	19,246	68,476	1,577	97,360	—
Other Profit Reserves	195,425	—	2,308	—	—	—	—	—	—
Profit/Loss	125,092	15,893	1,165	12,943	(402,477)	96,375	4,937	11,749	(2,967)
Prior Period’s Profit/Loss	106,801	—	(4,587)	—	(384,215)	82,533	—	1,015	(2,771)
Current Period’s Profit/Loss	18,291	15,893	5,752	12,943	(18,262)	13,842	4,937	10,734	(196)
Minority Rights	—	73	—	—	—	—	—	—	—
Total Core Capital	477,101	160,382	100,105	118,715	245,960	267,158	19,525	597,390	17,487
SUPPLEMENTARY CAPITAL	—	—	—	—	—	—	—	—	—
CAPITAL	477,101	160,382	100,105	118,715	245,960	267,158	19,525	597,390	17,487
NET AVAILABLE EQUITY	477,101	160,382	100,105	118,715	245,960	267,158	19,525	597,390	17,487

Reviewed BRSA financial statements as of 30 September 2016 are considered.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Vakıf Yatırım Menkul Değerler A.Ş., which is one of the consolidated subsidiaries of the Parent Bank, calculates capital adequacy in accordance with “Communiqué on Capital and Capital Adequacy of Intermediary Firms” of Capital Markets Board as six months periods. Güneş Sigorta A.Ş. and Vakıf Emeklilik A.Ş., which are the consolidated subsidiaries of the Parent Bank operating in insurance sector, calculate capital adequacy in accordance with “Communiqué on Capital Adequacy Measurement and Assessment for Insurance, Reinsurance and Pension Firms” published by Republic of Turkey Undersecretariat of Treasury as six months periods. According to the calculations at 30 September 2016, there is no capital requirement for the subsidiaries mentioned.

Unconsolidated investments in subsidiaries

	Title	Address (City / Country)	Bank’s Share —If Different, Voting Rights (%)	Bank’s Risk Group Share (%)
1	Vakıf Enerji ve Madencilik A.Ş. (*)	Ankara/Turkey	65.50	84.96
2	Taksim Otelcilik A.Ş.	İstanbul/Turkey	51.00	51.52
3	Vakıf Pazarlama Sanayi ve Ticaret A.Ş. (**)	İstanbul/Turkey	69.33	74.98
4	Vakıf Gayrimenkul Değerleme A.Ş.	Ankara/Turkey	54.29	58.57

	Total Assets	Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Year’s Profit/(Loss)	Prior Years’ Profit/(Loss)	Fair Value
1	25,406	5,916	1,042	388	—	280	(1,745)	14,466
2	366,961	354,338	234,212	6,517	—	504	9,112	400,560
3	51,313	42,516	723	3,351	57	3,587	3,861	58,797
4	31,687	26,423	304	2,401	—	1,269	829	26,471

(*)             Financial information as at 30 June 2016 has been presented for these subsidiaries.

(**)      Financial information as at 31 December 2015 has been presented for these subsidiaries.

Unconsolidated subsidiaries, reasons for not consolidating such investments and accounting treatments applied for such investments:

Vakıf Enerji ve Madencilik A.Ş., Taksim Otelcilik A.Ş., Vakıf Pazarlama Sanayi ve Ticaret A.Ş. and Vakıf Gayrimenkul Değerleme A.Ş. have not been consolidated since they are not among the financial subsidiaries of the Bank. Therefore, the subsidiaries whose fair value can be reliably measured are reflected in the consolidated financial statements at their fair values.

In the previous period, subsequent to the approval of the decision to increase the paid-in capital of Vakıf Gayrimenkul Değerleme A.Ş. from TL 7,000 to TL 14,000 by a bonus increase of TL 7,000 in the Ordinary Meeting of General Assembly of the Company dated 20 March 2015. After the capital increase, The Parent Bank’s current nominal share has been increased from TL 3,800 to TL 7,600 by TL 3,800 and The Parent Bank’s share percentage has been remained the same as 54.29%.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Investments in consolidated subsidiaries

	Title	Address(City / Country)	Bank’s Share —If Different Voting Rights (%)	Bank’s Risk Group Share (%)
1	Güneş Sigorta A.Ş.	İstanbul/Turkey	36.35	36.35
2	Vakıf Emeklilik A.Ş.	İstanbul/Turkey	53.90	75.30
3	Vakıf Faktoring A.Ş.	İstanbul/Turkey	78.39	86.99
4	Vakıf Finansal Kiralama A.Ş.	İstanbul/Turkey	58.71	64.40
5	Vakıf Yatırım Menkul Değerler A.Ş.	İstanbul/Turkey	99.00	99.44
6	Vakıfbank International AG	Vienna/Austria	90.00	90.00
7	Vakıf Portföy Yönetimi A.Ş.	İstanbul/Turkey	100.00	100.00
8	Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş.	İstanbul/Turkey	22.89	32.91
9	Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş.	İstanbul/Turkey	38.70	40.64

	Total Assets	Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Year’s Profit / (Loss)	Prior Period’s Profit / (Loss)	Fair Value
1	1,312,255	83,354	336,937	33,127	721	(54,840)	(98,328)	188,696
2	5,130,134	237,764	111,658	24,811	104	38,512	25,890	800,926
3	919,199	118,651	2,784	77,923	—	12,943	10,116	95,035
4	1,583,885	160,383	19,597	82,349	—	15,894	15,458	102,142
5	350,888	107,807	1,574	10,757	133	5,752	(6,584)	106,298
6	3,218,310	441,973	1,020	56,670	13,326	17,711	28,967	437,507
7	20,492	19,525	162	1,511	56	4,937	2,236	72,525
8	18,603	17,486	39	218	947	(196)	(527)	22,663
9	975,646	833,321	517,816	22,411	—	10,768	22,402	474,595

Movement table of consolidated investments in subsidiaries in consolidated financial statements

	Current Period	Prior Period
Balance at the beginning of the period	1,350,170	1,187,597
Movements during the period	44,957	162,573
Transfers	—	—
Acquisitions	—	—
Bonus shares received	24,858	805
Share of current year profit	(1,314)	(24,557)
Sales and liquidations	—	—
Fair value changes	21,021	198,150
Impairment losses	392	(11,825)
Balance at the end of the period	1,395,127	1,350,170
Capital commitments	—	—
Share percentage at the end of the period (%)	—	—

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Valuation of consolidated subsidiaries in unconsolidated financial statements

	Current Period	Prior Period
Measured at cost	—	—
Measured at fair value	1,395,127	1,350,170
Equity method of accounting	—	—
Total	1,395,127	1,350,170

Sectoral distribution of consolidated investments in financial subsidiaries

	Current Period	Prior Period
Insurance companies	393,756	434,144
Banks	500,290	480,532
Factoring companies	74,498	62,163
Leasing companies	59,967	45,681
Financing companies	—	—
Other financial subsidiaries	366,616	327,650
Total	1,395,127	1,350,170

Quoted consolidated subsidiaries

	Current Period	Prior Period
Quoted at domestic stock exchanges	317,414	330,703
Quoted at international stock exchanges	—	—
Total	317,414	330,703

Consolidated subsidiaries disposed during the period

There is not any disposal in the consolidated subsidiaries in the current year.

Consolidated investments in subsidiaries acquired during the period

The Parent Bank does not have any subsidiary that are purchased in the current period in the scope of consolidation.

In the current period, Vakıf Portföy Yönetimi A.Ş.’s capital of TL 3,000 was increased by TL 9,000 through a bonus issue, reaching TL 12,000. Following the bonus issue, the Bank’s existing nominal share of TL 3,000 was raised to TL 12.000, representing an increase of TL 9,000, with its shareholding percentage remaining the same (100.00%). Capital amounting to TL 9.000, corresponding to the Bank is booked under Bonus Shares Received in the table of movement of investments in associates.

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. from TL 205,400 to TL 213,000 by a bonus increase of TL 7,600 in the Ordinary Meeting of General Assembly of the Company dated 15 April 2016. After the capital increase, Bank’s current nominal share has been increased from TL 79,495 to TL 82,436 by bonus increase of 2,941 and Bank’s share percentage has been remained the same 38.70%. The share of the Bank amounting to TL 2,941 is presented as bonus shares received in the movement table of investments in subsidiaries.

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Vakıf Finansal Kiralama A.Ş. from TL 65,000 to TL 87,000 by a bonus increase of TL 22,000 in the Ordinary Meeting of General Assembly of the Company dated 12 April 2016. After the capital increase, Bank’s current nominal share has been increased from TL 38,163 to TL 51,080 by bonus increase of 12,917 and Bank’s share percentage has been remained the same 58.71%. The share of the Bank amounting to TL 12,917 is presented as bonus shares received in the movement table of investments in subsidiaries.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

In the previous period, the title of Vakıf Finans Factoring Hizmetleri A.Ş. has been changed to Vakıf Faktoring A.Ş., the aforementioned change of title has been registered on 13 April 2015.

In the previous period, subsequent to the approval of the decision to increase the paid-in capital of Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. from TL 203,320 to TL 205,400 by a bonus increase of TL 2,080 in the Ordinary Meeting of General Assembly of the Company dated 31 March 2015. After the capital increase, Bank’s current nominal share has been increased from TL 78,690 to TL 79,495 by bonus increase of TL 805 and Bank’s share percentage has been remained the same 38.70%. The share of the Bank amounting to TL 805 is presented as bonus shares received in the movement table of investments in subsidiaries.

In the previous period, in total full TL 12 nominal share of Vakıf Portföy Yönetimi A.Ş. has been purchased by Bank from other real person shareholders and Bank has signed share transfer contract with real person shareholders on 11 February 2015. Thus, Bank’s nominal share has been increased from full TL 2,999,988 to full TL 3,000,000. Bank’s share percentage has been increased from 99.99% to 100.00%.

9.                  Investments in joint-ventures

There is not any investment in joint-ventures of the Group within current and prior period.

10.           Information on finance lease receivables (net)

Finance lease receivables disclosed according to remaining maturities

	Current Period		Prior Period
	Gross	Net	Gross	Net
Less than 1 year	81,345	77,743	82,589	78,324
Between 1-4 years	1,006,994	894,445	782,065	694,895
Longer than 4 years	522,086	428,089	671,417	552,606
Total	1,610,425	1,400,277	1,536,071	1,325,825

Net investments in finance lease receivables

	Current Period	Prior Period
Gross finance lease receivables	1,610,425	1,536,071
Unearned income on finance lease receivables (-)	(210,148)	(210,246)
Terminated lease contracts (-)	—	—
Net finance lease receivables	1,400,277	1,325,825

Finance lease agreements

Sum of the minimum lease payments including interest and principal amounts are stated under the “finance lease receivables” as gross. The difference between the total of rent payments and the cost of the related fixed assets is reflected to the “unearned income” account. If the lease payments are made, the lease principal amount is deducted from the “finance lease receivables” as the interest component of the payment is reflected to interest income on the consolidated statement of income.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

11.           Information on hedging purpose derivatives

Positive differences on derivative financial instruments held for risk management purposes

None.

12.           Information on investment properties

As of 30 September 2016, the Group has investment properties that have book amount of its subsidiaries which are operating in the insurance business is TL 9,123 (31 December 2015: TL 9,924) and its subsidiaries which are operating in real estate investment business is TL 280,647 (31 December 2015: TL 277,802).

13.           Information on tax assets

(a)             Current tax assets

As at 30 September 2016 the current tax asset of the Group amounts to TL 292 (31 December 2015: TL 3,731).

(b)             Deferred tax assets

Items generating deferred tax assets or liabilities are listed below as at 30 September 2016 and 31 December 2015:

	Current Period	Prior Period
Provision for employee termination benefits and unused vacations	103,515	91,563
Other provisions	83,755	81,175
Valuation differences of associates and subsidiaries	27,704	27,704
Deductible financial losses	26,418	26,418
Investment incentives	7,720	9,697
Valuation differences of financial assets and liabilities	5,314	78,160
Reporting Standards - Tax Code depreciation differences	7,804	7,252
Other differences	11,721	5,209
Deferred tax assets	273,951	327,178
Net-off of the deferred tax assets and liabilities from the same entity	(102,803)	(187,993)
Deferred tax assets, (net)	171,148	139,185
Valuation differences of financial assets and liabilities	70,749	133,654
Valuation difference for associates and subsidiaries	13,880	18,421
Valuation differences of properties	37,702	47,351
Other differences	2,220	11,657
Deferred tax liabilities	124,551	211,083
Net-off of the deferred tax assets and liabilities from the same entity	(102,803)	(187,993)
Deferred tax liabilities, (net)	21,748	23,090

As at 30 September 2016 and 31 December 2015, items generating deferred tax assets or liabilities movement table is listed below:

	Current Period	Previous Period
As of 1 January	116,095	157,751
Deferred tax income/loss	84,151	(109,715)
Deferred tax that is accounted under equity	(47,815)	70,314
Other	(3,031)	(2,255)
Deferred tax asset/(liability)	149,400	116,095

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

14.            Information on assets held for sale and assets related to the discontinued operations

As at 30 September 2016, net book value of assets held for sale of the Group is amounting to TL 1,123,170
 (31 December 2015: TL 994,991).

15.            Information on other assets

As at 30 September 2016 and 31 December 2015, the details of other assets are as follows:

	Current Period	Prior Period
Receivables from insurance operations	831,398	1,002,182
Receivables from credit card payments	1,053,216	923,489
Prepaid expenses	632,370	669,777
Guarantees given for repurchase agreements	17,655	143,978
Guarantees given for derivative financial instruments	719,148	501,035
Receivables from term sale of assets	25,514	44,567
Receivables from reinsurance companies	54,420	23,311
Deferred commission expenses	37,899	68,427
Other	484,686	675,587
Total	3,856,306	4,052,353

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                   INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES

1.                   Information on maturity profile of deposits

Current Period	Demand	7 Days Notice	Up to 1 Month	1-3 Months	3-6 Months	6-12 Months	1 Year and Over	Accumulating Deposit Accounts	Total
Saving deposits	5,530,649	—	819,622	26,897,926	1,655,503	306,569	157,609	25	35,367,903
Foreign currency deposits	4,872,827	—	2,057,715	16,678,586	1,290,438	1,121,501	5,389,418	—	31,410,485
Residents in Turkey	4,161,350	—	2,056,436	16,396,201	1,042,875	506,315	881,055	—	25,044,232
Residents in abroad	711,477	—	1,279	282,385	247,563	615,186	4,508,363	—	6,366,253
Public sector deposits	5,160,779	—	4,319,890	7,293,013	662,002	2,180,101	233,086	—	19,848,871
Commercial deposits	2,481,867	—	5,795,486	8,974,504	1,122,770	265,218	9,819	—	18,649,664
Other	4,031,842	—	1,501,413	3,620,100	796,269	48,756	26,465	—	10,024,845
Precious metal deposits	566,008	—	—	—	—	—	—	—	566,008
Bank deposits	283,769	—	3,776,069	1,252,970	333,865	138,668	216,806	—	6,002,147
Central Bank	76	—	—	—	—	—	—	—	76
Domestic banks	14,918	—	3,595,570	1,037,123	333,865	6,245	4,211	—	4,991,932
Foreign banks	197,472	—	130,444	215,847	—	132,423	212,595	—	888,781
Participation banks	71,303	—	50,055	—	—	—	—	—	121,358
Other	—	—	—	—	—	—	—	—	—
Total	22,927,741	—	18,270,195	64,717,099	5,860,847	4,060,813	6,033,203	25	121,869,923

Prior Period	Demand	7 Days Notice	Up to 1 Month	1-3 Months	3-6 Months	6-12 Months	1 Year and Over	Accumulating Deposit Accounts	Total
Saving deposits	4,424,092	—	471,519	22,041,396	1,027,318	255,301	124,971	—	28,344,597
Foreign currency deposits	4,479,182	—	3,412,030	15,859,982	1,497,162	1,127,496	5,403,554	—	31,779,406
Residents in Turkey	3,847,197	—	3,409,099	15,546,772	1,235,166	611,274	942,705	—	25,592,213
Residents in abroad	631,985	—	2,931	313,210	261,996	516,222	4,460,849	—	6,187,193
Public sector deposits	4,504,470	—	4,869,059	6,958,081	843,503	1,879,924	205,243	—	19,260,280
Commercial deposits	2,457,798	—	3,735,859	11,025,533	146,767	50,949	1,336	—	17,418,242
Other	3,751,277	—	1,772,094	3,170,500	242,340	41,669	25,525	—	9,003,405
Precious metal deposits	625,592	—	—	—	—	—	—	—	625,592
Bank deposits	392,993	—	3,804,547	886,665	230,210	118,489	145,571	—	5,578,475
Central Bank	1,116	—	—	—	—	—	—	—	1,116
Domestic banks	6,431	—	3,645,258	553,924	212,223	—	—	—	4,417,836
Foreign banks	230,898	—	159,289	332,741	17,987	118,489	145,571	—	1,004,975
Participation banks	154,548	—	—	—	—	—	—	—	154,548
Other	—	—	—	—	—	—	—	—	—
Total	20,635,404	—	18,065,108	59,942,157	3,987,300	3,473,828	5,906,200	—	112,009,997

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                   INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

Information on saving deposits insured by Saving Deposit Insurance Fund and the total amounts of the deposits exceeding the insurance coverage limit

	Covered by Deposit Insurance Fund		Exceeding the Deposit Insurance Limit
	Current Period	Prior Period	Current Period	Prior Period
Saving deposits	18,613,710	15,480,662	16,754,193	12,863,935
Foreign currency saving deposits	4,693,454	4,788,666	11,290,471	11,939,036
Other saving deposits	—	—	—	—
Foreign branches’ deposits under foreign insurance coverage	—	—	—	—
Off-Shore deposits under foreign insurance coverage	—	—	—	—
Total	23,307,164	20,269,328	28,044,664	24,802,971

Saving deposits out of insurance coverage limits

	Current Period	Prior Period
Deposits and other accounts at foreign branches	28,242	24,839
Deposits and other accounts, which belong to controlling shareholders, their parents, wives/husbands, and children	—	—
Deposits and other accounts, which belong to Board of Director members, chairman, general manager, his/her assistants, their parents, wives/husbands, and children	5,116	5,438
Deposits and other accounts under scope of TCC law 5237 article no 282, dated 26/9/2004	—	—
Deposits in Deposit Banks of Turkey, which are solely established for off-shore banking	—	—

2.                   Information on derivative financial liabilities held for trading purpose

Negative differences related to the derivative financial liabilities held for trading purpose

	Current Period		Prior Period
	TL	FC	TL	FC
Forwards	5,258	—	1,508	594
Swaps	169,327	251,653	123,057	150,342
Futures	—	—	—	—
Options	14,092	631	28,612	239
Other	—	—	—	—
Total	188,677	252,284	153,177	151,175

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                   INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

3.                   Information on banks and other financial institutions

	Current Period		Prior Period
	TL	FC	TL	FC
Central Bank of Republic of Turkey	—	—	—	—
Domestic banks and institutions	599,171	849,277	567,038	609,386
Foreign banks, institutions and funds	533,924	17,520,364	365,313	18,653,310
Total	1,133,095	18,369,641	932,351	19,262,696

Maturity information of funds borrowed

	Current Period		Prior Period
	TL	FC	TL	FC
Short-term (*)	412,116	1,488,029	479,073	2,024,300
Medium and Long-term (*)	720,979	16,881,612	453,278	17,238,396
Total	1,133,095	18,369,641	932,351	19,262,696

(*)    Maturity profile of funds borrowed has been prepared in accordance with their original maturities.

Funds borrowed comprise syndication and securitization loans bearing various interest rates and maturities and account for 10.52% (31 December 2015: 11.70%) of the Group’s liabilities. There is no risk concentration on funding sources of the Group.

On 17 April 2015, the Parent Bank has obtained syndicated loan amounting to US Dollar 204 million and Euro 763 million with interest rates of US Libor + 0.80% and Euribor + 0.80% at a maturity of 367 days, with the participation of 35 banks, Wells Fargo Bank N.A., London Branch and National Bank of Abu Dhabi PJSC acting as coordinator and agent bank.  On 20 April 2016, the loan has been renewed with a new syndicated loan amounting to US Dollar 207 million and Euro 631.5 million with the interest rate of US Libor + 0.85% and Euribor + 0.75% at a maturity of 367 days with participation of 30 banks, Wells Fargo Bank, London Branch acting as coordinator and agent bank.

On 22 September 2014, the Parent Bank has obtained syndicated loan amounting to US Dollar 168.5 million and Euro 528.75 million with interest rates of US Libor + 0.90% and Euribor + 0.90% at a maturity of one year, with the participation of 26 banks, ING Bank, London Branch acting as coordinator and agent bank.  On 14 September 2015, the loan has been renewed with a new syndicated loan amounting to US Dollar 168.5 million and Euro 679.5 million with the interest rate of US Libor + 0.75% and Euribor + 0.75% at a maturity of one year with participation of 30 banks, ING Bank, London Branch acting as coordinator and agent bank. On 26 September 2016, the loan has been renewed with a new syndicated loan amounting to 224.5 million US Dollar and 554 million Euros with the interest rate of US Libor + 1.10% and Euribor + 1.00% at a maturity of 367 days with participation of 22 banks, ING Bank, London Branch and National Bank of Abu Dhabi PJSC acting as coordinator and ING Bank, London Branch acting as agent bank.

On 19 December 2014, the Parent Bank has obtained securitization loan at the amount of US Dollar 928.6 million related to foreign transfers and treasury transactions in Euro and US Dollar. Loan amounting to US Dollar 500 million has been obtained related to foreign transfers at a maturity of five years and loan at the amount of US Dollar 428.6 million has been obtained related to treasury transactions at a maturity of seven years in seven different segments in total.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                   INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

The loan obtained from European Bank for Reconstruction and Development (EBRD) amounting to US Dollar 125 million in 2014-A segment in order to finance medium term loans including to meet the needs of agricultural enterprises and support woman entrepreneurs.2014-B segment of the loan has been obtained from Wells Fargo Bank, N.A., 2014-C segment of the loan has been obtained from Raiffeisen Bank International AG, 2014-D segment of the loan has been obtained from Standard Chartered Bank, 2014-E segment of the loan has been obtained from Societe Generale, 2014-G segment of the loan has been obtained from Bank of America, N.A. and 2014-F segment of the loan related to treasury transactions has been obtained from JP Morgan Securities plc. in the scope of programme. As at 30 September 2016, total securitization loan amounts to US Dollar 916 million and Euro 260 million.

Information on securities issued

Within the context of Global Medium Term Notes (GMTN), the Parent Bank has issued Turkey’s first Eurobond apart from Republic of Turkey Undersecretariat of Treasury. The bond has been issued in GMTN programme on 17 June 2014 has a nominal value of Euro 500 million, maturity date on 17 June 2019 with fixed rate, 5 years maturity and annually coupon paid with 3.65% return and  coupon rate 3.50%.

Within the context of Global Medium Term Notes (GMTN), the Parent Bank has issued 220 private placements with 17 different banks from June 2013 on .These private placements have been issued in several currencies as of (USD Dollar, Euro, Swiss Frank and Japanese Yen) and with maturities of are 3-month, 6-month, 1-year and 2-year. The Parent Bank has issued US Dollar 4,663 million US private placements as of 30 September 2016. The total private placement is US Dollar 370 million as of the same date.

The Parent Bank has issued Turkey’s first Euro covered bond on 4 May 2016. The bond has been issued on 4 May 2016 has nominal value of Euro 500 million, maturity date on 4 May 2021 with fixed rate, 5 years maturity and annually interest paid with coupon rate 2.375% and 2.578% return.

	TL		FC
Current Period	Short Term	Medium-Long Term	Short Term	Medium-Long Term
Nominal	3,476,000	—	437,271	8,179,366
Cost	3,360,407	—	437,267	8,115,321
Net Book Value	3,398,296	—	439,383	8,282,596

	TL		FC
Prior Period	Short Term	Medium-Long Term	Short Term	Medium-Long Term
Nominal	3,332,669	—	946,566	6,388,240
Cost	3,198,134	—	946,565	6,341,816
Net Book Value	3,257,620	—	949,615	6,439,473

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                   INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

4.                   Components of “other external resources payable” in the consolidated financials that comprise at least 20% of the account, if the account exceeds 10% of total liabilities and equity excluding off-balance sheet commitments.

Other external resources payable in the consolidated financials do not exceed 10% of total liabilities and equity.

5.                   Criteria used in the determination of lease instalments in the finance lease contracts, renewal and purchase options, restrictions, and significant burdens imposed on the bank on such contracts

Obligations under finance leases

None.

6.                   Information on derivative financial liabilities held for risk management purpose

Negative differences related to the derivative financial liabilities held for risk management purpose

None.

7.                   Information on provisions

Information on general provisions

	Current Period	Prior period
Provisions for loans and receivables in Group I	1,753,303	1,606,200
—Additional provision for loans with extended payment plans	29,523	26,422
Provisions for loans and receivables in Group II	276,596	231,853
—Additional provision for loans with extended payment plans	32,752	21,057
Provisions for non-cash loans	109,578	106,422
Other	3,321	13,128
Total	2,142,798	1,957,603

Provision for currency exchange loss on foreign currency indexed loans

The Group has recorded provision amounting to TL 4,850 (31 December 2015: TL 17,160) for foreign exchange losses on principal amounts of foreign currency indexed loans and reflected the related foreign exchange loss amount in the financial statements by offsetting from related loans.

Provisions for non-cash loans that are not indemnified and not converted into cash

As of 30 September 2016, the Parent Bank has recorded TL 58,554 (31 December 2015: TL 40,930) as provisions for non-cash loans that are not indemnified or converted into cash.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

Information on other provisions

Information on other provisions exceeding 10% of total provisions

	Current Period	Prior period
Provisions for credits	189,442	182,585
Specific provisions for non-cash loans	58,554	40,930
Provision for cheques	70,965	47,020
Provisions for lawsuits against the Bank	10,609	9,316
Provisions for credit card promotions	9,303	9,100
Other provisions	17,156	16,258
Total	356,029	305,209

8.  Taxation

Current Taxes

As at and for the nine-month period ended 30 September 2016, the tax liability of the Group is amounting to TL 185,469 (31 December 2015: TL 233,004).

Information on taxes payable

	Current Period	Prior Period
Corporate taxes payable	185,469	233,004
Taxation on securities	163,908	151,721
Capital gains tax on property	2,677	2,477
Banking and Insurance Transaction Tax (BITT)	79,965	77,808
Taxes on foreign exchange transactions	—	—
Value added tax payable	3,643	4,879
Other	33,655	41,348
Total	469,317	511,237

Information on premiums payable

	Current Period	Prior Period
Social security premiums- employee share	927	811
Social security premiums- employer share	2,347	2,095
Bank pension fund premium- employee share	—	—
Bank pension fund premium- employer share	—	—
Pension fund membership fees and provisions- employee share	12	10
Pension fund membership fees and provisions- employer share	—	—
Unemployment insurance- employee share	733	695
Unemployment insurance- employer share	1,590	1,503
Other	7	8
Total	5,616	5,122

Information on deferred tax liabilities

Information on deferred tax liabilities is presented in disclosure 13 of information and disclosures related to assets.

9.                  Information on payables for assets held for resale and tangible assets related to discounted activities

None.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

10.           Information on subordinated loans

The Parent Bank has issued bond having the secondary subordinated loan quality to be sold to non-resident natural and legal persons. The bond has been issued at the nominal value of US Dollar 500 million with the maturity of 10 years and 6.0% coupon rate. In addition to the bond issued on 1 November 2012, on 3 December 2012 the Bank has realized second trance at nominal value of US Dollar 400 million, has the same due date and maturity of 10 years and 5.5% coupon rate.

The Parent Bank has issued secondary subordinated loan (Tier II bond) as at January 2015 which contains Basel-III criteria. In this context, the bond has been issued at the nominal value of US Dollar 500 million with the maturity date of 3 February 2025 and early call option date of 3 February 2020. The bond has fixed interest, 10 years and one day maturity, two times interest payment in a year with coupon rate of 6.875% and issue yield of 6.95%.

Stated bonds’ total balance sheet value is TL 4,287,138 as of 30 September 2016 (31 December 2015: TL 4,155,551).

11.           Information on shareholders’ equity

Paid-in capital

	Current Period	Prior Period
Common stock	2,500,000	2,500,000
Preferred stock	—	—

Paid-in capital of the Parent Bank amounted to TL 2,500,000 is divided into groups comprised of 43.0% Group (A), 15.6 % Group (B), 16.2% Group (C) and 25.2% Group (D).

Board of Directors’ members; one member is appointed by the Prime Minister representing The General Directorate of the Foundations (Group A), three members are appointed representing Group (A), one member is appointed representing Group (B), and two members are appointed representing Group (C), and one member is appointed among the nominees offered by the shareholders at the General Assembly. Preference of Group (D) is primarily taken into account in the selection of the last mentioned member.

Paid-in capital amount, explanation as to whether the registered share capital system is applicable at the parent bank; if so the amount of registered share capital

Capital System	Paid-in Capital	Ceiling per Registered Share Capital
Registered capital system	2,500,000	10,000,000

At the resolutions of Board of Directors dated 2 January 2015 and 61st Ordinary Meeting of the General Assembly dated 30 March 2015, the Parent Bank’s ceiling per registered share capital has been increased from TL 5,000,000 to TL 10,000,000.

Information on share capital increases and their sources; other information on any increase in capital shares during the current period

There is no share capital increase in the current year and previous year.

Information on share capital increases from revaluation funds

None.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

Capital commitments for current financial year and following period and its general purpose and estimated sources that are required for commitments

None

Prior period indicators of the Parent Bank’s income, profitability and liquidity; and possible effects of the predictions on equity, considering the ambiguity of the indicators

None.

Information on the privileges given to stocks representing the capital

None.

Valuation differences of the marketable securities

	Current Period		Prior Period
	TL	FC	TL	FC
Associates, subsidiaries and joint ventures	53,308	—	39,342	—
Fair value differences of available-for-sale securities	(12,120)	200,529	(266,736)	257,405
Foreign exchange differences	—	—	—	—
Total	41,188	200,529	(227,394)	257,405

III.                                       INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED OFF-BALANCE SHEET ITEMS

1.                  Disclosures related to other contingent liabilities

Type and amount of consolidated irrevocable commitments

	Current Period	Prior Period
Commitments for credit card limits	8,237,590	7,399,361
Loan granting commitments	9,098,813	8,494,747
Commitments for cheque payments	1,971,457	1,805,569
Asset purchase sale commitments	1,514,222	3,843,373
Other	2,110,655	1,507,923
Total	22,932,737	23,050,973

Type and amount of possible losses from off-balance sheet items

Guarantees, bills of exchange and acceptances and other letters of credit which can be counted as financial collateral

The Parent Bank provided specific provision amounting to TL 177,455 (31 December 2015: TL 97,721) for non-cash loans that are not indemnified or converted to cash recorded under off-balance sheet items, amounting to TL 58,554 (31 December 2015: TL 40,930).

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                                       INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED OFF-BALANCE SHEET ITEMS (Continued)

Final guarantees, provisional guarantees, sureties and similar transactions

	Current Period	Prior Period
Final letters of guarantee	10,477,696	9,289,202
Letters of guarantee for advances	4,280,822	3,438,136
Letters of guarantee given to custom offices	1,047,135	1,030,530
Provisional letters of guarantee	1,016,609	935,981
Other letters of guarantee	12,771,246	12,103,744
Total	29,593,508	26,797,593

2.                  Non-cash loans

	Current Period	Prior Period
Non-cash loans given for cash loan risks	2,230,430	2,899,661
With original maturity of 1 year or less	815,272	1,176,515
With original maturity of more than 1 year	1,415,158	1,723,146
Other non-cash loans	33,317,760	30,220,240
Total	35,548,190	33,119,901

3.                  Sectoral risk concentrations of non-cash loans

	Current Period				Prior Period
	TL	%	FC	%	TL	%	FC	%
Agricultural	79,123	0.31	241,112	2.26	87,249	0.39	132,021	1.20
Farming and cattle	75,829	0.30	241,112	2.26	82,686	0.37	132,021	1.20
Forestry	2,299	0.01	—	—	3,528	0.02	—	—
Fishing	995	0.00	—	—	1,035	0.00	—	—
Manufacturing	10,563,396	42.43	5,707,844	53.59	9,811,692	44.34	5,696,876	51.82
Mining	1,024,969	4.12	105,153	0.99	1,252,878	5.66	106,628	0.97
Production	6,560,012	26.35	5,204,315	48.86	5,526,001	24.97	5,309,883	48.30
Electric, gas and water	2,978,415	11.96	398,376	3.74	3,032,813	13.71	280,365	2.55
Construction	4,057,054	16.30	1,977,709	18.57	3,374,531	15.25	2,224,897	20.24
Services	8,809,247	35.39	2,555,427	23.98	8,030,112	36.30	2,523,158	22.95
Wholesale and retail trade	3,782,993	15.20	1,471,073	13.80	3,444,760	15.57	1,584,849	14.41
Hotel, food and beverage services	103,959	0.42	1,665	0.02	110,961	0.50	1,778	0.02
Transportation and Telecommunication	1,233,853	4.96	932,398	8.75	1,172,317	5.30	736,976	6.70
Financial institutions	2,430,600	9.76	42,649	0.40	2,090,603	9.45	38,056	0.35
Real estate and renting services	358,470	1.44	35,835	0.34	325,256	1.47	33,758	0.31
Self-employment services	617,751	2.48	65,754	0.62	610,338	2.76	110,414	1.00
Education services	17,621	0.07	1,304	0.01	23,752	0.11	4,018	0.04
Health and social services	264,000	1.06	4,749	0.04	252,125	1.14	13,309	0.12
Other	1,386,909	5.57	170,369	1.60	822,779	3.72	416,586	3.79
Total	24,895,729	100.00	10,652,461	100.00	22,126,363	100.00	10,993,538	100.00

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                                       INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED OFF-BALANCE SHEET ITEMS (Continued)

4.                  Information on the non-cash loans classified as first and second group

	Group I		Group II
Current Period	TL	FC	TL	FC
Letters of guarantee	24,304,123	4,791,465	308,583	54,107
Confirmed bills of exchange and acceptances	49,966	821,882	—	—
Letters of credit	12,639	4,907,982	—	12,411
Endorsements	—	—	—	—
Purchase guarantees for securities issued	—	—	—	—
Factoring guarantees	87,321	3,598	—	—
Other guarantees and sureties	—	16,658	—	—
Total Non-Cash Loans	24,454,049	10,541,585	308,583	66,518

	Group I		Group II
Prior Period	TL	FC	TL	FC
Letters of guarantee	21,714,478	4,793,867	173,386	20,949
Confirmed bills of exchange and acceptances	86,762	1,388,757	—	—
Letters of credit	16,306	4,761,086	—	11,317
Endorsements	—	—	—	—
Purchase guarantees for securities issued	—	—	—	—
Factoring guarantees	42,526	2,224	—	—
Other guarantees and sureties	—	10,522	—	—
Total Non-Cash Loans	21,860,072	10,956,456	173,386	32,266

5.                  Contingent assets and liabilities

Group allocates TL 10,609 as provision for lawsuits against the Group (31 December 2015: TL 9,316).

6.                  Services rendered on behalf of third parties

The Parent Bank acts as an investment agent for banking transactions on behalf of its customers and provides custody services. Such transactions are followed under off-balance sheet accounts. The Parent Bank’s custody services and banking transactions on behalf of individuals and corporate customers do not present a material portion.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME

1.      Interest income

Information on interest income received from loans

	Current Period		Prior Period
	TL	FC	TL	FC
Short-term loans	3,237,854	140,892	2,443,097	120,190
Medium and long-term loans	5,491,164	1,277,845	4,679,969	1,124,773
Non-performing loans	220,017	—	90,260	—
Premiums received from resource utilization support fund	—	—	—	—
Total	8,949,035	1,418,737	7,213,326	1,244,963

Information on interest income received from banks

	Current Period		Prior Period
	TL	FC	TL	FC
Central Bank of Republic of Turkey	—	39	—	—
Domestic Banks	68,160	1,173	51,927	846
Foreign Banks	247	16,671	242	5,816
Foreign Head Office and Branches	—	—	—	—
Total	68,407	17,883	52,169	6,662

Information on interest income received from marketable securities portfolio

	Current Period		Prior Period
	TL	FC	TL	FC
Financial assets held for trading	2,101	3,677	3,727	713
Financial assets where fair value change is reflected to income statement	—	—	—	—
Financial assets available for sale	951,367	204,633	820,495	190,400
Investments held to maturity	540,275	950	438,762	364
Total	1,493,743	209,260	1,262,984	191,477

Information on interest income received from associates and subsidiaries

	Current Period	Prior Period
Interest Received from Associates and Subsidiaries	8	1

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME (Continued)

2.                  Interest Expense

Interest expense on funds borrowed

	Current Period		Prior Period
	TL	FC	TL	FC
Banks	99,219	209,422	73,449	178,344
Central Bank of Republic of Turkey	—	—	—	—
Domestic Banks	43,772	14,474	42,772	8,229
Foreign Banks	55,447	194,948	30,677	170,115
Foreign Head Offices and Branches	—	—	—	—
Other Institutions	—	30,744	—	19,164
Total	99,219	240,166	73,449	197,508

Interest expense paid to associates and subsidiaries

	Current Period	Prior Period
Interests paid to the associates and subsidiaries	16,244	9,678

Interest expense on securities issued

As at and for the nine-month period ended at 30 September 2016, interest paid to securities issued is TL 486,885 (30 September 2015: TL 437,124).

	Current Period		Prior Period
	TL	FC	TL	FC
Interest expense on securities issued	242,165	244,720	188,969	248,155

Maturity structure of the interest expense on deposits

		Time Deposits
Current Period	Demand Deposits	Up to 1 Month	Up to 3 Months	Up to 6 Months	Up to 1 Year	More than 1 Year	Cumulative deposit	Total
TL
Interbank deposits	—	31,080	76,901	42,969	3,656	3,210	—	157,816
Saving deposits	—	31,193	2,051,979	130,782	22,097	8,813	—	2,244,864
Public sector deposits	19,303	268,650	512,985	49,226	132,399	15,910	—	998,473
Commercial deposits	2	299,183	729,391	103,811	9,086	231	—	1,141,704
Other deposits	3	65,158	245,171	63,186	2,867	1,370	—	377,755
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Total	19,308	695,264	3,616,427	389,974	170,105	29,534	—	4,920,612

FC
Foreign Currency deposits	18,185	20,975	289,919	23,214	16,326	71,469	—	440,088
Interbank deposits	389	114	1,135	959	804	12,003	—	15,404
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Precious metal deposits	—	—	—	—	—	—	—	—
Total	18,574	21,089	291,054	24,173	17,130	83,472	—	455,492
Grand Total	37,882	716,353	3,907,481	414,147	187,235	113,006	—	5,376,104

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME (Continued)

		Time Deposits
Prior Period	Demand Deposits	Up to 1 Month	Up to 3 Months	Up to 6 Months	Up to 1 Year	More than 1 Year	Cumulative deposit	Total
TL
Interbank deposits	—	128,991	—	—	—	—	—	128,991
Saving deposits	—	29,791	1,446,827	85,360	20,156	7,862	—	1,589,996
Public sector deposits	7,650	166,892	461,305	40,501	199,229	11,767	—	887,344
Commercial deposits	27	316,306	741,141	38,412	12,769	313	—	1,108,968
Other deposits	—	47,206	212,213	21,140	6,116	1,197	—	287,872
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Total	7,677	689,186	2,861,486	185,413	238,270	21,139	—	4,003,171
FC
Foreign Currency deposits	18,521	26,043	222,018	25,809	18,833	79,003	—	390,227
Interbank deposits	—	10,850	—	—	—	—	—	10,850
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Precious metal deposits	—	—	—	—	—	—	—	—
Total	18,521	36,893	222,018	25,809	18,833	79,003	—	401,077
Grand Total	26,198	726,079	3,083,504	211,222	257,103	100,142	—	4,404,248

3.                  Information on trading income/losses

	Current Period	Prior Period
Income	5,307,192	5,693,460
Income from capital market operations	2,541,749	1,871,567
Income from derivative financial instruments	1,476,089	1,809,013
Foreign exchange gains	1,289,354	2,012,880
Losses	(5,082,172)	(5,554,261)
Loss from capital market operations	(2,492,227)	(1,813,102)
Loss from derivative financial instruments	(1,389,219)	(1,822,947)
Foreign exchange loss	(1,200,726)	(1,918,212)
Net trading profit/loss	225,020	139,199

Net profit arising from changes in foreign exchange rate that relate to the Group’s derivative financial instruments based on foreign exchange rate is TL 115,467 as at and for the nine-month period ended 30 September 2016 (30 September 2015: net loss of TL  (7,420)).

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                     INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME (Continued)

4.                  Other operating income

	Current Period	Prior Period
Income from reversal of the specific provisions for loans from prior periods	561,877	577,771
Earned insurance premiums (net of reinsurance share)	641,143	584,322
Communication income	31,144	37,637
Gain on sale of assets(*)	142,881	74,913
Income from private pension business	56,826	47,620
Rent income	871	80,187
Other income	114,895	94,906
Total	1,549,637	1,497,356

(*)             Bank’s share of TL 63,687 cash payment has been presented in the other operating revenue due to the Visa Europe Ltd’s transfer to the Visa Inc. which operates in the same business.

5.                  Provision expenses for losses on loans and other receivables

	Current Period	Prior Period
Specific provisions on loans and other receivables	1,281,078	779,723
Loans and receivables in Group III	346,225	247,388
Loans and receivables in Group IV	415,310	353,557
Loans and receivables in Group V	519,543	178,778
Non-performing commissions and other receivables	—	—
General provision expenses	190,980	341,878
Provision for possible losses	—	—
Impairment losses on securities	4,782	4,958
Trading securities	6	7
Investment securities available-for-sale	4,776	4,951
Impairment losses from associates, subsidiaries, joint ventures and marketable securities held to maturity	18,485	17,635
Associates	—	—
Subsidiaries	—	—
Joint ventures	—	—
Investment securities held-to-maturity	18,485	17,635
Other (*)	75,541	104,234
Total	1,570,866	1,248,428

(*)             Other provision expenses amounting to TL 75,541 (30 September 2015: TL 104,234) is comprised of provision for non-cash loans that are not indemnified or converted into cash and provision for cheques amounting to TL 46,426 (30 September 2015: TL 25,138), other provision expenses related to loans amounting to TL 6,985 (30 September 2015: TL 69,129) and other provision expenses amounting to TL 22,130 (30 September 2015: TL 9,967).

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME (Continued)

6.  Other operating expenses

	Current Period	Prior Period
Personnel costs	1,252,206	1,154,402
Reserve for employee termination benefits	62,693	43,719
Provision for deficit in pension funds	—	—
Impairment losses on tangible assets	—	6,474
Depreciation expenses on tangible assets	104,356	99,609
Impairment losses on intangible assets	289	—
Amortization expenses on intangible assets	19,138	15,233
Impairment losses on assets to be disposed	4,138	4,629
Depreciation expenses on assets to be disposed	15,397	11,796
Impairment losses on assets held for sale	—	—
Other operating expenses	1,432,125	1,361,880
Operational lease related expenses	173,299	159,162
Repair and maintenance expenses	36,041	29,449
Advertisement expenses	61,450	55,326
Other expenses	1,161,335	1,117,943
Loss on sale of assets	1,347	418
Other(*)	776,389	774,706
Total	3,668,078	3,472,866

(*)             Other operating expenses amounting to TL 776,389 (30 September 2015: TL 774,706) is comprised of provision expenses for dividends to the personnel amounting to TL 112,687 (30 September 2015: TL 103,279), tax, fees and funds expenses amounting to TL 104,959 (30 September 2015: TL 94,418), Saving Deposits Insurance Fund expenses amounting to TL 101,826 (30 September 2015: TL 85,463), Compensation pensions amounting to TL 75,346 (30 September 2015: TL 68,520), cumulative/noncumulative commission expenses amounting to TL 71,885 (30 September 2015: TL 24,524), production commission expenses to TL 168,127 (30 September 2015: TL 169,018) and other expenses amounting to TL 141,559 (30 September 2015: TL 229,484)

7.                  Provision for taxes

Current year taxation benefit or charge and deferred tax benefit or charge

In the current period, the Group recorded a tax provision of TL 610,722 (30 September 2015: TL 190,627) from the operating profit in accordance with the Corporate Tax Law and other laws and regulations.

Deferred tax charge arising from temporary differences, tax losses and unused tax credits

Sources of deferred tax benefit/charge	Current Period	Prior Period
Arising from Origination/ (Reversal) of Deductible Temporary Differences	8,931	(55,745)
Arising from (Origination)/ Reversal of Taxable Temporary Differences	75,220	(140,232)
Arising from Origination/ (Reversal) of Tax Losses	—	—
Arising from Tax Rate Change	—	—
Total	84,151	(195,977)

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                     INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME (Continued)

8.                  Net profit and loss

Any further explanation on operating results needed for a proper understanding of the Bank’s performance

Group has incurred TL 12,409,059 interest income and TL 7,189,427 interest expense, also incurred TL 658,184  amount of  net fee and commission income  from its ordinary banking operations (30 September 2015: TL 10,128,245 interest income, TL 6,010,503 interest expense, TL 638,867 net fee and commission income).

Any changes in estimations, that might have a material effect on current and subsequent period, is indicated

None.

9.                  Income/loss related to non-controlling interest

	Current Period	Prior Period
Income/(losses) related to non-controlling interest	4,619	26,318

10.           Information related to the sub-accounts which constitute at least 20% of other items, in case of the components of other items in the income statement exceeding 10% of the group total

Other fees and commission income of the Group mainly consist of credit card fees and commissions, money transfer commissions, research fees.

Other fees and commission expenses of the Group mainly consist of credit card fees and commissions, commission paid for funds borrowed from foreign banks.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

V.                                             INFORMATION AND DISCLOSURES RELATED TO THE PARENT BANK’S RISK GROUP

1.                  Information on the volume of transactions with the Parent Bank’s risk group, lending and deposits outstanding at year end and income and expenses in the current year

Information on loans and other receivables held by Parent Bank’s risk group

	Associates and Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Current Period	Cash	Non-Cash	Cash	Non-Cash	Cash	Non-Cash
Loans and other receivables
Balance at the beginning of the year	1,071	811,349	—	28,550	822	15,858
Balance at the end of the year	4,987	907,736	—	31,298	23,507	13,655
Interest and commission income	8	290	—	31	231	61

	Associates and Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Prior Period	Cash	Non-Cash	Cash	Non-Cash	Cash	Non-Cash
Loans and other receivables
Balance at the beginning of the year	16	657,200	—	10,174	6,239	13,086
Balance at the end of the year	1,071	811,349	—	28,550	822	15,858
Interest and commission income	1	354	—	32	—	12

Information on deposits held by the Parent Bank’s risk group

	Associates and Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
The Parent Bank’s Risk Group	Current Period	Prior Period	Current Period	Prior Period	Current Period	Prior Period
Deposits
Balance at the beginning of the year	475,233	187,127	740,156	713,966	104,508	115,831
Balance at the end of the year	916,090	475,233	853,765	740,156	101,365	104,508
Interest on deposits	16,244	9,678	46,267	32,443	196	706

Information on forwards, options and other derivative transactions held by the Parent Bank’s risk group

None.

2.                  Disclosures of transactions with the Parent Bank’s risk group

Relations with entities in the risk group of / or controlled by the Parent Bank regardless of the nature of relationship among the parties

Transactions with the risk group are made on an arms-length basis; terms are set according to the market conditions and in compliance with the Banking Law.

The branches of the Bank are agencies of Güneş Sigorta A.Ş. and Vakıf Emeklilik A.Ş.. Vakıf Yatırım Menkul Değerler A.Ş. engages with the management of the funds established by the Bank.

In addition to the structure of the relationship, type of transaction, amount, and share in total transaction volume, amount of significant items, and share in all items, pricing policy and other

The pricing of transactions with the risk group companies is set in compliance with the market prices. The ratio of cash and non-cash loans extended to the risk group to the overall cash and non-cash loans are 0.020% 31 December 2015: 0.001%) and 2.680% (31 December 2015: 2.584%) respectively.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON CONSOLIDATED FINANCIAL STATEMENTS (Continued)

V.                                             INFORMATION AND DISCLOSURES RELATED TO THE PARENT BANK’S RISK GROUP (Continued)

Current Period	Amount	Compared with the Financial Statement Amount %
Cash Loans	28,494	0.020
Non-Cash Loans	952,689	2.680
Deposits	1,871,220	1.535

Prior Period	Amount	Compared with the Financial Statement Amount %
Cash Loans	1,893	0.001
Non-Cash Loans	855,757	2.584
Deposits	1,319,897	1.178

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION SIX

OTHER DISCLOSURES AND FOOTNOTES

I.                                                 OTHER DISCLOSURES ON THE PARENT BANK’S ACTIVITY

As per the resolution of 62nd Annual General Assembly held on 29 March 2016, the net profit of year 2015 has been decided to be distributed as follows:

Profit Distribution Table of Year 2015
Bank’s unconsolidated profit in its statutory financial statements	1,930,109
Net profit of the year subject to distribution	1,930,109
Legal reserves	193,012
First Legal Reserves	96,506
Reserves allocated according to banking law and articles of association.	96,506
Net profit of the year subject to distribution	1,737,097
Gain on sale of immovable and shares of associates and subsidiaries	1,660
Extraordinary reserves	1,635,437
Dividends to shareholders	100,000

II.                                            INFORMATION ON THE PARENT BANK’S RATING GIVEN BY INTERNATIONAL CREDIT RATING INSTITUTIONS

October 2016 (*)	Fitch Ratings
Long Term Foreign Currency	BBB-
Short Term Foreign Currency	F3
Foreign Currency Outlook	Negative
Long Term Local Currency	BBB-
Short Term Local Currency	F3
Local Currency Outlook	Negative
National Long Term	AAA (tur)
National Outlook	Stable
Support	2
Viability Rating	bbb-
Support Rating Floor	BBB-

October 2016 (*)	Moody’s Investors’ Service
Baseline Credit Assessment	ba2
Local Currency Deposit Rating	Ba1/NP
Local Currency Outlook	Stable
Foreign Currency Deposit Rating	Ba2/NP
Foreign Currency Outlook	Stable

November 2016 (*)	Standard&Poors
Foreign Currency Counterparty Credit Rating	BB/B
Foreign Currency Outlook	Stable
Local Currency Counterparty Credit Rating	BB/B
Local Currency Outlook	Stable
Turkey National Scale	trAA- / trA-1

(*)             Dates represent last report dates.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

OTHER DISCLOSURES AND FOOTNOTES (Continued)

III.                                       SIGNIFICANT EVENTS AND MATTERS SUBSEQUENT TO BALANCE SHEET DATE THAT ARE NOT RESULTED

On 4 October 2016, the Parent Bank has obtained securitization loan at the amount of US Dollar 890 million related to foreign transfers and treasury transactions in Euro and US Dollar. Loan amounting to US Dollar 354.4 million has been obtained related to foreign transfers at a maturity of five years and loan at the amount of US Dollar 535.7 million has been obtained related to treasury transactions at a maturity of seven years in seven different segments in total.

Bonds have been issued on 21 October 2016 amounting TL 95 million (Full TL) with 133 days maturity, on
26 October 2016 amounting 187.7 million (Full TL) with 128 days maturity.

Vakıfbank bonds of which value date are 21 October 2016 have been issued and offered to public through book-building totally 300 million (Full TL) on 17-18-19 October 2016, amounting TL 200 million (Full TL) with 126 days maturity and maturity date of which is 21 October 2017, amounting TL 100 million (Full TL) with 182 days maturity and maturity date of which is 21 April 2017.

As a result, Vakıfbank bond with the ISIN Code TRQVKFB21746 which has 9.1576% annual compound interest, 8.8961% simple interest and issue price was TL 97,021 with amounting TL 212,160,643 (Full TL) with 126 days maturity and maturity date of which is 21 October 2017.

Vakıfbank bond with the ISIN Code TRQVKFB41710 which has 9.3526% annual compound interest, 9.1431% simple interest and issue price was TL 95,640 with amounting TL 18,438,402 (Full TL) with 182 days maturity and maturity date of which is 21 April 2017.

Within the context of Global Medium Term Notes (GMTN), the Parent Bank has issued Eurobond. The bond has been issued in GMTN programme on 27 October 2016 has a nominal value of US Dollar 500 million, maturity date on 27 October 2021 with fixed rate, 5 years maturity and semi-annually coupon paid and coupon rate 5.50%

IV.                                        THE EFFECTS OF SIGNIFICANT FOREIGN CURRENCY EXCHANGE RATE FLUCTUATIONS SUBSEQUENT TO REPORTING DATE, THAT EFFECT THE DECISION OF USERS OF FINANCIAL STATEMENTS, ON THE PARENT BANK’S FOREIGN OPERATIONS, FINANCIAL STATEMENTS AND FOREIGN CURRENCY TRANSACTIONS

None.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION SEVEN

INDEPENDENT AUDITORS’ REVIEW REPORT

I.                                                 INFORMATION ON LIMITED REVIEW REPORT

The consolidated financial statements and footnotes of the Bank and its financial subsidiaries as at and for the nine-month period ended 30 September 2016, have been reviewed by Başaran Nas Bağımsız Denetim ve Serbest Muhasebeci Mali Müşavirlik A.Ş. (a member of PricewaterhouseCoopers). It was noted in their review report dated 9 November 2016 that nothing material has come to their attention that caused them to believe that the accompanying consolidated interim financial statements do not give a true and fair view of the Group’s financial position and results of its operations as at and for the nine-month period ended 30 September 2016.

II.                                            EXPLANATIONS AND FOOTNOTES PREPARED BY INDEPENDENT AUDITOR

None.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

CONSOLIDATED INTERIM ACTIVITY REPORT AS OF 30 SEPTEMBER 2016

SECTION EIGHT

INFORMATION ON CONSOLIDATED INTERIM ACTIVITY REPORT

I.                                                 INTERIM PERIOD ACTIVITY REPORT INCLUDED THE PARENT BANK’S CHAIRMAN OF THE BOARD OF DIRECTORS AND CEO’S ASSESSMENTS FOR THE INTERIM ACTIVITIES

Amounts expressed in full TL and consolidated basis unless otherwise stated in regard to information on consolidated interim activity report.

VakıfBank in brief:

Operation Date	13 April 1954
Head Office	İstanbul
Paid-in Capital	TL 2,500,000,000
Employees	15,508
Domestic Branches	923
Foreign Branches	3
Associates and Subsidiaries	23
Independent Audit Firm	Başaran Nas Bağımsız Denetim ve Serbest Muhasebeci Mali Müşavirlik A.Ş.
Address	Türkiye Vakıflar Bankası T.A.O. Genel Müdürlüğü Sultan Selim Mahallesi, Eski Büyükdere Caddesi No:59 Kağıthane/İstanbul
Phone	+90 212 398 15 15 - +90 212 398 10 00
Fax	+90 212 398 11 55
Web Site	http://www.vakifbank.com.tr

VakıfBank Organizational Structure:

GROUP	SHAREHOLDERS	CAPITAL (100 Unit - TL)	PERCENTAGE %
A	Registered foundations represented by the General Directorate of the Foundations	1,075,058,640	43.00
B	Registered foundations represented by the General Directorate of the Foundations	386,224,785	15.45
B	Other appendant foundations	2,823,304	0.11
B	Other registered foundations	1,448,543	0.06
C	Vakıfbank Mem.ve Hizm.Em. ve Sağ.Yard.San.Vakfı	402,552,666	16.10
C	Other real persons and legal entities	1,532,626	0.06
D	Free Float	630,359,436	25.22
TOTAL		2,500,000,000	100.00

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

CONSOLIDATED INTERIM ACTIVITY REPORT AS OF 30 SEPTEMBER 2016

Consolidated Subsidiaries and Associates:

The subsidiaries and associates included in the consolidated financial report are as follows:

SUBSIDIARIES	ASSOCIATES
Güneş Sigorta A.Ş.	Kıbrıs Vakıflar Bankası Ltd.
Vakıf Emeklilik A.Ş.	Türkiye Sınai Kalkınma Bankası A.Ş.
Vakıf Faktoring A.Ş.
Vakıf Finansal Kiralama A.Ş.
Vakıf Portföy Yönetimi A.Ş.
Vakıf Yatırım Menkul Değerler A.Ş.
VakıfBank International AG
Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş.
Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş.

Members of the Board of Directors:

NAME - SURNAME	TITLE - RESPONSIBILITY	GROUP	DATE OF APPOINTMENT
Ramazan GÜNDÜZ	Chairman of the Board of Directors	Group C	29 March 2013
Mehmet Emin ÖZCAN	Deputy Chairman of the Board	Group D - Independent	29 March 2013
Halil AYDOĞAN	General Manager Executive Director of the Board	-	29 March 2013
İsmail ALPTEKİN	Member of the Board of Directors	Group A	6 April 2009
Dr. Adnan ERTEM	Member of the Board of Directors	Group A	28 October 2010
Sabahattin BİRDAL	Member of the Board of Directors	Group C - Independent	31 March 2014
Öztürk ORAN	Member of the Board of Directors	Group A - Independent	30 April 2014
Dilek YÜKSEL	Member of the Board of Directors	Group B	29 March 2016

Members of Audit Board:

NAME - SURNAME	TITLE - RESPONSIBILITY	DATE OF APPOINTMENT
Yunus ARINCI	Member of Audit Board	19 March 2010
Mehmet Emin BAYSA	Member of Audit Board	29 March 2016

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

CONSOLIDATED INTERIM ACTIVITY REPORT AS OF 30 SEPTEMBER 2016

Members of Audit Committee:

NAME - SURNAME	TITLE - RESPONSIBILITY	DATE OF APPOINTMENT
Mehmet Emin ÖZCAN	Member of Audit Committee	4 April 2014
Sabahattin BİRDAL	Member of Audit Committee	4 April 2014

Management:

NAME - SURNAME	TITLE - RESPONSIBILITY	DATE OF APPOINTMENT
Halil AYDOĞAN	General Manager	29 March 2013
Metin Recep ZAFER

Executive Vice President

(Accounting and Financial Affairs, Treasury and Foreign Operations, Banking Operations, Consumer Coordination Attendant, Application Development Departments, System Management, IT Operations and Support, IT Claim Management, IT Business Development, IT Contract and Resource Management, Corporate Architecture Management, Project Management, Information Security, IT Process Management and Compliance)

13 June 2006
Hasan ECESOY	Executive Vice President (Treasury, International Banking and Investor Relations, Coordination of Foreign Branches)	18 June 2010
Serdar SATOĞLU	Executive Vice President (Private Banking, Subsidiaries)	2 July 2010
Osman DEMREN	Executive Vice President (Commercial and Corporate Loans, Retail and SME Loans, Appraisal and Financial Analysis)	6 April 2011
Muhammet Lütfü ÇELEBİ	Executive Vice President (Commercial and Corporate Banking, SME Banking, Cash Management Transactions, Corporate Branches)	23 October 2013
Mustafa SAYDAM	Executive Vice President (Human Resources, Support Services, Distribution Channels)	28 October 2013
Mehmet Emin KARAAĞAÇ	Executive Vice President (Loans and Follow-up, Legal Affairs)	8 November 2013
Yakup ŞİMŞEK	Executive Vice President (Retail Banking, Payment Systems, Payment System Operations, Bank Insurance)	7 September 2016

In the 62. Ordinary General Assembly meeting of the Parent Bank held on March 29, 2016, duties of Mr. Şeref Aksaç (Board member) and Mr. Mehmet Haltaş (Audit Board member) terminated. In the same meeting, as per the resolution, Mrs. Dilek Yüksel was appointed as a member of the Board of Directors and Mr. Mehmet Emin Baysa was appointed as a member of Audit Board.

As per the resolution of the Board of Directors meeting of the Parent Bank held on August 25th, 2016, Mr. Yakup Şimşek who was the Head of Cash Management Department of the Bank, was appointed as the Executive Vice President.

In the Parent Bank’s Board of Directors meeting held on September 8th, 2016, duty of Executive Vice President Mr. Ali Engin Eroğlu terminated.

One of the Board members Mr. İsmail Alptekin has 59 number of Group C shares of the Parent Bank which is not listed. Except for this, there is no other person stated in the table above who has shares that are not listed.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

CONSOLIDATED INTERIM ACTIVITY REPORT AS OF 30 SEPTEMBER 2016

Significant Financial Indicators (Unconsolidated):

BALANCE SHEET (TL million)	SEPTEMBER 2016	DECEMBER 2015	DIFFERENCE (%)
TOTAL SECURITIES	25,326	24,452	3.58
LOANS	136,936	122,974	11.35
-orporate and Commercial Loans	97,109	86,364	12.44
-etail Loans	39,827	36,611	8.78
DEPOSITS	119,986	109,923	9.16
-erm Deposits	97,454	89,645	8.71
-emand Deposits	22,532	20,278	11.12
FUNDS BORROWED	17,860	18,556	(3.75)
SUBORDINATED LOANS	4,302	4,169	3.18
SECURITIES ISSUED	12,011	10,548	13.88
EQUITY	18,783	16,768	12.02
TOTAL ASSETS	197,612	182,947	8.02
NON-CASH LOANS	35,456	33,068	7.22

INCOME STATEMENT (TL million)	SEPTEMBER 2016	SEPTEMBER 2015	DIFFERENCE (%)
INTEREST INCOME	12,111	9,875	22.64
INTEREST EXPENSE	7,093	5,936	19.50
NET INTEREST INCOME	5,018	3,940	27.37
NET FEE&COMMISSION INCOME	703	674	4.33
DIVIDEND INCOME	92	62	47.63
TRADING INCOME/LOSSES (Net)	219	96	128.66
OTHER OPERATING INCOME	802	754	6.47
TOTAL OPERATING PROFIT	6,833	5,524	23.69
PROVISION FOR LOSSES ON LOANS AND OTHER RECEIVABLES (-)	1,537	1,191	29.01
OTHER OPERATING EXPENSES (-)	2,873	2,679	7.22
PROFIT BEFORE TAX	2,423	1,654	46.54
TAX PROVISION (-)	502	380	32.13
NET PROFIT/LOSS	1,921	1,273	50.84

RATIOS (%)	SEPTEMBER 2016	DECEMBER 2015
LOANS/TOTAL ASSETS	69.30	67.22
LOANS/DEPOSITS	114.13	111.87
NPL RATIO	4.06	3.79
CAPITAL ADEQUACY RATIO	14.42	14.52
RETURN ON AVERAGE ASSETS (ROAA)	1.35	1.13
RETURN ON AVERAGE EQUITY (ROAE)	14.41	12.24
INTEREST INCOME/INTEREST EXPENSE	170.74	167.37
NON-INTEREST INCOME/NON-INTEREST EXPENSE	36.95	37.47

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

CONSOLIDATED INTERIM ACTIVITY REPORT AS OF 30 SEPTEMBER 2016

Significant Financial Indicators (Consolidated):

BALANCE SHEET (TL million)	SEPTEMBER 2016	DECEMBER 2015	DIFFERENCE (%)
TOTAL SECURITIES	26,102	25,124	3.89
LOANS	138,522	125,051	10.77
-orporate and Commercial Loans	98,688	88,431	11.60
-etail Loans	39,833	36,620	8.78
DEPOSITS	121,870	112,010	8.80
-erm Deposits	98,942	91,375	8.28
-emand Deposits	22,928	20,635	11.11
FUNDS BORROWED	19,503	20,195	(3.43)
SUBORDINATED LOANS	4,287	4,156	3.17
SECURITIES ISSUED	12,120	10,647	13.84
EQUITY	19,079	17,003	12.21
TOTAL ASSETS	204,399	189,586	7.81
NON-CASH LOANS	35,548	33,120	7.33

INCOME STATEMENT (TL million)	SEPTEMBER 2016	SEPTEMBER 2015	DIFFERENCE (%)
INTEREST INCOME	12,409	10,128	22.52
INTEREST EXPENSE	7,189	6,011	19.61
NET INTEREST INCOME	5,220	4,118	26.76
NET FEE&COMMISSION INCOME	658	639	3.02
DIVIDEND INCOME	61	10	505.25
TRADING INCOME/LOSSES (Net)	225	139	61.65
OTHER OPERATING INCOME	1,550	1,497	3.49
TOTAL OPERATING PROFIT	7,714	6,403	20.46
PROVISION FOR LOSSES ON LOANS AND OTHER RECEIVABLES (-)	1,571	1,248	25.83
OTHER OPERATING EXPENSES (-)	3,668	3,473	5.62
PROFIT BEFORE TAX	2,505	1,705	46.89
TAX PROVISION (-)	527	387	36.20
NET PROFIT/LOSS	1,978	1,319	50.02

RATIOS (%)	SEPTEMBER 2016	DECEMBER 2015
LOANS/TOTAL ASSETS	67.77	65.96
LOANS/DEPOSITS	113.66	111.64
NPL RATIO	4.19	3.95
CAPITAL ADEQUACY RATIO	14.15	14.21
RETURN ON AVERAGE ASSETS (ROAA)	1.34	1.10
RETURN ON AVERAGE EQUITY (ROAE)	14.59	12.19
INTEREST INCOME/INTEREST EXPENSE	172.60	169.62
NON-INTEREST INCOME/NON-INTEREST EXPENSE	43.26	44.18

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

CONSOLIDATED INTERIM ACTIVITY REPORT AS OF 30 SEPTEMBER 2016

Assessment of the Chairman of the Board of Directors:

Esteemed Stakeholders,

In 3Q 2016, the key determinants of the developments in the global markets were the US Federal Reserve (Fed) interest rate hike expectations and the Bank of England’s (BoE) decisions following Brexit. Within this period, Fed did not change the interest rates due to low 2Q growth rate figures announced in the USA. However, Fed members strive to keep the interest rate hike potential alive through their statements, considering the ongoing recovery in the employment sector despite the fact that the expected positive indications failed to be observed in the growth and inflation figures, as well as the concerns that the economy may suffer from the interest rates being kept low for a sustained period of time.

In the third quarter of the year, The European Central Bank (ECB) made no changes in either the interest rates or the volume of its bond purchase program. Thus, the ECB pinned the interest rates to the rock bottom by keeping the deposit interest rate at -0.4%, marginal lending interest rate at 0.25% and the refinancing interest rate, which is the policy interest rate at 0%, while keeping the monthly bond purchase volume at Euro 80 billion. Moreover, the ECB revised its inflation and growth rate expectations in its meeting in September. Following the meeting, ECB Chairman, Mario Draghi stated that the 2016 growth expectation was revised from 1.6% to 1.7%, while the expectations for years 2017 and 2018 were reduced from 1.7% to 1.6%. Nevertheless, Draghi announced that they did not modify their inflation expectations for 2016, keeping it at 0.2%.

The Bank of Japan (BoJ) did not change interest rates for the third quarter, however, revised its monetary policy framework. BoJ gave up its monetary base targets, and incorporated yield curve control into its quantitative and qualitative monetary expansion program (QQE). The yield curve became prominently horizontal after BoJ’s reduction of interest rates to sub-zero levels.

Following Brexit, Bank of England (BoE) announced a decrease in its August meeting, for the first time since 2009, reducing its policy interest rate to a record-low of 0.25% from its long-term steady level of 0.50%, and boosted the volume of its asset purchase program from 375 billion Pounds to 435 billion Pounds. BoE’s decision is considered significant, as an indication of low interest and loose monetary policies spreading to general practice. While it was subject to debate prior to Brexit whether or not BoE would hike interest rates, similar to the Fed case, following Brexit, BoE joined the team of central banks who symbolically reduced interest rates.

Our country went through dire times within the same period. On Friday evening of July 15th, 2016, a treacherous terrorist group within the Turkish Armed Forces attempted a military coup against the national will, the country, the republic, and our unity and solidarity. Our greatest pride in such days was the fact that such traitor coup attempt failed thanks to the citizens’ determination and belief in democracy. Disaster scenarios imposed following the traitor coup attempt also failed to realize, with our country proving itself once more in the areas of sustainable growth and financial stability. Large-scale investments resumed pace, with the country continuing its growth and development. Thus, VakıfBank continues its contribution to the financing of these investments worthy of pride.

In 3Q 2016, VakıfBank’s total assets reached TL 197.612 million, increasing by 8.02% compared to 2015 year end. Moreover, the Bank’s net profit increased by 50.84% in the first 9 months of 2016, compared to the same period of the previous year, advancing to TL 1.921 million. The Bank will continue to work for its country and the nation, sustaining its growth in the upcoming periods with the strength it gets from our beloved country and citizens.

Hereby, I would like to take this opportunity, on behalf of the Bank, to thank our clients, employees, shareholders and investors who have contributed to our success. I would like to conclude by regretfully condemning the treacherous coup attempt on July 15, 2016, and expressing my gratitude to our President, Chairman of the Parliament, Prime Minister, Government, Security Forces and the Turkish Nation.

Yours sincerely,

Ramazan GÜNDÜZ

Chairman of the Board of Directors

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

CONSOLIDATED INTERIM ACTIVITY REPORT AS OF 30 SEPTEMBER 2016

Assessment of the General Manager:

Esteemed Stakeholders,

On Friday evening of July 15th, 2016, a vile terrorist group within the Turkish Armed Forces dared a military coup attempt against the national will, the country, the republic, and our unity and solidarity. Notably our President, as well as the Chairman of the Parliament, Prime Minister, Government and the precious Turkish Nation resisted together against this coup attempt from the very beginning. Following this treacherous coup attempt, we have eluded the hard times in unity and solidarity, keeping on as a country by gaining strength.

As VakıfBank, we have bolstered our total assets by 8.02% within the last nine months with the strength we received from our nation, increasing it to TL 197.612 million. In the same period, we have continued our contribution to the ever-growing Turkish economy. We have raised our cash and non-cash loans by 10.48%, to an aggregate of TL 172.392 million. Moreover, we have ranked the 6th in the list of Corporate Taxpayers for the 2015 Taxation Period.

In 3Q 2016, we have enhanced our retail loans to TL 39.827 million, while raising our commercial loans to TL 97.109 million. In the same period, we have continued our support to the projects which contribute to the development of the country.

Supporting SMEs is among our top priorities. In addition to core banking services, we continue our activities with the goal of becoming a business partner for SMEs, which strives to provide them a better future. Within this scope, SME loans increased by 8.11% compared to 2015 year end, reaching a total of TL 36.001 million. In addition, we continued our breakthrough in agricultural banking. We offer special loan packages under protocols we have entered into with many chambers of agriculture and producers’ and growers’ associations throughout Turkey, thereby continuing our support in each and every phase of agricultural production. Within this period, we signed protocols with the Nevşehir Chamber of Agriculture, Akçaabat Chamber of Agriculture, Karpuzlu Chamber of Agriculture, Çine Chamber of Agriculture, İnegöl Chamber of Agriculture and Aksaray Central District Milk Producers’ Association. In addition, as VakıfBank, we introduced the TMO Card to producers, in order to facilitate the collection of the price of the products they have sold to the Agricultural Products Office. We will continue to facilitate the lives of agriculture producers in the future, with advantageous agricultural banking products we plan to offer.

We extended our funding sources in this period. Total deposits grew by 9.16%, reaching TL 119.986 million. We also kept our efforts towards diversification of funding sources and extension of the average maturity of them. The European Bank for Reconstruction and Development (EBRD) allocated a new loan limit of Euro 150 million for the Bank. We will offer this new loan to the disposal of the real economy within the scope of various programs. Such new loan limit, allocated following the treacherous coup attempt on July 15th, is a very nice response to the credit rating agencies downgrading the sovereign rating. The said loan limit, being the largest lump sum we have been granted, is a reflection of the trust towards the Turkish economy, the Turkish banking sector and the Bank. As VakıfBank, we will keep on contributing to our country’s growth and supporting the real economy by providing long term and cost-effective international funds.

In the third quarter of 2016, we obtained an international funding of USD 1.725 million within one-week. Thus, we have escalated our total international borrowing volume since the beginning of year 2016 to USD 4.7 billion.

This year, a Turkish bank was awarded for the first time in the award ceremony following the “Covered Bond 2016 Congress”, organized for the fourteenth time by the ECBC (European Covered Bond Council) and The Euromoney. VakıfBank was awarded the first prize in the “Best Debut Deal” category, with Turkey’s first Euro-denominated covered bond issue which is realized in April.

Following the failed coup attempt on July 15, 2016, we were the first Turkish bank to send a memorandum to our network of around 1500 international investors and around 750 corresponding banks on Monday, July 18th, in order to eliminate information pollution. In the said memorandum, we underlined that the country had suffered an attempted military coup by a malevolent terrorist group within the Turkish Armed Forces; however, primarily our President, Chairman of the Parliament, Prime Minister, Parliament, Government, as well as our Security Forces, including the Turkish Armed Forces, took control of the situation and fully restored security throughout the country; our citizens supported national will and the constitutional regime, clearly protesting the attempted coup against the State of the Turkish Republic and its elected President, Parliament and Government; and all operational activities of VakıfBank and the Turkish banking sector were continuing healthily and securely, without being negatively affected by the treacherous coup attempt on July 15th, 2016.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

CONSOLIDATED INTERIM ACTIVITY REPORT AS OF 30 SEPTEMBER 2016

In the first nine months of 2016, we improved our net income by 50.84% year-on-year, reaching a total of TL 1.921 million TL compared to the same period of 2015. We continue to keep a significant portion of our profit in the balance sheet without sacrificing growth, and thereby improving our solvency ratios.

We have achieved successful results in the third quarter, despite the uncertainty and increasing fragility in the global markets. In the future, we will march towards our goals at a faster pace, with the strength we get from our country. I would like to take this opportunity to thank our customers, employees, shareholders and Board of Directors for their support in our success. Lastly, I would like to express my gratitude to our President, the Chairman of the Turkish Grand National Assembly, Prime Minister, Government, Security Forces and the Turkish nation for their efforts in the failure of the coup attempt. I wish the martyrs of this dire event to rest in peace, and the veterans to recover their health soon.

Yours sincerely,

Halil AYDOĞAN
General Manager and
Executive Director of the Board of Directors

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

CONSOLIDATED INTERIM ACTIVITY REPORT AS OF 30 SEPTEMBER 2016

Assessment of Financial Status (Consolidated):

Continuing its growth with special emphasis on sustainable profitability, the Group enjoyed a 7.81% growth in its total assets in the third quarter of 2016, reaching an aggregate of TL 204.399 million. The Group’s total loans, one of the major contributors to total asset growth, elevated to TL 138.522 million, corresponding to an improvement of 10.77%. The share of total loans in the total assets is 67.77%. In the same period, the Group increased its commercial loans by 11.60%, while enhancing its retail loans by 8.78%, bolstered by a growth of 10.90% in residential mortgage loans and 6.19% in general purpose consumer loans.

In 3Q 2016, the Group maintained its strong position in terms of asset quality, as well as profitability and funding structure. In the same period, average return on assets realized at 1.34%, while average return on equity was 14.59% and capital adequacy ratio was 14.15%.

In addition, domestic and foreign bank bonds in different types and maturities were issued by the Bank in order to diversify funding sources, to help cost control, to create additional funding, to contribute positively to the liquidity management; and to support loan growth.

Bank bonds amounting TL 300 million with 91 days maturity and maturity date of which is 21.10.2016, TL 200 million with 154 days maturity and maturity date of which is 23.12.2016, TL 100 million with 217 days maturity and maturity date of which is 24.02.2017 were offered to public by the Bank through book building on July 18-19-20, 2016. TL 215,966,630 nominal demand was received for the Bank bond with 91 days maturity, TL 112,820,356 for the Bank bond with 154 days maturity and TL 122,354,706 for the Bank bond with 217 days maturity. Bids of individual and corporate investors have been fully met in all three maturities, and total issuance amount was TL 451,141,692 nominal. As a result of the book-running for 91 days VakıfBank bond public offer, 29% of the bonds were allocated to domestic corporate investors and 71% to domestic individual investors; and as a result of the book-running for 154 days VakıfBank bond public offer, 53% of bonds were allocated to domestic corporate investors, and 47% to domestic individual investors; and as a result of the book-running for 217 days VakıfBank bond public offer, 74% of bonds were allocated to domestic corporate investors, and 26% to domestic individual investors.

Bank bonds amounting TL 79 million with 210 days maturity and maturity date of which is 24.03.2017, TL 247 million with 91 days maturity and maturity date of which is 25.11.2016, TL 110 million with 147 days maturity and maturity date of which is 20.01.2017 were offered to public by the Bank through book building on August 22-23-24, 2016. TL 247,455,411 nominal demand was received for the Bank bond with 91 days maturity, TL 109,897,572 for the Bank bond with 147 days maturity and TL 78,748,480 for the Bank bond with 210 days maturity. Bids of individual and corporate investors have been fully met in all three maturities, and total issuance amount was TL 436,101,463 nominal. As a result of the book-running for 91 days VakıfBank bond public offer, 31% of the bonds were allocated to domestic corporate investors and 69% to domestic individual investors; and as a result of the book-running for 147 days VakıfBank bond public offer, 17% of bonds were allocated to domestic corporate investors, and 83% to domestic individual investors; and as a result of the book-running for 210 days VakıfBank bond public offer, 48% of bonds were allocated to domestic corporate investors, and 52% to domestic individual investors.

Bank bonds amounting TL 200 million with 175 days maturity and maturity date of which is 24.03.2017 and TL 400 million with 112 days maturity and maturity date of which is 25.11.2016 were offered to public by the Bank through book building on September 26-27-28, 2016. TL 250,211,522 nominal demand was received for the Bank bond with 112 days maturity and TL 77,430,951 for the Bank bond with 175 days maturity. Bids of individual and corporate investors have been fully met for both maturities, and total issuance amount was TL 327,642,473 nominal. As a result of the book-running for 112 days VakıfBank bond public offer, 35% of the bonds were allocated to domestic corporate investors and 65% to domestic individual investors; and as a result of the book-running for 175 days VakıfBank bond public offer, 38% of bonds were allocated to domestic corporate investors, and 62% to domestic individual investors.

On September 26th, 2016, under the coordination of ING Bank NV London Branch and National Bank of Abu Dhabi, VakıfBank signed a 367-days term syndication loan agreement amounting to USD 224.5 million and EUR 544 million in order to be utilized for trade finance purposes.

In the same period, the European Bank for Reconstruction and Development (EBRD) allocated a new credit line of Euro 150 million for our Bank. The said new credit line will be offered to the real economy under three separate programs denominated in different currencies.

The Group increased its total deposits by 8.80% in the third quarter of 2016, to an overall amount of TL 121.870 million. In the same period, net profit of the Group was realized as TL 1.978 million, with an increase of 50.02% compared to the same period of last year. Within the same time frame, interest income and interest expenses hiked by 22.52% and 19.61%, respectively, on a year-on-year basis.

In the upcoming periods, the Bank will stick to its growth-oriented strategies, particularly through the implementation of operational improvements aiming to strengthen its equity and reduce the non-interest expenses and practices seeking to increase non-interest revenues, while continuing its activities to further market share gaining.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

CONSOLIDATED INTERIM ACTIVITY REPORT AS OF 30 SEPTEMBER 2016

Affiliates and Subsidiaries (Thousand TL):

•                                VakıfBank did not acquire or dispose of any affiliate or subsidiary in the current period. Information on our affiliates and subsidiaries is given in our Annual Report 2015.

•                                In addition to contemporary banking services, our Bank continues to contribute to the national economy with its subsidiaries operating in various sectors. As of September 2016, number of affiliates and subsidiaries is 23. 13 of the affiliates and subsidiaries operate in finance sector, being 4 in banking sector, 2 in insurance, 7 in other sectors, while 10 of them operate outside finance sector.

•                                In the current period, Kıbrıs Vakıflar Bankası Ltd., one of the Bank’s subsidiaries, held its Extraordinary General Assembly Meeting on 12.05.2016, resolving to increase its capital of TL 40,000 to TL 70,000. TL 4,500 shares corresponding to the Bank is booked under Bonus Shares Received in the table of movement of investments in associates.

•                                In the current period, Türkiye Sınai Kalkınma Bankası A.Ş., one of the Bank’s subsidiaries, held its Ordinary General Assembly Meeting on 24 March 2016, resolving to increase its capital from TL 1,750,000 to TL 2,050,000. TL 25,132 shares corresponding to the Bank is booked under Bonus Shares Received in the table of movement of investments in associates.

In the current period, Vakıf Portföy Yönetimi A.Ş.’s capital of TL 3,000 was increased by TL 9,000 through a bonus issue, reaching TL 12,000. Following the bonus issue, the Bank’s existing nominal share of TL 3,000 was raised to TL 12.000, representing an increase of TL 9,000, with its shareholding percentage remaining the same (100.00%). Capital amounting to TL 9.000, corresponding to the Bank is booked under Bonus Shares Received in the table of movement of investments in associates.

•                                In the current period, Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. held Ordinary General Assembly Meeting on 15.04.2016, resolving to increase its capital of TL 205,400 by TL 7,600 through bonus issue, to TL 213,000. After the capital increase, Bank’s existing TL 79,495 nominal share has increased by TL 2,941 to TL 82,436, and its share has remained the same (38.70%). TL 2,941 shares corresponding to the Bank is booked under Bonus Shares Received in the table of movement of investments in associates..

•                                In the current period, Vakıf Finansal Kiralama A.Ş. held Ordinary General Assembly Meeting on 12.04.2016, resolving to increase its capital from TL 65,000 by TL 22,000 through bonus issue, to TL 87,000. After the capital increase, Bank’s existing TL 38,163 nominal share has increased by TL 12,917 to TL 51,080, and its stake has remained the same (58.71%). TL 12,917 shares corresponding to the Bank is booked under Bonus Shares Received in the table of movement of investments in associates..

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

CONSOLIDATED INTERIM ACTIVITY REPORT AS OF 30 SEPTEMBER 2016

Amendment of Articles of Incorporation:

OLD TEXT	NEW TEXT

Address of Head Office

Article: 5- Amended type with the decision of Ordinary General Assembly dated 29.03.2013 Head office of the Bank is in İstanbul. Its address is Sanayi Mahallesi, Eski Büyükdere Caddesi, Güler Sokak, No:51, Kâğıthane/İstanbul. The Bank can open new branch offices in Turkey or abroad in the places where a necessity is found in accordance with Banking Law No. 5411. These branch offices in which every kind of banking transactions made are like public banks’ branch offices, the savings of public institutions can also be deposited.

Address of Head Office

Article: 5- Head office of the Bank is in İstanbul. Its address is Sultan Selim Mahallesi Eski Büyükdere Caddesi No:59, 34415 Kâğıthane/İstanbul. The Bank can open new branch offices in Turkey or abroad in the places where a necessity is found in accordance with Banking Law No. 5411. These branch offices in which every kind of banking transactions made are like public banks’ branch offices, the savings of public institutions can also be deposited.

Ratings:

Information on the Bank’s rating given by international credit rating agencies is as follows:

October 2016 (*)	Fitch Ratings
Long Term Foreign Currency	BBB-
Short Term Foreign Currency	F3
Foreign Currency Outlook	Negative
Long Term Local Currency	BBB-
Short Term Local Currency	F3
Local Currency Outlook	Negative
National Long Term	AAA (tur)
National Outlook	Stable
Support	2
Support Rating Floor	BBB-
Viability Rating	bbb-

October 2016 (*)	Moody’s Investors’ Service
Baseline Credit Assessment	ba2
Local Currency Deposit Rating	Ba1/NP
Local Currency Outlook	Stable
Foreign Currency Deposit Rating	Ba2/NP
Foreign Currency Outlook	Stable

November 2016 (*)	Standard&Poors
Foreign Currency Counterparty Credit Rating	BB/B
Foreign Currency Outlook	Stable
Local Currency Counterparty Credit Rating	BB/B
Local Currency Outlook	Stable
Turkey National Scale	trAA- / trA-1

(*)             Dates represent last report dates.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

CONSOLIDATED INTERIM ACTIVITY REPORT AS OF 30 SEPTEMBER 2016

Other Issues:

In this period, four representative offices have been opened. These branches are Ankara Regional Courts of Justice Representative Office, Prime Ministry/Ankara Representative Office, Emlak Konut Real Estate/İstanbul Representative Office and İstanbul Municipality Kasımpaşa Representative Office.

Serving through domestic and foreign branches in the sector, the Bank continues its operations with 3 foreign, 923 domestic branches and 926 branches in total as of September 2016.

As per the resolution of 62nd General Assembly held on March 29th, 2016, the net profit of 2015 has been decided to be distributed as follows:

2015 Profit Distribution Table

Bank’s unconsolidated profit in its statutory financial statements	1,930,109
Net profit subject to distribution	1,930,109
Legal Reserves	193,012
First legal reserves	96,506
Reserves allocated according to the Bank’s law and Articles of Incorporation	96,506
Shares to be distributed to shareholders	1,737,097
Gain on sale of real estate and shares of associates and subsidiaries	1,660
Extraordinary reserves	1,635,437
Dividend to shareholders	100,000

Investor Relations Attendants:

NAME - SURNAME	TITLE	PHONE	E-MAIL
Mustafa TURAN	Head	+90 212 316 73 90	mustafa.turan@vakifbank.com.tr
Ali TAHAN	Manager	+90 212 316 73 36	ali.tahan@vakifbank.com.tr
Zeynep Nihan DİNCEL	Assistant Manager	+90 212 316 73 83	zeynepnihan.dincel@vakifbank.com.tr
Yasemin KEÇELİOĞLU	Associate	+90 212 316 73 85	yasemin.kecelioglu@vakifbank.com.tr
Ece Seda YASAN	Associate	+90 212 316 74 01	eceseda.yasan@vakifbank.com.tr
Yusuf YILMAZ	Assistant Associate	+90 212 316 73 88	yusuf.yilmaz2@vakifbank.com.tr
Berna SELEM ARSLANTAŞ	Assistant Officer	+90 212 316 75 94	bernaselem.arslantas@vakifbank.com.tr

VakıfBank’s Year End 2015 and September 2016 Interim Consolidated and Unconsolidated Independent Auditor’s Reports and Interim Annual Reports can be accessed through the link http://www.vakifbank.com.tr on Investor Relations/Financials page.